                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Revised Preliminary Proxy Statement       [ ] Confidential, For Use of
                                                       the Commission Only (as
                                                       permitted by Rule
                                                       14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       BAYARD DRILLING TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
     [X] Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

                                    $27,849
--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

               Confidential Preliminary Proxy Statement (1-13553)
--------------------------------------------------------------------------------

     (3) Filing Party:

                       Bayard Drilling Technologies, Inc.
--------------------------------------------------------------------------------

     (4) Date Filed:

                                November 6, 1998
--------------------------------------------------------------------------------

[NABORS INDUSTRIES LOGO]                                  [BAYARD DRILLING LOGO]
PROSPECTUS                                                       PROXY STATEMENT
                             ---------------------

     Nabors Industries, Inc. and Bayard Drilling Technologies, Inc. have entered into a merger agreement which provides that Nabors will acquire Bayard through a merger. If the merger is consummated, each share of Bayard common stock will be converted into the right to receive:

     - 0.3375 shares of Nabors common stock; and

     - $0.30 in cash.

     After the merger, the former stockholders of Bayard will own approximately 5.7% of the outstanding shares of Nabors common stock. Nabors common stock trades on the American Stock Exchange under the symbol "NBR."

     THE BAYARD BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT, THE MERGER AND RELATED TRANSACTIONS, TAKEN TOGETHER, ARE ADVISABLE AND IN THE BEST INTERESTS OF, AND ARE FAIR TO, THE STOCKHOLDERS OF BAYARD. ACCORDINGLY, THE BAYARD BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

     You are cordially invited to attend a special meeting of the stockholders of Bayard to consider and vote upon the merger agreement. The merger agreement will be adopted at the special meeting if it is approved by the holders of a majority of the outstanding shares of Bayard common stock.

     The special meeting will be held at the following date, time and place:

       March 16, 1999 at 10:00 a.m. local time
       Hotel Sofitel
       425 North Sam Houston Parkway East
       Houston, Texas 77060

     Your vote is very important and you are encouraged to attend the special meeting. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card, and return it as soon as possible in the enclosed postage prepaid envelope.

     THIS TRANSACTION INVOLVES VARIOUS RISKS AND UNCERTAINTIES, INCLUDING THOSE DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 10.

     You have the right to dissent from the merger. To do so you must follow certain special procedures. If you comply with these procedures, you may obtain what a court determines to be the fair value of your shares of Bayard common stock instead of receiving the merger consideration described above.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF NABORS COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This document provides detailed information about Bayard, Nabors and the proposed merger. You should read this entire document carefully. This document is dated February 16, 1999 and was first mailed to Bayard stockholders on or about February 16, 1999.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
SUMMARY.....................................................      1
  The Companies.............................................      1
  The Merger................................................      2
  The Special Meeting.......................................      6
  Risk Factors..............................................      7
  Forward-Looking Statements................................      7
  Summary Selected Historical and Unaudited Pro Forma
     Combined Financial Data................................      8
RISK FACTORS................................................     10
  Risks Relating to the Transaction.........................     10
     Changes in the relationship between the Bayard common
      stock trading price and the Nabors common stock
      trading price may cause the value of the merger
      consideration to decrease.............................     10
     If Nabors breaches the merger agreement, its payments
      to Bayard may not cover Bayard's losses...............     10
     The termination fee may deter potentially more
      favorable competing offers; if Bayard must pay the
      termination fee, the payment will reduce its cash and
      could reduce the trading price for its common stock...     10
     The 19.9% lock-up option Bayard granted to Nabors may
      deter or delay competing offers.......................     11
  Risks Relating to Nabors and its Business.................     11
     Decreased oil and gas prices could adversely affect
      drilling activity and Nabors' revenues, cash flows and
      profitability.........................................     11
     Nabors operates in a highly competitive industry with
      excess drilling capacity, which may adversely affect
      Nabors' results of operations.........................     11
     The nature of Nabors' operations present inherent risks
      of loss that, if not insured or indemnified against,
      could adversely affect its results of operations......     12
     The profitability of Nabors' international operations
      could be adversely affected by war, civil disturbance
      or economic turmoil...................................     12
     Exposure to environmental liabilities could adversely
      affect Nabors' results of operations..................     13
     Nabors could be adversely affected if it loses the
      services of Mr. Isenberg, Mr. Petrello or Mr.
      Stratton..............................................     13
     The market price of Nabors common stock could be
      adversely affected by the sale of the large number of
      shares that are available for sale in the future......     13
     The absence of dividends limits the ability of
      stockholders to recognize a return on an investment in
      Nabors common stock...................................     13
     Nabors has implemented anti-takeover measures that
      could prevent Nabors' stockholders from recognizing a
      possible premium on their shares......................     13
WHERE YOU CAN FIND MORE INFORMATION.........................     14
COMPARATIVE MARKET PRICE DATA...............................     15
THE SPECIAL MEETING.........................................     16
  General...................................................     16
  Notice of Meeting.........................................     16
  Record Date; Shares Entitled to Vote......................     16
  Quorum....................................................     16
  Vote Required.............................................     16
  Effect of Abstentions and Broker Non-Votes................     17
  Voting of Proxies.........................................     17
  Revocation of Proxies.....................................     17
  Solicitation of Proxies; Expenses.........................     17
  Shares Held by Bayard Management; Stockholder
     Agreements.............................................     18

                                                               PAGE
                                                               ----
THE MERGER..................................................     19
  General...................................................     19
  Background of the Merger..................................     19
  Reasons for the Merger....................................     23
  Recommendation of the Bayard Board........................     24
  Opinion of Bayard's Financial Advisor.....................     25
  Effective Time............................................     29
  Exchange of Certificates..................................     29
  Federal Securities Law Consequences.......................     30
  American Stock Exchange Listing of Nabors Common Stock....     30
  Certain Effects of the Merger.............................     30
  Interests of Certain Persons in the Merger................     30
  Regulatory Matters........................................     34
  Source and Amount of Funds................................     34
  Management of Nabors Following the Merger.................     34
  Rights of Dissenting Stockholders.........................     35
  Accounting Treatment......................................     37
THE MERGER AGREEMENT AND RELATED AGREEMENTS.................     38
  The Merger................................................     38
  Conversion of Securities..................................     38
  Representations and Warranties............................     39
  Covenants.................................................     40
  Closing Conditions........................................     43
  Termination...............................................     44
  Fees, Expenses and Other Payments.........................     45
  Amendment; Waiver.........................................     45
  Stock Option Agreement....................................     45
  Stockholder Agreements....................................     46
  Amendment of Bayard Rights Agreement......................     46
FEDERAL INCOME TAX CONSEQUENCES.............................     48
  Qualification of Merger as a Reorganization...............     48
  Consequences of Merger to Nabors, Nabors' Acquisition
     Subsidiary and Bayard..................................     49
  Consequences of Merger to Bayard Stockholders.............     49
  Consequences of Pre-Merger Sale of Bayard Stock...........     50
  Backup Withholding........................................     50
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
  STATEMENTS................................................     51
SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA OF
  BAYARD....................................................     57
BAYARD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................     59
  General...................................................     59
  Domestic Land Drilling Industry Overview..................     60
  Financial Condition and Liquidity.........................     60
  Results of Operations.....................................     64
  Recent Operating Results..................................     67
  Inflation and Changing Prices.............................     68
  Year 2000 Computer Issues.................................     68
BUSINESS OF BAYARD..........................................     70
  General...................................................     70
  Core Operating Areas......................................     70
  Business Strategy.........................................     71

                                                               PAGE
                                                               ----
  Drilling Equipment and Supplies...........................     72
  Rig Fleet.................................................     73
  Contract Drilling Operations..............................     75
  Customers and Marketing...................................     76
  Competition...............................................     77
  Operating Hazards and Insurance...........................     77
  Government Regulation and Environmental Matters...........     77
  Facilities and Other Property.............................     80
  Employees.................................................     80
  Legal Proceedings.........................................     80
PRINCIPAL STOCKHOLDERS OF BAYARD............................     82
COMPARISON OF STOCKHOLDER RIGHTS............................     85
  General...................................................     85
  Bayard Rights Agreement...................................     86
NABORS' YEAR 2000 COMPLIANCE PROGRAM........................     88
INDEPENDENT AUDITORS........................................     89
OTHER MATTERS...............................................     89
STOCKHOLDER PROPOSALS.......................................     89
LEGAL MATTERS...............................................     89
EXPERTS.....................................................     90
INDEX TO FINANCIAL STATEMENTS...............................    F-1

ANNEX A -- Merger Agreement
ANNEX B -- Opinion of Donaldson, Lufkin & Jenrette Securities Corporation ANNEX C -- Section 262 of the Delaware General Corporation Law

                                    SUMMARY

     This summary is qualified by, and should be read along with, the more detailed information contained in the rest of this document, including the attached annexes and the financial statements and related notes included or incorporated by reference into this document. We urge you to read all of these materials carefully.

                                 THE COMPANIES

BAYARD DRILLING TECHNOLOGIES, INC.

     Bayard is a leading provider of contract land drilling services to major and independent oil and gas companies. Since its incorporation in December 1996, Bayard has grown from a regional competitor with ten rigs to the fifth largest land drilling fleet operator in the United States. As of December 31, 1998, Bayard's rig fleet consisted of 87 rigs, of which 73 were being actively marketed and 14 were available for refurbishment. Bayard's fleet consists primarily of rigs capable of drilling to well depths of 15,000 feet or greater. Of Bayard's 87 rigs, 69 are capable of drilling to depths of 15,000 feet or greater and 43 are capable of drilling to depths of 20,000 feet or greater. Thirty-one of Bayard's 87 rigs are diesel electric silicon controlled rectifier rigs, which utilize electric power to control drilling operations and are commonly referred to as "SCR" rigs in the land drilling industry. The remainder are mechanical rigs. Bayard's rig fleet is currently concentrated in three core operating regions -- the Mid-Continent region, the Gulf Coast region and the South Texas region. Bayard's principal executive offices are located at 4005 Northwest Expressway, Suite 550E, Oklahoma City, Oklahoma 73116, and its telephone number is (405) 840-9550.

NABORS INDUSTRIES, INC.

     Nabors is the largest land drilling contractor in the world, with over 400 actively marketed land rigs as of November 30, 1998. Nabors conducts oil and gas land drilling operations in North America, including the lower 48 United States, Alaska and Canada, and internationally, primarily in South and Central America and the Middle East. Offshore, Nabors markets 25 platforms, six jack-up and two barge drilling rigs in the Gulf of Mexico, Alaska's Cook Inlet and several international markets. To supplement its primary businesses, Nabors offers a number of ancillary well-site services, including oilfield management, engineering, transportation, construction, maintenance, well logging and other support services, in selected domestic and international markets. In addition, Nabors manufactures and leases or sells top drives for a broad range of drilling rig applications and manufactures and leases or sells rig instrumentation equipment to monitor rig performance. Nabors' principal executive offices are located at 515 West Greens Road, Suite 1200, Houston, Texas 77067, and its telephone number is (281) 874-0035.

     On January 10, 1999, Nabors entered into an agreement and plan of merger to acquire Pool Energy Services Co., an energy services company principally engaged in providing well-servicing, workover and drilling services and related transportation services on land and offshore in the United States and selected international markets. Pool's rig fleet includes approximately 750 land well-servicing workover rigs, 29 land drilling rigs and 27 offshore rigs. The consummation of the Pool merger transaction is subject to customary closing conditions, including regulatory approval and the approval of holders of at least two-thirds of Pool shares. The agreement provides for Nabors to issue
1.025 shares of Nabors common stock for each outstanding Pool share not already owned by Nabors and assume approximately $144 million of debt. Based on the number of Pool shares outstanding on January 10, 1999, upon consummation of the Pool merger transaction Nabors would issue approximately 19 million shares of Nabors common stock which, on the last trading date before the announcement of the Pool merger agreement, had a value of approximately $305 million.

                                   THE MERGER

GENERAL

     Nabors will acquire Bayard in the merger. Bayard will continue in existence after the merger as a wholly owned subsidiary of Nabors.

TREATMENT OF BAYARD COMMON STOCK

     In the merger, each issued and outstanding share of Bayard common stock, except for shares held by persons who properly exercise dissenters' appraisal rights, will be converted into the right to receive:

     - 0.3375 shares of Nabors common stock; and

     - $0.30 in cash, without interest.

See "The Merger Agreement and Related Agreements -- Conversion of Securities."

OPINION OF BAYARD'S FINANCIAL ADVISOR

     DLJ acted as financial advisor to Bayard in connection with the merger. DLJ has rendered its opinion to the Bayard Board of Directors that, as of February 12, 1999, and subject to the assumptions, limitations and qualifications contained in the opinion, the consideration to be received by the stockholders of Bayard under the merger agreement was fair to such stockholders from a financial point of view. DLJ's written opinion is attached to this document as Annex B. Bayard's stockholders should read this entire opinion carefully.

RECOMMENDATION OF THE BAYARD BOARD

     The Bayard Board has unanimously determined that the merger agreement, the merger and related transactions, taken together, are advisable and in the best interests of, and are fair to, the stockholders of Bayard. The Bayard Board has authorized and approved the merger agreement, subject to the approval of such agreement by the stockholders of Bayard, and has unanimously recommended that the stockholders of Bayard vote FOR adoption of the merger agreement.

     The Bayard Board based its determination and recommendation on the following principal grounds:

     - its belief that the combination of the resources and operations of Bayard and Nabors is a good strategic fit, especially in view of the focus by both companies on technologically advanced rigs capable of deep drilling applications;

     - the fact that Nabors has been a strong financial performer historically, maintaining low levels of debt, while operating a large contract drilling fleet; and

     - its belief that Nabors, after giving effect to the acquisition of Bayard in the merger, will be a stronger company in the short-term and long-term than either Nabors or Bayard as an independent company.

See "The Merger -- Background of the Merger," "-- Reasons for the Merger" and "-- Recommendation of the Bayard Board."

RIGHTS OF DISSENTING STOCKHOLDERS

     Stockholders of Bayard who wish to dissent from the merger will be entitled to exercise appraisal rights granted under Section 262 of the Delaware General Corporation Law. If you wish to exercise appraisal rights, you must comply with the procedures set forth in Section 262. Stockholders who properly exercise these appraisal rights will be entitled to obtain a determination by a Delaware court of the "fair value" of their shares after the consummation of the merger. A determination of "fair value" would exclude any element of value arising from the accomplishment or expectation of the merger. No one can predict the ultimate outcome of a judicial appraisal proceeding.

     In order to exercise appraisal rights, you must, among other things:

     - not vote in favor of adoption of the merger agreement or deliver to Bayard a signed proxy card without express voting instructions;

     - deliver to Bayard, before the vote on the adoption of the merger agreement at the special meeting, a written demand for appraisal of your shares;

     - hold the shares in question on January 15, 1999, the record date for voting on the merger agreement, and continue to hold them through the date of consummation of the merger; and

     - file a petition in Delaware court, within 120 days after the merger, demanding a determination of the fair value of your shares.

For more detailed information regarding the requirements of Section 262 of the Delaware General Corporation Law, see "The Merger -- Rights of Dissenting Stockholders." In addition, the full text of Section 262 is attached to this document as Annex C.

FEDERAL INCOME TAX CONSEQUENCES

     The merger will be treated as a reorganization for federal income tax purposes. As a result, except with respect to cash received instead of fractional shares, Bayard stockholders:

     - will not recognize any loss as a result of the merger; and

     - will recognize gain as a result of the merger only to the extent of the lesser of the cash consideration received or the excess, if any, of the value of the total consideration received over the stockholder's tax basis in the Bayard common stock.

Stockholders who sell shares of Bayard common stock in the market before the merger will generally recognize capital gain or loss in an amount equal to the difference between the amount received in the sale and the stockholder's tax basis in the shares that are sold. See "Federal Income Tax Consequences."

     Bayard and Nabors base these statements on a number of assumptions that are more fully described in "Federal Income Tax Consequences," including the assumption that, as of the date of the merger, Nabors common stock will continue to represent at least 80% of the value of the total consideration furnished by Nabors in the merger.

GRANT OF 19.9% LOCK-UP OPTION; EFFECT ON COMPETING OFFERS

     At the time that the merger agreement was executed, Bayard and Nabors also entered into a stock option agreement. The existence of the stock option agreement could deter third parties from making offers to Bayard for competing acquisition transactions by making such transactions more expensive or difficult to consummate. The stock option agreement gives Nabors the right to purchase up to 19.9% of the outstanding shares of Bayard common stock at a price of $5.50 per share. However, Nabors may purchase such shares only if the merger agreement is terminated for specified reasons, including the following:

     - the stockholders of Bayard fail to adopt the merger agreement, and within 180 days after the termination of such agreement, Bayard authorizes or announces an intention to enter into a competing acquisition transaction;

     - Bayard intentionally breaches any of its covenants or agreements contained in the merger agreement;

     - the representations and warranties of Bayard contained in the merger agreement are or become untrue;

     - the Bayard Board withdraws its recommendation of the merger agreement or recommends that a competing acquisition proposal be adopted by the stockholders of Bayard; or

     - the Bayard Board determines that proceeding with the merger would be inconsistent with its fiduciary duties because of the existence of a competing acquisition proposal.

The Bayard Board determined to enter into the stock option agreement because it believed such an agreement was necessary to obtain Nabors' agreement to other favorable terms, including the favorable exchange ratio at which Bayard common stock is to be converted into Nabors common stock. See "Risk Factors -- The 19.9% lock-up option Bayard granted to Nabors may deter or delay competing offers" and "The Merger Agreement and Related Agreements -- Stock Option Agreement."

PROHIBITION ON SOLICITATION OF COMPETING TRANSACTIONS

     So long as the merger agreement is in effect, Bayard is prohibited from initiating, soliciting or encouraging the submission of any proposal by, or entering into any discussions or negotiations with, a third party relating to a competing acquisition transaction. A competing acquisition transaction includes any of the following:

     - a merger or consolidation of Bayard or its subsidiaries;

     - the sale or other disposition of all or substantially all of the properties and assets of Bayard or any other material properties and assets; or

     - a tender or exchange offer for more than 15% of the outstanding shares of Bayard common stock.

     If, however, the Bayard Board, after consulting with legal counsel, determines in good faith that it must do so in order to comply with its fiduciary duties, then Bayard may, in response to an unsolicited competing acquisition proposal meeting specified criteria, participate in discussions and negotiations regarding the proposal. See "The Merger Agreement and Related Agreements -- Covenants -- No Solicitation."

CONDITIONS TO THE MERGER

     The conditions to the obligations of all parties to consummate the merger include:

     - the adoption of the merger agreement by the stockholders of Bayard;

     - the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and

     - the absence of any injunction or other legal restraint prohibiting the merger.

     The conditions to the obligations of each party to consummate the merger include:

     - that the other party not have suffered a material adverse effect in its business or operations since the date of the merger agreement;

     - that the representations and warranties of the other party in the merger agreement be true, except where the failure to be true would not have a material adverse effect on the other party; and

     - that the other party have complied in all material respects with its covenants in the merger agreement.

See "The Merger Agreement and Related Agreements -- Closing Conditions."

TERMINATION; FEES AND EXPENSES

     The merger agreement may be terminated if any of the following occurs:

     - the merger agreement is not adopted by Bayard's stockholders;

     - either Bayard or Nabors intentionally breaches any of its covenants or agreements contained in the merger agreement;

     - the representations and warranties of Bayard or Nabors contained in the merger agreement are or become untrue;

     - the merger is not consummated by September 30, 1999;

     - the Bayard Board withdraws its recommendation of the merger agreement or recommends that a competing acquisition proposal be adopted by the stockholders of Bayard; or

     - the Bayard Board determines that proceeding with the merger would be inconsistent with its fiduciary duties because of the existence of a competing acquisition proposal.

If the merger agreement is terminated under specified circumstances, then either Bayard or Nabors may become obligated to make a payment to the other party. In particular, if the merger agreement is terminated because a party breaches a covenant, agreement, representation or warranty, then the breaching party must make a payment in cash to the other party in the amount of $7.5 million (if Bayard is the breaching party) or $15.0 million (if Nabors is the breaching party). If the merger agreement is terminated for specified reasons involving a competing acquisition proposal, Bayard must make a payment to Nabors in the amount of $5.0 million, plus up to $500,000 for reasonable third party costs. See "The Merger Agreement and Related Agreements -- Termination" and " -- Fees, Expenses and Other Payments."

CLOSING

     Bayard and Nabors expect to consummate the merger promptly after the conditions to closing set forth in the merger agreement are fulfilled or waived. It is anticipated that the last of the conditions to be fulfilled will be either the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the adoption of the merger agreement by the Bayard stockholders. Bayard and Nabors are working towards completing the merger as quickly as possible and expect to consummate this transaction early in the second quarter of 1999. See "The Merger -- Effective Time."

SURRENDER OF STOCK CERTIFICATES; PAYMENT FOR SHARES

     Promptly after the merger is consummated, Nabors will mail a transmittal form to each record holder of shares of Bayard common stock, describing the procedure for surrendering Bayard stock certificates. STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM. Stockholders who submit their certificates and a completed transmittal form will receive:

     - the cash portion of the consideration to be paid by Nabors;

     - certificates for the whole number of shares of Nabors common stock which the holder has the right to receive; and

     - cash instead of fractional shares of Nabors common stock.

No interest will be paid on any cash payable upon surrender of certificates. See "The Merger -- Exchange of Certificates" and "The Merger Agreement and Related Agreements -- Conversion of Securities."

                              THE SPECIAL MEETING

GENERAL

     The special meeting of the stockholders of Bayard will be held at the date, time and place set forth on the cover page of this document.

PURPOSE OF THE SPECIAL MEETING

     At the special meeting, the stockholders of Bayard will vote on whether to adopt the merger agreement. THE BAYARD BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF BAYARD VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE; REQUIRED VOTE

     The Bayard Board has fixed the close of business on January 15, 1999 as the record date for determining which stockholders are entitled to notice of, and to vote at, the special meeting. Only holders of record of shares of Bayard common stock on the record date will be entitled to vote at the special meeting.

     As of the record date, there were 18,200,765 shares of Bayard common stock issued and outstanding. The presence, in person or by proxy, of holders of record of 9,100,383 shares, representing a majority of the outstanding shares of Bayard common stock, will constitute a quorum at the special meeting for purposes of adopting the merger agreement. The affirmative vote of holders representing a majority of the outstanding shares of Bayard common stock is required to adopt the merger agreement. See "The Special Meeting -- Record Date; Shares Entitled to Vote" and "-- Quorum."

VOTING YOUR SHARES

     Holders of shares of Bayard common stock are entitled to one vote for each share held. Stockholders need not be physically present at the special meeting to vote their shares. Instead, stockholders may simply mail their signed proxy cards in the enclosed return envelopes.

     If a stockholder's shares are held in "street name" by a broker, the stockholder should instruct the broker to vote the shares. If the stockholder does not instruct the broker to vote, the broker will have no discretion to vote the shares on its own.

     Stockholders who mail signed proxy cards can change their votes at any time before their proxy cards are voted at the special meeting. Stockholders can do this in any of the following ways:

     - send a written statement to the Secretary of Bayard revoking the proxy card;

     - send a new proxy card to the Secretary of Bayard; or

     - attend the special meeting and vote in person.

SHARES OWNED BY BAYARD MANAGEMENT; STOCKHOLDER AGREEMENTS

     As of the record date, directors and executive officers of Bayard and their affiliates were beneficial owners of an aggregate of 2,687,740 shares of Bayard common stock, excluding shares purchasable upon exercise of options or warrants. Such shares represent approximately 14.8% of the total shares then outstanding.

     As an inducement to Nabors entering into the merger agreement, certain directors of Bayard and their affiliates, who as of the record date held the right to vote approximately 14.5% of the shares of Bayard common stock, have entered into agreements with Nabors requiring these stockholders to vote in favor of the adoption of the merger agreement. These stockholders are James E. Brown, Carl B. Anderson, III, AnSon Partners L.L.C., Energy Spectrum Partners LP and Wil-Cas Investments, L.P. The remaining directors and executive officers of Bayard have indicated that they also intend to vote the shares beneficially owned by them in favor of the adoption of the merger agreement. See "The Merger Agreement and Related Agreements -- The Stockholder Agreements."

OFFICERS' AND DIRECTORS' INTERESTS IN THE MERGER

     Some of Bayard's officers and directors may have interests in the merger that differ from the interests of the Bayard stockholders generally. For example:

     - Nabors has agreed to cause one of its subsidiaries to hire James E. Brown, the Chairman of the Board, President and Chief Executive Officer of Bayard, as the subsidiary's Vice President -- Central Division. Under the terms of the proposed employment agreement, Mr. Brown would receive a $300,000 signing bonus, options for 200,000 shares of Nabors common stock and an annual base salary of $175,000.

     - Merrill A. Miller, Jr., a director of Bayard, is an officer of National Oilwell, L.P., a company that has conducted a significant amount of business with Nabors. National Oilwell, L.P. has advised Bayard that Nabors is one of its top ten customers in terms of revenue.

     - Existing indemnification arrangements for Bayard's directors and officers will continue in effect after the merger.

See "The Merger -- Interests of Certain Persons in the Merger."

QUESTIONS REGARDING THE SPECIAL MEETING OR THE MERGER

     You may call Morrow & Co., Inc., the proxy solicitor for Bayard, at (800) 662-5200, if you have any questions about the voting process or if you need another proxy card or additional copies of this document.

                                  RISK FACTORS

     In determining whether to vote to adopt the merger agreement, stockholders should carefully consider the matters set forth under "Risk Factors," among others.

                           FORWARD-LOOKING STATEMENTS

     The statements in this document and the documents incorporated by reference that relate to matters that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. When used in this document, words such as "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "will," "could," "may," "predict" and similar expressions are intended to identify forward-looking statements. Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include the following: fluctuations in worldwide prices and demand for oil and gas, fluctuations in levels of oil and gas exploration and development activities, fluctuations in the demand for contract drilling services, the existence of competitors, technological changes and developments in the industry, the existence of operating risks inherent in the contract drilling industry, the existence of regulatory uncertainties, the possibility of political instability in any of the countries in which Bayard and Nabors do business, year 2000 issues and general economic conditions, in addition to the other matters discussed under "Risk Factors." In addition, actual benefits resulting from the merger may be less than those anticipated by the two companies as a result of unanticipated events that may occur in the integration of the business of Bayard into the business of Nabors.

  SUMMARY SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following tables present selected historical financial data of Nabors and Bayard and unaudited selected pro forma combined financial data after giving effect to the acquisition of all of the outstanding capital stock of Bayard by Nabors under the purchase method of accounting. The companies derived the data for Nabors for each of the five fiscal years ended September 30, 1997 and the data for Bayard or its predecessors for each of the four years ended December 31, 1997 from audited financial statements filed in each company's Annual Reports on Form 10-K. The companies derived the data for Bayard for the year ended December 31, 1993 from unaudited financial statements. The companies derived the data for the nine months ended September 30, 1998 and 1997 from unaudited financial statements filed in each company's Quarterly Report on Form 10-Q. In the opinion of management of Nabors and Bayard, such unaudited financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position and results of operations of such interim periods.

     The historical financial data for Bayard for the year ended December 31, 1997 include the results of Bayard's consolidated subsidiaries as follows: Trend Drilling Co., beginning May 1, 1997; Ward Drilling Company, Inc., beginning May 30, 1997; and Bonray Drilling Corporation, beginning October 16, 1997. The historical financial data for Bayard for the three years ended December 31, 1996 relate to the operations of Anadarko Drilling Company, the predecessor of Bayard, and generally include the financial results of the operation of eight rigs. The selected historical financial data for each entity coincides with its respective historical annual reporting period. Nabors changed its fiscal year end from September 30 to December 31, effective for the fiscal year beginning January 1, 1998. A three-month transition period from October 1, 1997 through December 31, 1997 preceded the start of Nabors' new fiscal year. Nabors has recast its financial data to conform to the presentation of the twelve months ended December 31, 1997 by adjusting its audited results for the year ended September 30, 1997 to exclude the unaudited results for the quarter ended December 31, 1996 and to include the unaudited results for the quarter ended December 31, 1997. Upon consummation of the merger, the fiscal year of the combined company will end on December 31.

     The companies derived or prepared the unaudited selected pro forma combined financial data consistently with the unaudited pro forma combined condensed financial statements included in this document. The unaudited selected pro forma combined financial data does not indicate what the combined results of operations of Nabors and Bayard would have been had the merger occurred as of the dates indicated or the results of operations that the combined company may obtain in the future. The unaudited selected pro forma combined financial data does not reflect the anticipated cost savings resulting from integration of the operations of Nabors and Bayard.

     Stockholders should read the following selected historical and unaudited pro forma combined financial data in conjunction with the historical and pro forma combined financial statements and notes incorporated by reference or included in this document.

                   SUMMARY SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                       UNAUDITED      UNAUDITED
                                                                                         THREE          TWELVE
                                                                                         MONTHS         MONTHS
                                           YEAR ENDED SEPTEMBER 30,                      ENDED          ENDED
                           --------------------------------------------------------   DECEMBER 31,   DECEMBER 31,
                              1993        1994       1995       1996        1997          1997           1997
                           ----------   --------   --------   --------   ----------   ------------   ------------
NABORS -- HISTORICAL
Revenues.................   $419,406    $484,268   $572,788   $719,743   $1,029,303    $  302,806     $1,115,032
Net income from
  continuing
  operations.............     38,558       1,350     51,104     70,500      114,808        41,327        136,020
Comprehensive income.....         --          --     50,191     73,852      130,542        31,227        138,242
Earnings per diluted
  share from continuing
  operations.............        .50         .02        .57        .75         1.08           .37           1.24
Dividends per common
  share..................         --          --         --         --           --            --             --
Book value per common
  share at end of
  period.................                                                                                   7.61
Total assets.............    493,927     490,273    593,272    871,274    1,234,232     1,281,306      1,281,306
Long-term obligations....     73,109      61,879     51,478    229,504      229,507       226,299        226,299
Stockholders' equity.....    307,583     317,424    368,750    457,822      727,843       767,340        767,340


                               UNAUDITED NINE
                                MONTHS ENDED
                                SEPTEMBER 30,
                           -----------------------
                              1997         1998
                           ----------   ----------
NABORS -- HISTORICAL
Revenues.................  $  812,226   $  759,917
Net income from
  continuing
  operations.............      94,693      103,962
Comprehensive income.....     107,015       88,194
Earnings per diluted
  share from continuing
  operations.............         .87          .96
Dividends per common
  share..................          --           --
Book value per common
  share at end of
  period.................                     8.45
Total assets.............   1,234,232    1,411,950
Long-term obligations....     229,507      217,431
Stockholders' equity.....     727,843      851,035

                                                                                             UNAUDITED NINE
                                            YEAR ENDED DECEMBER 31,                           MONTHS ENDED
                            --------------------------------------------------------          SEPTEMBER 30,
                            UNAUDITED                                                    -----------------------
                               1993        1994       1995       1996        1997           1997         1998
                            ----------   --------   --------   --------   ----------     ----------   ----------
BAYARD -- HISTORICAL
Revenues..................   $  8,349    $  9,910   $  7,708   $  9,853   $   55,747     $   33,214   $   64,802
Net income (loss) from
  continuing operations...     (1,540)       (657)      (222)       267        1,916            663        1,043
Earnings per diluted share
  from continuing
  operations..............         --          --         --         --          .17            .07          .06
Dividends per common
  share...................         --          --         --         --           --             --           --
Book value per common
  share at end of
  period..................                                                      9.81                        9.85
Total assets..............      6,791       6,149      8,054     34,673      240,488        128,064      339,842
Long-term obligations.....         --          --         --      6,053       25,160         40,359      113,222
Stockholders' equity......       (913)        (54)      (276)    26,251      178,462         48,496      179,256

          UNAUDITED SUMMARY SELECTED PRO FORMA COMBINED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              TWELVE MONTHS    NINE MONTHS
                                                                  ENDED           ENDED
                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1997            1998
                                                              -------------   -------------
PRO FORMA COMBINED
Revenues....................................................   $1,196,405      $  824,719
Net income from continuing operations.......................      141,719         108,197
Earnings per diluted share from continuing operations.......         1.23             .94
Dividends per common share..................................           --              --
Book value per common share at end of period................         7.87            8.66
Total assets................................................                    1,617,239
Long-term obligations.......................................                      330,653
Stockholders' equity........................................                      925,985
Bayard equivalents:
Earnings per diluted share from continuing operations.......          .42             .32
Dividends per common share..................................           --              --
Book value per common share at end of period................         2.66            2.92

                                  RISK FACTORS

     In addition to the other information contained or incorporated by reference in this document, the stockholders of Bayard should carefully consider the following risk factors before submitting a proxy card or voting at the special meeting.

RISKS RELATING TO THE TRANSACTION

     Changes in the relationship between the Bayard common stock trading price and the Nabors common stock trading price may cause the value of the merger consideration to decrease. The merger agreement does not provide Bayard stockholders with any protection against changes in the relative prices of Nabors common stock and Bayard common stock. The merger consideration of 0.3375 shares of Nabors common stock and $0.30 cash per share of Bayard common stock is fixed by the merger agreement. As a result, neither the number of shares of Nabors common stock to be issued in exchange for each share of Bayard common stock nor the $0.30 cash per share of Bayard common stock will be adjusted. The trading prices of Nabors common stock and Bayard common stock at the time that the merger is consummated may vary from their prices at the date of this document. If the trading price of the Nabors common stock decreases relative to the trading price of the Bayard common stock or the trading price of the Bayard common stock increases relative to the trading price of the Nabors common stock, the value of the merger consideration may be less than would be expected based on current prices. Nevertheless, there will be no adjustment to the merger consideration in either circumstance. We encourage you to obtain current market quotations for the shares of Bayard common stock and Nabors common stock.

     If Nabors breaches the merger agreement, its payments to Bayard may not cover Bayard's losses. The merger agreement provides Bayard with limited monetary remedies in the event that the merger agreement is terminated because of a breach by Nabors. Under certain circumstances, the limited monetary remedies could be significantly less than Bayard's actual damages arising out of the breach. Furthermore, if the merger agreement is terminated, Bayard may be unable to procure another bidder that will offer to Bayard's stockholders consideration of equivalent value to the merger consideration. The merger agreement provides that if it is terminated by Bayard because:

     - Nabors intentionally breaches any covenant or agreement set forth in the merger agreement; or

     - any material representation or warranty of Nabors in the merger agreement is or becomes untrue, unless there is no material adverse effect on Nabors;

then Bayard's sole remedy will be to receive a payment from Nabors in the amount of $15.0 million in cash. See "The Merger Agreement and Related
Agreements -- Termination" and "-- Fees, Expenses and Other Payments."

     The termination fee may deter potentially more favorable competing offers; if Bayard must pay the termination fee, the payment will reduce its cash and could reduce the trading price for its common stock. If the merger agreement is terminated under specified circumstances, Bayard will be obligated to pay Nabors a termination fee of $5.0 million, plus up to $500,000 for third party expenses. This fee may deter third parties from making offers to acquire Bayard in a competing acquisition transaction. Furthermore, the payment of such a fee would reduce Bayard's cash and could result in a lower trading price for Bayard common stock. The principal circumstances under which Bayard would be required to pay the termination fee include if:

     - the Bayard stockholders fail to adopt the merger agreement at the special meeting;

     - the Bayard Board withdraws or adversely amends its recommendation that the Bayard stockholders vote to adopt the merger agreement;

     - the Bayard Board recommends that the stockholders vote for, fails to recommend that the stockholders vote against, or takes no position with respect to, a competing acquisition proposal; or

     - Bayard takes action under its stockholder rights plan to allow a person other than Nabors to acquire beneficial ownership of 15% of Bayard's common stock without triggering the provisions of such plan.

See "The Merger Agreement and Related Agreements -- Termination" and " -- Fees, Expenses and Other Payments."

     The 19.9% lock-up option Bayard granted to Nabors may deter or delay competing offers. Bayard has granted to Nabors the option to acquire up to 19.9% of the total number of outstanding shares of Bayard common stock at a per share exercise price of $5.50. This option may deter third parties from making offers to Bayard to enter into an acquisition transaction. In addition, Nabors' exercise of its rights may delay the consummation of, or make it more difficult or expensive to consummate, a competing acquisition transaction. One circumstance under which the option would become exercisable is if the merger agreement is terminated as a result of the failure of the Bayard stockholders to adopt the merger agreement and, within 180 days after the termination of the merger agreement, Bayard authorizes, or announces an intention to enter into, a competing acquisition transaction with a third party. A competing acquisition transaction includes a merger, a sale of material assets or a tender offer for 15% or more of the outstanding shares of Bayard common stock. See "The Merger Agreement and Related Agreements -- Stock Option Agreement."

RISKS RELATING TO NABORS AND ITS BUSINESS

     If the merger agreement is adopted by the stockholders of Bayard and the merger is consummated, the stockholders of Bayard will receive shares of Nabors common stock and cash. Ownership of Nabors common stock involves risks and uncertainties. In determining whether to adopt the merger agreement, Bayard stockholders should consider the following risks associated with an investment in Nabors common stock. The existence of these risks may materially and adversely affect Nabors business, results of operations and financial condition.

     Decreased oil and gas prices could adversely affect drilling activity and Nabors' revenues, cash flows and profitability. Nabors' operations are materially dependent upon the level of activity in oil and gas exploration and production. Both short-term and long-term trends in oil and gas prices affect the level of such activity. Oil and gas prices and, therefore, the level of drilling, exploration and production activity, can be volatile. Worldwide military, political and economic events, including initiatives by the Organization of Petroleum Exporting Countries, affect both the demand for, and the supply of, oil and gas. Fluctuations during the last year in the demand and supply of oil and gas have contributed to, and are likely to continue to contribute to, price volatility. Nabors believes that any prolonged reduction in oil and gas prices would depress the level of exploration and production activity. This would likely result in a corresponding decline in the demand for Nabors' services and could have a material adverse effect on Nabors' revenues, cash flows and profitability. There can be no assurances as to the future level of demand for Nabors' services or future conditions in the drilling industry. Beginning in early 1998, domestic land drillers, including Nabors, experienced a significant downturn in demand for their drilling rigs. Nabors believes the downturn is attributable in large part to sharp drops in oil prices that began in late 1997 and have continued through 1998 and into 1999. The decline in crude oil prices negatively impacted the revenues of oil companies, who have responded by reducing exploration and development activity. Decreased demand has adversely affected Nabors by lowering utilization of Nabors' rigs and reducing the day rates Nabors can charge for its rigs.

     Nabors operates in a highly competitive industry with excess drilling capacity, which may adversely affect Nabors' results of operations. The drilling and workover industry in which Nabors operates is very competitive. Contract drilling companies compete primarily on a regional basis, and competition may vary significantly from region to region at any particular time. In many markets in which Nabors operates, the number of rigs available for use exceeds the demand for rigs, resulting in price competition. Most drilling and workover contracts are awarded on the basis of competitive bids, which also results in intense price competition. The land drilling market generally is more competitive than the offshore drilling market because there are a larger number of rigs and competitors.

     In all of the markets in which Nabors operates, price and the availability and condition of equipment are the most significant factors in determining which drilling contractor is awarded a job. Other factors include the availability of trained personnel possessing the required specialized skills, the overall quality of service and safety record and the ability to offer ancillary services. In international markets, experience in operating in certain environments and customer alliances also have been factors in the selection of Nabors.

     Certain competitors are present in more than one of Nabors' regions, although no one competitor operates in all of these areas. In the lower 48 United States, the next largest competitors have over 100 rigs, based on industry reports, and several hundred competitors have smaller national, regional or local rig operations. In the Alaska market, Nabors has approximately six major competitors. In the Gulf of Mexico, Nabors is among approximately five principal competitors providing workover/maintenance services. In Canada and other offshore areas, Nabors competes with several companies of varying size, many of which have more significant operations in those areas than Nabors. Internationally, Nabors competes directly with various competitors at each location where it operates. Nabors believes that the market for land drilling contracts will continue to be competitive for the foreseeable future. Although Nabors believes it has a strong competitive position in the domestic land market, certain of its competitors internationally and offshore may be better positioned in these markets and have newer and more desirable equipment, allowing them to compete more effectively.

     The nature of Nabors' operations present inherent risks of loss that, if not insured or indemnified against, could adversely affect its results of operations. Nabors' operations are subject to many hazards inherent in the drilling, workover and well servicing industries, including blowouts, cratering, explosions, fires, loss of well control, loss of hole, damaged or lost drilling equipment and damage or loss from inclement weather, any of which could result in personal injury or death, damage to or destruction of equipment and facilities, suspension of operations, environmental damage and damage to the property of others. Nabors' offshore operations are also subject to the hazards of marine operations including capsizing, grounding, collision, damage from heavy weather or sea conditions and unsound bottom conditions. In addition, Nabors' international operations are subject to risks of war, civil disturbances or other political events. Generally, drilling contracts provide for the division of responsibilities between a drilling company and its customer, and Nabors seeks to obtain indemnification from its customers by contract for certain of these risks. To the extent that Nabors is unable to transfer such risks to customers by contract or indemnification agreements, Nabors seeks protection through insurance which its management considers to be adequate. However, there is no assurance that such insurance or indemnification agreements will adequately protect Nabors against liability from all of the consequences of the hazards described above. The occurrence of an event not fully insured or indemnified against, or the failure of a customer to meet its indemnification obligations, could result in substantial losses to Nabors. In addition, there can be no assurance that insurance will be available to cover any or all of these risks, or, even if available, that it will be adequate or that insurance premiums or other costs will not rise significantly in the future, so as to make such insurance prohibitive.

     The profitability of Nabors' international operations could be adversely affected by war, civil disturbance or economic turmoil. Nabors' business is subject to additional risks of loss associated with conducting business abroad. Unlike Bayard, Nabors derives a significant portion of its business from international markets, including major operations in Canada, the Middle East, the former Soviet republics and South and Central America. These operations are subject to various risks, including the risk of war, civil disturbances and governmental activities, that may limit or disrupt markets, restrict the movement of funds or result in the deprivation of contract rights or the taking of property without fair compensation. In certain countries, Nabors' operations may be subject to the additional risk of fluctuating currency values and exchange controls. In the international markets in which Nabors operates, it is subject to various laws and regulations that govern the operation and taxation of its business and the import and export of its equipment from country to country, the imposition, application and interpretation of which can prove to be uncertain.

     Exposure to environmental liabilities could adversely affect Nabors' results of operations. The drilling of oil and gas wells is subject to various federal, state, local and foreign laws, rules and regulations. The cost to Nabors of compliance with these laws and regulations may be substantial. For example, federal law imposes specific design and operational standards on rigs and platforms. Failure to comply with these requirements could subject Nabors to substantial civil and criminal penalties as well as potential court injunctions. In addition, federal law imposes a variety of regulations on "responsible parties" related to the prevention of oil spills and liability for damages from such spills. Nabors, as an owner and operator of onshore and offshore rigs, may be deemed to be a responsible party under federal law. Federal law assigns liability to a responsible party of oil removal costs and subjects a responsible party to a variety of public and private damages. In some circumstances, federal law imposes liability without regard to negligence or fault, resulting in substantial costs to the party upon whom such liability is imposed. Nabors generally tries to require its customers to contractually assume responsibility for compliance with environmental regulations. However, Nabors is not always successful in shifting all of these risks.

     Nabors could be adversely affected if it loses the services of Mr. Isenberg, Mr. Petrello or Mr. Stratton. Nabors' business is dependent to a significant extent upon the performance of certain key individuals, including Eugene M. Isenberg, Anthony G. Petrello and Richard A. Stratton. Each of these individuals has entered into an employment agreement with Nabors. The loss of the services of Mr. Isenberg, Mr. Petrello or Mr. Stratton could have a material adverse effect on Nabors.

     The market price of Nabors common stock could be adversely affected by the sale of the large number of shares that are available for sale in the future. The sale, or availability for sale, of substantial amounts of Nabors common stock in the public market from the exercise of options and the conversion of convertible notes could adversely affect the prevailing market price of Nabors common stock and could impair Nabors' ability to raise additional capital through the sale of equity securities. As of February 9, 1999, there were 100,792,426 shares of Nabors common stock outstanding. As of that date, an additional 18,313,517 shares of Nabors common stock were reserved for issuance under options and warrants and 9,517,132 shares of Nabors common stock were reserved for issuance upon the conversion of convertible notes of Nabors. The exercise of certain of these options may cause Nabors to issue to the exercising holders additional options to purchase shares of Nabors common stock at an exercise price equal to the fair market value of Nabors common stock on the date of issuance, and Nabors may issue additional options in the future under stock option plans or otherwise. Certain of the shares to be issued upon the exercise of options may be "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act of 1933.

     The absence of dividends limits the ability of stockholders to recognize a return on an investment in Nabors common stock. Nabors does not anticipate that it will pay any dividends on the shares of Nabors common stock in the foreseeable future. Certain of Nabors' debt instruments restrict Nabors' ability to pay dividends or to make certain other distributions to stockholders. If Nabors does not pay dividends, holders of Nabors common stock will be required to sell their shares to realize a return on their investment.

     Nabors has implemented anti-takeover measures that could prevent Nabors' stockholders from recognizing a possible premium on their shares. Nabors has implemented various measures which could hinder, delay or prevent a takeover of Nabors. These anti-takeover measures could prevent Nabors' stockholders from realizing a possible premium on their shares. The Board of Directors of Nabors is divided into three classes of directors, with each class serving a staggered three-year term. In addition, the Board of Directors of Nabors has the authority to issue up to 10,000,000 shares of preferred stock and to determine the price, voting and other rights, conversion ratios, preferences and privileges of that stock without any vote or action by the holders of Nabors common stock. Although Nabors has no present plans to issue shares of preferred stock, the classified board and the ability of the Nabors Board to issue additional shares of preferred stock may discourage, delay or prevent changes in control of Nabors that are not approved by the Nabors Board.

                      WHERE YOU CAN FIND MORE INFORMATION

     Bayard and Nabors file annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934. These reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission:
Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room of the Commission by calling 1-800-SEC-0330. Copies of material filed with the Commission may be obtained through the Commission's Internet Web Site at http://www.sec.gov. In addition, material filed by Bayard and Nabors can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     Nabors has filed a registration statement on Form S-4 with the Commission relating to the shares of Nabors common stock that Nabors will issue in the merger. This document does not contain all the information set forth in Nabors' registration statement. You may obtain the additional information in the registration statement from the Commission in any of the ways set forth above. Descriptions of the contents of contracts or other documents found in this document are not necessarily complete and such descriptions are qualified by reference to the copy of the contract or other document filed as an exhibit to Nabors' registration statement. If you would like more information, please read the copies of the contracts and documents filed as exhibits to the registration statement.

     The Commission allows Nabors to "incorporate by reference" into this document the information which Nabors already has on file. This means that Nabors can disclose important information to you by referring you to other documents filed separately with the Commission. Any information "incorporated by reference" from other documents is deemed to be part of this document, unless the information in this document directly supersedes the information in the other.

     Nabors has previously filed the following documents with the Commission, which are incorporated by reference:

     - Nabors' Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

     - Nabors' Transition Report on Form 10-Q for the transition period from October 1, 1997 through December 31, 1997;

     - Nabors' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

     - Nabors' Current Reports on Form 8-K dated December 4, 1997, October 12, 1998, October 30, 1998, January 10, 1999 and February 2, 1999;

     - Nabors' Proxy Statement relating to its 1998 Annual Meeting of Stockholders; and

     - the description of Nabors common stock contained in Amendment No. 1 to the Registration Statement on Form 8-A (File No. 1-9245) filed with the Commission on May 20, 1992 and any subsequent amendment to the registration statement filed for the purposes of updating such description.

Documents filed by Nabors as required by Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this document and before the effective time of the merger will also be deemed to be incorporated by reference into this document.

     THE DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE, WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS DOCUMENT HAS BEEN DELIVERED, FROM NABORS INDUSTRIES, INC., 515 WEST GREENS ROAD, SUITE 1200, HOUSTON, TEXAS 77067 ATTENTION: DANIEL MCLACHLIN, CORPORATE SECRETARY OF NABORS; TELEPHONE NUMBER (281) 775-8023. EXHIBITS TO SUCH DOCUMENTS ARE NOT AVAILABLE, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THIS DOCUMENT. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS BEFORE THE SPECIAL MEETING, YOU SHOULD MAKE A REQUEST BY MARCH 9, 1999.

                         COMPARATIVE MARKET PRICE DATA

     The following table sets forth the range of high and low sale prices for Nabors common stock and Bayard common stock for the periods indicated, as reported on AMEX. Bayard common stock has traded on the AMEX since November 4, 1997 under the symbol "BDI."

                                                                   NABORS                 BAYARD
                                                             -------------------    -------------------
                                                               HIGH       LOW         HIGH       LOW
                                                               ----       ---         ----       ---
TWELVE MONTHS ENDED DECEMBER 31, 1996
  Quarter ended March 31, 1996.............................  $ 15 1/4   $ 10 1/4       --        --
  Quarter ended June 30, 1996..............................    16 5/8     13 7/8       --        --
  Quarter ended September 30, 1996.........................    17 3/8     13 1/8       --        --
  Quarter ended December 31, 1996..........................    21 1/2     13 3/8       --        --
TWELVE MONTHS ENDED DECEMBER 31, 1997
  Quarter ended March 31, 1997.............................  $  22      $ 14 3/4       --        --
  Quarter ended June 30, 1997..............................   25 1/16     17 3/4       --        --
  Quarter ended September 30, 1997.........................    40 3/4     24 7/8       --        --
  Quarter ended December 31, 1997..........................  46 13/16     26        $ 28 1/4   $ 13 1/2
TWELVE MONTHS ENDED DECEMBER 31, 1998
  Quarter ended March 31, 1998.............................  $31 9/16   $19 5/16    $ 16 1/2   $ 11 1/8
  Quarter ended June 30, 1998..............................    27 3/8     19 3/4       16         8 1/8
  Quarter ended September 30, 1998.........................   21 7/16     11 3/4        8         3 5/8
  Quarter ended December 31, 1998..........................  20 11/16    12 1/16       7 5/8     3 1/16
QUARTER ENDED MARCH 31, 1999
  (through February 12, 1999)..............................  $ 16 1/2   $ 11 5/8    $  5 7/8   $  3 3/4

     The following table sets forth the closing sale prices for Nabors common stock and Bayard common stock as of (a) October 16, 1998, the last trading day before the public announcement of the merger, and (b) the last trading day before the date upon which this document was first mailed to Bayard stockholders, which was February 12, 1999 for Nabors common stock and February 11, 1999 for Bayard common stock.

                                                              NABORS    BAYARD
                                                              ------    ------
PRE-ANNOUNCEMENT DATE.......................................  $17 5/8   $4 15/16
PRE-MAILING DATE............................................  11 7/8      3 7/8

                              THE SPECIAL MEETING

GENERAL

     This document is being furnished to stockholders of Bayard in connection with the solicitation of proxies on behalf of the Bayard Board for use at the special meeting of Bayard stockholders to be held on March 16, 1999 at the time and place specified below, and at any reconvened meeting after any adjournment or postponement of the special meeting.

NOTICE OF MEETING

     The special meeting will be held on March 16, 1999 at 10:00 a.m., local time, at the Hotel Sofitel, located at 425 North Sam Houston Parkway East, Houston, Texas 77060, to consider and vote upon:

     - a proposal to adopt the Agreement and Plan of Merger, dated as of October 19, 1998, as amended on January 15, 1999 and February 12, 1999, by and among Nabors, Nabors Acquisition Corp. VII, a wholly owned subsidiary of Nabors formed for purposes of the acquisition, and Bayard, which provides for the merger of Nabors' acquisition subsidiary with and into Bayard; and

     - such other business as may properly come before the special meeting or any adjournment or postponement of such meeting.

     This notice is being given to holders of record of Bayard common stock at the close of business on the record date. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the special meeting at Bayard's Houston office, located at 600 Kendrick, Suite C-29, Houston, Texas 77060, for a period of at least ten days before such meeting.

     THE BAYARD BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY SUCH AGREEMENT, TAKEN TOGETHER, ARE ADVISABLE AND IN THE BEST INTERESTS OF, AND ARE FAIR TO, THE STOCKHOLDERS OF BAYARD AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY SUCH AGREEMENT. ACCORDINGLY, THE BAYARD BOARD UNANIMOUSLY RECOMMENDS THAT ALL BAYARD STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE; SHARES ENTITLED TO VOTE

     The Bayard Board has fixed the close of business on January 15, 1999 as the record date for determining the Bayard stockholders entitled to receive notice of and to vote at the special meeting. As of the record date, 18,200,765 shares of Bayard common stock were outstanding and held of record by approximately 130 holders. Each outstanding share of Bayard common stock is entitled to one vote on all matters coming before the special meeting. Bayard also has outstanding warrants and stock options. The holders of these derivative securities have no voting rights with respect to the merger agreement.

QUORUM

     A quorum is necessary in order for a vote to be taken on the proposals presented at the special meeting. The presence, either in person or by proxy, of the holders of 9,100,383 shares, representing a majority of the issued and outstanding shares of Bayard common stock on the record date, is necessary to constitute a quorum for the transaction of business at the special meeting.

VOTE REQUIRED

     Under Delaware law, the affirmative vote of the holders of at least 9,100,383 shares, representing a majority of the outstanding shares of Bayard common stock, is required to adopt the merger agreement.

EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

     The inspectors of election will treat shares of Bayard common stock represented by properly executed proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the special meeting and for purposes of determining the outcome of any question submitted to the stockholders for a vote. The inspectors of election will treat "broker non-votes" as shares that are present and entitled to vote for purposes of establishing a quorum. "Broker non-votes" are shares held by brokers that are represented at a meeting but with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary authority to vote. For purposes of determining the outcome of any question as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, these shares will be treated as not present and not entitled to vote with respect to that question, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other questions. Abstentions and broker non-votes will have the same effect as votes against the adoption of the merger agreement.

VOTING OF PROXIES

     Shares of Bayard common stock represented by properly executed proxies received at or before the special meeting, and which have not been revoked, will be voted at the special meeting, or any reconvened meeting after any adjournment or postponement of the special meeting, in accordance with the instructions of such proxies. If a proxy is properly executed and returned by a stockholder of Bayard without indicating any voting instructions, the shares of Bayard common stock represented by such proxy will be voted at the special meeting FOR the adoption of the merger agreement.

     If any other matters are properly presented for consideration at the special meeting, including, among other things, consideration of a motion to adjourn or postpone the special meeting to another time or place, then James E. Brown and David E. Grose, III, the persons named on the enclosed proxy card as the proxies for Bayard common stock, will have discretion to vote on these matters in accordance with their best judgment.

REVOCATION OF PROXIES

     A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised either by executing and delivering a later-dated proxy to the Secretary of Bayard, by delivering a duly executed written revocation of such proxy to the Secretary of Bayard, or by voting in person at the special meeting. Attendance at the special meeting will not in and of itself revoke a proxy.

SOLICITATION OF PROXIES; EXPENSES

     In connection with the special meeting, proxies are being solicited by, and on behalf of, the Bayard Board. Bayard will bear the cost of the solicitation of proxies from its stockholders; however, Nabors has agreed in the merger agreement to bear one-half of the costs of filing, printing and mailing this document. In addition to the solicitation of proxies by use of mail, the directors, officers and employees of Bayard may solicit proxies from stockholders personally or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. In addition, Bayard has engaged Morrow & Co., Inc. for a fee of $6,500, plus expenses, to aid in the solicitation of proxies and to verify certain records related to the solicitation. Arrangements will also be made with brokerage houses, banks, fiduciaries and other custodians for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Bayard will reimburse such persons for their reasonable out-of-pocket expenses in connection with the solicitation.

     STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES WITH THEIR PROXY CARD.

SHARES HELD BY BAYARD MANAGEMENT; STOCKHOLDER AGREEMENTS

     As of the record date, the directors and executive officers of Bayard as a group may be deemed to own beneficially an aggregate of 2,687,740 outstanding shares of Bayard common stock. This amount excludes shares purchasable upon the exercise of outstanding options or warrants and represents approximately 14.8% of the total shares outstanding as of the record date.

     As a condition and an inducement to Nabors entering into the merger agreement, James E. Brown, Carl B. Anderson, III, AnSon Partners L.L.C., Energy Spectrum Partners LP, and Wil-Cas Investments, L.P., who are directors of the Company or entities affiliated with directors, have entered into stockholder agreements with Nabors. These individuals and entities are sometimes referred to in this document as the "consenting stockholders." The stockholder agreements were approved by the Bayard Board and require the consenting stockholders to vote all of their shares of Bayard common stock for the adoption of the merger agreement and against any competing acquisition transaction. As of the record date, these stockholders beneficially owned in the aggregate a total of 2,645,725 outstanding shares of Bayard common stock. This amount represents approximately 14.5% of the total shares outstanding as of the record date. In addition, the remaining directors and executive officers of Bayard have indicated that they intend to vote shares beneficially owned by them in favor of the proposal to adopt the merger agreement.

                                   THE MERGER

GENERAL

     Bayard, Nabors and Nabors' acquisition subsidiary have entered into the merger agreement, which provides that Nabors will acquire Bayard and each outstanding share of Bayard common stock will be converted into the right to receive (a) 0.3375 shares of Nabors common stock, and (b) $0.30 in cash, without interest. Bayard will be the surviving corporation in the merger and will become a wholly owned subsidiary of Nabors.

BACKGROUND OF THE MERGER

     Bayard was formed in December 1996 through a series of affiliated entity transactions in which Bayard became the successor to Anadarko Drilling Company, the contract drilling subsidiary of AnSon Partners Limited Partnership. From May 1997 through October 1997, Bayard completed three significant acquisitions which increased its land drilling fleet by a total of 33 additional rigs.

     Before November 1997, Bayard received overtures from two other major contract drilling companies, Company A and Company B, who expressed interest in a business combination with Bayard. At the time, Bayard rejected these overtures because the Bayard Board believed that its business objectives could best be achieved through an initial public offering of its securities.

     On November 7, 1997, Bayard completed its initial public offering of shares of Bayard common stock. In its initial public offering, Bayard and certain of its existing and former stockholders sold an aggregate of 11,040,000 shares of Bayard common stock to the public through an underwriting syndicate led by DLJ. The initial public offering price was $23.00 per share.

     Since November 1997, Bayard and other drilling companies have experienced the effects of weakening demand for contract drilling services, primarily as a result of declines in oil and gas prices and a reduction in oil and gas exploration and development activity. As a result of these conditions, Bayard's rig utilization rates declined from approximately 93% in 1997 to 48% for the three months ended September 30, 1998. Due in large part to conditions affecting the land drilling industry, the market price of Bayard common stock experienced a pronounced decline from the initial public offering price of $23.00 per share to a low of approximately $3.63 in early October 1998.

     On various occasions during the first six months of 1998, Bayard was contacted by Company A concerning its interest in a business combination with Bayard. On each occasion, Bayard elected not to pursue a business combination with Company A because management believed that such a transaction was inconsistent with Bayard's strategic direction. This concern related primarily to the fact that the company resulting from a combination of Bayard and Company A would be subject to a substantial degree of financial leverage and would not have significant operations outside of the continental United States.

     In May 1998, Nabors made an unsolicited overture to Bayard regarding a possible business combination between Bayard and Nabors. Bayard elected not to pursue this initial overture by Nabors.

     On June 26, 1998, Bayard acquired 25 additional land drilling rigs from TransTexas Gas Corporation. In order to finance the acquisition of these rigs, Bayard issued $100 million of Senior Notes due 2005 in a private placement under Rule 144A under the Securities Act of 1933. As a result of this acquisition, Bayard established a significant presence in the South Texas land drilling market. However, the related senior notes offering resulted in a significant increase in Bayard's financial leverage and heightened its exposure to adverse conditions in the domestic land drilling industry.

     In July 1998, management of Bayard determined that, in light of the continued adverse conditions in the domestic land drilling industry, it should consider new initiatives in order to ensure that Bayard would be able to continue to execute its business strategy. Among the initiatives considered by management were a private placement of equity securities to raise additional working capital and a business combination with another large contract drilling company. The perceived advantages of a business combination included greater financial resources, increased revenue development opportunities, increased economies of scale and other cost saving opportunities.

     In August 1998, James E. Brown, Chairman of the Board, President and Chief Executive Officer of Bayard, contacted Company B to discuss whether Company B may have an interest in exploring a possible business combination with Bayard. In preliminary discussions between the parties, Mr. Brown and senior management of Company B discussed the feasibility of such a business combination and the relative valuations that might be placed on the companies' businesses. Neither company made a proposal as to the financial terms of a business combination, and discussions between the parties terminated in August 1998.

     On August 21, 1998, Bayard entered into a rights agreement with Norwest Bank Minnesota, N.A., as rights agent, in order to protect against the potential of abusive takeover tactics. In light of the adverse conditions in the domestic land drilling industry, the Bayard Board believed that Bayard might at that time be particularly vulnerable to an inadequate takeover offer. At the time the Bayard rights agreement was adopted, the market price of Bayard common stock had declined over the prior three months from a high of approximately $12.00 to a low of less than $5.00.

     In late September 1998, Mr. Brown was contacted by senior management of Company A who stated that Company A still had an interest in pursuing a business combination with Bayard. On October 2, 1998, a member of the senior management of Company A met with Mr. Brown and made a preliminary proposal regarding a stock-for-stock merger between the two companies. Under the terms of this preliminary proposal, shares of Bayard common stock would have been converted into shares of Company A common stock at an exchange ratio based upon a premium of approximately 35% to the then market price of Bayard common stock. Mr. Brown responded that he believed that the terms proposed by Company A would not be acceptable to the Bayard Board, but indicated that he would discuss the matter with members of the Bayard Board.

     On October 1, 1998, Bayard received a proposal from an investment fund, Fund A, which contemplated an investment of approximately $20 to $25 million in Bayard in the form of a new series of preferred stock that would be convertible into Bayard common stock at an effective price of $5.50 per share. The directors of Bayard were advised of the terms of this proposal, and a meeting of the Bayard Board was scheduled to be held on October 7, 1998 to review this proposal and any other proposals regarding strategic transactions received by Bayard.

     On October 1, 1998, Eugene M. Isenberg, Chairman of the Board of Nabors, contacted Mr. Brown and stated that he would like to meet with Mr. Brown to discuss the strategic directions of Bayard and Nabors. Mr. Brown invited Mr. Isenberg to meet with him on October 6, 1998.

     On October 6, 1998, Mr. Brown met with Mr. Isenberg. Mr. Isenberg proposed to Mr. Brown a merger between Nabors and Bayard in which the stockholders of Bayard would receive shares of Nabors common stock based on an exchange ratio representing a substantial premium to the recent trading ratios of the stocks of the two companies. Later that day, Mr. Brown consulted with certain directors of Bayard regarding the transaction proposed by Nabors. In telephone conversations taking place in the afternoon on October 6, 1998 and the morning of October 7, 1998, Mr. Brown and Mr. Isenberg discussed possible exchange ratios for a stock-for-stock merger between the two companies. At the conclusion of these conversations, Mr. Isenberg proposed that the two companies be merged based on an exchange ratio of 0.375 shares of Nabors common stock for each share of Bayard common stock. Mr. Brown responded that he would discuss this proposal with the Bayard Board.

     At the meeting of the Bayard Board held on October 7, 1998, the Bayard Board considered the strategic alternatives available to Bayard. These alternatives included the proposed sale of a new series of preferred stock to Fund A, a possible stock-for-stock merger with Company A and a possible stock-for-stock merger with Nabors. The Bayard Board believed that each of these alternatives could enable Bayard to continue to implement its core business strategy, although, in the case of a stock-for-stock merger, Bayard's operations would be combined with those of another operator. After weighing the alternatives, the Bayard Board determined that it might be in the best interests of Bayard and its stockholders to pursue a stock-for-stock merger with Nabors. Among other things, the Bayard Board noted that there was a close strategic fit between Bayard and Nabors, especially in view of the fact that both companies had a focus on technologically advanced rigs capable of deep drilling applications. In addition, the Bayard Board considered as positive strategic factors the strong financial condition of Nabors, its low level of debt, the large size of its contract drilling fleet and the fact that it conducts significant international operations. Accordingly, the Bayard Board instructed Mr. Brown to engage in further negotiations with Nabors with a view towards obtaining an offer on improved terms.

     In the afternoon of October 7, 1998, Mr. Brown spoke with Richard Stratton, Vice Chairman of the Board of Nabors, regarding the terms of a possible stock-for-stock merger with Nabors. Mr. Stratton stated that Nabors was unwilling to offer an exchange ratio greater than 0.375 shares of Nabors common stock. However, he indicated that Nabors would be willing to offer additional cash consideration in an amount to be determined based in part on a joint analysis to be undertaken regarding the amount of severance costs expected to be incurred in connection with the integration of the operations of the two companies. Mr. Brown responded that he would seek authority from the Bayard Board to propose a transaction incorporating these financial terms.

     Later on October 7, 1998, Mr. Brown discussed the latest Nabors offer with certain directors who indicated that the Bayard Board would be willing to consider the proposal.

     Also on October 7, 1998, Bayard contacted DLJ to discuss engaging DLJ as financial advisor for the purpose of rendering an opinion as to the fairness from a financial point of view to the holders of the shares of Bayard common stock of the consideration to be received by such holders in a business combination with Nabors. Among other reasons, DLJ was contacted by Bayard because it was familiar with Bayard's business, financial condition and results of operations as a result of having acted as underwriter in the initial public offering of Bayard common stock and as initial purchaser in the Bayard senior notes offering.

     On October 9, 1998, Nabors delivered to Bayard an initial draft of the definitive agreements governing the transaction proposed by Nabors, including the merger agreement and the stock option agreement.

     On October 13, 1998, the Bayard Board held a meeting to discuss in detail the terms and conditions of the transaction proposed by Nabors. At such meeting, the Bayard Board received presentations from, and reviewed the terms of the proposed transaction with, Bayard's management, counsel and financial advisors. The Bayard Board authorized management of Bayard to continue negotiations with Nabors and instructed management and counsel to seek certain changes to the proposed terms of the transaction.

     On October 15, 1998, Bayard formally engaged DLJ to act as financial advisor for the purposes of rendering an opinion to the Bayard Board as to the fairness to the holders of shares of Bayard common stock of the merger consideration from a financial point of view.

     Beginning on October 12, 1998, the legal advisors and management of Bayard and Nabors began to discuss in detail the terms of the agreements governing the proposed transaction. The parties met from October 14, 1998 through October 16, 1998 to negotiate the terms of the merger agreement and the stock option agreement, and agreement was reached on the principal terms on October 16, 1998. On October 17, 1998, counsel for Bayard and Nabors resolved the remaining open issues and completed preparation of definitive agreements.

     On October 18, 1998, the Bayard Board met to consider the terms of the proposed transaction, as revised in the course of negotiations during the prior week. Under the revised transaction terms, each share of Bayard common stock was to be converted into (a) 0.375 shares of Nabors common stock and (b) $0.30 in cash. The amount of cash consideration reflected the joint analysis undertaken by Bayard and Nabors regarding the amount of severance costs expected to be incurred in connection with the integration of the operations of the two companies. The Bayard Board reviewed and discussed, and received a presentation from counsel regarding, the terms of the definitive agreements. In addition, the Bayard Board received a presentation from DLJ explaining the bases of its opinion that the merger consideration was fair from a financial point of view to Bayard's stockholders. After discussion of such presentations and information, the meeting was adjourned.

     The meeting of the Bayard Board was reconvened on October 19, 1998. At the reconvened meeting, DLJ delivered its opinion to the Bayard Board to the effect that, as of such date, based on the matters described in the opinion, the merger consideration was fair to the stockholders of Bayard from a financial point of view. After considering DLJ's opinion, the Bayard Board unanimously authorized and approved the merger agreement and the stock option agreement, subject, in the case of the merger agreement, to the adoption of such agreement by the stockholders of Bayard.

     On October 22, 1998, Bayard and Nabors filed their respective Premerger Notification and Report forms as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. On November 20, 1998 the Antitrust Division of the Department of Justice requested that Bayard and Nabors provide additional information and documents regarding the competitive effects of the merger. In response, Bayard and Nabors have provided additional information to, and engaged in extensive discussions with, the Antitrust Division. As of the date that this document was first mailed to the Bayard stockholders, the merger has not yet received clearance from the Antitrust Division.

     The merger agreement, the stock option agreement and the stockholder agreements were executed by the parties on October 19, 1998, and a joint press release announcing the merger was issued by the parties on the same date.

     On January 15, 1999, an amendment to the merger agreement was executed by the parties to eliminate Nabors' obligation to enter into an employment agreement with Edward S. Jacob, III. Mr. Jacob was an executive officer of Bayard before his employment terminated on January 15, 1999. In connection with the amendment to the merger agreement, Nabors consented to the execution and performance of a severance arrangement between Bayard and Mr. Jacob and waived any breaches of the merger agreement that may result from that severance arrangement.

     On February 9, 1999, Mr. Isenberg, Mr. Stratton and Anthony Petrello, President and Chief Operating Officer of Nabors, contacted Mr. Brown and informed him that Nabors was unwilling to proceed with the merger because, under the terms of the merger agreement, Nabors believed it no longer had an obligation to close. Mr. Isenberg, however, stated that Nabors would be willing to proceed with the merger if Bayard were willing to accept a lower exchange ratio.

     On February 9 and 10, 1999, Mr. Brown discussed the fact that Nabors was unwilling to proceed with the transaction with certain members of the Bayard Board. These directors generally indicated that they would support a modest decrease in the exchange ratio, but would require additional assurances from Nabors that it would proceed to consummate the merger.

     On February 10, 1999, Mr. Brown had various conversations with Mr. Isenberg and Mr. Stratton in which possible exchange ratios were discussed. At the conclusion of these discussions, Mr. Isenberg stated that Nabors would be willing to offer an exchange ratio of 0.3375, with the cash portion of the merger consideration to remain unchanged. Mr. Brown indicated that he would be willing to propose these terms to the Bayard Board.

     On February 11, 1999, Bayard delivered to Nabors a draft of a second amendment to the merger agreement. This draft incorporated the proposed reduction of the exchange ratio to 0.3375 and sought certain assurances from Nabors that it would proceed to consummate the merger. The terms of the second amendment to the merger agreement were discussed and negotiated by Mr. Brown, Mr. Petrello and Mr. Stratton during the afternoon and evening of February 11, 1999 and the morning of February 12, 1999.

     On February 12, 1999 the Bayard Board held a meeting to discuss the terms of the proposed second amendment to the merger agreement. All members of the Bayard Board were present at the meeting, except for Mark Liddell, who was not available at the time. Representatives of DLJ and Bayard's counsel also attended the meeting. Under the terms of the second amendment, the exchange ratio of Bayard common stock to Nabors commons stock was to be reduced to 0.3375. In addition, the second amendment contemplated that:

     - the definition of the term "material adverse effect" would be limited so as to exclude actual or anticipated events that were known by or disclosed to a party before or on the date of the amendment;

     - the termination fee payable by Nabors in the event the merger agreement were terminated due to a breach of any covenant or agreement or material representation or warranty by Nabors would be increased to $15.0 million; and

     - the date upon which the merger agreement would become terminable by either party would be extended from May 1, 1999 to September 30, 1999.

At the meeting, the Bayard Board received a presentation from DLJ regarding the bases of its updated opinion that the merger consideration, as modified by the second amendment, was fair to Bayard's stockholders from a financial point of view. The Bayard Board also received a presentation from counsel regarding Bayard's legal options and rights under the merger agreement as then in effect and the terms of the proposed second amendment. After a discussion of the matters covered by these presentations, DLJ delivered its opinion to the effect that, as of February 12, 1999, based on the matters described in the opinion, the merger consideration, as modified by the second amendment, was fair to the stockholders of Bayard from a financial point of view. After considering DLJ's opinion, the Bayard Board determined by a unanimous vote of the directors present at the meeting that the merger agreement, as amended by the second amendment, was advisable and in the best interests of, and was fair to, the stockholders of Bayard. The Bayard Board then authorized and approved the second amendment to the merger agreement, and recommended by a unanimous vote of the members present at the meeting that the stockholders of Bayard vote FOR the adoption of the merger agreement, as amended. This approval was subsequently ratified by the entire Bayard Board, including Mr. Liddell, in a unanimous written consent dated February 12, 1999.

     The second amendment to the merger agreement was executed by the parties following the meeting of the Bayard Board on February 12, 1999, and a joint press release announcing the new terms was issued by Bayard and Nabors on the same date.

REASONS FOR THE MERGER

     Bayard's primary reason for seeking to consummate a business combination with Nabors is the belief of the Bayard Board and management that the combination of the resources and operations of Bayard and Nabors is a good strategic fit, especially in view of the fact that both companies have a focus on technologically advanced rigs capable of deep drilling applications. In addition, the Bayard Board considered as positive strategic factors the strong financial condition of Nabors, its low level of debt, the large size of its contract drilling fleet and the fact that it conducts significant international operations. Accordingly, the Bayard Board concluded that Nabors, after giving effect to the acquisition of Bayard in the merger, is likely to be a stronger competitor in the short-term and long-term than either Nabors or Bayard as an independent company.

     In determining that the merger agreement, the stock option agreement and the merger and the other transactions contemplated by such agreements, taken together, are advisable and in the best interests of, and are fair to, the stockholders of Bayard, the Bayard Board considered a number of factors, including the following:

     - the strategic courses of action which Bayard might have elected to pursue instead of the merger, which were rejected by the Bayard Board for the reasons described in detail under "-- Background of the Merger" above;

     - the information obtained by the Bayard Board in the course of presentations by Bayard's management regarding the business, financial condition and results of operations of Bayard and

       Nabors, including information as to the short-term and long-term effects of adverse conditions in the domestic land drilling industry;

     - the knowledge of the members of the Bayard Board of the risks and uncertainties associated with a decision to continue to operate Bayard as an independent company, including, but not limited to, the risks associated with cyclical market conditions in the domestic land drilling industry and the degree of leverage to which Bayard had become subject as a result of its senior notes offering;

     - the belief of the Bayard Board and management that increased revenue development opportunities, economies of scale and other cost savings obtainable from the combination would, if realized, create additional value for the former stockholders of Bayard;

     - the opinion of DLJ to the effect that the merger consideration to be received by the stockholders of Bayard in the merger was fair to such holders from a financial point of view;

     - the belief of the Bayard Board that the capital structure of Nabors after the merger would afford sufficient flexibility to enable Nabors to pursue its business strategy without being subject to the limitations associated with a substantial degree of leverage;

     - the fact that the Bayard stockholders would obtain in the merger an equity investment in Nabors on a tax-free basis;

     - the fact that, as stockholders of Nabors, the former stockholders of Bayard would not be foreclosed from participating in any control premium that may be realized in connection with any future transactions involving a sale or change of control of Nabors;

     - the fact that James E. Brown, a member of the Bayard Board, had financial incentives to support the merger that were in addition to and different from those of the other directors and stockholders of Bayard as a result of the employment agreement proposed to be entered into between Nabors and Mr. Brown, as described below under "-- Interests of Certain Persons in the Merger;"

     - the fact that the consenting stockholders were willing to enter into the stockholder agreements in order to induce Nabors to enter into the merger agreement;

     - the fact that the merger agreement is structured in such a way as to permit Bayard, subject to certain procedures and limitations, to disclose nonpublic information to, and to engage in discussions and negotiations with, third parties who have made bona fide, unsolicited, written proposals with respect to competing acquisition transactions if the fiduciary duties of the Bayard Board so require; and

     - the fact that the merger agreement, subject to certain procedures and limitations, gives Bayard the right to terminate such agreement if the fiduciary duties of the Bayard Board so require in connection with a competing acquisition proposal, together with the fact that the ability of Bayard to do so is affected by the termination fee provisions of the merger agreement and the provisions of the stock option agreement, which could have the effect of deterring a competing acquisition proposal, and the belief of the Bayard Board that it was necessary to accept these provisions in order to obtain other terms, principally the favorable exchange ratio at which Bayard common stock is to be converted into Nabors common stock, from Nabors.

     In view of the variety of factors considered, the Bayard Board did not find it practicable to, and did not, quantify or otherwise attempt to assign specific or relative weights to the factors considered in making its determination. In addition, individual members of the Bayard Board may have given different weights to different factors.

RECOMMENDATION OF THE BAYARD BOARD

     FOR THE REASONS DISCUSSED ABOVE, THE BAYARD BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF BAYARD VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

OPINION OF BAYARD'S FINANCIAL ADVISOR

     DLJ was engaged by Bayard to render a written opinion to the Bayard Board as to the fairness to the stockholders of Bayard, from a financial point of view, of the merger consideration to be received by the holders of Bayard common stock. On February 12, 1999, DLJ delivered an oral opinion to the Bayard Board to the effect that, as of such date, the merger consideration was fair to the holders of Bayard common stock from a financial point of view. DLJ also delivered to the Bayard Board a written opinion, dated February 12, 1999, to the effect that, as of such date and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the merger consideration was fair to the holders of Bayard common stock from a financial point of view.

     THE FULL TEXT OF THE WRITTEN OPINION OF DLJ, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED TO THIS DOCUMENT AS ANNEX B. BAYARD STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY FOR THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW OF DLJ.

     The opinion was prepared for the Bayard Board and is directed only to the fairness of the merger consideration to be received by the holders of Bayard common stock from a financial point of view and does not constitute a recommendation to any Bayard stockholder as to how such stockholder should vote at the special meeting.

     The written opinion prepared for the Bayard Board does not constitute an opinion as to the fairness of any terms of the merger agreement, the stockholder agreements or the stock option agreement other than the fairness of the merger consideration to be received by the holders of Bayard common stock. Similarly, DLJ's opinion does not constitute an opinion as to the price at which Nabors common stock will actually trade at any time. The merger consideration was determined through arm's-length negotiations between Bayard and Nabors.

     In arriving at its opinion, DLJ reviewed drafts of the amended merger agreement, the stockholder agreements and the stock option agreement. DLJ also reviewed financial and other information that was publicly available or furnished to DLJ by Bayard and Nabors, including information provided during discussions with their respective managements. DLJ was also provided with certain financial projections of Bayard for the period beginning January 1, 1998 and ending December 31, 2002. In addition, DLJ compared certain financial and securities data of Bayard and Nabors with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Bayard common stock and Nabors common stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of the opinion. DLJ was not requested to, nor did DLJ, solicit the interest of any other party in acquiring Bayard.

     In rendering its opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources and that was provided to DLJ by Bayard and Nabors or their respective representatives. In particular, DLJ relied upon the estimates of management of Bayard and Nabors of the operating synergies achievable as a result of the merger and its discussion of such synergies with the management of Nabors. With respect to the financial projections supplied to DLJ, DLJ assumed that such projections were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Bayard as to the future operating and financial performance of Bayard. DLJ did not assume any responsibility for making an independent evaluation of Bayard's and Nabors' assets or liabilities or for making any independent verification of any of the information reviewed by DLJ.

     The opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to DLJ as of, February 12, 1999.

     Set forth below is a summary of the material analyses performed by DLJ in connection with the preparation of its opinion and included in the presentation made by DLJ to the Bayard Board on February 12, 1999. With regard to the calculation of implied per share values of Bayard common stock in the following analyses, certain results were determined to be "not meaningful" or "NM" because, in certain periods, estimated results for Bayard included a net loss or negative "After-Tax Cash Flow," as defined below. Additionally, in certain periods, Bayard's net debt was greater than certain multiple values of estimated EBITDA. Therefore, values implied for Bayard common stock in those periods are negative and not meaningful. The following table sets forth the results of certain of these analyses, which should be considered together with the more detailed information set forth below.

                                                              IMPLIED BAYARD PER SHARE
                          ANALYSIS                                  VALUE RANGE
                          --------                            ------------------------
Analysis of Certain Other Publicly Traded Companies.........     $1.54-$3.85
Transaction Analysis........................................     $2.69-$9.92
Discounted Cash Flow Analysis...............................     $3.31-$5.52
                           * * *                                    * * *
Implied Value of Merger Consideration on February 11,
  1999......................................................        $4.41

     Analysis of Certain Other Publicly Traded Companies. To provide contextual data and comparative market information, DLJ compared selected share price, earnings and operating and financial ratios for Bayard to the corresponding data and ratios of certain other companies whose securities are publicly traded. Although no company used in the comparable company analysis is identical to Bayard, DLJ believes the selected companies to be appropriate comparisons to Bayard because of similar operating characteristics, size or geographical focus believed to be comparable to such characteristics of Bayard. These selected companies included: Grey Wolf Inc., Nabors, Parker Drilling Company, Patterson Energy Inc., Pride International Inc. and UTI Energy Corp.

     Such data and ratios included measures of value defined by market capitalization of common stock plus total debt assumed less cash and cash equivalents of the comparable companies ("Enterprise Value") as a multiple of the last twelve-month reporting period before the announcement ("LTM"), earnings before interest, taxes and depreciation and amortization ("EBITDA"), 1998 estimated EBITDA, 1999 estimated EBITDA and 2000 estimated EBITDA. In addition, ratios included equity value as a multiple of LTM net income plus deferred taxes, depreciation and amortization ("After-Tax Cash Flow"), 1998 estimated After-Tax Cash Flow, 1999 estimated After-Tax Cash Flow and 2000 estimated After-Tax Cash Flow. The comparable company analysis was conducted based upon closing prices on February 11, 1999.

     Based upon an exchange ratio of 0.3375 Nabors shares and $0.30 cash per share of Bayard common stock at Nabors' February 11, 1999 closing price of $12.19, the implied per share transaction value to Bayard was $4.41 per share.

     DLJ examined the adjusted mean multiple of Enterprise Value to 1998 estimated EBITDA, 1999 estimated EBITDA and 2000 estimated EBITDA for the comparable companies which were 5.6x, 7.1x and 5.0x, respectively. These multiples implied valuations of Bayard common stock per share which were NM in the first two cases and $1.54 in the third. The maximum and minimum values for comparable company Enterprise Value multiples were 9.5x and 3.4x for 1998 estimated EBITDA, 9.7x and 5.7x for 1999 estimated EBITDA and 8.0x and 3.3x for 2000 estimated EBITDA. This compares with implied Enterprise Value multiples of 1998 estimated EBITDA, 1999 estimated EBITDA and 2000 estimated EBITDA for Bayard based upon the proposed merger consideration of 15.1x, 21.9x and 6.8x, respectively.

     DLJ also examined the adjusted mean multiple of equity value to 1998 estimated After-Tax Cash Flow, 1999 estimated After-Tax Cash Flow and 2000 estimated After-Tax Cash Flow for the comparable companies which were 4.0x, 6.3x and 3.8x, respectively. These multiples implied Bayard per share values of $1.87, NM and $3.85, respectively. The maximum and minimum values for comparable company equity value multiples were 7.1x and 1.8x for 1998 estimated After-Tax Cash Flow, 8.1x and 2.3x for 1999 estimated After-Tax Cash Flow and 5.7x and 1.7x for 2000 estimated After-Tax Cash Flow. This compares with implied equity value multiples of 1998 estimated After-Tax Cash Flow, 1999 estimated After-Tax Cash Flow and 2000 estimated After-Tax Cash Flow for Bayard based upon the proposed merger consideration of 9.3x, NM and 4.4x, respectively.

     DLJ's analysis of certain other publicly traded companies is summarized in the following table:

                                                     ADJUSTED             IMPLIED BAYARD
MULTIPLES                                  MAXIMUM     MEAN     MINIMUM   PER SHARE VALUE
---------                                  -------   --------   -------   ---------------
Enterprise Value to:
  1998 Estimated EBITDA..................   9.5x       5.6x      3.4x             NM
  1999 Estimated EBITDA..................   9.7x       7.1x      5.7x             NM
  2000 Estimated EBITDA..................   8.0x       5.0x      3.3x          $1.54
Equity Value to:
  1998 Estimated After-Tax Cash Flow.....   7.1x       4.0x      1.8x          $1.87
  1999 Estimated After-Tax Cash Flow.....   8.1x       6.3x      2.3x             NM
  2000 Estimated After-Tax Cash Flow.....   5.7x       3.8x      1.7x          $3.85

     The Bayard per share value range implied by this analysis was $1.54 to $3.85. Because $4.41, the implied per share transaction value to Bayard from the merger, was above this range, this analysis supported DLJ's opinion.

     Transaction Analysis. DLJ reviewed publicly available information for a number of selected transactions involving the combination of contract drilling companies completed since November 1996. The transactions selected were not intended to represent a complete list of contract drilling transactions which have occurred during the last three years; rather they included transactions involving combinations of companies with operating characteristics, size or geographical focus believed to be comparable to such characteristics of Bayard. These selected transactions include: Nabors/Pool Energy Services; Key Energy Group/Dawson Production Services; R&B Falcon Corporation/Cliffs Drilling Company; Parker Drilling Company/Hercules Offshore; Bayard/Bonray Drilling Corporation; Pride Petroleum Services/Forasol-Foramer; Dawson Production Services/Pride Petroleum Services; and Parker Drilling Company/Mallard Bay Drilling. Although these transactions were used for comparison purposes, none of such transactions is directly comparable to the merger. An analysis of comparable transactions is not purely mathematical, rather it involves complex considerations and judgments concerning similarities and differences in financial, operational and other characteristics of potentially comparable transactions.

     DLJ reviewed the consideration paid in such comparable transactions in terms of the Enterprise Value in such transactions as a multiple of LTM and estimated forward fiscal year EBITDA. The adjusted mean multiple of Enterprise Value to LTM EBITDA was 10.8x with a high of 30.1x and a low of 4.4x. The adjusted mean multiple of Enterprise Value to estimated forward fiscal year EBITDA was 7.0x with a high of 12.0x and a low of 4.2x. Based upon these adjusted mean multiples, the implied valuation of Bayard common stock per share was $5.18 and NM, respectively.

     DLJ also reviewed the consideration paid in such transactions in terms of the equity value in such transactions as a multiple of LTM After-Tax Cash Flow and estimated forward fiscal year After-Tax Cash Flow. The adjusted mean multiple of equity value to LTM After-Tax Cash Flow was 13.8x with a high of 32.5x and a low of 4.1x. The adjusted mean multiple of equity value to estimated forward fiscal year After-Tax Cash Flow was 5.7x with a high of 16.3x and a low of 4.2x. Based upon these adjusted mean multiples, the implied value range of Bayard common stock per share was $9.92 to $2.69.

     DLJ's transaction analysis is summarized in the following table:

                                                     ADJUSTED             IMPLIED BAYARD
MULTIPLES                                  MAXIMUM     MEAN     MINIMUM   PER SHARE VALUE
---------                                  -------   --------   -------   ---------------
Enterprise Value to:
  LTM EBITDA.............................   30.1x     10.8x      4.4x          $5.18
  1998 Estimated EBITDA..................   12.0x      7.0x      4.2x             NM
Equity Value to:
  LTM After-Tax Cash Flow................   32.5x     13.8x      4.1x          $9.92
  1998 Estimated After-Tax Cash Flow.....   16.3x      5.7x      4.2x          $2.69

     The Bayard per share value range implied by this analysis was $2.69 to $9.92. Because $4.41, the implied per share transaction value to Bayard from the merger, was within this range, this analysis supported DLJ's opinion.

     Discounted Cash Flow Analysis. DLJ also performed a discounted cash flow analysis of Bayard using Bayard's projections.

     DLJ calculated the discounted present value of future net cash flows attributable to contract drilling operations by applying various assumptions regarding capital expenditures, sales and direct costs. Terminal values in the year 2003 were assumed in three separate cases to be multiples of After-Tax Cash Flow of 4.0x, 5.0x and 6.0x, based upon analysis of historical industry valuations. Finally, these net cash flows were discounted back to present value based upon a range of discount factors utilizing the Capital Asset Pricing Model.

     DLJ calculated equity values ranging from a low of $60.3 million to a high of $100.5 million, based upon the discounted cash flow analysis. With 18.3 million fully diluted shares of Bayard common stock outstanding, the implied values of Bayard common stock per share ranged from $3.31 to $5.52.

     Because $4.41, the implied per share transaction value to Bayard from the merger, was within this range, the discounted cash flow analysis supported DLJ's opinion.

     Pro Forma Merger Analysis. DLJ also performed a pro forma merger analysis to determine the impact of the merger on Nabors' net income per share ("EPS") and After-Tax Cash Flow per share. DLJ performed the analysis for each of the three years ended December 31, 1998 through 2000 as if the merger had been completed on January 1 of each year. Based upon this pro forma analysis, DLJ determined that the merger was dilutive to After-Tax Cash Flow per share in both 1998 and 1999 by approximately 1.6% and 5.1%, respectively, and accretive to After-Tax Cash Flow per share in 2000 by 1.7%. The analysis determined that the merger was dilutive to EPS in 1998 and 1999 by approximately 5.0% and 13.4%, respectively, and accretive to EPS in 2000 by 1.6%. DLJ included synergies equal to $2 million per year in its analysis.

     Because the analysis assumed that Bayard would produce negative net income and cash flow in 1999, the transaction was dilutive to Nabors and, conversely, accretive to Bayard in those periods. However, in 2000, the first actual full year of the merger and a year in which the projections assume an improvement in the business, the transaction was slightly accretive to Nabors. Based upon this analysis, the pro forma merger analysis support DLJ's opinion.

     Relative Contribution Analysis. In addition, DLJ conducted a relative contribution analysis of Bayard's LTM and projected operating performance with respect to the combined company.

     The relative contribution of each of Bayard and Nabors to the combined company of certain financial measures were reviewed, including EBITDA, net income and After-Tax Cash Flow and compared with the amount of common equity, 5.7%, being distributed to Bayard's stockholders in the merger.

     Bayard's contribution of LTM EBITDA, 1998 estimated EBITDA, 1999 estimated EBITDA and 2000 estimated EBITDA was 6.1%, 4.6%, 3.8% and 8.2%, respectively. Bayard's contribution of LTM net income, 1998 estimated net income, 1999 estimated net income and 2000 estimated net income was 1.2%, NM, NM and 1.3%, respectively. Finally, Bayard's contribution of LTM After-Tax Cash Flow, 1998 estimated After-Tax Cash Flow, 1999 estimated After-Tax Cash Flow and 2000 estimated After-Tax Cash Flow was 4.6%, 3.9%, NM and 6.6%, respectively.

     Because the relative contribution by Bayard in each of these measures ranged from 1.2% to 8.2% and the amount of common equity being distributed to Bayard's stockholders in the merger was 5.7%, the relative contribution analysis supported DLJ's opinion.

     The summary set forth above does not purport to be a complete description of the analyses performed by DLJ in connection with the preparation of its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. DLJ did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the opinion. The analyses performed by DLJ are not necessarily indicative of actual values of future results, which may be significantly more or less favorable than suggested by such analyses.

     Under the terms of an engagement letter dated October 15, 1998, Bayard agreed to pay DLJ $500,000, payable in cash, for rendering the fairness opinion. Bayard also agreed to reimburse DLJ promptly for certain out-of-pocket expenses, including reasonable fees and out-of-pocket expenses of counsel, incurred by DLJ in connection with its engagement, and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and Bayard believe are customary in transactions of this nature, were negotiated at arm's length between Bayard and DLJ and the Bayard Board was aware of such arrangement. DLJ has been engaged to perform investment banking services for Bayard in the past and has been compensated for such services. Those services have included acting as lead managing underwriter for the initial public offering of Bayard common stock in November 1997. DLJ and Bayard are currently involved in class action litigation relating to such offering. In addition, DLJ was the initial purchaser in Bayard's senior notes offering in June 1998 and advised Bayard with respect to the adoption of the Bayard rights agreement in August 1998.

     The Bayard Board selected DLJ as its financial advisor because it is a nationally recognized investment banking firm and the principals of DLJ have substantial experience in transactions similar to the merger and are familiar with Bayard and its business. In the ordinary course of business, DLJ may trade the securities of both Bayard and Nabors for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

EFFECTIVE TIME

     Subject to the terms and conditions of the merger agreement, the closing of the merger will occur on the first business day immediately following the day on which the conditions to closing set forth in the merger agreement are fulfilled or waived unless Bayard and Nabors agree otherwise. It is anticipated that the last of the conditions to the closing to be fulfilled will be either the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the adoption of the merger agreement by the Bayard stockholders. Promptly after such conditions are fulfilled, a certificate of merger relating to the merger will be filed with the Delaware Secretary of State. The time when the certificate of merger is filed, or such later time as is specified in the certificate of merger, is referred to as the "effective time" of the merger.

EXCHANGE OF CERTIFICATES

     As of the effective time, Nabors will deposit with an exchange agent certificates representing the aggregate whole number of shares of Nabors common stock to be issued in the merger and cash in an amount equal to the aggregate cash portion of the merger consideration plus the estimated amount to be paid instead of fractional shares of Nabors common stock. As soon as is reasonably practicable after the effective time, Nabors will instruct the exchange agent to mail to each holder of record of certificates formerly representing Bayard common stock transmittal materials for use in exchanging such Bayard certificates for certificates representing shares of Nabors common stock, the cash portion of the merger consideration and, if applicable, cash instead of a fractional share of Nabors common stock.

     STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

FEDERAL SECURITIES LAW CONSEQUENCES

     The shares of Nabors common stock to be issued to the former stockholders of Bayard in the merger have been registered under the Securities Act of 1933. Accordingly, all such shares of Nabors common stock will be freely transferable under the Securities Act of 1933, except that shares of Nabors common stock received by persons who are deemed to be "affiliates," as such term is defined under the Securities Act of 1933, of Bayard before the merger or who become "affiliates" of Nabors after the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act of 1933 or as otherwise permitted under the Securities Act of 1933. Rule 145 generally provides that "affiliates" of an acquired company may not sell securities of the issuer unless the securities are sold:

     - in accordance with the volume, manner of sale and public information requirements of Rule 144; or

     - without regard to the volume or manner of sale requirements of Rule 144, but subject to its public information requirements, if the persons do not become "affiliates" of the acquiror after the merger and have held the shares acquired in the merger for at least one year.

Rule 144 generally requires that the quantity of shares sold in any three-month period not exceed the greater of 1% of the outstanding shares of the issuer or the average weekly reported volume of trading in such shares for the four weeks preceding the notice of sale. Rule 144 also requires that such sales be made in unsolicited, open market "brokers' transactions." Persons who may be deemed to be "affiliates" of Nabors or Bayard generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The merger agreement requires Bayard to use its best efforts to obtain from each of its "affiliates" a written agreement to the effect that such person will not sell, transfer or otherwise dispose of any of the shares of Nabors common stock issued to such person in the merger in violation of the Securities Act of 1933 or the rules and regulations promulgated by the Commission. Bayard estimates that approximately 1,000,000 shares of Nabors common stock will be affected by these restrictions.

     Nabors has agreed in the merger agreement that, before the merger, it will enter into an agreement with those persons who will receive shares of Nabors common stock in the merger which will be subject to the resale restrictions of Rule 144 and Rule 145 under the Securities Act of 1933. In such agreement, Nabors will be required to grant to such persons the right to demand a single registration under the Securities Act of 1933 of not less than 1,000,000 shares of Nabors common stock received by them in the merger.

AMERICAN STOCK EXCHANGE LISTING OF NABORS COMMON STOCK

     In the merger agreement, Nabors has agreed to use its best efforts to cause the shares of Nabors common stock to be issued in the merger to be approved for listing on AMEX before the merger. The obligations of Bayard, Nabors and Nabors' acquisition subsidiary to close the merger are conditioned upon, among other things, such shares of Nabors common stock being listed on AMEX.

CERTAIN EFFECTS OF THE MERGER

     If the merger is consummated, Bayard will become a wholly owned subsidiary of Nabors. As a result, public trading of the shares of Bayard common stock will cease, the shares of Bayard common stock will cease to be listed and traded on AMEX and the registration of the shares of Bayard common stock under the Securities Exchange Act of 1934 will be terminated.

     For information concerning the federal income tax consequences of the merger, see "Federal Income Tax Consequences."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Bayard Board with respect to the merger, Bayard stockholders should be aware that certain of the directors and executive officers of Bayard have the following interests in the merger that differ from, or are in addition to, the interests of the stockholders of Bayard generally.

  Employment Agreement with Bayard Executive

     In the merger agreement, Nabors has agreed to cause Nabors Drilling USA, Inc., a wholly owned subsidiary of Nabors, to enter into an employment agreement with James E. Brown, the Chairman of the Board, President and Chief Executive Officer of Bayard. The Brown employment agreement with NDUSA will replace, and cause the termination of, the employment agreement previously entered into between Bayard and Mr. Brown.

     The Brown employment agreement provides for a two-year term of employment beginning on the date of the merger. Following the initial two-year term, the agreement is subject to renewal upon the mutual agreement of Mr. Brown and NDUSA. Mr. Brown will be elected initially as Vice President -- Central Division of NDUSA and will receive base annual cash compensation of $175,000 and an annual bonus determinable at the discretion of the board of directors of NDUSA. Mr. Brown will be entitled to the use of a company-owned vehicle or an $800 per month automobile allowance as well as paid vacation and will be eligible to participate in all benefit programs provided by NDUSA in accordance with their terms. In consideration of Mr. Brown's agreement to waive his rights under his prior employment agreement with Bayard, Mr. Brown will also receive a lump sum signing bonus of $300,000. Mr. Brown will receive options to acquire 200,000 shares of Nabors common stock, exercisable at the closing price for Nabors common stock on the date of commencement of employment. Such options will vest annually in four equal installments beginning on the first anniversary of the date of grant, will have a ten-year term and will be subject to the terms of Nabors' standard form stock option agreement and the applicable stock option plan.

     The Brown employment agreement provides that NDUSA may terminate Mr. Brown for any of the following reasons:

     - Mr. Brown's death;

     - total or partial disability of Mr. Brown which renders him permanently unable to perform his duties;

     - total or partial disability of Mr. Brown which renders him temporarily unable to perform his duties for a period of 180 consecutive days;

     - "cause," which is defined in the Brown employment agreement to include such acts as fraud, theft, felony conviction or willful or repeated failure to perform the duties of his employment in any material respect; or

     - any reason, without cause, upon 30 days' prior written notice.

Mr. Brown may voluntarily terminate his employment at any time upon 30 days' prior written notice. If NDUSA terminates Mr. Brown's employment for any of the first three reasons noted above, NDUSA will be required to pay Mr. Brown's base salary for six months or the time remaining in the term of employment, whichever is less. If NDUSA terminates Mr. Brown for cause, no further unaccrued payment will be made. If NDUSA terminates Mr. Brown without cause, he will be entitled to receive his base salary for the time remaining in the term of employment.

     Mr. Brown has agreed that for the period of time that NDUSA is making payments as required under the respective employment agreement, he will not engage in any business that is also conducted by NDUSA or its affiliates, or, subject to certain limitations, own or become employed by a business that competes with NDUSA or its affiliates in any geographic area in which NDUSA or its affiliates has significant business activities, including but not limited to the continental United States and Mexico. During that period, Mr. Brown is prohibited from interfering with the customer and employee relationships of NDUSA and its affiliates.

  Transactions between Nabors and National Oilwell, L.P.

     Merrill A. Miller, Jr., a director of Bayard, is Vice President of National Oilwell, L.P., an oilfield services company, and President of its Products & Technology Group. National Oilwell, L.P. is a significant supplier to Nabors, providing Nabors with construction services and various related products and equipment. National Oilwell, L.P. has advised Bayard that Nabors is one of its top ten customers in terms of revenue.

  Options

     As shown in the following table, Bayard officers and directors hold options to purchase a total of 770,000 shares of Bayard common stock, of which 199,835 were exercisable as of, or will become exercisable within 60 days after, January 15, 1999.

                                                                   CURRENT VALUE OF IN-THE-MONEY
                                                                OPTIONS BASED ON THE $5.3125 CLOSING
                                       OPTIONS HELD AS OF           PRICE OF BAYARD COMMON STOCK
                                        JANUARY 15, 1999                ON JANUARY 15, 1999
NAME                                EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
----                                -------------------------   ------------------------------------
James E. Brown....................      160,000 / 440,000                $37,500 / $87,500
David E. Grose, III...............       14,000 / 56,000                    625 / 2,500
Carl B. Anderson, III.............       5,167 / 14,833                        0 / 0
Mark Liddell......................       5,167 / 14,833                        0 / 0
Merrill A. Miller.................       5,167 / 14,833                        0 / 0
Sidney L. Tassin..................       5,167 / 14,833                        0 / 0
Lew O. Ward.......................       5,167 / 14,833                        0 / 0

     The merger agreement provides that each outstanding option to purchase Bayard common stock will be converted into an option to purchase Nabors common stock. Each converted option will be exercisable for that number of whole shares of Nabors common stock equal to the product of the number of shares of Bayard common stock covered by such option immediately before the merger multiplied by 0.3375, rounded up to the nearest whole number of shares of Nabors common stock. The per share exercise price for the shares of Nabors common stock issuable upon the exercise of such Nabors stock option will be an amount determined by dividing (i) the amount obtained by subtracting (a) $0.30 from (b) the exercise price per share of Bayard common stock for such Bayard stock option, by (ii)
0.3375 and rounding the resulting exercise price up to the nearest whole cent. The Nabors stock options granted upon conversion of Bayard stock options outstanding immediately before the merger will have the same schedule of vesting and same period for exercise as applies to such Bayard stock options. However, Nabors stock options received upon such conversion by employees of Bayard who are terminated by the surviving corporation without cause during the one-year period immediately following the merger will immediately and fully vest upon such termination.

  Warrants

     Energy Spectrum Partners LP and Wil-Cas Investments, L.P. hold warrants for the purchase of 112,000 and 169,400 shares of Bayard common stock, respectively. Sidney L. Tassin, a director of Bayard, is also the President and a member of Energy Spectrum LLC, which is the ultimate general partner of Energy Spectrum Partners LP. Lew O. Ward, a director of Bayard, is an officer and director of Ward Petroleum Corporation. Wil-Cas Investments, L.P. is controlled by Ward Petroleum Corporation and family trusts for the benefit of Mr. Ward's children. The merger agreement provides that all outstanding warrants for the purchase of Bayard common stock, including the warrants held by Energy Spectrum Partners LP and Wil-Cas Investments, L.P., will remain outstanding on the same terms as in effect immediately before the merger. After the merger, the warrants will be exercisable for:

     - a number of whole shares of Nabors common stock equal to the product of the number of shares of Bayard common stock covered by the warrant multiplied by 0.3375, rounded up to the nearest whole number of shares of Nabors common stock; and

     - an amount of cash equal to the product of the number of shares of Bayard common stock covered by the warrant multiplied by $0.30.

  Severance Arrangements; Continuing Employment Agreement

     The merger agreement provides that, under certain circumstances, Nabors will make cash severance payments to certain identified employees of Bayard, including David E. Grose, III, the Vice President and Chief Financial Officer of Bayard. Nabors will incur these severance obligations if the applicable employees remain employed by Bayard immediately before the merger and Nabors terminates their employment within one year after the merger. Any such payments would be made instead of amounts otherwise payable by Bayard under any other severance agreement.

     In the case of Mr. Grose, Nabors would pay $105,000 in cash to Mr. Grose if it terminates his employment within one year after the merger and if Mr. Grose waives the right to severance payments under his existing employment agreement. This employment agreement, dated as of July 16, 1997, entitles Mr. Grose to continue to receive his base salary and other employee benefits through the remaining term of the agreement and to receive a cash payment in an amount equal to any earned but unpaid quarterly bonus for the previous quarter if, as a result of a change of control, Mr. Grose is terminated without due cause or if Mr. Grose elects to terminate his employment for any reason. The merger would constitute a "change of control." Mr. Grose's base salary is currently $105,000. The Grose employment agreement expires by its terms on June 30, 1999.

  Indemnification and Insurance

     The Restated Certificate of Incorporation and Amended and Restated Bylaws of Bayard currently provide for indemnification of directors to the fullest extent permitted by Delaware law. Nabors has agreed that the Restated Certificate of Incorporation and Bylaws of the surviving corporation in the merger will contain the indemnification provisions currently set forth in Bayard's Certificate of Incorporation and Bylaws and that such provisions will not be amended, repealed or otherwise modified for a period of six years after the merger in any manner that would adversely affect the rights of individuals under Bayard's Certificate of Incorporation or Bylaws who at any time before the merger were directors or officers of Bayard in respect of actions or omissions occurring at or before the merger, including, without limitation, the transactions contemplated by the merger agreement, unless such modification is required by law.

     In addition, from and after the merger, Nabors has agreed that it and the surviving corporation will jointly and severally indemnify, defend and hold harmless the present and former officers and directors of Bayard or any of its subsidiaries against all losses, expenses, claims, damages or amounts paid in settlement of, or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation, based in whole or in part on the fact that such person is or was a director or officer of Bayard or any of its subsidiaries. This indemnification covers claims arising out of actions or omissions occurring at or before the merger and includes, but is not limited to, the transactions contemplated by the merger agreement. In each case, the indemnification will apply to the full extent permitted under Delaware law, and Nabors will pay expenses, including fees and disbursements of counsel, as incurred, in advance of the final disposition of any such action or proceeding to each indemnified party upon receipt from the indemnified party to whom expenses are advanced of an undertaking to repay such advances, as contemplated by Delaware law.

     Under the terms of the merger agreement, commencing at the merger, the directors and officers of the surviving corporation will be insured under the policies of directors and officers insurance currently maintained by Nabors or maintained by Nabors after the merger. In addition, for a period of four years after the merger, Nabors will cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Bayard and its subsidiaries, or equivalent policies, with respect to claims arising from facts or events which occurred before the merger; provided that Nabors will not be required to pay an annual premium for such insurance in excess of two times the last annual premium paid by Bayard before the date of the merger agreement, but in such case shall purchase as much coverage as possible for such amount.

REGULATORY MATTERS

     Transactions such as the merger are reviewed by the Antitrust Division of the Department of Justice and by the Federal Trade Commission to ensure compliance with antitrust laws. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, and its interpretive rules, govern this review. Under the Hart-Scott-Rodino Act, Bayard and Nabors may not consummate the merger until they have filed a notice with the Antitrust Division and the FTC and the applicable waiting period expires or is terminated.

     On October 22, 1998, Bayard and Nabors filed their respective Premerger Notification and Report Forms as required by the Hart-Scott-Rodino Act. On November 20, 1998, the Antitrust Division requested that Bayard and Nabors provide additional information and documents relevant to the proposed merger. This request for additional information extends the applicable waiting period. In particular, under the Hart-Scott-Rodino Act, Bayard and Nabors may not consummate the merger for a period of 20 days from the date on which they substantially comply with the information request. After the parties substantially comply with the information request, the waiting period may be extended only by court order or by consent of the parties.

     Bayard and Nabors are currently engaged in discussions with the Antitrust Division regarding the competitive effects of the merger. At any time before or after the merger, the Antitrust Division could take action to enjoin the merger or to force divestiture of substantial assets of Bayard or Nabors or their subsidiaries. Private parties and state attorneys general could also bring an action under the antitrust laws in certain circumstances. Bayard and Nabors cannot guarantee that the Antitrust Division, the FTC or others will not challenge the merger and cannot predict the result should such a challenge occur.

SOURCE AND AMOUNT OF FUNDS

     Nabors intends to finance its obligations to pay the cash portion of the aggregate merger consideration with its working capital. The total cash cost to Nabors of the merger consideration will be approximately $5.5 million.

MANAGEMENT OF NABORS FOLLOWING THE MERGER

     It is not anticipated that any of the members of the Bayard Board will serve on the Board of Directors of Nabors and, accordingly, the composition of the Board of Directors of Nabors will not change as the result of the merger. Likewise, it is not anticipated that any officers of Bayard will become officers of Nabors after the consummation of the merger. However, one executive officer of Bayard is expected to enter into an employment agreement with Nabors Drilling USA, Inc., a wholly owned subsidiary of Nabors. See "-- Interests of Certain Persons in the Merger."

RIGHTS OF DISSENTING STOCKHOLDERS

     A holder of record of shares of Bayard common stock on the record date who complies with the procedures set forth in Section 262 of the Delaware General Corporation Law will be entitled to appraisal rights in connection with the merger. Holders of warrants and options issued by Bayard are not entitled to appraisal rights in connection with the merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the Delaware General Corporation Law and is qualified in its entirety by the full text of Section 262, which is reprinted in its entirety as Annex C to this document. Except as set forth in Section 262, Bayard's stockholders will not be entitled to appraisal rights in connection with the merger.

     Under Section 262, record holders of Bayard common stock who comply with the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the court.

     Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, not less than 20 days before the meeting, a company must notify each of its stockholders of record at the close of business on the record date for the meeting that appraisal rights are available and include in each such notice a copy of Section
262. THIS DOCUMENT CONSTITUTES THE REQUIRED NOTICE TO HOLDERS OF BAYARD COMMON STOCK. Any stockholder who wishes to exercise appraisal rights should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights.

     A STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS MUST DELIVER TO BAYARD, BEFORE THE VOTE ON THE ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING, A WRITTEN DEMAND FOR APPRAISAL OF THE HOLDER'S SHARES OF STOCK. The demand must inform Bayard of the identity of the stockholder and must state that the stockholder intends to demand an appraisal of his or her shares of Bayard common stock. A vote against the adoption of merger agreement will not satisfy this requirement. ALL WRITTEN DEMANDS FOR APPRAISAL OF SHARES SHOULD BE MAILED OR DELIVERED TO BAYARD, 4005 NORTHWEST EXPRESSWAY, SUITE 550E, OKLAHOMA CITY, OKLAHOMA 73116, ATTENTION: SECRETARY, SO AS TO BE RECEIVED BEFORE THE VOTE ON THE ADOPTION OF THE MERGER AGREEMENT.

     A STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS MUST HOLD OF RECORD THE SHARES IN QUESTION ON THE RECORD DATE AND MUST CONTINUE TO HOLD SUCH SHARES THROUGH THE TIME OF THE MERGER. Accordingly, a holder of shares of Bayard common stock who is the record holder of shares of Bayard common stock on the record date, but who transfers such shares of Bayard common stock before the consummation of the merger, will lose any right to appraisal in respect of such shares of Bayard common stock.

     A holder of record of shares of Bayard common stock is entitled to assert appraisal rights only with respect to the shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity; if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for the record owner or owners. A record holder such as a broker, who holds shares as nominee for several beneficial owners, may exercise appraisal rights with respect to the shares held for one or more beneficial owners, while not exercising appraisal rights with respect to the shares held for other beneficial owners; in that event, the written demand should set forth the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

     STOCKHOLDERS ELECTING TO EXERCISE THEIR APPRAISAL RIGHTS UNDER SECTION 262 MUST NOT VOTE FOR ADOPTION OF THE MERGER AGREEMENT. Accordingly, a vote against adoption of the merger agreement, or an abstention with respect to the merger agreement, will not prevent a holder of Bayard common stock from exercising appraisal rights, but a vote in favor of adoption of the merger agreement will prevent such holder from exercising appraisal rights. However, IF A HOLDER OF BAYARD COMMON STOCK RETURNS A SIGNED PROXY CARD, BUT DOES NOT SPECIFY A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT OR A DIRECTION TO ABSTAIN, THEN THE PROXY CARD, IF NOT REVOKED, WILL BE VOTED FOR THE MERGER, WHICH WILL HAVE THE EFFECT OF WAIVING THAT STOCKHOLDER'S APPRAISAL RIGHTS.

     Within ten days after the merger, Bayard, as the surviving corporation in the merger, must send a notice as to the effectiveness of the merger to each person who has satisfied the appropriate provisions of Section 262. Within, but not more than, 120 days after the merger, Bayard, or any holder of shares entitled to appraisal rights under Section 262 who has complied with the statutory procedures summarized above, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such shares. Bayard is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the shares. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

     Within 120 days after the merger, any record holder of shares who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Bayard a statement setting forth the aggregate number of shares of Bayard common stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statements must be mailed within ten days after Bayard receives a written request therefor.

     If a petition for an appraisal is timely filed, then, after a hearing on the petition, the Delaware Court of Chancery will determine the holders of shares entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

     The Delaware Court of Chancery will appraise the "fair value" of the shares of stockholders entitled to appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the value of the merger consideration that they would otherwise receive if they did not seek appraisal of their shares. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. More specifically, the Delaware Supreme Court has stated that: "Fair value, in an appraisal context, measures 'that which has been taken from the shareholder, viz., his proportionate interest in a going concern.' In the appraisal process the corporation is valued 'as an entity,' not merely as a collection of assets or by the sum of the market price of each share of its stock. Moreover, the corporation must be viewed as an on-going enterprise, occupying a particular market position in the light of future prospects." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a stockholder's exclusive remedy. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares have been appraised. The costs of the action may be determined by the court and taxed upon the parties as the court deems equitable. The court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including reasonable attorneys fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal.

     Any holder of shares who has duly demanded an appraisal in compliance with
Section 262 will not, after the effective time, be entitled to vote the shares subject to the demand for appraisal for any purpose, and will not be entitled to the payment of dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares of the same class or series of stock as of a date before the merger.

     If any stockholder who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, then the shares held by such holder will be converted into the merger consideration. A holder of shares will fail to perfect, or will effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the merger. A holder may withdraw a demand for appraisal by delivering to Bayard a written withdrawal of the demand for appraisal and acceptance of the merger, except that any such attempt to withdraw made more than 60 days after the merger will require the written approval of Bayard and no appraisal proceeding may be dismissed as to any stockholder without the approval of the court.

     Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of appraisal rights. If a stockholder fails to perfect a right to appraisal, the stockholder will still receive consideration with respect to such shares of Bayard common stock in accordance with the merger agreement. In view of the complexities of the foregoing provisions of the Delaware General Corporation Law, Bayard stockholders who are considering dissenting from the merger may wish to consult legal counsel.

ACCOUNTING TREATMENT

     The merger will be treated by Nabors as a "purchase," as that term is used under United States generally accepted accounting principles, for accounting and financial reporting purposes. Under this method of accounting, the purchase price of Bayard, including direct costs of the merger, will be allocated to assets and liabilities of the acquired company based upon their estimated fair values, with the excess purchase consideration allocated to goodwill. The results of Nabors' operations will include the results of operations of Bayard commencing at the time of the merger. The Unaudited Pro Forma Financial Statements appearing elsewhere in this document are based upon certain assumptions and allocate the purchase price to assets and liabilities based upon a preliminary allocation of the purchase price. The unaudited pro forma adjustments and consolidated amounts are included for information purposes only. If the merger is consummated, Nabors' consolidated financial statements will reflect the effects of acquisition adjustments only from the effective time.

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

     The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Annex A to this document. This summary is qualified in its entirety by reference to the full text of the merger agreement.

THE MERGER

     Upon the terms and conditions of the merger agreement, and in accordance with the Delaware General Corporation Law, at the effective time, Nabors' acquisition subsidiary will be merged with and into Bayard and Bayard will continue as the surviving corporation in the merger. As a result of the merger, Bayard will become a wholly owned subsidiary of Nabors.

CONVERSION OF SECURITIES

     The Merger Consideration. Upon the consummation of the merger, each issued and outstanding share of Bayard common stock, other than treasury shares held by Bayard or its subsidiaries, shares held by Nabors or its subsidiaries and shares held by persons who perfect and exercise appraisal rights, will be converted into the right to receive 0.3375 shares of Nabors common stock and $0.30 in cash. The share exchange ratio will be adjusted to reflect any changes in Bayard common stock or Nabors common stock from any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or if certain events described in the Bayard rights agreement occur.

     Exchange of Certificates. Promptly after the merger, transmittal forms will be mailed to each holder of record of shares of Bayard common stock to be used in forwarding his or her certificates evidencing such shares for surrender and exchange for the merger consideration. After receipt of such transmittal form, each holder of Bayard certificates should surrender the holder's Bayard stock certificates to the exchange agent, and each holder will receive in exchange certificates representing the whole number of shares of Nabors common stock to which such holder is entitled, together with the cash consideration of $0.30 per share for such holder's Bayard shares and any cash which may be payable instead of a fractional share of Nabors common stock. Such transmittal forms will be accompanied by instructions specifying other details of the exchange.

     STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     Fractional Shares. No shares of Bayard common stock will be converted into fractional shares of Nabors common stock. Each holder of Bayard certificates which would otherwise represent the right to receive a fractional share of Nabors common stock shall, at the time of surrender, be paid by the exchange agent an amount in cash equal to the value of such fractional share based on the average closing price per share of Nabors common stock as reported by the Northeast edition of The Wall Street Journal for the ten consecutive trading days ending on and including the fifth trading day before the closing of the merger. All the fractional shares to which a single holder of Bayard common stock would be entitled will be aggregated.

     Rights with Respect to Unexchanged Shares. After the merger, each Bayard certificate, until properly surrendered and exchanged, will, for all purposes, represent only the right to receive the number of shares of Nabors common stock which the holder of the Bayard certificate is entitled to receive, together with the cash consideration of $0.30 per share and any cash payment instead of a fractional share of Nabors common stock. The holder of an unexchanged Bayard certificate will not be entitled to receive dividends or other distributions, if any, by Nabors with a record date after the effective time until the certificate is surrendered, at which time such dividends and distributions, together with the cash consideration and any cash payment instead of a fractional share of Nabors common stock, will be paid to the holder without interest.

     Dissenting Shares. Any holders of Bayard common stock who have properly perfected appraisal rights will not receive the merger consideration, but will instead be entitled to receive a payment determined as provided by Section 262 of the Delaware General Corporation Law. However, if a holder of Bayard common stock fails to perfect, withdraws or loses the right to appraisal, then those holder's shares will be deemed to have been converted into the right to receive the merger consideration as of the effective time. See "The
Merger -- Rights of Dissenting Stockholders."

     Stock Options. At the effective time, each of the outstanding Bayard stock options will be converted into a Nabors stock option as follows:

     - each converted stock option will be exercisable for that number of whole shares of Nabors common stock equal to (1) the number of shares of Bayard common stock covered by the Bayard stock option, multiplied by (2) the share exchange ratio, rounded up to the nearest whole number of shares; and

     - the per share exercise price for the shares of Nabors common stock issuable upon the exercise of each converted stock option will be the quotient determined by (1) subtracting the cash consideration of $0.30 per share from the exercise price per share of Bayard common stock for the Bayard stock option and dividing by (2) the share exchange ratio, rounding the resulting exercise price up to the nearest whole cent.

     Nabors has agreed to reserve for issuance the number of shares of Nabors common stock that will become issuable upon the exercise of the converted Bayard stock options. The new options will have the same vesting schedule and period of exercise as applied to the Bayard stock options before the date of the merger agreement, except that any converted option held by an employee of Bayard will be fully vested if the employee is terminated without cause by Bayard within one year after the merger. Nabors has agreed to file a registration statement with the Securities and Exchange Commission with respect to the shares of Nabors common stock subject to the converted options, and to use its best efforts to keep the registration statement effective for so long as the converted options remain outstanding.

     Where the merger agreement does not state otherwise, the converted Bayard stock options will be subject to the terms and conditions of Nabors' 1998 Employee Stock Option Plan or a similar plan, and the form of stock option agreement will be Nabors' standard form as is in effect on the date of the merger agreement. At Nabors' request, Nabors and Bayard will negotiate in good faith to allow Nabors to adopt Bayard's stock option plans, instead of converting Bayard stock options into Nabors stock options.

     Warrants. Immediately following the merger, each of the outstanding warrants to purchase shares of Bayard common stock will remain outstanding on the same terms as in effect immediately before the merger, except that each warrant will be exercisable for:

     - that number of whole shares of Nabors common stock equal to (1) the number of shares of Bayard common stock covered by the Bayard warrant, multiplied by (2) the share exchange ratio, rounded up to the nearest whole number of shares; and

     - the amount of cash equal to (1) the number of shares of Bayard common stock covered by the Bayard warrant, multiplied by (2) the cash consideration of $0.30 per share.

     Nabors has agreed to reserve for issuance the number of shares of Nabors common stock that will become issuable upon the exercise of Bayard warrants.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various representations and warranties by Nabors, Nabors' acquisition subsidiary and Bayard with respect to, among other things:

     - organization, good standing and corporate power;

     - capitalization;

     - corporate authority relative to the merger agreement;

     - Securities and Exchange Commission reports and financial statements;

     - absence of undisclosed liabilities;

     - absence of violations of law;

     - environmental laws and regulations;

     - benefit plans;

     - absence of certain changes or events;

     - litigation;

     - lack of ownership of the other party's stock;

     - tax matters;

     - insurance;

     - intellectual property;

     - material contracts;

     - required vote of stockholders to approve the merger; and

     - brokers' fees.

     In addition, Bayard has also made certain representations and warranties with respect to the Bayard rights agreement and the opinion of its financial advisor. Nabors and Nabors' acquisition subsidiary have also made certain representations and warranties with respect to the ownership of Nabors' acquisition subsidiary and its activities.

     A number of the representations and warranties made by Bayard and Nabors in the merger agreement contain qualifications which limit the scope of the representations and warranties to matters which would have a material adverse effect on the applicable company and its subsidiaries, taken as a whole. In general, the merger agreement provides that a material adverse effect will be deemed to have occurred if there is a change or effect which has caused, or may be reasonably likely to cause, actual monetary loss which exceeds $75.0 million, in the case of Nabors, or $7.5 million, in the case of Bayard. Actual or anticipated events or effects which were disclosed to or known by the parties prior to or on February 12, 1999 are not considered material adverse effects for purposes of the merger agreement. Similarly, effects attributable to general economic conditions or the oil and gas or contract drilling industries in general are not considered material adverse effects.

COVENANTS

     Covenants of Bayard. Bayard has agreed that until the merger, except as contemplated in the merger agreement or with the consent of Nabors, it will, among other things:

     - conduct its business in the usual and ordinary course consistent with past practice;

     - use its commercially reasonable efforts to preserve substantially intact its business organizations, maintain its rights and franchises, retain the services of its officers and key employees and maintain its material relationships with its customers and suppliers;

     - use its commercially reasonable efforts to maintain and keep its properties and assets in their current condition in all material respects, allowing for ordinary wear and tear; and

     - use its commercially reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

     In addition, Bayard has agreed that, except as contemplated by the merger agreement, as set forth in the disclosure schedules delivered by Bayard to Nabors or with the consent of Nabors, it will not take any of the following actions:

     - increase the compensation payable to any director or officer, grant or agree to grant any severance or termination pay, other than as provided by any normal severance policy in effect on the date of the merger agreement, or adopt or amend any employee benefit plan;

     - declare or pay any dividend or other distribution in respect of outstanding shares of capital stock, subject to certain exceptions;

     - redeem, purchase or otherwise acquire its shares or options, warrants or other rights to acquire securities of Bayard or any of its subsidiaries, subject to certain exceptions, or effect any recapitalization, or split, combination or reclassification of any of the stock of Bayard or any of its subsidiaries;

     - issue any shares or any security that is convertible into or exercisable for Bayard's stock or that of any of its subsidiaries, subject to certain exceptions, or amend or otherwise modify the terms of any option, warrant or other security so as to create terms more favorable for the holder, or accelerate the vesting of any Bayard stock options;

     - acquire any equity interest in excess of $1.0 million or acquire any assets which are material, except in accordance with ordinary business operations;

     - dispose of any material assets, subject to certain exceptions;

     - amend its Restated Certificate of Incorporation or amend its Amended and Restated Bylaws in a manner that might have an adverse impact on the transactions contemplated by the merger agreement;

     - change any of its methods of accounting or tax reporting, subject to certain exceptions;

     - change any election relating to taxes, or settle or compromise any matter relating to taxes over $250,000;

     - spend more than $1.0 million in the aggregate on the purchase of equipment or supplies, subject to certain exceptions;

     - incur any debt, with certain exceptions; and

     - take any action that would, or is reasonably likely to, result in any of its representations or warranties being untrue or in any of the conditions to the merger not being satisfied.

     Covenants of Nabors. Nabors has agreed that, until the merger, except as contemplated in the merger agreement or with the consent of Bayard, it will not, and will cause Nabors' acquisition subsidiary not to, among other things:

     - amend any of the material terms or provisions of Nabors common stock;

     - knowingly take any action which would result in Nabors common stock not being traded on AMEX;

     - declare or pay any dividends or distributions on outstanding shares of stock; or

     - take any action that would, or is reasonably likely to, result in any of Nabors' or Nabors' acquisition subsidiary's representations or warranties being untrue or in any of the conditions to the merger not being satisfied.

     Registration Rights. Nabors has agreed to grant certain registration rights to holders of Bayard common stock who would be subject to Rule 145 and Rule 144 of the Securities Act of 1933. The grant of registration rights will be evidenced by an agreement to be entered into before the effective time. This agreement will, among other things, allow the holders subject to Rule 144 or Rule 145 to collectively demand registration of not less than 1,000,000 shares of Nabors common stock. See "The Merger -- Federal Securities Law Consequences."

     No Solicitation. The merger agreement prohibits Bayard and its subsidiaries from, directly or indirectly:

     - initiating, soliciting or encouraging, including by way of furnishing information or assistance, or taking any other action to facilitate, the types of acquisition proposals described below and referred to in this document as "company acquisition proposals;"

     - entering into discussions or negotiating with any person or entity in furtherance of a company acquisition proposal;

     - entering into an agreement with respect to the types of acquisition transactions described below and referred to in this document as "company acquisition transactions" or agreeing to or endorsing any company acquisition proposal; or

     - authorizing or permitting any of the officers, directors or employees of Bayard or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by Bayard or any of its subsidiaries to take any such action.

     The merger agreement requires Bayard to advise Nabors of any company acquisition proposal within two days of receiving such proposal, and to deliver a copy of any written proposal to Nabors.

     However, the merger agreement does not prohibit the Bayard Board from:

     - complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934 with regard to a company acquisition proposal; or

     - furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited, bona fide, written company acquisition proposal obtained before stockholder approval of the merger and recommending the same to Bayard's stockholders or otherwise communicating with Bayard's stockholders regarding such proposal in a manner permitted by law, if, and only to the extent that:

          (1) the Bayard Board, after consultation with legal counsel, determines in good faith that such action is required for the Bayard Board to comply with its fiduciary duties to stockholders imposed by the Delaware General Corporation Law;

          (2) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, Bayard:

             (a) provides two business days' written notice to Nabors of such action; and

             (b) obtains from such person or entity a customary confidentiality agreement; and

          (3) Bayard determines in good faith and after consultation with its financial advisor that, in light of the information furnished to it relating to such company acquisition proposal, the company acquisition transaction contemplated would, if consummated, result in a more favorable transaction than the transaction contemplated by the merger agreement, taking into account the long-term prospects and interests of Bayard and its stockholders.

     A "company acquisition proposal" is any inquiry or proposal which relates to or contemplates a company acquisition transaction.

     A "company acquisition transaction" means any of the following transactions:

     - any merger, consolidation, share exchange or other business combination involving Bayard or any of its subsidiaries, subject to certain exceptions;

     - any sale, exchange, transfer or other disposition to any person other than Nabors or any of its subsidiaries of properties or assets of Bayard or any of its subsidiaries which constitute:

          (1) all or substantially all of the properties and assets of Bayard;

          (2) all or substantially all of the properties and assets of any significant subsidiary, or a material division or other business unit of Bayard or any significant subsidiary; or

          (3) properties and assets which are material to the business or operations of Bayard and its subsidiaries, taken as a whole;

     - any tender offer or exchange offer by any person other than Nabors or any of its subsidiaries for 15% or more of the outstanding shares of Bayard common stock; or

     - any acquisition of shares of Bayard common stock by any person or group other than Nabors or any of its subsidiaries which would require an amendment, waiver, termination or alteration of the Bayard rights agreement so that such acquisition would not result in such person becoming an "acquiring person" under the terms of the Bayard rights agreement.

     Access and Information. Both Nabors and Bayard have agreed, subject to certain limitations, to allow one another reasonable access to information concerning its business, properties, contracts, records and personnel.

     Confidentiality. Between the date of the merger agreement and the effective time, Bayard and Nabors have agreed to maintain in confidence, and to cause their representatives to maintain in confidence, and not to use to the detriment of a party to the merger agreement, any information obtained from a party to the merger agreement or its subsidiaries in connection with the merger agreement or any related transactions, with certain exceptions. Upon any termination of the merger agreement, Bayard and Nabors will return or destroy all confidential information provided by the other.

CLOSING CONDITIONS

     Conditions Applicable to All Parties. The following conditions, among others, must be satisfied before the merger, unless waived by the parties to the merger agreement:

     - No stop order or proceeding shall have been initiated which suspends or seeks to suspend the effectiveness of the registration statement of which this document is a part;

     - the merger agreement and the merger shall have been approved and adopted by the holders of a majority of the outstanding shares of Bayard common stock;

     - there shall be no order, injunction, or other legal restraint or prohibition making illegal or prohibiting the consummation of the merger;

     - Bayard and Nabors shall have received certain opinions as to tax matters from their counsel;

     - the applicable waiting period under the Hart-Scott-Rodino Act shall have expired or have been terminated; and

     - the shares of Nabors common stock to be issued in the merger shall have been approved for listing on AMEX, subject to notice of issuance.

     Conditions Applicable to Nabors. Nabors' obligations to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of certain additional conditions, including:

     - the accuracy of Bayard's representations and warranties, with such exceptions as would not have a material adverse effect on Bayard;

     - Bayard's performance in all material respects of its obligations under the merger agreement;

     - the effectiveness of certain agreements with affiliates of Bayard relating to resales of Nabors common stock as provided by Rule 145 under the Securities Act of 1933; and

     - the lack of, since the date of the merger agreement, an event having a material adverse effect on Bayard.

     Conditions Applicable to Bayard. Bayard's obligations to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of certain additional conditions, including:

     - the accuracy of Nabors' and Nabors' acquisition subsidiary's representations and warranties, with such exceptions as would not have a material adverse effect on Nabors;

     - Nabors' performance in all material respects of its obligations under the merger agreement; and

     - the lack of, since the date of the merger agreement, an event having a material adverse effect on Nabors.

TERMINATION

     The merger agreement may be terminated at any time before the merger, only in the following ways:

     (1) by mutual written consent of Nabors and Bayard;

     (2) by Nabors, upon an intentional breach by Bayard of any of its covenants or agreements, or if a material representation or warranty of Bayard is untrue, in either case causing certain conditions not to be satisfied; except that Bayard shall have an opportunity to cure the breach by exercising its reasonable best efforts;

     (3) by Bayard, upon an intentional breach by Nabors of any of its covenants or agreements, or if a material representation or warranty of Nabors is untrue, in either case causing certain conditions not to be satisfied; except that Nabors shall have an opportunity to cure the breach by exercising its reasonable best efforts;

     (4) by either Nabors or Bayard, if certain final, nonappealable orders, decrees or rulings prevent the consummation of the merger;

     (5) by either Nabors or Bayard, if the merger does not occur before September 30, 1999, unless the failure to consummate the merger by such date results from the action or failure to act of the party seeking to terminate the merger agreement;

     (6) by either Nabors or Bayard, if Bayard holds the special meeting but the merger agreement does not receive the required stockholder approval;

     (7) by Nabors, if:

        (a) the Bayard Board withdraws, or materially modifies or materially changes, its recommendation of the merger agreement or the merger in a manner adverse to Nabors or Nabors' acquisition subsidiary, or resolves to do so;

        (b) the Bayard Board recommends a company acquisition proposal or, after ten business days following the public announcement, or, in the case of a tender offer, following the commencement of such tender offer, of any company acquisition proposal, has not recommended against accepting such company acquisition proposal or has taken no position with respect to such company acquisition proposal; or

        (c) Bayard changes the provisions of the Bayard rights agreement in such a manner that any person other than Nabors or Nabors' acquisition subsidiary has been permitted to acquire beneficial ownership of, or the right to acquire beneficial ownership of, or any group has been formed that beneficially owns, or has the right to acquire beneficial ownership of, more than 15% of the then outstanding shares of capital stock of Bayard, in each case without triggering the Bayard rights agreement; or

     (8) by Bayard, if the Bayard Board determines that proceeding with the merger would be inconsistent with its fiduciary obligations under certain circumstances; however, Bayard must give Nabors five days' advance notice of its intention to terminate, must consider any new proposals made by Nabors and must pay to Nabors the sum of $5.0 million, plus up to $500,000 in reasonable third party costs referred to below under "-- Fees, Expense and Other Payments."

FEES, EXPENSES AND OTHER PAYMENTS

     Nabors and Bayard will bear their own costs and expenses in connection with the merger agreement and the related transactions, except as follows:

     - Nabors and Bayard will share equally the costs and expenses related to printing, filing and mailing all Securities and Exchange Commission and other regulatory filings related to these transactions;

     - upon completion of the merger, all costs borne by Nabors and Bayard will be borne by the surviving corporation;

     - Bayard must pay Nabors a fee of $5.0 million, plus up to $500,000 in reasonable third party costs incurred by Nabors, if the merger agreement is terminated as described in item (6), (7) or (8) under "-- Termination"; and

     - if the merger agreement is terminated by either party as described in item (2) or (3) under "-- Termination," then the breaching party must pay the terminating party a fee of $7.5 million (if Bayard is the breaching party) or $15.0 million (if Nabors is the breaching party).

AMENDMENT; WAIVER

     The merger agreement may be amended by Nabors or Bayard by action of their respective Boards of Directors at any time before the merger. However, after the adoption of the merger agreement by the stockholders of Bayard, no amendment may be made which by the Delaware General Corporation Law requires the further approval of stockholders.

     At any time before the merger, Nabors and Bayard may extend the time for the performance of any of the obligations or other acts of the other, waive any inaccuracies in the representations and warranties of the other party, or waive compliance by the other parties with any of the agreements or conditions.

STOCK OPTION AGREEMENT

     In the stock option agreement, Bayard granted Nabors an option to purchase up to 3,620,595 shares, but no more than 19.9% of the outstanding shares, of Bayard's common stock at a price of $5.50 per share. If Bayard issues any additional shares after the date of the stock option agreement, then the number of shares issuable upon exercise of the option will be adjusted to reflect 19.9% of the outstanding shares of Bayard.

     Subject to certain exceptions, Nabors is entitled to exercise all or any part of the option, at any one time, if the following occurs:

     - the merger agreement is terminated as described in item (6) under "-- Termination" and, within 180 days of the date of such termination, Bayard authorizes, recommends, publicly proposes, or enters into an agreement to effect a company acquisition transaction, or publicly announces an intention to do so; or

     - the merger agreement is terminated as described in item (2), (7) or (8) under "-- Termination."

     Upon the exercise of the option, Nabors will pay to Bayard an amount in cash equal to the product of $5.50 and the number of shares of Bayard common stock to be purchased by Nabors. The stock option agreement does not contain a "put" or "cashless exercise" feature that would permit Nabors to realize the economic benefit of the option without payment of the exercise price to Bayard.

     The option will expire, subject to certain exceptions, on the earliest of:

     - the time of the merger;

     - one year after termination of the merger agreement as described in item
       (2), (7) or (8) under "-- Termination";

     - 180 days after termination of the merger agreement as described in item
       (6) under "-- Termination"; and

     - the date of termination of the merger agreement as described in item (1),
       (3), (4) or (5) under "-- Termination."

     The stock option agreement also grants certain registration rights to Nabors with respect to any shares of Bayard common stock acquired upon exercise of the option. In addition, the stock option agreement imposes certain restrictions on the transfer of those shares. These restrictions prohibit any transfer of the shares by Nabors, except in an underwritten public offering or to any person who would not, to the knowledge of Nabors after reasonable inquiry, hold more than 4.9% of the total voting power of Bayard stock after giving effect to such transfer.

STOCKHOLDER AGREEMENTS

     Carl B. Anderson, AnSon Partners, L.L.C., as successor in interest to AnSon Partners Limited Partnership, James E. Brown, Energy Spectrum Partners LP and Wil-Cas Investments, L.P. have each entered into a stockholder agreement with Nabors. These stockholders hold as of the record date 2,645,725 shares of Bayard common stock, which represent approximately 14.5% of the outstanding shares of such class. See "Principal Stockholders of Bayard."

     The stockholder agreements require these stockholders to vote all of their shares in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement. In addition, these stockholders are required to vote against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other material obligation or agreement of Bayard under the merger agreement. These stockholders are further required to vote against any company acquisition transaction and against any proposal regarding any change in a majority of the Bayard Board, the present capitalization of Bayard, any amendment of Bayard's Certificate of Incorporation or Bylaws, or any other material change in Bayard's corporate structure or business, to the extent that any such proposal is intended to, or could reasonably be expected to, impede, interfere with, delay, postpone or materially adversely affect the merger or the transactions contemplated by the merger agreement or the stockholder agreements or could implement or lead to any company acquisition transaction.

     The consenting stockholders have also irrevocably appointed Nabors as their proxy to demand a special meeting of the stockholders of Bayard to consider any action related to the merger agreement or the merger, and to vote their shares with respect to any matters described in the above paragraph.

     The stockholder agreements will terminate at the time of the merger or if the merger agreement is terminated in accordance with its terms. They will also terminate if there is an amendment to the merger agreement which is materially adverse to the consenting stockholders.

AMENDMENT OF BAYARD RIGHTS AGREEMENT

     Under the terms of the Bayard rights agreement, upon the occurrence of certain events, including transactions of the type contemplated by the merger agreement and the stock option agreement, the holder of a Right issued under the Bayard rights agreement, other than an "acquiring person," as defined in the Bayard rights agreement, is entitled to receive, upon exercise of such Right, a number of shares of Bayard common stock having a current market price equal to two times the exercise price of the Right. For additional information regarding the Bayard rights agreement, see "Comparison of Stockholder Rights -- Bayard Rights Agreement."

     Immediately before the execution of the merger agreement, the Bayard rights agreement was amended so that the distribution and exercise of the Rights would not be triggered by Nabors solely as a result of entering into and consummating the transactions contemplated by the merger agreement, the stock option agreement and the stockholder agreements. Specifically, the amendment to the Bayard rights agreement provides, among other things, that:

     - the Expiration Date, as defined in the Bayard rights agreement, shall occur immediately before the time of the merger;

     - neither Nabors nor any of its affiliates or associates will be considered to be an Acquiring Person, as defined in the Bayard rights agreement, unless Nabors or any of its affiliates or associates acquires beneficial ownership of 20% or more of the outstanding shares of Bayard common stock, subject to certain exceptions; and

     - the consummation of the merger, any transaction contemplated by the merger agreement, the stock option agreement or the stockholder agreements will not:

          (1) constitute a Flip-In Event, Flip-Over Event, Stock Acquisition Date, Flip-In Trigger Date or Distribution Date, as such terms are defined in the Bayard rights agreement;

          (2) cause Nabors or any of its subsidiaries to be deemed an Acquiring Person, as defined in the Bayard rights agreement; or

          (3) cause the Rights provided for in the Bayard rights agreement to be exercisable.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the material United States federal income tax consequences of the merger. Such discussion deals only with persons that are citizens or residents of the United States or are entities formed under the laws of the United States or any state or locality within the United States. This summary assumes that the holders of Bayard common stock have held such stock as a capital asset. The discussion does not address all aspects of federal income taxation that may be important to particular stockholders and may not be applicable to certain special classes of stockholders, including without limitation, stockholders who are not citizens or residents of the United States, stockholders who acquired their stock through the exercise of employee stock options or otherwise as compensation, stockholders that are corporations subject to the alternative minimum tax, insurance companies, tax-exempt organizations, financial institutions, securities dealers, broker-dealers, or foreign partnerships or foreign corporations. The following discussion also does not discuss tax consequences to holders of outstanding Bayard warrants or stock options. No information is provided in this document with respect to the tax consequences, if any, of the merger under applicable foreign, state and local laws.

     This summary is based on statutes, regulations, rulings, and judicial decisions in effect at the date of this document. Future legislative, judicial or administrative changes or interpretations could alter or modify these statements and conclusions. Any such changes or interpretations could be retroactive and could affect the tax consequences to stockholders as described in this document. Neither Nabors nor Bayard has requested a ruling from the Internal Revenue Service with regard to any of the federal income tax consequences of the merger, and the discussion as to the federal income tax consequences of the merger set forth below will not be binding on the IRS. EACH STOCKHOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER DESCRIBED IN THIS DOCUMENT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES TO APPLICABLE TAX LAWS.

QUALIFICATION OF MERGER AS A REORGANIZATION

     Based upon certain representations of Bayard and Nabors, and the assumptions identified below:

     - the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986;

     - each of Nabors, Nabors' acquisition subsidiary and Bayard will be a party to a reorganization within the meaning of Section 368(b) of the tax code;

     - no gain or loss will be recognized by Nabors, Nabors' acquisition subsidiary or Bayard as a result of the merger; and

     - except as described below with respect to fractional shares, Bayard stockholders will not recognize any loss as a result of the merger and will recognize gain as a result of the merger only to the extent of the lesser of the amount of cash received in the merger, other than cash received instead of fractional shares, or the amount, if any, by which the value of the merger consideration, other than cash received instead of fractional shares, exceeds the stockholder's tax basis in the Bayard shares surrendered in the merger.

     These conclusions are based on the following assumptions:

     - the representations of Bayard and Nabors remain true as of the date of the closing;

     - as of the date of the closing, Nabors common stock continues to represent at least 80% of the value of the total consideration furnished by Nabors and Nabors' acquisition subsidiary in the merger; and

     - the merger and related transactions take place as described in the merger agreement.

     It is a condition to the merger that Bayard shall have received a tax opinion of Baker & Botts, L.L.P., counsel to Bayard, and that Nabors shall have received a tax opinion of Baker & McKenzie, counsel to Nabors, each to the effect of the foregoing. Such tax opinions, as well as the description of tax consequences set forth in this document, will be based on assumptions relating to certain facts and circumstances of, and the intentions of the parties to, the merger. These assumptions either will have been made with the consent of Bayard or Nabors or will be based upon certain representations of fact made by Bayard or Nabors, or certain members of management of Bayard or Nabors. These assumptions and representations of fact will primarily relate to the type and value of the consideration to be received by Bayard stockholders in the merger, the continued operation and level of retention of Bayard's historic business and assets by Bayard or Nabors after the merger, the continued ownership and control of Bayard by Nabors after the merger, and continuity of Bayard stock ownership before the merger, and Nabors' stock ownership after the merger, by Bayard stockholders. An opinion is not binding on the IRS or the courts and, therefore, the delivery of such tax opinions cannot assure that the IRS or the courts will treat the merger as a reorganization within the meaning of Section 368(a) of the tax code.

     If it were determined that the merger did not qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the tax code, a stockholder of Bayard generally would recognize capital gain or loss for tax purposes.

     The following discussion assumes that the merger will be treated as a reorganization within the meaning of Section 368(a) of the tax code.

CONSEQUENCES OF MERGER TO NABORS, NABORS' ACQUISITION SUBSIDIARY AND BAYARD

     No gain or loss will be recognized by Nabors, Nabors' acquisition subsidiary or Bayard or by any of their respective subsidiaries as a result of the consummation of the merger.

CONSEQUENCES OF MERGER TO BAYARD STOCKHOLDERS

     Except as described in the following paragraph with respect to fractional shares, Bayard stockholders will not recognize any loss as a result of the merger. A Bayard stockholder will recognize gain as a result of the merger only to the extent of the lesser of:

     - the amount of cash received by such Bayard stockholder in the merger, other than cash received instead of fractional shares; or

     - the amount, if any, by which the value of the merger consideration received by the Bayard stockholder exceeds the stockholder's tax basis in the Bayard shares surrendered in the merger.

Any such gain will generally be capital gain, provided that the Bayard stockholder owns less than 1% of the outstanding shares of Nabors common stock before the merger. The tax basis of Nabors common stock received in the merger will equal the tax basis of Bayard common stock surrendered in the merger, plus the amount of gain recognized by the stockholder under the rules described above in this paragraph, less the amount of cash received by the stockholder, other than cash received instead of a fractional share.

     The holding period of Nabors common stock received will include the holding period of Bayard common stock surrendered in exchange for the Nabors common stock.

     A holder of Bayard common stock who receives cash in the merger instead of a fractional share of Nabors common stock will be treated as having received that fractional share of stock through the merger and then as having received the cash in a redemption of the fractional share of stock. Such a holder will generally recognize capital gain or loss on the deemed redemption equal to the difference between the amount of cash received and the holder's adjusted tax basis in the fractional share of Nabors common stock deemed surrendered in exchange for such cash.

CONSEQUENCES OF PRE-MERGER SALE OF BAYARD STOCK

     Bayard stockholders who sell shares of Bayard common stock in the market before the merger would generally recognize capital gain or loss in an amount equal to the difference between the amount received in the sale and the stockholder's tax basis in the shares that are sold. Any such capital gain or loss would be long-term capital gain or loss if the shares have been held for more than 12-months at the time of the sale.

BACKUP WITHHOLDING

     A Bayard stockholder may be subject to backup withholding at the rate of 31% with respect to cash payments received in the merger unless either:

     - the stockholder is an entity that is exempt from withholding, including corporations, tax-exempt organizations and certain qualified nominees, and demonstrates this fact when required; or

     - the stockholder provides its taxpayer identification number, which for an individual would be the stockholder's social security number, certifies that the identification number provided is correct and that the stockholder has not been notified by the IRS that it is subject to backup withholding because it has under reported interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules.

A Bayard stockholder who does not provide its correct taxpayer identification number may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax but, rather, is a method of tax collection. Bayard stockholders will be entitled to credit any amounts withheld under the backup withholding rules against their actual tax liabilities.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements give effect to the acquisition of all of the outstanding capital stock of Bayard by Nabors. The pro forma combination of Nabors and Bayard has been accounted for under the purchase method of accounting.

     The Unaudited Pro Forma Combined Condensed Balance Sheet is derived from the unaudited condensed consolidated balance sheets of Nabors and Bayard and is presented as if the merger was consummated on the balance sheet date. The Unaudited Pro Forma Combined Condensed Statements of Operations for the nine months ended September 30, 1998 and the twelve months ended December 31, 1997 are presented as if the merger was consummated as of January 1, 1997. Nabors results have been recast to conform to the presentation of the twelve months ended December 31, 1997 by adjusting Nabors audited results for the year ended September 31, 1997 to exclude the unaudited results for the quarter ended December 31, 1996 and to include the unaudited results for the quarter ended December 31, 1997. The Pro Forma Statement of Operations for the twelve months ended December 31, 1997 also gives effect to the results of operations for Trend Drilling Co., Ward Drilling Company, Inc., and Bonray Drilling Corporation before their acquisition by Bayard, all of which occurred at various dates in 1997, as if such acquisitions occurred on January 1, 1997.

     The unaudited pro forma financial statements do not purport to indicate what the combined results of operations of Nabors and Bayard would have been had the merger occurred as of the dates indicated or the results of operations that may be obtained in the future. The Unaudited Pro Forma Combined Condensed Statements of Operations do not reflect the anticipated cost savings resulting from integration of the operations of Nabors and Bayard. The pro forma adjustments described in the accompanying notes are based on estimates derived from information currently available.

     The unaudited pro forma financial information should be read in conjunction with the consolidated financial statements and related notes of Nabors and Bayard contained in the Annual Report on Form 10-K of Nabors for the year ended September 30, 1997 and the Annual Report on Form 10-K of Bayard for the year ended December 31, 1997 and each company's Quarterly Report on Form 10-Q for the period ended September 30, 1998. The Form 10-K and Form 10-Q of Nabors are incorporated by reference into this document. The consolidated financial statements of Bayard and related notes are included in this document. Additionally, reference should be made to Nabors' Transition Period Report on Form 10-Q for the three month period ended December 31, 1997, which is incorporated into this document by reference.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                     ASSETS

                                                    HISTORICAL                 PRO FORMA
                                               ---------------------   --------------------------
                                                 NABORS      BAYARD    ADJUSTMENTS      COMBINED
                                               ----------   --------   -----------     ----------
Current assets:
  Cash and cash equivalents..................  $    3,737   $ 19,148    $   (5,458)(a) $   17,427
  Marketable securities......................       9,062                                   9,062
  Accounts receivable, net...................     180,136     15,750                      195,886
  Inventory and supplies.....................      28,204                                  28,204
  Prepaid expenses and other current
     assets..................................      29,625      4,227                       33,852
                                               ----------   --------    ----------     ----------
          Total current assets...............     250,764     39,125        (5,458)       284,431
Property, plant and equipment, net...........   1,120,265    283,659      (112,590)(b)  1,291,334
Marketable securities........................       9,330                                   9,330
Other long-term assets.......................      31,591     17,058       (16,505)(b)     32,144
                                               ----------   --------    ----------     ----------
          Total assets.......................  $1,411,950   $339,842    $ (134,553)    $1,617,239
                                               ==========   ========    ==========     ==========

                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term obligations...  $   14,242   $  6,000    $              $   20,242
  Short-term borrowings......................      61,931                                  61,931
  Trade accounts payable and accrued
     liabilities.............................     144,491     25,707         3,000(a)     173,198
  Income taxes payable.......................      16,792                                  16,792
                                               ----------   --------    ----------     ----------
          Total current liabilities..........     237,456     31,707         3,000        272,163
Long-term obligations........................     217,431    113,222                      330,653
Other long-term liabilities..................      38,385      1,572         9,683(b)      49,640
Deferred income taxes........................      67,643     14,085       (42,930)(b)     38,798
                                               ----------   --------    ----------     ----------
          Total liabilities..................     560,915    160,586       (30,247)       691,254
                                               ----------   --------    ----------     ----------
Commitments and contingencies
Stockholders' equity:
  Capital stock..............................      10,136        182           614(a)      10,750
                                                                              (182)(b)
  Capital in excess of par value.............     397,271    180,489        74,336(a)     471,607
                                                                          (180,489)(b)
  Accumulated other comprehensive income.....      (9,098)                                 (9,098)
  Retained earnings (accumulated deficit)....     457,543     (1,415)        1,415(b)     457,543
  Less treasury stock, at cost...............      (4,817)                                 (4,817)
                                               ----------   --------    ----------     ----------
          Total stockholders' equity.........     851,035    179,256      (104,306)       925,985
                                               ----------   --------    ----------     ----------
          Total liabilities and stockholders'
            equity...........................  $1,411,950   $339,842    $ (134,553)    $1,617,239
                                               ==========   ========    ==========     ==========

    The accompanying notes are an integral part of these pro forma financial statements.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       HISTORICAL              PRO FORMA
                                                   ------------------   ------------------------
                                                    NABORS    BAYARD    ADJUSTMENTS     COMBINED
                                                   --------   -------   -----------     --------
Revenues.........................................  $759,917   $64,802     $             $824,719
                                                   --------   -------     ------        --------
Operating expenses:
  Direct costs...................................   487,801    48,447                    536,248
  General and administrative expenses............    58,628     2,374                     61,002
  Depreciation and amortization..................    62,617    10,352     (4,530)(c)      68,439
                                                   --------   -------     ------        --------
     Operating expenses..........................   609,046    61,173     (4,530)        665,689
                                                   --------   -------     ------        --------
Operating income.................................   150,871     3,629      4,530         159,030
                                                   --------   -------     ------        --------
Other income (expense):
  Interest expense...............................   (11,839)   (3,392)       499(d)      (14,732)
  Interest income................................     1,205     1,217                      2,422
  Other income, net..............................    24,782       347                     25,129
                                                   --------   -------     ------        --------
     Other income (expense)......................    14,148    (1,828)       499          12,819
                                                   --------   -------     ------        --------
Income from continuing operations before income
  taxes..........................................   165,019     1,801      5,029         171,849
Income taxes.....................................    61,057       758      1,837(e)       63,652
                                                   --------   -------     ------        --------
Net income from continuing operations............  $103,962   $ 1,043     $3,192        $108,197
                                                   --------   -------     ------        --------
Earnings per share from continuing operations:
  Basic..........................................  $   1.03                             $   1.01
                                                   --------                             --------
  Diluted(f).....................................  $    .96                             $    .94
                                                   --------                             --------
Weighted average number of shares outstanding:
  Basic..........................................   100,811                6,140(g)      106,951
                                                   --------               ------        --------
  Diluted(f).....................................   112,969                6,140(g)      119,109
                                                   --------               ------        --------

    The accompanying notes are an integral part of these pro forma financial statements.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                     TWELVE MONTHS ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 HISTORICAL                               PRO FORMA
                              -------------------------------------------------   --------------------------
                                                         BAYARD         BAYARD
                                NABORS     BAYARD    ACQUISITIONS(H)   COMBINED   ADJUSTMENTS      COMBINED
                              ----------   -------   ---------------   --------   -----------     ----------
Revenues....................  $1,115,032   $55,747       $25,626       $81,373      $             $1,196,405
                              ----------   -------       -------       -------      -------       ----------
Operating expenses:
  Direct costs..............     774,856    40,705        18,999        59,704                       834,560
  General and administrative
     expenses...............      72,478     1,868         1,572         3,440                        75,918
  Depreciation and
     amortization...........      72,350     7,943         2,747        10,690       (3,716)(c)       79,324
                              ----------   -------       -------       -------      -------       ----------
          Operating
            expenses........     919,684    50,516        23,318        73,834       (3,716)         989,802
                              ----------   -------       -------       -------      -------       ----------
Operating income............     195,348     5,231         2,308         7,539        3,716          206,603
                              ----------   -------       -------       -------      -------       ----------
Other income (expense):
  Interest expense..........     (16,323)   (3,065)         (545)       (3,610)                      (19,933)
  Interest income...........       1,936       597           436         1,033                         2,969
  Other income, net.........      28,502       581           (67)          514                        29,016
                              ----------   -------       -------       -------      -------       ----------
          Other income
            (expense).......      14,115    (1,887)         (176)       (2,063)                       12,052
                              ----------   -------       -------       -------      -------       ----------
Income from continuing
  operations before income
  taxes.....................     209,463     3,344         2,132         5,476        3,716          218,655
Income taxes................      73,443     1,428           698         2,126        1,367(e)        76,936
                              ----------   -------       -------       -------      -------       ----------
Net income from continuing
  operations................  $  136,020   $ 1,916       $ 1,434       $ 3,350      $ 2,349       $  141,719
                              ==========   =======       =======       =======      =======       ==========
Earnings per share from
  continuing operations:
  Basic.....................  $     1.39                                                          $     1.36
                              ==========                                                          ==========
  Diluted(f)................  $     1.24                                                          $     1.23
                              ==========                                                          ==========
Weighted average number of
  shares outstanding:
  Basic.....................      98,180                                              6,140(g)       104,320
                              ==========                                            =======       ==========
  Diluted(f)................     113,793                                              6,140(g)       119,933
                              ==========                                            =======       ==========

    The accompanying notes are an integral part of these pro forma financial statements.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

     The following is a summary of the significant assumptions and adjustments used in preparing the Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 1998 and the Unaudited Pro Forma Combined Condensed Statements of Operations for the nine months ended September 30, 1998 and for the twelve months ended December 31, 1997.

     (a) To reflect the purchase of Bayard for $5.46 million in cash and the issuance of 6,140,456 shares of Nabors common stock in exchange for 100% of the issued and outstanding shares of Bayard. These amounts represent the conversion of each Bayard share into 0.3375 shares of Nabors common stock and $0.30 in cash. Nabors common stock was valued at $12.0625 per share, which represents the average market price of Nabors common stock for the two day period prior to the agreement as to the final merger terms. Additionally, the purchase price reflects the issuance by Nabors of 437,603 options and 133,988 warrants to purchase Nabors common stock, which were valued at their estimated fair market value using the Black-Scholes option pricing model, in exchange for the outstanding options and warrants of Bayard.

        The purchase price has been calculated as follows:

                                                                 (IN THOUSANDS)
    Cash......................................................      $ 5,458
    Nabors common stock, valued at $12.0625 per share.........       74,069
    Nabors options and warrants...............................          881
    Estimated acquisition costs...............................        3,000
                                                                    -------
    Purchase price, including acquisition costs...............      $83,408
                                                                    =======

     (b) The purchase price including estimated acquisition costs have been allocated to assets acquired and liabilities assumed based upon their estimated fair values. The excess of the estimated fair value of the assets acquired and liabilities assumed over the purchase price has been accounted for as a reduction of the value assigned to property, plant and equipment.

        The allocation of the purchase price of Bayard is as follows:

                                                          PURCHASE
                                            HISTORICAL     PRICE       PRO FORMA
                                              AMOUNT     ALLOCATION   ADJUSTMENTS
                                            ----------   ----------   -----------
                                                       (IN THOUSANDS)
    Current assets........................  $  39,125    $  39,125     $      --
    Property, plant and equipment.........    283,659      171,069      (112,590)(i)
    Other long-term assets................     17,058          553       (16,505)(ii)
    Current liabilities...................    (31,707)     (31,707)           --
    Long-term obligations, excluding
      current maturities..................   (113,222)    (113,222)           --
    Other long-term liabilities...........     (1,572)     (11,255)       (9,683)(iii)
    Deferred income taxes.................    (14,085)      28,845        42,930(iv)
    Capital stock.........................       (182)          --           182
    Capital in excess of par value........   (180,489)          --       180,489
    Accumulated deficit...................      1,415           --        (1,415)
                                            ---------    ---------     ---------
                                            $      --    $  83,408     $  83,408
                                            =========    =========     =========

---------------

           (i) The excess of the estimated fair value of the assets acquired and liabilities assumed over the purchase price has been accounted for as a reduction of the value assigned to property, plant and equipment. The resulting amount allocated to property, plant and equipment does not exceed fair market value based upon the internal estimates of Nabors management.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

            (ii) To eliminate Bayard's historical goodwill, as well as deferred financing costs associated with the Bayard $100 million 11% Senior Notes due 2005.

            (iii) To record debt premium based upon the estimated fair value of the Bayard senior notes. The fair value of the Bayard senior notes was estimated based on the present value of amounts to be paid, discounted at a rate currently available to Bayard for borrowings with similar terms and maturities.

            (iv) To adjust deferred tax obligations for differences between the financial statement basis (which has been decreased as described in (b)(i) above) and the tax basis (which will not be decreased because of the merger) of the assets acquired and liabilities assumed in accordance with SFAS No. 109.

     (c) Depreciation and amortization is adjusted to reflect Nabors depreciation policy, as well as to reflect the reduction in the value assigned to property, plant and equipment and the elimination of goodwill previously recorded by Bayard.

     (d) Interest expense is adjusted to reflect both the amortization of the fair value premium and the elimination of the amortization of the deferred financing costs recorded on the Bayard senior notes issued on June 26, 1998.

     (e) Income tax expense is adjusted to reflect the tax effect of the pro forma adjustments, as well as to reflect the combined tax position of the pro forma combined companies.

     (f) For the calculation of diluted earnings per share, net income is adjusted to add back $4,075,000 and $5,554,000 for the nine months ended September 30, 1998 and the twelve months ended December 31, 1997, respectively, of after tax interest expense on the Nabors $172,500,000 5% Convertible Subordinated Notes.

     (g) Assumes that 6,140,456 Nabors shares were exchanged for 100% of the Bayard shares at the beginning of the periods presented.

     (h) Represents the results of operations for Trend, Ward and Bonray prior to their acquisition by Bayard. These results have been included on a pro forma basis due to their significance to Bayard. Operations subsequent to the date of purchase of Trend, Ward and Bonray, on May 1, May 30 and October 16, 1997, respectively, are included in the Bayard historical results.

          SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA OF BAYARD

     The financial data presented in the table below for the period ended and as of December 31, 1997 are derived from the audited financial statements of Bayard and include the results of Bayard's consolidated subsidiaries, Trend, beginning May 1, 1997, Ward, beginning May 30, 1997, and Bonray, beginning October 16, 1997. The financial data presented in the table below for and at the end of each of the years in the three-year period ended December 31, 1996 are derived from the audited financial statements of Bayard and relate to the operations of Anadarko Drilling Company and include, generally, the financial results of the operation of eight rigs.

     The financial data presented in the table below for the year ended December 31, 1993 and at the end of the nine month periods ended September 30, 1997 and 1998 are derived from the unaudited consolidated financial statements of Bayard. In the opinion of management of Bayard, such unaudited consolidated condensed financial statements include all normal recurring adjustments necessary for a fair presentation of the financial data for such periods. The results for the nine months ended September 30, 1998 are not necessarily indicative of the results to be achieved for the full year.

     The data presented below should be read together with Bayard Management's Discussion and Analysis of Financial Condition and Results of Operations and the Consolidated Financial Statements of Bayard, including the related notes, included elsewhere in this document.

                                                                                                          NINE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                                 -----------------------------------------------------   --------------------
                                                    1993        1994      1995       1996       1997       1997       1998
                                                 -----------   -------   -------   --------   --------   --------   ---------
                                                 (UNAUDITED)                                                 (UNAUDITED)
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues:
    Contract drilling..........................    $ 8,349     $ 9,910   $ 7,405   $  9,793   $ 55,747   $ 33,214   $  64,802
    Other......................................         --          --       303         60         --         --          --
                                                   -------     -------   -------   --------   --------   --------   ---------
        Total revenues.........................      8,349       9,910     7,708      9,853     55,747     33,214      64,802
                                                   -------     -------   -------   --------   --------   --------   ---------
  Operating expense:
    Drilling...................................      7,690       8,572     6,075      7,653     40,705     24,246      48,447
    Depreciation, depletion and amortization...      1,374       1,557       791      1,126      7,943      4,918      10,352
    General and administrative.................        819         786       880        658      1,868      1,181       2,374
    Other......................................         --          --        47         46         --         --          --
                                                   -------     -------   -------   --------   --------   --------   ---------
        Total operating costs..................      9,883      10,915     7,793      9,483     50,516     30,345      61,173
                                                   -------     -------   -------   --------   --------   --------   ---------
  Operating income (loss)......................     (1,534)     (1,005)      (85)       370      5,231      2,869       3,629
                                                   -------     -------   -------   --------   --------   --------   ---------
  Other income and (expense):
    Interest expense and financing cost........        (30)        (18)       (3)       (11)    (3,065)    (2,172)     (3,392)
    Interest income............................         --          --        --         --        597         68       1,217
    Gain (loss) on sale of assets..............         --         366      (131)        54        544        303         354
  Other income (expense).......................         24          --        (3)        17         37          5          (7)
                                                   -------     -------   -------   --------   --------   --------   ---------
    Income (loss) before income taxes..........     (1,540)       (657)     (222)       430      3,344      1,073       1,801
    Income tax expense(1)......................         --          --        --        163      1,428        410         758
                                                   -------     -------   -------   --------   --------   --------   ---------
    Net income (loss) before extraordinary
      loss.....................................    $(1,540)    $  (657)  $  (222)  $    267   $  1,916   $    663   $   1,043
                                                   =======     =======   =======   ========   ========   ========   =========
    Earnings (loss) per share before
      extraordinary loss:
      Basic....................................                          $  (.04)  $    .05   $    .21   $    .10   $     .06
                                                                         =======   ========   ========   ========   =========
      Diluted..................................                          $  (.04)  $    .05   $    .17   $    .07   $     .06
                                                                         =======   ========   ========   ========   =========
CASH FLOW DATA:
  Operating activities.........................    $   (51)    $   445   $   310   $   (462)  $ (1,308)  $  8,612   $  23,068
  Investing activities.........................     (1,671)       (454)   (1,710)   (10,441)   (86,470)   (76,459)   (136,974)
  Financing activities.........................      1,722           9     1,400     15,866    132,117     62,966      83,752

                                                                                                          NINE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                                 -----------------------------------------------------   --------------------
                                                    1993        1994      1995       1996       1997       1997       1998
                                                 -----------   -------   -------   --------   --------   --------   ---------
                                                 (UNAUDITED)                                                 (UNAUDITED)
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
  Total assets.................................    $ 6,791     $ 6,149   $ 8,054   $ 34,673   $240,488   $128,064   $ 339,842
  Working capital (deficit), excluding current
    portion of long-term debt..................        711         802        12      4,974     56,404     (2,659)     13,418
  Total long-term debt, including current
    portion....................................        365          --        --      7,000     32,610     54,948     119,222
  Total stockholders' equity...................       (913)        (54)     (276)    26,251    178,462     48,496     179,256
OTHER FINANCIAL DATA:
  EBITDA(2)....................................    $  (160)    $   552   $   706   $  1,496   $ 13,174   $  8,163   $  15,545
  Capital expenditures.........................      1,671       1,183     2,088     10,578     86,980     76,510     138,017
DRILLING RIG ACTIVITY DATA (UNAUDITED):
  Total rigs at end of period..................          8           7         8         17         63         41          87
  Marketed rigs at end of period...............          8           7         8          8         49         35          73
  Average utilization rate of drilling rigs
    available for service(3)...................         71%         84%       86%        88%        93%        94%         65%
  Average day rate(4)..........................    $ 4,332     $ 4,148   $ 4,298   $  4,731   $  5,393   $  5,838   $   6,329

---------------

(1) Since Bayard's predecessor was a nontaxable entity, income tax expense is presented on a pro forma basis for the year ended December 31, 1996, assuming a 38% statutory rate.

(2) EBITDA represents operating income (loss) before depreciation and amortization. EBITDA is frequently used by securities analysts and is presented in this document to provide additional information about Bayard's operations. EBITDA is not a measurement presented in accordance with generally accepted accounting principles. EBITDA should not be considered in isolation or as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(3) Rig utilization rates are calculated on a weighted average basis assuming 365 days availability for all rigs available for service. Rigs acquired have been treated as added to the rig fleet as of the date of acquisition. Rigs under contract that generate revenues during moves between locations or during mobilization/demobilization are also considered to be utilized. Rigs that are owned but not being marketed, including rigs being refurbished, are not considered in determining the utilization rate.

(4) Represents total contract drilling revenues, including mobilization, cost reimbursements and fuel, divided by the total number of rig days worked by Bayard's drilling rig fleet marketed during the period.

                 BAYARD MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Consolidated Financial Statements of Bayard and related notes included elsewhere in this document.

GENERAL

     Bayard is a leading provider of contract land drilling services to major and independent oil and gas companies. Bayard was formed in December 1996 through a series of formation transactions that established Bayard as a regional competitor with ten rigs. Since that time, Bayard has grown to operate the fifth largest land drilling fleet in the United States with a total of 87 rigs, 73 of which are currently being marketed. This growth is due primarily to, and Bayard's operations have been significantly affected by, the following transactions:

     - Trend Acquisition. In May 1997, Bayard completed the acquisition of Trend Drilling Co. and its 14 rigs for $18 million in cash and 250,000 shares of Bayard common stock.

     - Ward Acquisition. Also in May 1997, Bayard acquired the assets of Ward Drilling Company, Inc. including six rigs for $8 million in cash, 400,000 shares of Bayard common stock and warrants to purchase an additional 200,000 shares of Bayard common stock.

     - Bonray Acquisition. In October 1997, Bayard acquired Bonray Drilling Corporation from DLB Oil & Gas, Inc. for 3,015,000 shares of Bayard common stock. In the Bonray acquisition, Bayard acquired 13 rigs, including seven rigs with depth capacities of 15,000 feet or greater and two SCR rigs.

     - Oliver Acquisition. On January 9, 1998, Bayard purchased six additional rigs from R. T. Oliver Drilling, Inc. for approximately $14 million in cash. Bayard expects to refurbish and purchase complementary equipment, including drill pipe, for these rigs when market conditions warrant.

     - Individual Rig Acquisitions. In addition to the Trend, Ward, Bonray and Oliver acquisitions, Bayard has invested $5.5 million to acquire six rigs in five transactions involving purchases of individual rigs or rig components. These transactions are referred to in this document as the "individual rig acquisitions" and, together with the formation transactions and the Trend, Ward, Bonray and Oliver acquisitions, are referred to as the "consolidation transactions." In addition, Bayard has purchased one rig for approximately $54,000 and has one other rig, which may be assembled from inventoried components. In August 1997, Bayard sold one rig.

     - Initial Public Offering. In November 1997, Bayard completed an initial public offering of 11,040,000 shares of Bayard common stock. Bayard sold 4,229,050 shares of Bayard common stock in its initial public offering and received net proceeds of $89.5 million.

     - Refurbishment. The consolidation transactions included a number of rigs in need of refurbishment. From January 1, 1997 through September 30, 1998, Bayard completed refurbishment of 15 rigs at an average cost of approximately $2.7 million per rig, including drill pipe. These rigs were placed in service at various dates between January 1997 and June 1998. At September 30, 1998, Bayard had 14 additional rigs in various stages of refurbishment. Bayard recently revised its schedule for rig refurbishment as a result of changes in market conditions that have caused an industry-wide decrease in rig utilization. Bayard anticipates refurbishing and placing the remaining 14 rigs into service as market conditions warrant.

     - TransTexas Acquisition. In June 1998, Bayard completed the acquisition of 25 drilling rigs and certain related equipment and other assets from TransTexas Gas Corporation for $75 million in cash. This transaction was financed through Bayard's senior notes offering.

     The historical financial results presented in this document include the effects of the foregoing transactions and the operations of the related rigs only for the periods after such transactions. In addition, the historical financial results include periods in which a number of rigs were being refurbished and did not contribute to revenues. Accordingly, Bayard does not believe that the historical statements of operations presented in this document are necessarily indicative of Bayard's future operating results, or that comparisons of financial results between the periods presented in this document are necessarily meaningful, particularly in light of the magnitude of Bayard's recent acquisitions and rig refurbishment projects. This discussion and analysis should be read in conjunction with the consolidated financial statements of Bayard and notes to the financial statements included elsewhere in this document and Bayard's Annual Report on Form 10-K for the year ended December 31, 1997.

DOMESTIC LAND DRILLING INDUSTRY OVERVIEW

     Demand for Bayard's contract land drilling services is substantially dependent upon, and affected by, the level of domestic oil and gas exploration and development activity. Industry sources estimate that from its peak in 1982, the supply of domestic rigs has fallen as a result of normal attrition, cannibalization of components to refurbish rigs, the inability of smaller competitors to raise capital needed to upgrade and modernize rigs and the export of rigs to international markets. As a result of these factors, the contract land drilling industry has been cyclical with significant volatility in profitability and rig values.

     Bayard's operating margins are influenced by contract drilling rates, operating costs and drilling rig utilization. Although Bayard believes that improved technologies, the long-term decline in the supply of rigs and stable oil and gas prices contributed to increased activity in the exploration and production sector during 1997, there has been a general decline in oil and, to a lesser extent, gas prices during 1998 and there can be no assurance that such decline will not continue. This decline in oil and gas prices has contributed to a decrease in Bayard's rig utilization rates from 88% for the fourth quarter of 1997 to 35% for the fourth quarter of 1998. There can be no assurance that oil and gas prices will not continue to decline or that any such decline would not have a material adverse effect on Bayard's utilization rates. In addition, ongoing movement or reactivation of land drilling rigs, including the movement of rigs from outside the United States into domestic markets, or new construction of drilling rigs could increase rig supply and adversely affect contract drilling rates and utilization levels. Bayard cannot predict the future level of demand for its contract drilling services, future conditions in the contract drilling industry or future contract drilling rates.

FINANCIAL CONDITION AND LIQUIDITY

     Since December 1996, Bayard has completed the consolidation transactions and the TransTexas acquisition. Bayard's formation transactions involved the issuance of an aggregate of 5,600,000 shares of Bayard common stock in consideration for the contribution to Bayard of 16 rigs and $10 million in cash. At the time of the formation transactions, Bayard entered into a $24 million term loan facility with The CIT Group/Equipment Financing, Inc., principally for the refurbishment of certain of Bayard's rigs. In May 1997, contemporaneously with the Trend acquisition and in anticipation of the Ward acquisition, Bayard completed a financing transaction in which it:

     - issued to Chesapeake Energy Corporation and Energy Spectrum Partners LP additional shares of Bayard common stock and two series of warrants together with Subordinated Notes due May 1, 2003 for $28.5 million in cash; and

     - increased the availability under its debt facilities from $24 million to $40.5 million.

     In November 1997, Bayard consummated its initial public offering, in which Bayard registered the sale of an aggregate of 11,040,000 shares of Bayard common stock. In the initial public offering, Bayard issued and sold 4,229,050 shares of Bayard common stock and certain stockholders of Bayard sold 6,810,950 shares of Bayard common stock. Bayard received net proceeds of $89.5 million for the shares sold by it in the initial public offering. Through December 31, 1998, these net proceeds had been used as follows:

     - $50.1 million to purchase machinery and equipment;

     - $38.6 million to repay indebtedness; and

     - $817,125 to pay CIT in connection with the exercise of certain options to purchase Bayard common stock.

     Currently, Bayard's primary bank debt facilities consist of a term loan under an agreement with CIT and Fleet Capital Corporation, under which $15.5 million was outstanding as of December 31, 1998, and a $10 million revolving loan facility under a revolving loan agreement with Fleet, under which Bayard has no outstanding borrowings other than approximately $1.3 million in letters of credit as of December 31, 1998. The term loan agreement and the revolving loan agreement are referred to in this document collectively as the "loan agreements." On June 26, 1998, Bayard issued $100 million of its senior notes and used $75 million of such proceeds to fund the TransTexas acquisition. Further information regarding the loan agreements and Bayard's senior notes is set forth below under "Financing Activities."

     Bayard's principal requirements for capital, in addition to the funding of ongoing contract drilling operations, have been capital expenditures, including the refurbishment of existing rigs and acquisitions. From December 1996 through September 30, 1998, Bayard spent $20.7 million on the Trend acquisition, $11.9 million on the Ward acquisition, $35 million on the Bonray acquisition, $14 million on the Oliver acquisition, $5.5 million on the individual rig acquisitions, approximately $106.8 million on refurbishments and other related equipment purchases, including drill pipe, and $75 million on the TransTexas acquisition. As a result, Bayard's net property and equipment increased from $27 million at December 31, 1996 to $155.7 million at December 31, 1997 and $283.7 million at September 30, 1998. Bayard's principal sources of liquidity have been the issuance of Bayard common stock, its senior notes, its subordinated notes, warrants to purchase Bayard common stock and borrowings under the loan agreements. As of December 31, 1998, Bayard had $100 million principal amount of its senior notes outstanding, $15.5 million of borrowings outstanding under the term loan agreement, no borrowings outstanding under the revolving loan agreement, no outstanding subordinated notes and $3 million of cash and cash equivalents. Bayard expects to fund its capital requirements during the period before the expected date of the merger through cash flow from operations, and, to the extent required, borrowings under the loan agreements. Bayard believes that such sources of funds will be sufficient to meet Bayard's anticipated uses through the expected date of the merger. If the merger is not consummated or is delayed for a significant period of time, Bayard may be required to seek additional sources of funds to meet is capital requirements in 1999.

     The most significant change in Bayard's balance sheet from December 31, 1997 to September 30, 1998 was a $128 million increase in net property and equipment, and the issuance of $100 million of senior notes. During this same period, long-term debt, net of current maturities, decreased by $9.8 million and stockholders' equity increased by $.8 million.

     From December 31, 1997 to September 30, 1998, Bayard's working capital position decreased by $41.5 million to $7.4 million. This was primarily the result of additions to fixed assets.

  Operating Activities

     During the year ended December 31, 1996, Bayard required $462,000 of cash to fund operating activities. This was the result of $1.5 million of cash provided by operations, partially offset by changes in working capital items that required $2 million of cash. Cash required for changes in working capital items included the following:

     - increase in accounts receivable of $2.1 million;

     - increase in other assets totaling $185,000; and

     - decrease of $383,000 in accounts payable, which were partially offset by an increase of $663,000 of other current liabilities.

     During the year ended December 31, 1997, net cash used in operating activities totaled $1.3 million. Bayard generated cash from operations of $10.8 million and working capital changes used $12.1 million.

     During the nine months ended September 30, 1998, net cash provided from operating activities totaled $23 million. Bayard generated cash from operations of $11.5 million and working capital changes provided $11.5 million.

  Investing Activities

     During the year ended December 31, 1996, Bayard invested $21.7 million in fixed assets, net of asset sales. The major components of these expenditures were $10.4 million of cash expenditures to acquire and refurbish five diesel electric SCR rigs and $9.8 million of Bayard common stock issued to acquire rigs in the Formation Transactions.

     During the year ended December 31, 1997, Bayard invested $135 million in fixed assets, including the Trend acquisition, the Ward acquisition, the Bonray acquisition and the individual rig acquisitions. Rig refurbishments consisted of $51.5 million, and $10.6 million was invested in drill pipe and other drilling related equipment. The acquisitions of Trend, Ward, and Bonray were partially funded through the issuance of Bayard common stock valued at $42.3 million.

     During the nine months ended September 30, 1998, Bayard invested $138 million in fixed assets, including $11.1 million in the Oliver acquisition, and $75 million in the TransTexas acquisition. Rig refurbishment costs totaled $38.5 million, including the Oliver acquisition costs, refurbishments of $14.5 million on rigs currently being marketed, and $13.5 million of equipment for future refurbishment programs. Total investment in drill pipe was $12.8 million.

  Financing Activities

     During the year ended December 31, 1996, Bayard raised $15.9 million from financing activities. Bayard borrowed $7 million during the year under the term loan as described below. Bayard also issued 3,600,000 shares of Bayard common stock for assets and cash and made debt payments totaling $900,000 during the year.

     During the year ended December 31, 1997, Bayard obtained $132.1 million from financing activities, including net borrowing under the loan agreements totaling $25.8 million and $107.1 million from the issuance of Bayard common stock. The proceeds from these transactions were used to fund Bayard's working capital requirements and capital expenditures as discussed above.

     During the nine months ended September 30, 1998, Bayard's payments under the loan agreements totaled $13.7 million.

     In April 1998, Bayard redeemed in full the $2.52 million principal amount of subordinated notes issued to Energy Spectrum Partners LP together with accrued interest of $47,740. In connection with the redemption, Energy Spectrum Partners LP waived its rights to require Bayard to redeem the subordinated notes at 110% of par value. This redemption, coupled with the redemption of $18.0 million principal amount of Bayard's subordinated notes from Chesapeake Energy Corporation at the time of Bayard's initial public offering, leaves no subordinated notes outstanding.

     On June 26, 1998, Bayard issued $100 million of senior notes and used $75 million of such proceeds to fund the TransTexas acquisition. Bayard intends to use the remaining proceeds for general corporate purposes, possibly including acquisitions of additional drilling rigs and related equipment and the refurbishment of rigs. Bayard's senior notes mature on June 30, 2005. Interest on Bayard's senior notes is payable semi-annually on June 30 and December 31 of each year, commencing on December 31, 1998. The senior notes are not redeemable before June 30, 2003, on or after which they will be redeemable, in whole or in part, at the option of Bayard, at the redemption prices set forth in the indenture relating to the senior notes, plus accrued and unpaid interest and certain other charges, if any, thereon to the date of redemption. In addition, at any time on or before June 30, 2001, Bayard may redeem up to 35% of the original aggregate principal amount of its senior notes with the net proceeds of certain qualifying equity offerings at a redemption price equal to 111% of the principal amount of the senior notes, plus accrued and unpaid interest and certain other charges, if any, thereon to the date of redemption, provided that at least $65 million in aggregate principal amount of Bayard's senior notes remains outstanding immediately after the occurrence of such redemption. Upon a transaction resulting in a change of control, each holder of Bayard's senior notes will have the right to require Bayard to repurchase all or any part of such holder's senior notes at a price equal to 101% of the principal amount of the senior notes, plus accrued and unpaid interest and certain other charges, if any, thereon to the date of repurchase. Bayard's senior notes are senior unsecured obligations of Bayard and rank pari passu in right of payment with all existing and future senior indebtedness and other senior obligations of Bayard, and senior in right of payment to all future subordinated indebtedness of Bayard.

     Each of Bayard's wholly owned domestic subsidiaries has issued a guarantee of Bayard's obligations under its senior notes. The guarantees are senior unsecured obligations of each guarantor and rank pari passu in right of payment with all other indebtedness and liabilities of such guarantor that are not subordinated by their terms to other indebtedness of such guarantor, and senior in right of payment to all subordinated indebtedness of such guarantor.

     Bayard had outstanding at September 30, 1998 $16.7 million of long term debt under the term loan agreement. The term loan was incurred to finance the purchase of certain land drilling rigs, the refurbishment of such rigs and equipment and for working capital purposes. On May 14, 1998, in connection with Bayard's corporate reorganization into a holding company structure:

     - Bayard prepaid $6.2 million of the term loan, obtained a release of all collateral for the term loan, except 12 drilling rigs and related equipment, and transferred to Bayard Drilling, L.P., Bayard's wholly owned operating subsidiary, substantially all of its assets, subject to such liens; and

     - Bayard Drilling, L.P. and Bayard Drilling, L.L.C., another wholly owned subsidiary of Bayard, agreed to guarantee the term loan.

Before such prepayment and collateral release, the term loan was secured by substantially all of the assets of Bayard and Trend. In connection with Bayard's senior notes offering, the term loan was further amended to add Bonray as a guarantor of Bayard's obligations.

     The term loan agreement requires Bayard and its subsidiaries to maintain collateral security for the term loan based on appraised fair market value and orderly liquidation value of Bayard's drilling rigs and associated rig equipment equivalent to the balance of the term loan, and adhere to specified cash flow, leverage and liquidity ratios and minimum net worth and liquidity requirements. The term loan agreement contains restrictions on, among other things, the ability of Bayard and its subsidiaries to pay dividends, make investments, incur indebtedness and liens, and make capital expenditures and requires the maintenance of liquidity of $3 million through December 31, 1998. The term loan agreement also contains affirmative covenants typical of secured loan arrangements with finance companies, such as requiring financial reports, insurance maintenance, legal, environmental and permit compliance. Bayard is prohibited from prepaying the term loan until after December 31, 1999.

     The term loan bears interest at Bayard's choice of LIBOR plus 4.25% per annum, 9.89% at September 30, 1998, or the prime rate of The Chase Manhattan Bank plus 2.00% per annum and requires equal monthly payments of principal, together with accrued interest, in amounts sufficient to repay borrowings at maturity on March 31, 2002.

     The revolving loan agreement provides revolving credit loans, subject to a borrowing base comprised of a portion of Bayard's accounts receivable, of up to $10.0 million, $2.0 million of which is available for letters of credit, for general corporate purposes. Bayard has not borrowed under the revolving loan agreement since November 1997 but has approximately $1.3 million of letters of credit outstanding under that agreement.

     Any borrowings under the revolving loan agreement would bear interest based on Fleet National Bank's prime rate plus 1.5% or approximately 10.0% at September 30, 1998. A portion of the proceeds from Bayard's initial public offering was used to repay all outstanding amounts under the revolving loan agreement. Bayard pays certain fees under the revolving loan agreement, including a commitment fee equal to 0.5% of the unused portion of the maximum commitment. Fleet's commitment to lend under the revolving loan agreement ends in April 2000. Bayard may terminate the revolving loan agreement upon 60 days' prior written notice to Fleet and the payment of a termination fee of 2% of the facility.

     The revolving loan agreement is collateralized by certain assets of Bayard and Trend that were transferred to Bayard Drilling, L.P. during Bayard's corporate reorganization into a holding company structure, including accounts receivable, certain equipment and inventory, Bayard's El Reno, Oklahoma yard and the same 12 drilling rigs that collateralize the term loan agreement, together with equipment and drilling contracts related to such rigs. The revolving loan agreement is also secured by the receivables and certain other assets of Bayard, Bayard Drilling, L.P., Bayard Drilling, L.L.C., Trend and Bonray. Until May 14, 1998, the revolving loan agreement was also collateralized by all drilling rigs of Bayard and Trend, upon which date Fleet released all but such 12 rigs and related assets. Bayard Drilling, L.P., Bayard Drilling, L.L.C., Trend and Bonray have agreed to guarantee the obligations under the revolving loan agreement. The revolving loan agreement contains customary restrictive covenants that are substantially similar to the covenants contained in the term loan agreement.

     Bayard also has issued three amortizing term notes, referred to as the "top drive notes," totaling approximately $2.5 million outstanding at September 30, 1998. This debt bears interest at 9.5% per annum and is collateralized by certain top drive equipment of Bayard and letters of credit in amounts totaling approximately $700,000. The debt represented by the top drive notes matures in July, October and November of 2000. The note agreement relating to the top drive notes does not contain any restrictive financial covenants but contains a cross default to the term loan agreement and the revolving loan agreement.

  Recent Events

     In December 1998 and January 1999, Nabors purchased from Bayard several components of drilling equipment in exchange for promissory notes in the aggregate principal amount of approximately $457,000.

RESULTS OF OPERATIONS

     Comparisons of Bayard's results of operations are set forth below for the periods identified. As used in the following tables and the related discussion:

     - Rig days worked represents the number of rigs being marketed by Bayard, multiplied by the number of days during which such rigs are being operated, mobilized, assembled or dismantled while under contract. Rig days are a common measurement of both utilization rates and fleet size.

     - Average revenues per day and per day revenues represent total contract drilling revenues, including mobilization revenues and reimbursement for fuel and other costs, divided by the total number of rig days worked by Bayard's drilling fleet marketed during the period.

     - Drilling costs exclude depreciation and amortization and general and administrative expenses.

     - Average costs per day represent direct operating costs divided by the total number of rig days worked by Bayard's drilling fleet marketed during the period.

     - Average margin per day represents the difference between average revenues per day and average costs per day.

     Comparison of Nine Months Ended September 30, 1998 and 1997

                                                   1997                                          1998
                                   ------------------------------------   ---------------------------------------------------
                                   GULF COAST   MID-CONTINENT    TOTAL    GULF COAST   MID-CONTINENT   SOUTH TEXAS     TOTAL
                                   ----------   -------------   -------   ----------   -------------   -----------    -------
                                                          (IN THOUSANDS, EXCEPT RIG AND PER DAY DATA)
Rig days worked..................     2,436          3,253        5,689      2,293          7,401           484        10,178
Per day amounts:
 Revenues........................   $ 6,581        $ 5,282      $ 5,838    $ 7,629        $ 5,812        $8,074       $ 6,329
 Costs...........................     4,713          3,924        4,262      5,633          4,434         4,849         4,724
 Margin..........................     1,868          1,358        1,576      1,996          1,378         3,225         1,605
Drilling revenues................   $16,031        $17,183      $33,214    $17,494        $43,018        $4,290(1)    $64,802
Drilling costs...................    11,481         12,765       24,246     12,916         32,815         2,716(2)     48,447
Operating margin.................     4,550          4,418        8,968      4,578         10,203         1,574        16,355
Utilization rate.................        99%            94%          96%        61%            75%           24%           65%

---------------

(1) Includes trucking revenues of approximately $342,000 and other revenues of approximately $39,000, which are excluded in calculating per day amounts.

(2) Includes trucking costs of approximately $369,000, which are excluded in calculating per day amounts.

     Drilling revenues increased approximately $31.6 million, or 95% to $64.8 million for the nine months ended September 30, 1998, from $33.2 million for the nine months ended September 30, 1997. This revenue increase was the result of a 4,489 day, or 79%, increase in rig days worked, and a $491, or 8.4%, increase in the average revenue per day. The increase in days worked was a result of an increase in the average number of rigs owned and available for service. As of September 30, 1998, Bayard had 73 rigs available for service. The increase in rigs available for service was principally the result of the consolidation transactions. Rig days worked consisted of 2,293 days in the Gulf Coast region, 7,401 days in the Mid-Continent region, and 484 days in the South Texas region. Increases in revenues per day were a result of the increase in the day rates and the average number of land drilling rigs being marketed by Bayard, offset by a decrease in the average utilization rate from 96% to 65%.

     Drilling costs increased by approximately $24.2 million, or 100%, to $48.4 million for the nine months ended September 30, 1998, from $24.2 million for the nine months ended September 30, 1997. The increase in drilling operating expenses was a direct result of the increase in the number of rigs owned and available for service and the corresponding 4,489 day increase in the days worked.

     Bayard's operating margin increased by approximately $7.4 million, or 82%, to $16.4 million for the nine months ended September 30, 1998, as compared to $9 million for the nine months ended September 30, 1997. The increase in operating margin resulted from the increase in the average revenue per day and the increase in days worked.

     Depreciation and amortization expense increased by $5.4 million, or 110%, to $10.4 million for the nine months ended September 30, 1998, as compared to $4.9 million for the nine months ended September 30, 1997. The increase was primarily the result of additional depreciation associated with the consolidation transactions.

     General and administrative expense increased by $1.2 million, or 101%, to $2,374,000 for the nine months ended September 30, 1998, from $1,181,000 for the same period of 1997. This increase was primarily attributable to increased payroll costs associated with new management and increased corporate staff and increased legal fees from Bayard's acquisition activities and public status.

     Interest expense was $3.4 million for the nine months ended September 30, 1998 as compared to $2.2 million for the nine months ended September 30, 1997. This increase was primarily attributable to Bayard's senior notes.

     Other income increased for the nine months ended September 30, 1998 as compared to the nine months ended September 30, 1997. This increase was primarily attributable to interest income received on funds being invested in short-term investments and the gain recognized on the sale of assets.

     For the nine months ended September 30, 1998, the income tax provision was $758,000 compared to $410,000 for the first nine months of 1997. The increase in pretax income for the first nine months of September 1998 versus the first nine months of 1997 caused this increase.

     For the nine months ended September 30, 1998, Bayard recorded an extraordinary loss in the amount of $338,000, net of income taxes of $245,000, from the early extinguishment of certain subordinate debt in the amount of approximately $2.5 million, and from the payment on term notes in the amount of $6.2 million using proceeds from Bayard's initial public offering.

     Comparison of Years Ended December 31, 1997 and 1996

                                                 1996                          1997
                                             -------------    --------------------------------------
                                             MID-CONTINENT    GULF COAST    MID-CONTINENT     TOTAL
                                             -------------    ----------    -------------    -------
                                                   (IN THOUSANDS, EXCEPT RIG AND PER DAY DATA)
Rig days worked............................      2,029           3,672           5,807         9,479
Per day amounts:
  Revenues.................................     $4,826         $ 6,426         $ 5,536       $ 5,881
  Costs....................................      3,772           5,031           3,828         4,294
  Margin...................................      1,054           1,395           1,708         1,587
Drilling revenues..........................     $9,793         $23,598         $32,149       $55,747
Drilling costs.............................      7,653          18,474          22,231        40,705
Operating margin...........................      2,140           5,124           9,918        15,042
Utilization rate...........................         89%             98%             89%           93%

     Drilling revenues increased approximately $46.0 million, or 469%, to $55.7 million for the year ended December 31, 1997, from $9.8 million for the year ended December 31, 1996. This revenue increase was the result of a 7,450 day, or 367%, increase in rig days worked, and a $1,055, or 22%, increase in the average revenue per day. The increase in days worked was a result of an increase in the average number of rigs owned and available for service. As of December 31, 1997, Bayard had 49 rigs available for service. The increase in rigs available for service was principally the result of the acquisitions consummated during the year. Rig days worked consisted of 3,672 days worked in the Gulf Coast region and 5,807 days worked in the Mid-Continent region. Increases in revenues per day were a result of the overall increase in demand for land drilling rigs as reflected in the utilization rate increase from 89% to 93%.

     Drilling costs increased by approximately $33.1 million, or 432%, to $40.7 million for the year ended December 31, 1997, as compared to $7.7 million for the year ended December 31, 1996. The increase in drilling operating expenses was a direct result of the increase in the number of rigs owned and available for service and the corresponding 7,450 day increase in the days worked.

     Depreciation and amortization expense increased by $6.8 million, or 605%, to $7.9 million for the year ended December 31, 1997, as compared to $1.1 million for the year ended December 31, 1996. The increase primarily reflects additional depreciation associated with the acquisitions consummated during the year.

     General and administrative expense increased by $1.2 million, or 184%, to $1.9 million for the year ended December 31, 1997, from $658,000 for the same period of 1996. This increase was primarily attributable to increased payroll costs associated with new management and increased corporate staff and increased professional fees due to Bayard's acquisition activities.

     Interest expense increased to $3.1 million for the year ended December 31, 1997 from $11,000 for the year ended 1996. This expense increased because Bayard's outstanding debt increased during 1997.

     Other income increased for the year ended December 31, 1997 as compared to the year ended December 31, 1996. This increase was primarily attributable to gains on the sale of assets.

     Comparison of Years Ended December 31, 1996 and 1995

                                                                      YEAR ENDED
                                                                     DECEMBER 31,
                                                              --------------------------
                                                                1995             1996
                                                              ---------        ---------
                                                              (IN THOUSANDS, EXCEPT RIG
                                                                  AND PER DAY DATA)
Rig days worked.............................................    1,489            2,029
Per day amounts:
  Revenues..................................................   $4,973           $4,826
  Costs.....................................................    4,080            3,772
  Margin....................................................      893            1,054
Drilling revenues...........................................    7,405            9,793
Drilling costs..............................................    6,075            7,653
Operating margin............................................    1,330            2,140
Utilization rate............................................       86%              88%

     Drilling revenues increased approximately $2.4 million, or 32%, to $9.8 million for the year ended December 31, 1996 from $7.4 million for the year ended December 31, 1995. This improvement was the net result of an increase in the number of rig days worked offset by a decrease in the average revenue per day. Rig utilization also improved from 86% to 89% in 1996, because the contract drilling market improved overall.

     Drilling costs increased by $1.6 million, or 26%, to $7.7 million for the year ended December 31, 1996, from $6.1 million for the year ended December 31, 1995. This increase resulted primarily from increased utilization and, to a lesser extent, increased direct labor costs.

     Depreciation and amortization expenses increased by $335,000, or 42%, to $1.1 million for the year ended December 31, 1996 from $791,000 for the year ended December 31, 1995. The increase in depreciation expense was primarily attributable to acquisition and refurbishment costs.

     General and administrative expenses decreased by $222,000 to $658,000 for the year ended December 31, 1996, from $880,000 for the year ended December 31, 1995. This decrease occurred because Bayard discontinued allocation of expenses associated with the predecessor company.

     Interest expense remained fairly constant for the year end December 31, 1996, primarily as a result of the outstanding debt level remaining fairly constant. Interest rates during these periods remained relatively unchanged.

     Other income increased $197,000 from 1995 to 1996, primarily as a result of a loss recorded in 1995 in connection with the sale of certain assets.

     Bayard's income tax expense of $163,000 in 1996 was attributable to Bayard's profitable operations.

     Bayard had net income of $267,000 in 1996 as compared to a net loss of $222,000 in 1995. Bayard's net loss in 1995 includes net losses from the sale of assets, for which there was no similar transaction in 1996.

RECENT OPERATING RESULTS

     Based upon currently available information, Bayard estimates that its total revenues for the three months ended December 31, 1998 will be approximately 30% lower than its total revenues for the three months ended September 30, 1998. Bayard believes that this projected decline in revenues is attributable principally to the decrease in the rig utilization rate from 65% for the three months ended September 30,

1998 to 35% for the three months ended December 31, 1998. In addition, primarily as a result of the foregoing factors, Bayard estimates that its net loss before extraordinary items for the three months ended December 31, 1998, which includes approximately $700,000 in merger-related costs, will exceed by more than 250% its net loss before extraordinary items for the three months ended September 30, 1998.

INFLATION AND CHANGING PRICES

     Contract drilling revenues do not necessarily track the changes in general inflation as they tend to respond to the level of activity on the part of the oil and gas industry in combination with the supply of equipment and the number of competing companies. Capital and operating costs are influenced, to a larger extent, by specific price changes in the oil and gas industry and, to a lesser extent, by changes in general inflation.

YEAR 2000 COMPUTER ISSUES

     Background. The Year 2000 problem, commonly referred to as the "Y2K" problem, is the product of a longstanding practice in the computer industry that permitted the use of only two digits, rather than four, to define yearly dates. This abbreviation of dates makes it impossible for certain computer systems and other equipment with embedded microchips or processors, referred to collectively as "business systems," to distinguish between centuries for a given date. For example, a business system affected by the Y2K problem would be unable to distinguish between 1898 and 1998: it would read both as simply "98." Not even technology experts know with certainty what will happen on January 1, 2000 to those business systems affected by the Y2K problem. Some anticipate such business systems to revert to "00," recognizing the date as January 1, 1900. This could cause miscalculations which could, in turn, disrupt operations, delay payments or, in extreme conditions, disable those business systems entirely. In addition, the potential exists for a "cascade effect" in which the problems of suppliers, customers and other business partners impact the performance of companies which have already addressed their own Y2K issues. Any or all of these events could have a material adverse effect on a company's business, financial condition or results of operations.

     Before December 31, 1999, Bayard intends to address any Y2K issues in its significant business systems and to develop contingency plans for Y2K disruptions. Bayard has begun an internal Y2K review to meet these goals. Certain employees of Bayard, assisted by professional consultants, are conducting this assessment of Bayard's computer systems and operations infrastructure. Bayard has not hired any new employees specifically to address Bayard's internal Y2K issues. This assessment should help Bayard determine what actions are necessary to minimize any business disruptions or other liabilities related to the Y2K problem.

     Y2K Readiness Assessment. Bayard is currently assessing its Y2K readiness through a plan designed to accomplish the following:

     - identify and inventory Y2K problems in significant business systems;

     - assign the highest priority to Y2K business systems identified as critical for continuing operations;

     - assess other Y2K risks;

     - resolve and correct Y2K problems with repairs, upgrades, or replacements as necessary;

     - test any Y2K repairs, upgrades or replacements;

     - conduct Y2K surveys of significant customers, suppliers and other key business associates; and

     - develop and test Y2K contingency plans.

Bayard believes that this Y2K readiness assessment will enable it, before January 1, 2000, to replace, upgrade or modify any critical business system affected by the Y2K problem.

     In 1997, Bayard implemented new accounting, payroll and personnel software. As part of the software purchase agreement, the software vendors agreed to ensure that their software would be free from Y2K problems. Certain of these vendors are currently correcting or upgrading their software in keeping with this pledge. Bayard replaces existing computer hardware with new technology as needed as a part of its normal business operations. Bayard believes that the Y2K problem will not have a material adverse effect on its existing computer hardware; however, Bayard is currently testing its hardware to ensure such compliance.

     As part of its readiness assessment, Bayard is performing an inventory of each drilling rig's critical business systems. Although Bayard believes that a majority of its rigs are Y2K-compliant, until finalization of this inventory and assessment, Bayard will not be able reasonably to assess a likely worst case Y2K scenario for its drilling rigs. Bayard expects to define such scenario and establish an appropriate contingency plan following the completion of its readiness assessment.

     Bayard's key business associates include suppliers, who provide essential capital equipment for the drilling rigs, and customers, who provide Bayard's source of revenue and cash flow. If Y2K problems with a supplier delay the purchase of essential equipment, Bayard's rigs could experience idle time resulting in loss of revenue. Similarly, a customer's Y2K disruption could slow Bayard's revenue stream, adversely impacting Bayard's cash flow, results of operations and financial position. Bayard has sought Y2K readiness assurances from these key business associates. These assurances are intended to aid Bayard in determining the extent to which the failure of the key business associates to correct their own Y2K problems could affect Bayard. While some of Bayard's key business associates have assured Bayard that they are addressing their Y2K problems, Bayard cannot guarantee that its key business associates will resolve their Y2K problems in a timely manner; nor can Bayard inspect the Y2K efforts of these key business associates or independently verify their representations. In addition, Bayard cannot predict the effect on its business operations of the failure of systems owned by others, of the delivery of inaccurate information from other companies, or of the inability of others' systems to interface with Bayard's systems. Bayard is in the process of assessing these risks; however, Bayard cannot guarantee that another company's failure to resolve its own Y2K problems would not materially and adversely affect Bayard.

     Costs. Bayard is funding the costs of its Y2K compliance efforts with cash flows from operations. The ability of Bayard and certain software vendors successfully to identify and repair or replace critical business systems affected by the Y2K problem will greatly influence the total Y2K costs. Based upon its assessment to date, Bayard does not expect the total Y2K costs to differ substantially from Bayard's normal, recurring costs for systems development, implementation and maintenance. Thus, Bayard does not expect these costs to have a material adverse effect on Bayard's overall results of operations or cash flows.

     Contingency Plans. Bayard does not yet have a comprehensive contingency plan with respect to the Y2K problem. However, Bayard intends to establish such a plan as part of its Y2K readiness assessment during 1999.

     Risks. Bayard is currently unable to predict with certainty the exact risk which Y2K problems would pose to its operations in a reasonably likely worst case scenario. Bayard's assessment of the impact of Y2K problems, as discussed above, is based on Bayard management's understanding and best estimates at the present time and could change substantially with a change in circumstances. For example, the inability of key business associates to remedy external Y2K problems or the failure of Bayard's software vendors to identify or repair internal Y2K problems could adversely affect Bayard's performance. Thus, successful avoidance of Y2K issues depends on many factors, some of which are outside of Bayard's control and some of which are unknown at this time. Bayard cannot assure that it will not experience any disruptions or other adverse effects from Y2K problems despite expending reasonable efforts to avoid them. While Bayard presently does not expect any catastrophic failures of any of its business systems, it cannot assure that such failures will not occur. No one should rely on statements to the contrary. These assessments are based upon numerous assumptions as to future events and, as such, there can be no guarantee that these estimates and predictions will prove accurate.

                               BUSINESS OF BAYARD

GENERAL

     Bayard is a leading provider of contract land drilling services to major and independent oil and gas companies. As of December 31, 1998, Bayard's rig fleet consisted of 87 rigs, of which 73 were being marketed and 14 were available for refurbishment. For the three months ended September 30, 1998, Bayard experienced an overall utilization rate of approximately 48% for its marketed rigs.

     Bayard's fleet consists primarily of rigs capable of deep drilling applications to well depths of 15,000 feet or greater. Bayard believes that new technologies, including three-dimensional seismic techniques, increasingly accurate down hole measurement devices and improved guidance systems and directional drilling motors for horizontal and directional wells, have made deep drilling targets more attractive to oil and gas companies. Of Bayard's 87 rigs, 69 are capable of drilling to depths of 15,000 feet or greater and 43 are capable of drilling to depths of 20,000 feet or greater. Bayard's large percentage of SCR rigs, comprising 31 of its 87 rigs, positions Bayard's fleet as one of the most technically advanced in the industry.

     Bayard was formed in December 1996 as the successor to Anadarko Drilling Company, which owned ten rigs. Through December 31, 1998, Bayard had acquired 77 additional rigs, net of sales. Many of the acquired rigs were put into service in the later months of 1997 and therefore did not contribute significantly to operating results in 1997.

CORE OPERATING AREAS

     Bayard's rig fleet is currently concentrated in three core operating regions -- the Mid-Continent region, the Gulf Coast region and the South Texas region. Bayard is among the largest rig suppliers in each of these regions.

  Mid-Continent Region

     The Mid-Continent region is comprised principally of Oklahoma, North Texas and the Texas Panhandle. At December 31, 1998, Bayard had 39 rigs marketed in the Mid-Continent region and was the most active drilling contractor in the region. Bayard's rigs operated in the Mid-Continent region are generally capable of drilling to depths of 10,000 feet or greater and are marketed by Bayard to meet the specific well depths and mobility needs of producers in that region. At December 31, 1998, 122 rigs were being utilized in this region, making it the most active domestic onshore drilling market at that time. This area is characterized by well-defined target formations and long-lived natural gas reserves.

  Gulf Coast Region

     The Gulf Coast region is comprised of the onshore Gulf of Mexico areas in Texas, Louisiana, Mississippi and Alabama. At December 31, 1998, Bayard had 13 rigs marketed in the Gulf Coast region, including 12 diesel electric SCR rigs. Bayard believes that its high quality equipment, including diesel electric SCR rigs, powerful mud pumps and high horsepower drawworks, give Bayard a competitive advantage in attracting premium jobs with customers engaged in multi-well drilling programs in this region. At December 31, 1998, 79 rigs were being utilized by Bayard and others in this region, making it the fourth most active domestic onshore drilling market at that time. The Gulf Coast region is characterized by significant drilling activity in deep, technically challenging formations for which Bayard's SCR and deep mechanical rigs are particularly well suited. While recent results in certain areas of the Gulf Coast have been disappointing to producers, most notably the Austin Chalk formation in Louisiana and the Pinnacle Reef in Texas, significant exploration and development activity is ongoing.

  South Texas Region

     The South Texas region is comprised of the southern portion of onshore Texas. Bayard added South Texas as its third core operating region in June 1998 as a result of the TransTexas acquisition, in which it acquired 25 rigs previously operated by TransTexas in the South Texas region. At December 31, 1998, Bayard had 21 rigs being marketed in the South Texas region and four rigs available to be refurbished as market conditions warrant. The TransTexas rigs acquired by Bayard had been utilized historically only to meet the internal drilling requirements of TransTexas. With the completion of the TransTexas acquisition, Bayard began to actively market the acquired rigs not being utilized by TransTexas under an alliance agreement between Bayard and TransTexas. At December 31, 1998, 93 rigs were being utilized by Bayard and others in this region, making it the third most active domestic onshore drilling market at that time. The South Texas region is predominately a gas producing region, and, accordingly, its drilling activity levels are less sensitive to declining oil prices. Bayard believes that its rigs operating in this region are well suited for the mobility, drilling flexibility and hydraulic efficiency required for this region's drilling applications.

BUSINESS STRATEGY

     Bayard believes that growth in earnings and cash flow can be achieved by pursuing the following business strategy:

  Operating a Technologically Advanced Rig Fleet

     Bayard has assembled its existing rig fleet, and will pursue further acquisitions, with the goal of operating one of the most technologically sophisticated land drilling fleets in the United States. Many of Bayard's rigs include engines, pumps and drilling mud systems that represent the best drilling technology available and that Bayard believes offer greater efficiencies for customers than many of the rigs available from its competitors. For example, by deploying its diesel electric SCR rigs with two or three high horsepower pumps and top drive drilling systems in challenging deep and horizontal drilling situations, Bayard believes that it can reduce its customers' overall drilling costs, thus securing and enhancing its relationships with some of the most active operators in the domestic market. Bayard is committed to making the capital investments required to maintain and, in appropriate circumstances, increase the technological sophistication and operational efficiencies of its fleet.

  Developing Deep Drilling Capabilities

     Bayard believes there is greater demand for rigs capable of drilling deeper, more complex wells, including 1,500 horsepower and larger rigs, and has focused, and will continue to focus, on acquiring rigs with these capabilities. Of the 25 TransTexas rigs, 12 are 1,500 horsepower or larger rigs and an additional 10 are 1,000 horsepower or larger rigs. At December 31, 1998, 78% of Bayard's rig fleet was capable of drilling to 15,000 feet or greater. Management believes that demand and utilization rates for these types of rigs, particularly SCR rigs, will remain higher than for rigs with lesser depth capacities because the deep drilling rigs provide greater operational flexibility and efficiency.

  Focusing on Core Markets

     Bayard believes that its strong asset position and operating expertise in the Mid-Continent and Gulf Coast regions enable it to achieve operating efficiencies and to provide premium service to its customers in these markets. Bayard is the largest provider of drilling rigs in Oklahoma and is among the largest operators of deep rigs in the onshore Gulf Coast region. As a result of the TransTexas acquisition, Bayard is one of the largest suppliers of drilling rigs in South Texas, positioning Bayard to mobilize additional rigs in that region as market conditions warrant.

  Developing and Maintaining Relationships with Operators

     In order to maximize the utilization rate of its rig fleet and to minimize exposure to market downturns, Bayard seeks to maintain and build relationships with operators committed to active domestic drilling programs. Bayard's largest current customers include Apache Corporation, Chesapeake Energy Corporation, Enron Oil and Gas Company, Marathon Oil Company, Sonat Exploration Company and Union Pacific Resources Corporation. Each of these companies was among the most active onshore operators in the United States during the last three years. Bayard has entered into an alliance agreement with TransTexas by which Bayard will make up to 15 rigs available to TransTexas to meet its drilling requirements, if any, in an area that includes, among others, the South Texas and Gulf Coast regions. During the nine months ended September 30, 1998, the three largest customers for Bayard's contract drilling services were Chesapeake, Union Pacific Resources and Sonat Exploration, which accounted for approximately 14%, 10% and 10% of total revenues, respectively.

  Acquiring and Refurbishing Additional Rigs and Related Equipment

     Bayard intends to pursue selective acquisitions of additional rigs and related equipment, including top drive drilling systems, subject to the limitations on acquisitions set forth in the merger agreement. Additionally, Bayard has experience in the acquisition of component parts from which rigs can be assembled or refurbished and intends to continue to seek similar opportunities for the expansion and enhancement of its rig fleet by such means. Since its formation and through December 31, 1998, Bayard had acquired 77 land rigs, net of sales, in eleven transactions.

DRILLING EQUIPMENT AND SUPPLIES

     A land drilling rig consists of various components, including engines, drawworks, a derrick or mast, substructure, pumps to circulate drilling fluid, blowout preventers, drill pipe and related equipment. The actual drilling capacity of a rig may be more or less than its rated drilling capacity. Numerous factors, including the length of a rig's drill pipe and the drilling conditions of any particular well can cause this variance. The intended well depth and the drill site conditions determine the rig, drill pipe length and other equipment needed to complete a well. Bayard's rigs can be relocated to areas where demand, well specifications and day rates allow for maximization of gross operating margins and utilization. Generally, land rigs operate with crews of five to six persons.

     As of December 31, 1998, Bayard's fleet included 31 rigs that are diesel electric SCR rigs and 56 that are mechanical rigs. Mechanical rigs utilize diesel engines to produce power that is transferred to drilling equipment, such as drawworks and pumps, by way of a compound consisting of a series of chains, sprockets and pneumatic clutches. SCR rigs employ diesel engines that generate alternating current electricity which is converted and transferred into amps as alternating current or direct current electricity, which in turn drives electric motors powering the drilling equipment. Bayard believes that SCR rigs offer a number of advantages over mechanical rigs. SCR rigs enable flexible power distribution to selected individual drilling equipment components, providing for more precise drilling control and efficient operation. SCR rigs are also quieter and safer because the diesel engines are typically located away from the rig floor and well bore, allowing for better communication among rig crews. SCR rigs are also more easily adapted to the use of top drive drilling systems which are typically electrically powered. Bayard has developed a fleet that uses the advanced drilling technology of diesel electric SCR rigs to provide greater efficiencies to its customers, especially in deep drilling, horizontal and directional applications, and uses mechanical rigs primarily in areas such as the Mid-Continent region where operators target shallower well depths and require more frequent mobility.

     In addition to its SCR rigs, Bayard has focused its acquisitions on rigs with efficient and flexible drilling mud systems as well as high horsepower drawworks and mud pumps, features which give Bayard a competitive advantage in attracting premium jobs with customers engaged in multi-well horizontal drilling programs. The majority of Bayard's rigs employ diesel engines manufactured by Caterpillar, Inc. as the rigs' main power sources. Bayard believes that such engines are lighter and more fuel efficient than other available engines, thus saving Bayard and its customers money in terms of lower trucking costs and reduced fuel consumption.

     Finally, Bayard has begun equipping certain of its deep drilling rigs with top drive drilling systems. Top drives provide Bayard's customers with greater control in transferring horsepower to the bit, precise orientation of drilling tools while drilling complex directional wells, and reduced incidence of stuck drill pipe in high risk areas. Moreover, top drives enable the contractor to drill in 90 foot sections rather than conventional 45 foot sections, a capability which reduces connection time, and are safer for rig employees and equipment during tubular handling operations and in well control situations. Currently, Bayard has five rigs equipped with top drives and has purchased one additional top drive.

RIG FLEET

     The following table identifies certain information as of December 31, 1998 regarding the rigs owned and operated by Bayard. In this table, rigs identified as "SCR" are diesel electric silicon controlled rectifier rigs and rigs identified as "Mechanical" are mechanical rigs powered by diesel engines. Drawworks horsepower represents the amount of input power required to achieve the maximum hoisting capability of the rig's drawworks, while total horsepower represents the maximum horsepower produced by a rig's diesel engines for consumption by the drilling equipment. The five rigs in the Gulf Coast and Mid-Continent regions identified with an asterisk (*) are equipped with National PS350/500 top drives.

                                                                                           HORSEPOWER
                                                                                        -----------------
RIG NO.   DEPTH CAPACITY(FT.)   DRAWWORKS                                  RIG TYPE     DRAWWORKS   TOTAL   STATUS
-------   -------------------   ---------                                  --------     ---------   -----   ------
  GULF COAST REGION
  11            25,000          Mid Continent U-1220-EB                    SCR            2,500     3,600   Working
  12            25,000          Mid Continent U-1220-EB                    SCR            2,500     3,600   Available
  14            25,000          Mid Continent U-1220-EB                    SCR            2,500     3,600   Available
  15            25,000          Mid Continent U-1220-EB*                   SCR            2,500     3,600   Working
  16            25,000          Mid Continent U-1220-EB                    SCR            2,500     3,600   Available
  17            25,000          Mid Continent U-1220-EB                    SCR            2,500     3,600   Available
  18            25,000          Mid Continent U-1220-EB*                   SCR            2,500     3,600   Available
  22            25,000          National 1320-UE*                          SCR            2,000     3,300   Working
  23            25,000          Gardner Denver 1500-E*                     SCR            2,000     3,600   Working
  40            25,000          National 1320-UE                           SCR            2,000     3,300   Available
  69            25,000          Mid Continent U-1220-EB                    SCR            2,500     3,975   Working
  20            20,000          Oilwell 840-E                              SCR            1,500     2,700   Available
   4            18,000          Mid Continent U-712-A                      Mechanical     1,200     2,700   Available
MID-CONTINENT REGION
  21            30,000          Continental Emsco C-3*                     SCR            3,000     4,400   Working
  10            25,000          Mid Continent U-1220-EB                    SCR            2,500     3,600   Working
  52            25,000          National 1320-M                            Mechanical     2,000     2,700   Available
  63            25,000          Gardner Denver 1500-E                      SCR            2,000     3,300   Available
   7            20,000          Mid Continent U-914-C                      Mechanical     1,500     2,700   Available
  19            20,000          Continental EMSCO C-1                      SCR            1,500     2,700   Working
  35            20,000          National 110-UE                            SCR            1,500     3,300   Available
  36            20,000          National 110-M                             Mechanical     1,500     2,700   Working
  46            20,000          BDW 1350                                   Mechanical     1,500     2,900   Available
  59            20,000          Oilwell 860                                Mechanical     1,500     2,700   Working
  60            20,000          National 1320-M                            Mechanical     2,000     2,700   Available
  61            20,000          National 110-M                             Mechanical     1,500     2,700   Available
  62            20,000          Mid Continent U914                         SCR            1,500     2,700   Working
   5            16,000          Gardner Denver 800                         Mechanical     1,000     2,900   Available
   8            16,000          National 80-B                              Mechanical     1,000     1,650   Available
  31            16,000          Gardner Denver 800-E                       SCR            1,000     2,200   Working
  32            16,000          BDW 800 MI                                 Mechanical     1,000     1,650   Working
  33            16,000          Brewster N-46                              Mechanical     1,000     2,000   Available
  34            16,000          Ideco E-900                                SCR              900     1,800   Available
  39            16,000          Ideco E-900                                SCR              900     2,350   Working
  51            16,000          Oilwell 760                                Mechanical     1,000     1,650   Working
  47            16,000          Ideco H-900                                Mechanical       900     1,650   Working

                                                                                           HORSEPOWER
                                                                                        -----------------
RIG NO.   DEPTH CAPACITY(FT.)   DRAWWORKS                                  RIG TYPE     DRAWWORKS   TOTAL   STATUS
-------   -------------------   ---------                                  --------     ---------   -----   ------
  42            15,000          Gardner Denver 700                         Mechanical       800     1,650   Working
  44            15,000          Gardner Denver 700                         Mechanical       800     1,650   Working
  26            14,000          National 610                               Mechanical       750     1,650   Working
  29            13,000          Continental Emsco D-2                      Mechanical       750     1,450   Available
  38            13,000          Mid Continent U-36A                        Mechanical       600     1,650   Available
  41            13,000          Mid Continent U-36A                        Mechanical       600     1,650   Available
   9            12,000          Gardner Denver 500                         Mechanical       650     2,250   Available
  43            12,000          Superior 700                               Mechanical       650     1,450   Working
  45            12,000          Gardner Denver 500                         Mechanical       650     1,450   Available
  53            12,000          Unit U-40                                  Mechanical       850     1,650   Available
  57            12,000          National 55                                Mechanical       550     2,000   Available
  58            12,000          Ideco 750                                  Mechanical       750     1,650   Available
  28            11,000          BDW 650                                    Mechanical       650     1,350   Available
  37            11,000          Gardner Denver 500                         Mechanical       650     1,900   Available
  30            10,000          Brewster N-42                              Mechanical       550     1,725   Available
  56            10,000          Cooper LTD 750                             Mechanical       750     1,550   Working
  55             7,500          Cooper LTD 550                             Mechanical       550     1,400   Available
SOUTH TEXAS REGION
  86            25,000          National 1320                              Mechanical     2,000     2,700   Working
  80            20,000          National 110-M                             Mechanical     1,500     2,700   Available
  81            20,000          National 110-M                             Mechanical     1,500     2,700   Available
  82            20,000          National 110-M                             Mechanical     1,500     2,700   Available
  83            20,000          National 110-M                             Mechanical     1,500     2,700   Available
  84            20,000          National 110-M                             Mechanical     1,500     2,700   Available
  85            20,000          National 110-M                             Mechanical     1,500     2,700   Available
  87            20,000          National 110-M                             Mechanical     1,500     2,280   Available
  88            20,000          National 110-M                             Mechanical     1,500     2,280   Available
  89            20,000          Oilwell 860                                Mechanical     1,500     3,380   Available
  90            20,000          Gardner Denver 1100                        Mechanical     1,500     2,280   Available
  93            20,000          Gardner Denver 1100                        Mechanical     1,500     2,700   Available
  79            18,000          Ideco 1200                                 Mechanical     1,200     3,300   Working
  74            16,000          BDW 800                                    Mechanical     1,000     2,700   Available
  76            16,000          National 80-B                              Mechanical     1,000     3,800   Available
  77            16,000          National 80-B                              Mechanical     1,000     2,700   Available
  78            16,000          National 80-B                              Mechanical     1,000     2,550   Available
  92            16,000          National 80-B                              Mechanical     1,000     3,450   Available
  94            16,000          National 80-B                              Mechanical     1,000     2,900   Available
  73            14,000          National 610                               Mechanical       750     1,650   Available
  70            12,000          Cabot 900                                  Mechanical       900     2,570   Available
AVAILABLE FOR REFURBISHMENT
  24            25,000          National 1320-UE                           SCR            2,000     3,960
  68            25,000          Continental Emsco C-2                      SCR            2,000     3,975
  50            20,000          BDW 1350                                   SCR            1,500     2,700
  65            20,000          Oilwell E-2000                             SCR            2,000     3,975
  66            20,000          Oilwell 840-E                              SCR            1,500     3,975
  67            20,000          Oilwell 840-E                              SCR            1,500     3,975
  27            16,000          National 80-B                              SCR            1,000     1,650
  48            16,000                                                     SCR            1,000     2,280
  49            16,000                                                     SCR            1,000     2,280
  64            16,000          Ideco E-1200                               SCR            1,200     2,280
  72            16,000          Gardner Denver 800                         Mechanical     1,000     3,100
  75            16,000          National 80-B                              Mechanical     1,000     2,750
  91            16,000          National 80-B                              Mechanical     1,000     2,600
  71            12,000          Cabot 900                                  Mechanical       900     2,570

     Drilling rigs and related equipment deteriorate over time unless they are operated and maintained properly. Bayard strives to keep its drilling rigs well maintained and technologically competitive. An active maintenance program during the life of a drilling rig permits the maintenance, replacement and upgrading of its components on an individual basis. Over the life of a typical drilling rig, major components, such as engines, pumps, drawworks and drill pipe, are replaced or rebuilt on a periodic basis as required while other components, such as the mast and substructure, can be utilized for extended periods of time with proper maintenance.

     In connection with the TransTexas acquisition, Bayard acquired 45 trucks which have been utilized to move Bayard's drilling rigs and related equipment. The fleet includes various types of trucks, including pole, winch, tandem and hauling vehicles. Additionally, Bayard acquired approximately 60 lowboy and float trailers, three cranes and three forklifts.

     During periods of high utilization in recent years, there has been a general shortage of certain drilling equipment and supplies used in Bayard's business. Except for limited periods of high utilization, the land drilling industry has generally been characterized by an oversupply of land rigs. Therefore, rig manufacturers have generally focused on the production of more expensive offshore rigs and rig equipment. As a result, most rig manufacturers are not currently building new land rigs and those manufacturers that are building new land rigs and components charge premium prices, approximately $13.0 million for a new 2,000 horsepower rig, and require that orders be placed at least 120 days in advance of requested delivery. The limited availability of new rigs and equipment has caused land rig owners and operators, including Bayard, to maintain and enhance their fleets primarily through acquisitions and refurbishments using previously manufactured rig components and equipment. As the land drilling industry continues to refurbish rigs using existing components and equipment, the available supply of such components and equipment continues to deplete. Additionally, a shortage of drill pipe in the contract drilling industry has caused the price of drill pipe to increase significantly over the past two years. Bayard has established arrangements to meet its current needs for certain necessary drilling equipment and supplies, including drill pipe, on satisfactory terms, but there can be no assurance that it will continue to be able to do so. Accordingly, there can be no assurance that Bayard will not experience shortages of, or material price increases in, drilling equipment and supplies, including drill pipe, in the future. Any such shortages could delay and adversely affect Bayard's ability to refurbish its construction project rigs and obtain contracts for its marketed rigs.

CONTRACT DRILLING OPERATIONS

     Bayard's drilling rigs are employed under individual contracts which extend either over a stated period of time or the time required to drill a well or a number of wells. Drilling contracts are obtained through either a competitive bidding process or as a result of direct negotiations with customers. Terms of Bayard's drilling contracts vary based on factors such as the complexity and risk of operations, on-site drilling conditions, type of equipment used and the anticipated duration of the work to be performed. Contracts are typically entered into on a single well basis and obligate Bayard to pay certain operating expenses, including wages of drilling personnel, maintenance expenses and costs for incidental rig supplies, equipment and local office facilities. Contracts generally are subject to termination by the customer on short notice, but are sometimes written on a firm basis for a specified number of wells or years. Bayard has ongoing relationships with a number of customers that often engage a specific rig for the drilling of consecutive wells.

     At December 31, 1998, all of Bayard's working rigs were operating under daywork contracts. In addition, Bayard and its predecessors in the past have performed drilling services under footage and turnkey contracts and Bayard may do so again in the future. Revenues from daywork contracts accounted for approximately 98% and 95% of total drilling revenues, excluding mobilization revenues, during the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively, with the remainder from footage and turnkey contracts.

     Daywork Contracts. Under daywork contracts, Bayard provides a drilling rig with required personnel to the operator, who supervises the drilling of the well. Bayard is paid based on a negotiated fixed rate per day while the rig is utilized. The rates for Bayard's services depend on market and competitive conditions, the nature of the operations to be performed, the duration of the work, the equipment and services to be provided, the geographic area involved and other variables. Lower rates may be paid when the rig is in transit, or when drilling operations are interrupted or restricted by equipment breakdowns, actions of the customer or adverse weather conditions or other conditions beyond the control of Bayard. In addition, daywork contracts typically provide for a lump sum fee for the mobilization and demobilization of the drilling rig. Daywork drilling contracts generally specify the type of equipment to be used, the size of the hole and the depth of the well. Under a daywork drilling contract, the customer bears a large portion of out-of-pocket costs of drilling and Bayard generally bears no part of the usual capital risks, such as time delays for stuck drill pipe and blowouts, associated with oil and gas exploration.

     Footage and Turnkey Contracts. Under footage contracts, Bayard is paid a fixed amount for each foot drilled, regardless of the time required or the problems encountered in drilling the well. Bayard pays more of the out-of-pocket costs associated with footage contracts compared to daywork contracts. Under turnkey contracts, Bayard contracts to drill a well to an agreed depth under specified conditions for a fixed price, regardless of the time required or the problems encountered in drilling the well. Bayard provides technical expertise and engineering services, as well as most of the equipment required for the well, and is compensated when the contract terms have been satisfied. Turnkey contracts afford an opportunity to earn a higher return than would normally be available on daywork or footage contracts if the contract can be completed successfully without complications.

     The risks to Bayard under footage and turnkey contracts are substantially greater than under daywork contracts because Bayard assumes most of the risks associated with drilling operations generally assumed by the operator in a daywork contract, including risk of blowout, loss of hole, lost or damaged drill pipe, machinery breakdowns, abnormal drilling conditions and risks associated with subcontractors' services, supplies, cost escalation and personnel.

CUSTOMERS AND MARKETING

     Bayard's customers include major oil companies and independent oil and gas producers. During the nine months ended September 30, 1998, the three largest customers for Bayard's contract drilling services were Chesapeake Energy Corporation, Union Pacific Resources Corp. and Sonat Exploration Company, which accounted for approximately 14%, 10% and 10% of total revenues, respectively. Chesapeake announced in 1997 that it was reducing its drilling program in the Gulf Coast region, an area in which it utilizes a number of Bayard's rigs. In late 1997, Chesapeake released two rigs under contract with Bayard and has subsequently released three additional rigs it was using in the Gulf Coast region. As of December 31, 1998, Chesapeake was utilizing four of Bayard's rigs; however, there can be no assurance that Chesapeake or any of Bayard's other principal customers will continue to employ Bayard's services or that the loss of any of such customers or adverse developments affecting any of such customers would not have a material adverse effect on Bayard's financial condition and results of operations.

     Bayard enters into informal, nonbinding commitments with many of its customers to provide drilling rigs for future periods at agreed upon rates plus fuel and mobilization charges, if applicable, and escalation provisions. This practice is customary in the land drilling business during times of tightening rig supply. Although neither Bayard nor the customer is legally required to honor these commitments, Bayard strives to satisfy such commitments in order to maintain good customer relations.

     Bayard's sales force consists of industry professionals with significant land drilling sales experience who utilize industry contacts and available public data to determine how to most appropriately market available rigs.

     Chesapeake Drilling Agreements. In December 1996, in connection with Bayard's formation transactions, Chesapeake Energy Corporation and its operating subsidiary entered into drilling agreements with Bayard by which Chesapeake agreed to engage six of Bayard's rigs for two-year terms. For the year ended December 31, 1997, Bayard recognized aggregate revenues of $10.9 million from the Chesapeake drilling agreements.

     Under the terms of the Chesapeake drilling agreements, the standard day rates were subject to upward, but not downward, adjustment annually in November to the average then-current market rates for the areas of operation, less $100 per day. Bayard and Chesapeake were required to consider such adjustment each November during the term of the particular Chesapeake drilling agreement and if no agreement could be timely reached as to the appropriate rate adjustment, Bayard had the option to terminate the contract for such rig at the conclusion of operations at the well then being drilled. In December 1997, Bayard and Chesapeake were unable to agree on an appropriate rate adjustment, so Bayard exercised its option to terminate the Chesapeake drilling agreements.

COMPETITION

     The contract drilling industry is a highly competitive and fragmented business characterized by high capital and maintenance costs. As a result, even though Bayard has the fifth largest active land drilling rig fleet in the United States, Bayard believes that such fleet represents a market share of approximately 6% of the domestic land drilling industry. Drilling contracts are usually awarded through a competitive bid process and, while Bayard believes that operators consider factors such as quality of service, type and location of equipment, or the ability to provide ancillary services, price and rig availability are the primary factors in determining which contractor is awarded a job. Certain of Bayard's competitors have greater financial and human resources than Bayard, which may enable them to better withstand periods of low rig utilization, to compete more effectively on the basis of price and technology, to build new rigs or acquire existing rigs and to provide rigs more quickly than Bayard in periods of high rig utilization.

     Competition in the market for drilling rigs caused substantial increases in the acquisition prices paid for rigs in 1997. Continued competition and price escalation could adversely affect Bayard's growth strategy if it is unable to purchase additional drilling rigs or related equipment on favorable terms.

OPERATING HAZARDS AND INSURANCE

     Bayard's operations are subject to many hazards inherent in the land drilling business, including, for example, blowouts, cratering, fires, explosions, loss of well control, loss of hole, damaged or lost drill strings and damage or loss from inclement weather. These hazards could cause personal injury or death, serious damage to or destruction of property and equipment, suspension of drilling operations, or substantial damage to the environment, including damage to producing formations and surrounding areas. Generally, Bayard seeks to obtain indemnification from its customers by contract for certain of these risks. To the extent not transferred to customers by contract, Bayard seeks protection against certain of these risks through insurance, including property casualty insurance on its rigs and drilling equipment, commercial general liability and commercial contract indemnity, commercial umbrella and workers' compensation insurance.

     Bayard's insurance coverage for property damage to its rigs and drilling equipment is based on Bayard's estimate of the cost of comparable used equipment to replace the insured property. There is a deductible per occurrence on rigs and equipment of $500,000.

     Bayard's third party liability insurance coverage under the general policy is $1 million per occurrence, with a self insured retention of $100,000 per occurrence. The commercial umbrella policy has a self insured retention of $10,000 per occurrence with coverage of $5 million per occurrence. Bayard believes that it is adequately insured for public liability and property damage to others with respect to its operations. However, such insurance may not be sufficient to protect Bayard against liability for all consequences of well disasters, extensive fire damage or damage to the environment.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

  General

     Bayard's operations are affected from time to time in varying degrees by political developments and federal, state and local laws and regulations. In particular, oil and gas production, operations and economics are or have been affected by price controls, taxes and other laws relating to the oil and gas industry, by changes in such laws and by changes in administrative regulations. Although significant capital expenditures may be required to comply with such laws and regulations, to date, such compliance costs have not had a material adverse effect on the earnings or competitive position of Bayard. In addition, Bayard's operations are vulnerable to risks arising from the numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection.

  Environmental Regulation

     Bayard's activities are subject to existing federal, state and local laws and regulations governing environmental quality, pollution control and the preservation of natural resources. Such laws and regulations concern, among other things, air emissions, the containment, disposal and recycling of waste materials, and reporting of the storage, use or release of certain chemicals or hazardous substances. Numerous federal and state environmental laws regulate drilling activities and impose liability for discharges of waste or spills, including those in coastal areas. Bayard has conducted drilling activities in or near ecologically sensitive areas, such as wetlands and coastal environments, which are subject to additional regulatory requirements. State and federal legislation also provide special protections to animal and marine life that could be affected by Bayard's activities. In general, under various applicable environmental programs, Bayard may potentially be subject to regulatory enforcement action in the form of injunctions, cease and desist orders and administrative, civil and criminal penalties for violations of environmental laws. Bayard may also be subject to liability for natural resource damages and other civil claims arising out of a pollution event.

     Except for the handling of solid wastes directly generated from the operation and maintenance of Bayard's drilling rigs, such as waste oils and wash water, it is Bayard's practice to require its customers to contractually assume responsibility for compliance with environmental regulations. Laws and regulations protecting the environment have become more stringent in recent years, and may, in certain circumstances, impose strict liability, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. Such laws and regulations may expose Bayard to liability for the conduct of or conditions caused by others, or for acts of Bayard which were in compliance with all applicable laws at the time such acts were performed. The application of these requirements or adoption of new requirements could have a material adverse effect on Bayard.

     Environmental regulations that affect Bayard's customers also have an indirect impact on Bayard. Increasingly stringent environmental regulation of the oil and gas industry has led to higher drilling costs and a more difficult and lengthy well permitting process.

     The primary environmental statutory and regulatory programs that affect Bayard's operations include the following:

     Oil Pollution Act and Clean Water Act. The Oil Pollution Act of 1990 amends certain provisions of the federal Water Pollution Control Act of 1972, commonly referred to as the Clean Water Act, and other statutes as they pertain to the prevention of and response to spills or discharges of hazardous substances or oil into navigable waters. Under the Oil Pollution Act, a person owning or operating a facility or equipment, including land drilling equipment, from which there is a discharge or threat of a discharge of oil into or upon navigable waters and adjoining shorelines is liable, regardless of fault, as a "responsible party" for removal costs and damages. Federal law imposes strict, joint and several liability on facility owners for containment and clean-up costs and certain other damages, including natural resource damages, arising from a spill.

     The United States Environmental Protection Agency is also authorized to seek preliminary and permanent injunctive relief and, in certain cases, criminal penalties and fines. State laws governing the control of water pollution also provide varying civil and criminal penalties and liabilities in the case of releases of petroleum or its derivatives into surface waters or into the ground. If a discharge occurs at a well site at which Bayard is conducting drilling or pressure pumping operations, Bayard may be exposed to claims that it is liable under the Clean Water Act or similar state laws.

     Certain of Bayard's operations are also subject to EPA regulations, including regulations that require the preparation and implementation of spill prevention control and countermeasure plans to address the possible discharge of oil into navigable waters. Where so required, Bayard has spill prevention control and countermeasure plans in place.

     Superfund. The Comprehensive Environmental, Response, Compensation, and Liability Act, as amended, known as CERCLA or the "Superfund" Law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release of a "hazardous substance" into the environment. These persons include:

     - the current owner and operator of a facility from which hazardous substances are released;

     - owners and operators of a facility at the time any hazardous substances were disposed;

     - generators of hazardous substances who arranged for the disposal or treatment at or transportation to such facility of hazardous substances; and

     - transporters of hazardous substances to disposal or treatment facilities selected by them.

Bayard may be responsible under CERCLA for all or part of the costs to clean up sites at which hazardous substances have been released. To date, however, Bayard has not been named a potentially responsible party under CERCLA or any similar state Superfund laws.

     Hazardous Waste Disposal. Bayard's operations involve the generation or handling of materials that may be classified as hazardous waste and subject to the federal Resource Conservation and Recovery Act and comparable state statutes. The EPA and various state agencies have limited the disposal options for certain hazardous and nonhazardous wastes and is considering the adoption of stricter handling and disposal standards for nonhazardous wastes.

     As part of the Bonray Acquisition, Bayard acquired an equipment yard which may require certain expenditures or remedial actions for the removal or cleanup of contamination. In exchange for a $1 million cash payment to Bayard at closing, Bayard did not require DLB Oil & Gas, Inc. to indemnify Bayard with respect to such expenditures or remedial actions. While Bayard has not determined whether and to what extent such expenditures or remedial actions may be necessary or advisable, based on the presently available information, Bayard does not believe that such expenditures will exceed $1 million. Management believes that Bayard and its operations are in material compliance with applicable environmental laws and regulations.

  Health and Safety Matters

     Bayard's facilities and operations are also governed by various other laws and regulations, including the federal Occupational Safety and Health Act, relating to worker health and workplace safety. As an example, the Occupational Safety and Health Administration has issued the Hazard Communication Standard. This standard applies to all private-sector employers, including the oil and gas exploration and producing industry. The Hazard Communication Standard requires that employers assess their chemical hazards, obtain and maintain certain written descriptions of these hazards, develop a hazard communication program and train employees to work safely with the chemicals on site. Failure to comply with the requirements of the standard may result in administrative, civil and criminal penalties. Bayard believes that appropriate precautions are taken to protect employees and others from harmful exposure to materials handled and managed at its facilities and that it operates in substantial compliance with all Occupational Safety and Health Act regulations. While it is not anticipated that Bayard will be required in the near future to make material expenditures by reason of such health and safety laws and regulations, Bayard is unable to predict the ultimate cost of compliance with these changing regulations.

FACILITIES AND OTHER PROPERTY

     Bayard leases approximately 7,500 square feet of office space for its principal executive offices in Oklahoma City, Oklahoma at a cost of approximately $7,000 per month and leases approximately 5,000 square feet of office and warehouse space and ten acres of land in El Reno, Oklahoma for $2,000 per month. In addition, Bayard owns approximately ten acres of land in El Reno, Oklahoma and five acres of land in Weatherford, Oklahoma that it uses for rig storage and maintenance. Bayard leases a facility in Houston, Texas that includes approximately 5,000 square feet of warehouse space and 1,300 square feet of office space. Rental payments on the Houston facility are approximately $1,800 per month. As part of the Bonray Acquisition, Bayard acquired approximately 40 acres of land in Oklahoma City with facilities including 3,600 square feet of office space, an 8,000 square foot repair shop and three warehouses. In the TransTexas Acquisition, Bayard acquired approximately 24 acres of land in Laredo, Texas with office and warehouse facilities totaling approximately 125,000 square feet. Bayard considers all of its facilities to be in good operating condition and adequate for their present uses.

EMPLOYEES

     As of January 19, 1999, Bayard had approximately 550 employees, of which approximately 100 were salaried and approximately 450 were employed on an hourly basis. None of Bayard's employees is represented by any collective bargaining unit. Bayard management believes that Bayard's relationship with its employees is good.

LEGAL PROCEEDINGS

     A purported class action lawsuit is pending against Bayard, certain directors and officers of Bayard, the managing underwriters of Bayard's initial public offering, and certain current and former stockholders of Bayard, alleging violations of federal securities laws in connection with the initial public offering. The lawsuit, Yuan v. Bayard Drilling Technologies, Inc., et al. ("Yuan"), was filed on February 3, 1998 in the United States District Court for the Western District of Oklahoma. The principal plaintiff in Yuan is Tom Yuan. The defendants in this case include Bayard, Chesapeake Energy Corporation, Energy Spectrum LLC, James E. Brown, David E. Grose, Carl B. Anderson, III, Merrill A. Miller, Jr., Sidney L. Tassin, Lew O. Ward, Mike Mullen, Roy T. Oliver, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers, Inc., Prudential Securities, Inc., Rauscher Pierce Refsnes, Inc. (a predecessor to Dain Rauscher Incorporated) and Raymond James & Associates, Inc.

     The plaintiffs in this lawsuit purport to sue on their own behalf and on behalf of all persons who purchased shares of Bayard common stock on or traceable to the initial public offering. In the lawsuit, plaintiffs allege claims against all defendants under the Securities Act of 1933. The plaintiffs allege that the registration statement and prospectus for Bayard's initial public offering contained materially false and misleading information and omitted material facts. In particular, the plaintiffs allege that such registration statement and prospectus failed to disclose financial difficulties of Chesapeake Energy Corporation, Bayard's largest customer, and the effects of such difficulties on Chesapeake's ability to continue to provide Bayard with substantial drilling contracts. The complaint further alleges that Bayard failed to disclose pre-offering negotiations with R.T. Oliver Drilling, Inc., whom the plaintiffs allege was a related party, for the purchase of drilling rigs. In addition, the complaint alleges that Bayard failed to disclose that its growth strategy required costly refurbishment of older drilling rigs that would dramatically increase Bayard's costs, which could not be sustained by internally generated cash flows. Plaintiffs are seeking rescission and damages.

     Two other suits, Khan v. Bayard Drilling Technologies, Inc., et al. ("Khan") and Burkett v. Bayard Drilling Technologies, Inc., et al. ("Burkett"), which were filed in District Court in and for Oklahoma County, State of Oklahoma on January 14, 1998 and February 2, 1998, respectively, and alleged essentially the same claims as Yuan, were dismissed without prejudice in May 1998 on a joint application filed by all parties. The plaintiffs in Khan and Burkett, along with others, have been appointed as lead plaintiffs in the Yuan federal court suit, now styled to include the other lead plaintiffs, as Yuan, et al., and an amended consolidated complaint was filed on July 30, 1998. A motion to dismiss the claims in this lawsuit has been filed by Bayard and the other defendants and is currently pending before the court.

     Bayard is also involved in other litigation arising from time to time in the ordinary course of its business, including workers' compensation claims and disputes arising out of its drilling activities. Such disputes include a claim filed against Bayard and Marathon Oil Company on November 13, 1998 in the District Court of Washita County in the State of Oklahoma. Eldred L. and Patricia A. Schneberger, the plaintiffs in this lawsuit, seek an order of abatement and actual, consequential and punitive damages for losses allegedly incurred in connection with a drilling project that utilized one of Bayard's rigs.

     Bayard believes the allegations in the lawsuits referenced above are without merit and is defending vigorously the claims brought against it. Bayard is unable, however, to predict the outcome of these lawsuits or the costs to be incurred in connection with their defense and there can be no assurance that this litigation will be resolved in Bayard's favor. An adverse result or prolonged litigation could have a material adverse effect on Bayard's financial position or results of operations.

                        PRINCIPAL STOCKHOLDERS OF BAYARD

     The following table sets forth certain information regarding the beneficial ownership of Bayard common stock as of January 15, 1999. This table discloses the stock ownership of:

     - each person known by Bayard to own more than 5% of the outstanding shares of Bayard common stock;

     - each of Bayard's directors;

     - the Chief Executive Officer of Bayard and each of the two other persons who served as executive officers of Bayard during 1998; and

     - all executive officers and directors as a group.

All persons listed have an address in care of Bayard's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

     The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Bayard common stock subject to options or warrants held by that person that are exercisable on January 15, 1999 or become exercisable within 60 days following January 15, 1999 are deemed outstanding. However, such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. All information with respect to the beneficial ownership of any stockholder has been furnished by such stockholder and, unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentage of ownership is based on 18,200,765 shares of Bayard common stock outstanding as of January 15, 1999.

                                                                  BAYARD COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                              ---------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER          PERCENTAGE
------------------------------------                          ---------        ----------
Nabors Industries, Inc......................................  2,645,725(1)        14.5%
  515 West Greens Road, Suite 1200
  Houston, TX 77067
Carl B. Anderson, III.......................................  1,293,167(2)(3)      7.1
  c/o AnSon Partners L.L.C.
  4005 Northwest Expressway, Suite 400E
  Oklahoma City, Oklahoma 73116
Energy Spectrum LLC.........................................  1,100,000(4)         6.0
  5956 Sherry Lane, Suite 600
  Dallas, Texas 75225
James E. Brown..............................................    446,000(5)         2.4
Edward S. Jacob, III........................................     50,000(6)        *
David E. Grose, III.........................................     14,000(7)        *
Mark Liddell................................................     47,182(3)        *
  6307 Waterford Boulevard, Suite 100
  Oklahoma City, Oklahoma 73118
Merrill A. Miller, Jr.......................................      5,167(3)        *
  c/o National-Oilwell, Inc.
  5555 San Felipe
  Houston, Texas 77056

                                                                  BAYARD COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                              ---------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER          PERCENTAGE
------------------------------------                          ---------        ----------
Sidney L. Tassin............................................  1,105,167(3)(8)      6.1
  c/o Energy Spectrum Partners LP
  5956 Sherry Lane, Suite 600
  Dallas, Texas 75225
Lew O. Ward.................................................    428,292(3)(9)      2.3
  c/o Ward Petroleum Corporation
  502 South Fillmore Road
  Enid, Oklahoma 73703
All directors and executive officers as a group (8
  persons)..................................................  3,168,975(10)       17.2

---------------

  *  Less than one percent.

 (1) Represents shares of Bayard common stock held of record or beneficially by the consenting stockholders. In the stockholder agreements, the consenting stockholders have granted Nabors an irrevocable proxy to vote the covered shares with respect to the merger.

 (2) Includes:

      (a)
        1,018,000 shares of Bayard common stock held of record by AnSon, of which Mr. Anderson is managing general partner;

      (b)
        170,000 shares of Bayard common stock held of record by James E. Brown that are subject to voting rights retained by Mr. Anderson under an irrevocable proxy; and

      (c)
        100,000 shares of Bayard common stock held of record and beneficially by Mr. Anderson.

 (3) Includes 5,167 shares of Bayard common stock subject to options granted under Bayard's 1997 Non-Employee Director Stock Option Plan, referred to as the "director stock plan," that are currently exercisable or become exercisable within 60 days of January 15, 1999. Excludes 14,833 shares of Bayard common stock that may be acquired upon exercise of options granted under the director stock plan, none of which are exercisable within 60 days after January 15, 1999.

 (4) Represents shares of Bayard common stock held of record by Energy Spectrum Partners LP, of which Energy Spectrum Capital LP is the sole general partner, and includes 112,000 shares of Bayard common stock that may be acquired within the next 60 days upon exercise of outstanding Series B Warrants. Energy Spectrum LLC is the sole general partner of Energy Spectrum Capital LP and possesses sole voting and investment power with respect to such shares. Sidney L. Tassin, as President and a member of Energy Spectrum LLC, may be deemed to have beneficial ownership of these shares. Mr. Tassin disclaims beneficial ownership of such shares.

 (5) Includes:

      (a)
        100,000 shares of Bayard common stock held by Mr. Brown which vest pro rata over five years starting on December 10, 1997 and are subject to certain restrictions on resale and provisions for the repurchase by Bayard at a specified price and upon certain conditions, including termination of employment with Bayard;

      (b)
        170,000 shares of Bayard common stock for which an irrevocable voting proxy has been granted to Carl B. Anderson, III; and

      (c)
        160,000 shares of Bayard common stock subject to options granted under Bayard's 1997 Stock Option and Stock Award Plan, referred to as the "employee stock plan," that are currently exercisable or become exercisable within 60 days of January 15, 1999.

     Excludes options to purchase an aggregate of 440,000 shares of Bayard common stock held by Mr. Brown which were granted under the employee stock plan, subject to vesting and other conditions contained in stock option agreements, none of which options are exercisable within 60 days after January 15, 1999.

 (6) Includes 50,000 shares of Bayard common stock subject to options granted under the employee stock plan that were exercisable on, or become exercisable within 60 days after, January 15, 1999. Excludes options to purchase an aggregate of 230,000 shares of Bayard common stock held by Mr. Jacob which were granted under the employee stock plan, subject to vesting and other conditions contained in stock option agreements, none of which options are exercisable within 60 days after January 15, 1999.

 (7) Includes 14,000 shares of Bayard common stock subject to options granted under the employee stock plan that are currently exercisable. Excludes options to purchase an aggregate of 56,000 shares of Bayard common stock held by Mr. Grose which were granted under the employee stock plan, subject to vesting and other conditions contained in stock option agreements, none of which options are exercisable within 60 days after January 15, 1999.

 (8) Represents shares of Bayard common stock held of record by Energy Spectrum Partners LP and beneficially by Energy Spectrum LLC. Mr. Tassin, a director of Bayard, is the President of Energy Spectrum LLC, which is the ultimate general partner of Energy Spectrum Partners LP. Mr. Tassin disclaims beneficial ownership of such shares. See note (4) above.

 (9) Includes:

     (a) 253,725 shares of Bayard common stock held of record by Wil-Cas Investments, L.P., a family limited partnership controlled by Ward Petroleum and family trusts for the benefit of Mr. Ward's children, William C. Ward and Casidy Ward, of which they act as trustees; and

     (b) 169,400 shares of Bayard common stock that may be acquired within the next 60 days upon the exercise of outstanding warrants held by Wil-Cas Investments, L.P.

(10) Includes:

     (a) 112,000 shares of Bayard common stock that may be acquired by Energy Spectrum Partners LP within the next 60 days upon the exercise of outstanding Series B Warrants;

     (b) 170,000 shares of Bayard common stock held by Mr. Brown that are subject to voting rights retained by Mr. Anderson;

     (c) 100,000 restricted shares of Bayard common stock held by Mr. Brown;

     (d) 224,000 shares of Bayard common stock subject to options granted to executive officers of Bayard under the employee stock plan that are currently exercisable or become exercisable within 60 days after January 15, 1999;

     (e) 25,835 shares of Bayard common stock subject to options granted to directors of Bayard under the director stock plan that are currently exercisable or become exercisable within 60 days after January 15, 1999; and

     (f) 169,400 shares of Bayard common stock that may be acquired by Wil-Cas within the next 60 days upon the exercise of outstanding warrants.

                        COMPARISON OF STOCKHOLDER RIGHTS

GENERAL

     The following table summarizes the material differences between the rights of holders of shares of Nabors common stock and the holders of shares of Bayard common stock. Although both Nabors and Bayard are organized under the laws of the State of Delaware, differences exist between various provisions of their certificates of incorporation and by-laws. After the merger, Nabors' Restated Certificate of Incorporation and Restated By-Laws will govern the rights of the former stockholders of Bayard who receive shares of Nabors common stock.

                                                 NABORS                                      BAYARD
                                                 ------                                      ------
(1) Stockholder Action by       Stockholder action may be taken by          Stockholders may not act by written
    Unanimous Written           unanimous written consent instead of an     consent instead of a meeting. Such
    Consent                     annual or special meeting.                  provision may be amended only upon the
                                                                            affirmative vote of holders of at least
                                                                            four-fifths of the voting stock.
(2) Special Meeting of          Must be held upon written demand of         May be proposed and held only upon
    Stockholders                holders of at least 50% of all votes        written demand of the board of
                                entitled to vote on any issue to be         directors.
                                considered at the proposed special
                                meeting.

(3) Amendment of Charter and    Any amendment to Nabors' Restated           The affirmative vote of a majority of
    By-Laws                     Certificate of Incorporation would          the shares of voting stock is required
                                require the affirmative vote of a           to amend Bayard's Restated Certificate
                                majority of the shares of voting stock.     of Incorporation, except that the
                                Directors and stockholders possess the      affirmative vote of the holders of at
                                power to adopt, amend or repeal the         least two-thirds of the voting stock is
                                By-Laws upon the affirmative vote of a      required to change the provisions of
                                majority of the board or upon the           Bayard's Restated Certificate of
                                affirmative vote of the holders of a        Incorporation providing that: (1) a
                                majority of the voting stock.               majority of the Bayard Board may adopt,
                                                                            amend or repeal the Bylaws; (2) the
                                                                            Bayard Board may designate committees;
                                                                            (3) the stockholders shall have no power
                                                                            to appoint or remove directors as
                                                                            members of committees nor to abrogate
                                                                            the power of the Bayard Board to
                                                                            establish committees; (4) stockholders
                                                                            shall have no power to elect or remove
                                                                            officers nor to abrogate the power of
                                                                            the board to elect and remove officers;
                                                                            and (5) the directors are indemnified
                                                                            for breach of fiduciary duties. Bayard's
                                                                            Bylaws may be altered, amended, or
                                                                            repealed by the Bayard Board or upon the
                                                                            affirmative vote of the holders of at
                                                                            least two-thirds of the voting stock.

(4) Number of Directors         The number of directors shall be no more    The number of directors shall be no more
                                than 11 nor fewer than five, and the        than 21 nor fewer than three, and the
                                Nabors Board shall be divided as evenly     affirmative vote of the holders of at
                                as possible into three staggered            least two- thirds of the voting stock is
                                classes, with directors in each class to    required to change this provision of
                                be elected every three years.               Bayard's Restated Certificate of
                                                                            Incorporation. Bayard does not have a
                                                                            staggered board.

(5) Removal of Directors        Under the Delaware General Corporation      Bayard's Amended and Restated Bylaws
                                Law, directors sitting on a classified      provide that no director shall be
                                board may be removed only with cause and    removed from office except for cause and
                                on an affirmative vote by the holders of    by an affirmative vote of the holders of
                                a majority of shares entitled to vote at    at least two- thirds of the shares
                                an election of directors.                   entitled to vote at an election of
                                                                            directors.

                                                 NABORS                                      BAYARD
                                                 ------                                      ------
(6) Rights Agreement            Nabors has not adopted a stockholder        Bayard adopted a stockholder rights plan
                                rights plan.                                in August 1998. Under certain
                                                                            circumstances, the Bayard rights
                                                                            agreement will entitle the holder of
                                                                            Rights to purchase either Bayard common
                                                                            stock or the stock of a potential
                                                                            acquiror at a substantially reduced
                                                                            price. The Bayard rights agreement is
                                                                            described in more detail below.

(7) Stockholder Approval of     Nabors has elected not to be governed by    Bayard's Restated Certificate of
    Business Combinations       the anti-takeover provisions of Section     Incorporation provides that when certain
                                203 of the Delaware General Corporation     large transactions with Bayard involve
                                Law, entitled "Business Combinations        either a "Related Person," one who holds
                                with Interested Stockholders."              10% or more of the voting stock, or an
                                                                            affiliate of a Related Person, the
                                                                            affirmative vote of holders of at least
                                                                            four-fifths of the voting stock, and the
                                                                            affirmative vote of holders of
                                                                            two-thirds of the voting stock not held
                                                                            by any Related Person, are required to
                                                                            approve the transaction. These
                                                                            provisions do not apply to transactions
                                                                            which were approved by the Bayard Board
                                                                            before or after the Related Person
                                                                            acquired such status. In order to change
                                                                            these provisions, the affirmative vote
                                                                            of holders of at least 80% of the voting
                                                                            stock is required. The effect of these
                                                                            provisions of Bayard's Restated
                                                                            Certificate of Incorporation is to
                                                                            provide greater protection from
                                                                            takeovers than that provided by Section
                                                                            203 of the Delaware General Corporation
                                                                            Law alone, to which Bayard is also
                                                                            subject.

BAYARD RIGHTS AGREEMENT

     On August 21, 1998, Bayard executed the Bayard rights agreement and declared a dividend of one Right to purchase preferred stock for each outstanding share of Bayard common stock, to stockholders of record at the close of business on September 1, 1998. Each Right entitles the registered holder to purchase from Bayard a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, at a purchase price of $30 per such fractional share, subject to adjustment.

     The Rights will separate from Bayard common stock and a "distribution date" will occur, with certain exceptions, upon the earlier of:

     - ten days following a public announcement that a person or group of affiliated or associated persons (an "acquiring person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Bayard common stock; or

     - ten business days following the commencement of a tender offer or exchange offer that would result in a person's becoming an acquiring person.

The Rights are not exercisable until the distribution date and will expire at the close of business on August 21, 2008, unless earlier redeemed or exchanged by Bayard.

     If a person becomes an acquiring person (a "Flip-In Event"), each holder of a Right, other than an acquiring person, will have the right to receive, upon exercise of such Right, a number of shares of Bayard common stock having a current market price equal to two times the exercise price of the Right. If Bayard is acquired in a merger or other business combination transaction, or 50% or more of Bayard's assets or earning power is sold or transferred (a "Flip-Over Event"), each holder of a Right, other than an acquiring person, shall have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of the Right. Nevertheless, these rights will not accrue if the Bayard Board approves the triggering transaction.

     At any time until ten days following the first date of public announcement of the occurrence of a Flip-In Event, Bayard may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, payable, at Bayard's option, in cash, shares of Bayard common stock or other consideration. Under certain circumstances set forth in the Bayard rights agreement, redemption may only be made if a majority of the Bayard Board is composed of directors that are independent of any acquiring person. Immediately upon the effectiveness of the action of the Bayard Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

     At any time after the occurrence of a Flip-In Event, and before a person's becoming the beneficial owner of 50% or more of the shares of Bayard common stock then outstanding or the occurrence of a Flip-Over Event, Bayard, if a majority of the Bayard Board is composed of directors independent of any acquiring person, may exchange the Rights, other than Rights of an acquiring person, in whole or in part, at an exchange ratio of one share of Bayard common stock per Right, subject to adjustment.

     On October 19, 1998, Bayard entered into an amendment to the Bayard rights agreement. Under the terms of the amendment, Nabors, or any of its affiliates, shall not become an acquiring person unless it becomes the beneficial owner of at least 20% of the outstanding shares of Bayard common stock. In addition, no person shall become the beneficial owner of shares of Bayard common stock held by others as a result of the execution of the stockholder agreements. The Bayard rights agreement was also amended to provide that it shall not apply to or be affected by the execution or performance of the merger agreement, the stock option agreement, the stockholder agreements, or any other transaction contemplated by those agreements. See "The Merger Agreement and Related Agreements -- Amendment of Bayard Rights Agreement."

                      NABORS' YEAR 2000 COMPLIANCE PROGRAM

     Background. The Y2K problem refers to the fact that a number of computers, computer programs and other equipment with embedded chips or processors, referred to collectively as "systems," in use today use two digits rather than four digits to define the applicable year. Any systems that are date sensitive may recognize a date of "00" as the year 1900 rather than the year 2000. This could result in miscalculations or system failures causing disruptions of operations, as well as potentially exposing Nabors to third party liability.

     Y2K Compliance Program. Nabors has initiated a Y2K compliance program to ensure that all of the critical systems and processes that are under its direct control remain functional. Nabors has organized a task force of key employees and engaged an outside consultant to assist in the management of its Y2K compliance program. Nabors' Y2K compliance program will focus on Nabors' systems as well as the systems of key third party service providers, product suppliers and customers. The first phase of the program consists of inventorying or identifying all systems. The identified systems will then be prioritized and all critical systems will be assessed for Y2K compliance. Systems will be remediated or replaced as necessary and contingency plans will be developed if deemed appropriate. Nabors is currently in the inventory and assessment phases of the program, which it expects to complete by March 31, 1999, with the entire program being completed well in advance of the Year 2000.

     Critical Systems. The systems that are critical to Nabors' operations include both its accounting and administrative systems and its operational systems. Upgrades to a number of Nabors' accounting and administrative systems in the ordinary course of business have had the added benefit of resolving certain Y2K compliance issues. Accordingly, Nabors believes its critical accounting and administrative systems, which consists primarily of computer hardware and software, to be substantially Y2K compliant. Nabors' critical operational systems consist primarily of systems in use on Nabors' drilling rigs. Nabors is currently performing an inventory of each drilling rig's critical systems and is in the process of assessing these systems for Y2K compliance. Currently, Nabors is not in a position to reasonably predict the likely worst case Y2K scenario for its drilling rigs, but expects to be able to do so following the completion of its drilling rig assessment.

     Key Third Parties. Third parties that are key to Nabors' operations include suppliers that provide capital equipment and other supplies and services essential to the operation of Nabors' drilling rigs or business, and customers that provide a source of revenue and cash flow to Nabors. Any significant Y2K disruptions of Nabors' key suppliers and customers could adversely impact Nabors' financial condition, results of operations or cash flows. Nabors is directly contacting key suppliers and customers to determine the state of their Y2K readiness, and is reviewing posted information of various suppliers in assessing its own Y2K compliance. Because Nabors must rely on representations made by key third parties with respect to their state of Y2K readiness, it cannot guarantee that all of the Systems of key third parties that are relied upon by Nabors will remain functional. Nabors expects to have completed identifying and contacting all key third parties with respect to their Y2K readiness by March 31, 1999.

     Costs. To date, the incremental costs incurred by Nabors that relate solely to the Y2K compliance program have been minimal. These costs are exclusive of upgrades made to Nabors' systems in the ordinary course of business and consist primarily of fees paid to an outside consultant and internal employee time. Based upon Nabors' current assessments, the costs to complete Nabors' Y2K compliance program will not have a material effect on Nabors' financial condition, results of operations or cash flows. All current and future costs related to Nabors' Y2K compliance program have been and are expected to be funded with cash generated from Nabors' operations.

     Risks. There are numerous uncertainties that make the ultimate impact of Y2K disruptions in the United States or other countries where Nabors operates difficult to predict. While Nabors will obtain representations from key third parties with respect to their Y2K readiness, there will be certain Systems or processes relied on by Nabors that are outside of Nabors' control. The failure by key third parties to correct their Y2K issues could adversely effect Nabors. Additionally, Nabors could be unsuccessful in identifying and remediating or replacing all of its non-compliant systems, and as such, Nabors' financial condition, results of operations and cash flows could be materially impacted. While Nabors does not currently anticipate any catastrophic system failures, no assurances can be made that such failures will not ultimately occur.

     Contingency Plans. If during the course of Nabors' assessment of its critical systems, it is determined that the risk of Y2K disruptions is significant, contingency plans will be developed as appropriate. Such plans might include the use of alternative service providers or product suppliers. Currently, Nabors does not have any contingency plans in place based on current Y2K readiness assessments.

                              INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP serves as Bayard's independent auditors. A representative of PricewaterhouseCoopers LLP will be at the special meeting to answer questions by stockholders and will have the opportunity to make a statement if so desired.

                                 OTHER MATTERS

     The Bayard Board knows of no matter to be acted upon at the special meeting other than the adoption of the merger agreement. However, if any other matters are properly brought before the special meeting, the persons named on the accompanying form of proxy card as proxies by the holders of Bayard common stock will vote thereon in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

     The 1999 Annual Meeting of Stockholders of Bayard will be held only if the merger is not consummated. In order to be considered for inclusion in the proxy statement for the 1999 Annual Meeting of Stockholders of Bayard, stockholder proposals intended to be presented at such meeting and included in such proxy statement under Rule 14a-8 of the Securities Exchange Act of 1934 must have been received by Bayard at its principal executive offices, Attention: Secretary, on or before December 11, 1998. Notice of a stockholder proposal intended to be presented at such meeting but not included in such proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934 must be received by Bayard at its principal executive offices, Attention: Secretary, no later than 60 days before the 1999 Annual Meeting or, if later, ten days after the first public notice of the 1999 Annual Meeting is sent to the stockholders of Bayard in order to be considered "timely" under Rule 14a-4(c) of the Commission. Under the rules of the Commission, if a stockholder fails to notify Bayard of its intention to bring a non-Rule 14a-8 proposal before the 1999 Annual Meeting on or before such date, then the proxy card solicited by the Bayard Board may grant discretionary voting authority to the proxies named in the Bayard Board's proxy card with respect to the non-Rule 14a-8 proposal.

                                 LEGAL MATTERS

     The validity of the shares of Nabors common stock offered to the stockholders of Bayard by this document will be passed upon by Baker & McKenzie, New York, New York. Anthony G. Petrello, the President, Chief Operating Officer and a director of Nabors, was a partner of and is currently of counsel to Baker & McKenzie. Certain United States tax consequences of the merger will be passed upon for Bayard by Baker & Botts, L.L.P., Dallas, Texas.

                                    EXPERTS

     The financial statements of Bayard as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 included in this document have been audited by Grant Thornton LLP, independent public accountants, as stated in their reports thereon appearing elsewhere in this document, and are so included in reliance on such reports given upon the authority of that firm as experts in auditing and accounting. The financial statements of Bayard as of December 31, 1997 and for the fiscal year then ended, the financial statements of Trend as of December 31, 1995 and 1996 and for the three fiscal years ended December 31, 1996, 1995, and 1994, and the financial statements of Ward as of December 31, 1996 and for the fiscal year then ended, included in this document have been included in this document in reliance on the report of PricewaterhouseCoopers LLP, independent public accountants, given upon the authority of that firm as experts in auditing and accounting. The financial statements of Bonray as of December 31, 1996 and June 30, 1996 and for the six-month period ended December 31, 1996 and years ended June 30, 1996 and 1995 included in this document have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere in this document, and are included in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

     In preparation for Bayard's initial public offering, the Bayard Board appointed PricewaterhouseCoopers LLP as auditors for Bayard's financial statements for the six months ended June 30, 1997, and for the year ending December 31, 1997. During the period Grant Thornton LLP was engaged by Bayard and up to and including March 7, 1997, the date of the PricewaterhouseCoopers LLP engagement, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure and there were no "reportable events" as the term is defined under the Securities Act of 1933. The audit reports previously issued by Grant Thornton LLP with respect to Bayard's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     The consolidated financial statements of Nabors incorporated in this document by reference to Nabors' Annual Report on Form 10-K for the fiscal year ended September 30, 1997 have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report, which is incorporated by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ KIRK K. WAITE

                                            Kirk K. Waite
                                            Secretary

February 16, 1999

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
CONSOLIDATED FINANCIAL STATEMENTS OF BAYARD DRILLING
  TECHNOLOGIES, INC.
  Report of Independent Certified Public Accountants........   F-2
  Report of Independent Accountants.........................   F-3
  Balance Sheets as of December 31, 1996 and 1997, and
     September 30, 1998.....................................   F-4
  Statements of Operations for the years ended December 31,
     1995, 1996 and 1997, and nine months ended September
     30, 1997 and 1998......................................   F-5
  Statements of Equity (Deficit) for the years ended
     December 31, 1995, 1996 and 1997 and nine months ended
     September 30, 1998.....................................   F-6
  Statements of Cash Flows for the years ended December 31,
     1995, 1996 and 1997, and nine months ended September
     30, 1997 and 1998......................................   F-7
  Notes to Financial Statements.............................   F-9
FINANCIAL STATEMENTS OF TREND DRILLING COMPANY
  Report of Independent Accountants.........................  F-25
  Balance Sheets as of December 31, 1995 and 1996 and as of
     April 30, 1997.........................................  F-26
  Statements of Operations for the years ended December 31,
     1994, 1995 and 1996 and four months ended April 30,
     1997 (unaudited).......................................  F-27
  Statements of Stockholders' Equity for the years ended
     December 31, 1994, 1995 and 1996.......................  F-28
  Statements of Cash Flows for the years ended December 31,
     1994, 1995 and 1996 and four months ended April 30,
     1997 (unaudited).......................................  F-29
  Notes to the Financial Statements.........................  F-30
FINANCIAL STATEMENTS OF WARD DRILLING COMPANY, INC.
  Report of Independent Accountants.........................  F-35
  Balance Sheet as of December 31, 1996 and May 31, 1997....  F-36
  Statements of Operations and Retained Earnings for the
     year ended December 31, 1996 and five months ended May
     31, 1997 (unaudited)...................................  F-37
  Statements of Cash Flows for the year ended December 31,
     1996 and five months ended May 31, 1997 (unaudited)....  F-38
  Notes to Financial Statements.............................  F-39
FINANCIAL STATEMENTS OF BONRAY DRILLING CORPORATION
  Report of Independent Auditors............................  F-42
  Balance Sheets as of September 30, 1997 (unaudited) and
     December 31, 1996 and June 30, 1996....................  F-43
  Statements of Operations and Accumulated Deficit for the
     nine-month period ended September 30, 1997 (unaudited)
     and for the six-month period ended December 31, 1996
     and years ended June 30, 1996 and 1995.................  F-44
  Statements of Cash Flows for the nine-month period ended
     September 30, 1997 (unaudited) and for the six-month
     period ended December 31, 1996 and years ended June 30,
     1996 and 1995..........................................  F-45
  Notes to Financial Statements.............................  F-46

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Bayard Drilling Technologies, Inc.

     We have audited the accompanying balance sheet of Bayard Drilling Technologies, Inc. (Note A), as of December 31, 1996, and the related statements of operations, equity (deficit), and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bayard Drilling Technologies, Inc., as of December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

Oklahoma City, Oklahoma
January 20, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Bayard Drilling Technologies, Inc.

     We have audited the accompanying balance sheet of Bayard Drilling Technologies, Inc., as of December 31, 1997, and the related statements of operations, equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bayard Drilling Technologies, Inc., as of December 31, 1997 and the results of its operations and its cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Oklahoma City, Oklahoma
February 19, 1998

                       BAYARD DRILLING TECHNOLOGIES, INC.

                                 BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS

                                                                 DECEMBER 31,
                                                              ------------------   SEPTEMBER 30,
                                                               1996       1997         1998
                                                              -------   --------   -------------
                                                                                    (UNAUDITED)
CURRENT ASSETS:
  Cash......................................................  $ 4,963   $ 49,302     $ 19,148
  Restricted investments....................................       --        880          525
  Accounts receivable.......................................      286     19,491       15,750
  Accounts receivable -- affiliate..........................      798         --           --
  Other current assets......................................        1        538        3,702
                                                              -------   --------     --------
          Total current assets..............................    6,048     70,211       39,125
Property, plant and equipment, net..........................   26,973    155,673      283,659
Goodwill, net of accumulated amortization of $375 at
  December 31, 1997 and $1,029 at September 30, 1998........       --     12,704       12,050
Other assets................................................    1,652      1,900        5,008
                                                              -------   --------     --------
          Total assets......................................  $34,673   $240,488     $339,842
                                                              =======   ========     ========

                                     LIABILITIES AND EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $   409   $  8,246     $ 13,596
  Accounts payable -- affiliate.............................      412        494          415
  Accrued liabilities.......................................      253      5,067       11,696
  Current portion of long-term debt.........................      947      7,450        6,000
                                                              -------   --------     --------
          Total current liabilities.........................    2,021     21,257       31,707
                                                              -------   --------     --------
Deferred income tax liabilities.............................      348     13,554       14,085
                                                              -------   --------     --------
Other long term liabilities.................................       --      2,055        1,572
                                                              -------   --------     --------
Long-term debt, less current maturities.....................    6,053     23,069       13,222
                                                              -------   --------     --------
Subordinated notes, net of debt discount of $429 at December
  31, 1997..................................................       --      2,091           --
                                                              -------   --------     --------
Notes payable, 11% Senior notes due 2005....................       --         --      100,000
Commitments and Contingencies -- Note G, H & K
STOCKHOLDERS EQUITY:
  Preferred stock, $0.01 par value, 20,000,000 shares
     authorized; none issued or outstanding.................       --         --           --
  Common stock, $0.01 par value, 100,000,000 shares
     authorized; 5,600,000 shares issued and outstanding at
     December 31, 1996; 18,183,945 at December 31, 1997; and
     18,193,945 at September 30, 1998.......................       56        182          182
Additional paid-in capital (net of deferred compensation of
  $258 at December 31, 1997 and $219 at September 30,
  1998).....................................................   26,229    180,400      180,489
Accumulated deficit.........................................      (34)    (2,120)      (1,415)
                                                              -------   --------     --------
          Total equity......................................   26,251    178,462      179,256
                                                              -------   --------     --------
          Total liabilities and equity......................  $34,673   $240,488     $339,842
                                                              =======   ========     ========

   The accompanying notes are an integral part of these financial statements.

                       BAYARD DRILLING TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                     NINE MONTHS
                                                                                        ENDED
                                                       YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                                                      -------------------------   -----------------
                                                       1995     1996     1997      1997      1998
                                                      ------   ------   -------   -------   -------
                                                                                     (UNAUDITED)
REVENUES:
  Drilling..........................................  $5,491   $8,995   $39,165   $33,214   $64,802
  Drilling -- affiliate.............................   1,914      798    16,582        --        --
  Other.............................................     303       60        --        --        --
                                                      ------   ------   -------   -------   -------
         Total revenues.............................   7,708    9,853    55,747    33,214    64,802
                                                      ------   ------   -------   -------   -------
COSTS AND EXPENSES:
  Drilling..........................................   6,075    7,653    40,705    24,246    48,447
  General and administrative........................     880      658     1,868     1,181     2,374
  Depreciation and amortization.....................     791    1,126     7,943     4,918    10,352
  Other.............................................      47       46        --        --        --
                                                      ------   ------   -------   -------   -------
         Total costs and expenses...................   7,793    9,483    50,516    30,345    61,173
                                                      ------   ------   -------   -------   -------
         Operating income (loss)....................     (85)     370     5,231     2,869     3,629
                                                      ------   ------   -------   -------   -------
OTHER INCOME (EXPENSE):
  Interest expense..................................      (3)     (11)   (3,065)   (2,172)   (3,392)
  Interest income...................................      --       --       597        68     1,217
  Gain (loss) on sale of assets.....................    (131)      54       544       303       354
  Other.............................................      (3)      17        37         5        (7)
                                                      ------   ------   -------   -------   -------
         Total other income (expense)...............    (137)      60    (1,887)   (1,796)   (1,828)
                                                      ------   ------   -------   -------   -------
Earnings (loss) before income taxes and
  extraordinary item................................    (222)     430     3,344     1,073     1,801
Income tax provision -- deferred....................      --       17     1,428       410       758
                                                      ------   ------   -------   -------   -------
Net income (loss) before extraordinary item.........    (222)     413     1,916       663     1,043
Extraordinary loss..................................      --       --    (4,002)       --      (338)
                                                      ------   ------   -------   -------   -------
Net earnings (loss).................................  $ (222)  $  413   $(2,086)  $   663   $   705
                                                      ======   ======   =======   =======   =======
EARNINGS (LOSS) PER SHARE:
  Basic:
    Before extraordinary item.......................                    $   .21   $   .10   $   .06
                                                                        =======   =======   =======
    Extraordinary item..............................                    $  (.44)       --      (.02)
                                                                        =======   =======   =======
    Net earnings (loss).............................                    $  (.23)  $   .10   $   .04
                                                                        =======   =======   =======
  Diluted:
    Before extraordinary item.......................                    $   .17   $   .07   $   .06
                                                                        =======   =======   =======
    Extraordinary item..............................                    $  (.35)       --      (.02)
                                                                        =======   =======   =======
    Net earnings (loss).............................                    $  (.18)  $   .07   $   .04
                                                                        =======   =======   =======
Weighted average common shares outstanding, basic...   5,600    5,600     9,064     6,679    18,191
                                                      ======   ======   =======   =======   =======
Weighted average common shares outstanding,
  diluted...........................................   5,600    5,749    11,500     9,607    18,474
                                                      ======   ======   =======   =======   =======
PRO FORMA INFORMATION:
  Additional income tax expense.....................      --      146
                                                      ------   ------
  Pro forma net earnings (loss).....................  $ (222)  $  267
                                                      ------   ------
  Pro forma earnings (loss) per share, basic and
    diluted.........................................  $ (.04)  $  .05
                                                      ======   ======

   The accompanying notes are an integral part of these financial statements.

                       BAYARD DRILLING TECHNOLOGIES, INC.

                              STATEMENTS OF EQUITY
                                 (IN THOUSANDS)

                                                                 STOCKHOLDERS' EQUITY
                                                 ----------------------------------------------------
                                     PARTNERS             ADDITIONAL
                                      CAPITAL    COMMON    PAID-IN     DEFERRED   RETAINED
                                     (DEFICIT)   STOCK     CAPITAL       COST     EARNINGS    TOTAL
                                     ---------   ------   ----------   --------   --------   --------
Balance at December 31, 1995.......   $  (276)    $ --     $     --     $  --     $    --    $     --
  Net earnings through date of
     corporate capitalization......       447       --           --        --          --          --
  Net increase in equity arising
     from affiliate transactions...     5,285       --           --        --          --          --
  Issuance of stock in corporate
     capitalization................    (5,456)      20        5,436        --          --       5,456
  Sale of stock....................        --       20        9,980        --          --      10,000
  Issuance of stock options and
     warrants for drilling
     agreements and debt...........        --       --        1,319        --          --       1,319
  Issuance of stock and options for
     property and equipment........        --       16        9,494        --          --       9,510
  Net loss from date of corporate
     capitalization to December 31,
     1996..........................        --       --           --        --         (34)        (34)
                                      -------     ----     --------     -----     -------    --------
Balance at December 31, 1996.......        --       56       26,229        --         (34)     26,251
  Net loss.........................        --       --           --        --      (2,086)     (2,086)
  Issuance of stock options to
     employees.....................        --       --           60       (53)         --           7
  Sale of stock....................        --       89      107,020        --          --     107,109
  Issuance of stock options and
     warrants......................        --       --        5,068        --          --       5,068
  Executive compensation
     agreements....................        --       --          250      (205)         --          45
  Issuance of stock for
     acquisitions..................        --       37       42,031        --          --      42,068
                                      -------     ----     --------     -----     -------    --------
Balance at December 31, 1997.......        --      182      180,658      (258)     (2,120)    178,462
  Net income (unaudited)...........        --       --           --        --         705         705
  Exercise stock options
     (unaudited)...................        --       --           50        --          --          50
  Executive compensation agreements
     (unaudited)...................        --       --           --        39          --          39
                                      -------     ----     --------     -----     -------    --------
Balance at September 30, 1998
  (unaudited)......................   $    --     $182     $180,708     $(219)    $(1,415)   $179,256
                                      =======     ====     ========     =====     =======    ========

   The accompanying notes are an integral part of these financial statements.

                       BAYARD DRILLING TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                 NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                -----------------------------   --------------------
                                                 1995       1996       1997       1997       1998
                                                -------   --------   --------   --------   ---------
                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss).........................  $  (222)  $    413   $ (2,086)  $    663   $     705
  Adjustments to reconcile net earnings (loss)
    to net cash (used in) provided by
    operating activities --
    Depreciation and amortization.............      791      1,126      7,943      4,918      10,352
    (Gain) loss on sale of assets.............      131        (54)      (544)      (303)       (354)
    Extraordinary loss........................       --         --      4,002         --          --
    Compensation expense......................       --         --         52         21          39
    Deferred income taxes.....................       --         17      1,428        410         758
    Change in assets and liabilities, net of
       effects of affiliate transactions --
       Decrease (increase) in accounts
         receivable...........................      242     (2,059)   (18,407)   (12,526)      3,741
       Increase in prepaid expenses...........       --         --       (537)        --          --
       Decrease (increase) in other assets....       (6)      (185)       513     (1,030)     (3,590)
       Increase (decrease) in accrued
         liabilities..........................     (237)       251      4,814      3,564       6,629
       Increase (decrease) in accounts
         payable..............................     (389)      (383)     1,432     12,895       5,350
       Increase (decrease) in other
         liabilities..........................       --         --         --         --        (483)
       Increase (decrease) in payable to
         affiliate............................       --        412         82         --         (79)
                                                -------   --------   --------   --------   ---------
         Net cash (used in) provided by
           operating activities...............      310       (462)    (1,308)     8,612      23,068
                                                -------   --------   --------   --------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment.......   (2,088)   (10,578)   (60,924)   (50,454)   (138,017)
  Acquisition of businesses...................       --         --    (26,056)   (26,056)         --
  Proceeds from sale of assets................      378        137      1,390        781         688
  (Purchase) proceeds of investments..........       --         --       (880)      (730)        355
                                                -------   --------   --------   --------   ---------
         Net cash used in investing
           activities.........................   (1,710)   (10,441)   (86,470)   (76,459)   (136,974)
                                                -------   --------   --------   --------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments made to affiliates.................   (8,828)   (19,719)        --         --          --
  Advances received from affiliates...........   10,228     18,791         --         --          --
  Proceeds from borrowings....................       --      7,000     49,780     47,944          --
  Proceeds from exercise of options...........       --         --         --         --          50
  Net proceeds from issuance of stock.........       --     10,000    107,109     11,230          --
  Proceeds from issuance of notes, net of
    issuance costs............................       --         --         --         --      97,450
  Debt issuance costs.........................       --       (206)      (761)        --          --
  Payments on long-term debt..................       --         --    (24,011)    (4,114)    (13,748)
  Payments under line of credit...............       --         --     (8,701)        --          --
  Borrowings under line of credit.............       --         --      8,701      7,906          --
                                                -------   --------   --------   --------   ---------
    Net cash provided by (used in) financing
       activities.............................    1,400     15,866    132,117     62,966      83,752
                                                -------   --------   --------   --------   ---------
  Net change in cash..........................       --      4,963     44,339     (4,881)    (30,154)
  Cash at beginning of period.................       --         --      4,963      4,963      49,302
                                                -------   --------   --------   --------   ---------
  Cash at end of period.......................  $    --   $  4,963   $ 49,302   $     82   $  19,148
                                                =======   ========   ========   ========   =========
  Cash paid during the period for interest....  $    --   $     --   $  2,854   $  2,275   $   2,110
  Cash paid during the period for income
    taxes.....................................  $    --   $     --   $     --   $     --   $      --
                                                =======   ========   ========   ========   =========

                                                                       Continued

                       BAYARD DRILLING TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

Continued

Supplemental noncash activity:

     During 1995 an affiliate transferred drilling equipment to the Company at the affiliate's basis totaling $173, net of accumulated depreciation of $1,306, which has been reflected as an increase in payable to affiliate. Additionally, the Company acquired property and equipment through trade payables totaling $1,180.

     During 1996 the Company acquired property and equipment totaling $9,841 through the issuance of stock and options and assumed a net deferred income tax liability of $331. The Company acquired property and equipment through trade payables and payables to affiliates totaling $1,390. The Company transferred property and equipment totaling $29, net of accumulated depreciation of $1,254 to an affiliate which has been reflected as a decrease in payables to affiliates. The Company issued stock options and warrants in exchange for certain drilling agreements and debt. The stock options were valued at $1,100 and the warrants associated with the debt were valued at $219.

     Additionally in 1996, the Company transferred the following assets and liabilities to affiliates which resulted in a net increase in equity at the time of corporate capitalization, effective December 1, 1996.

Accounts receivable.........................................  $  2,667
Other assets................................................        17
Cash........................................................     9,252
Accounts payable and accrued liabilities....................    (1,799)
Payable to affiliates.......................................   (15,422)
                                                              --------
                                                              $ (5,285)
                                                              ========

     During 1997 the Company acquired property and equipment through the issuance of stock and options for $41,510 and through the issuance of trade payables of $6,405. See -- Note "C" for further detail on such activity.

   The accompanying notes are an integral part of these financial statements.

                       BAYARD DRILLING TECHNOLOGIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   INFORMATION FOR THE PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED

NOTE A -- NATURE OF OPERATIONS

     Bayard Drilling Technologies, Inc. together with its predecessor, (the "Company"), a Delaware corporation, is the successor to the drilling operations of Anadarko Drilling Company ("Anadarko"), which began drilling operations in 1980. The Company provides land-based contract drilling services to major and independent oil and gas companies in the Mid-Continent and Gulf Coast regions of the United States.

     Beginning in October 1996, AnSon Partners Limited Partnership ("APLP") initiated a series of transactions among its wholly owned affiliates, Anadarko, a partnership, and Bayard Drilling Company ("BDC"), a corporation, and the Company. These series of transactions resulted in the corporate capitalization of the Company in December 1996 with net assets, primarily drilling rigs, previously owned by Anadarko. Such transactions were accounted for as a reorganization of entities under common control.

NOTE B -- SUMMARY OF ACCOUNTING POLICIES

     The summary of significant accounting policies applied in the preparation of the accompanying financial statements follows.

1. BASIS OF PRESENTATION AND CONSOLIDATION

     The financial statements and information for periods prior to December 1, 1996 represent those of the predecessor. The consolidated financial statements for periods after December 31, 1996 include the accounts of the Company and its wholly owned subsidiaries, Trend Drilling Company ("Trend") and WD Equipment, L.L.C. and Bonray Drilling Corporation. All significant intercompany accounts and transactions have been eliminated.

2. CASH

     The Company considers all cash and investments with an original maturity of 90 days or less to be cash equivalents. The Company maintains its cash in a bank deposit account which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. At December 31, 1997 and September 30, 1998, the Company had cash and cash equivalents in or at four and three financial institutions respectively, where the balance exceeded federally insured limits, in total by approximately $48.9 and $19.4 million, respectively.

3. RESTRICTED INVESTMENTS

     Restricted investments consist of certificates of deposits pledged to state insurance departments and insurance companies to support payment of workers compensation claims.

4. CONCENTRATION OF CREDIT RISK

     The primary market for the Company's services are independent oil and gas companies whose level of activities are related to, among other things, oil and gas prices. The Company performs ongoing credit evaluations of its customers and provides for potential credit losses when necessary. No allowance was required at December 31, 1997, 1996 or 1995. At December 31, 1997 and September 30, 1998, approximately 53% and 48%, respectively, of the Company's trade receivables and over 63% and 48%, respectively, of total revenues were derived from the Company's five largest customers in terms of total revenues.

                       BAYARD DRILLING TECHNOLOGIES, INC.

5. PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, reduced by provisions to recognize economic impairment in value when management determines that such impairment has occurred. Drilling equipment is depreciated using the declining balance method (which approximates straight line) over the estimated useful lives from five to fifteen years. Other property and equipment are depreciated on the same basis over estimated useful lives from three to ten years. Refurbishments and upgrades of drilling equipment are capitalized if such expenditures are significant and extend the lives of the equipment. Maintenance and repairs are expensed as incurred. When assets are sold, retired or disposed of, the cost and related accumulated depreciation are eliminated from the accounts and the gain or loss is recognized.

     It is the Company's policy to capitalize interest on construction costs for rig refurbishments during the period in which those costs are incurred. The Company incurred interest costs of approximately $3.6 million during 1997 and $5 million for the nine months ended September 30, 1998 of which approximately $565,000 and $1.6 million, respectively, was capitalized in property and equipment for rig construction. No interest costs were capitalized in 1996 or 1995.

6. REVENUE RECOGNITION

     Revenues generated from the Company's dayrate drilling contracts are recognized as services are performed and revenues generated from the Company's footage drilling contracts are recognized as a percentage of completion. For all drilling contracts under which the Company bears the risk of completion (such as turnkey contracts) revenues and expenses are recognized using the completed contracts method. When estimates of projected revenues and expenses indicate a loss, the total estimated loss is accrued.

7. NET EARNINGS (LOSS) PER SHARE

     Earnings per share are computed based on the weighted average number of basic and diluted shares outstanding during the period pursuant to SFAS No. 128. SFAS No. 128 simplifies the standards for computing earnings per share by replacing the presentation of primary earnings per share with a presentation of basic earnings per share and by simplifying the calculation of diluted earnings per share. A reconciliation of the numerator and denominator used in the calculation of earnings per share is as follows:

                                           FOR THE YEAR ENDED                 FOR THE NINE MONTHS ENDED
                                           DECEMBER 31, 1997                      SEPTEMBER 30, 1998
                                  ------------------------------------   ------------------------------------
                                                                 PER                                    PER
                                    INCOME         SHARES       SHARE      INCOME         SHARES       SHARE
                                  (NUMERATOR)   (DENOMINATOR)   AMOUNT   (NUMERATOR)   (DENOMINATOR)   AMOUNT
                                  -----------   -------------   ------   -----------   -------------   ------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Income before extraordinary
  item..........................    $1,916                                 $1,043
                                    ------                                 ------
Basic earnings per share........     1,916          9,064        $.21       1,043         18,191        $.06
                                    ------                       ----      ------
Effect of dilutive securities;
  Warrants and options..........                    2,436                                    283
                                                   ------                                 ------
Diluted earnings per share......    $1,916         11,500        $.17      $1,043         18,474        $.06
                                    ======         ======        ====      ======         ======

     Pro forma net earnings (loss) per share are presented to reflect the provision for income taxes for periods Anadarko was a partnership.

     Options to purchase 397,000 shares of common stock at $23 per share were granted in November 1997 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares. The options, which expire on November 4, 2003, were still outstanding at December 31, 1997.

                       BAYARD DRILLING TECHNOLOGIES, INC.

8. INCOME TAXES

     Historical income taxes were not provided in the financial statements for earnings attributable to Anadarko since the partners would pay income taxes or receive as a deduction their distributive share of Anadarko's taxable income or loss. The proforma income tax expense for 1996 was calculated using an effective tax rate of 38%.

     The Company uses the liability method of accounting for deferred income taxes under SFAS No. 109, whereby deferred tax assets and liabilities are recognized based upon differences between the financial statement and tax bases of assets and liabilities using presently enacted tax rates. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

9. GOODWILL AND OTHER ASSETS

     Goodwill related to the acquisition of Trend and Bonray is being amortized over fifteen years. Amortization expense of goodwill of $375,062 and $653,976, respectively, has been recognized as of December 31, 1997 and September 30, 1998.

     Other assets consist of (i) organizational costs incurred for the organization of Bayard, (ii) debt issuance costs incurred on the term loan, and
(iii) issuance costs of the Senior Notes. Amortization expense for organization costs is recognized over five years and debt issuance costs over the life of the loan, which approximates five years, both on a straight-line basis. Amortization expense of $1.4 million, $63,000 and $578,620 has been recognized for the years ended December 31, 1997 and 1996 and for the nine months ended September 30, 1998, respectively.

     On an ongoing basis, management reviews the valuation and amortization of goodwill and other intangibles to determine possible impairment. The recoverability of these assets is assessed by determining whether the carrying value can be recovered from undiscounted future cash flows.

10. USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period; accordingly actual results could differ from those estimates. The Company has significant estimates for workers compensation liability due to the retention of $500,000 per occurrence. At December 31, 1997 and 1996 and for the nine months ended September 30, 1998, estimates for this retention were $1.7 million, $20,000 and $1.6 million, respectively.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and investments which approximate fair value because of the short maturity of those instruments, a payable to an affiliate which approximates fair value due to the demand nature of this obligation, a floating rate term loan which approximates fair value because the interest rate adjusts to the market rate, and notes payable which approximate fair value because the interest rates on these notes reflects the borrowing terms currently available to the Company.

12. INTERIM FINANCIAL STATEMENTS AND DISCLOSURES

     In the opinion of management of Bayard Drilling Technologies, Inc. ("Bayard" or the "Company"), the unaudited interim financial statements for the nine months ended September 30, 1998 and 1997

                       BAYARD DRILLING TECHNOLOGIES, INC.

include all adjustments, consisting of normal recurring accruals, necessary to present fairly the Company's financial position as of September 30, 1998 and results of operations and cash flows for the nine months ended September 30, 1998 and 1997. Results for the period ended September 30, 1998 are not necessarily indicative of the results to be expected for the entire fiscal year. For further information, refer to the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

13. STOCK BASED COMPENSATION

     The Company applies APB Opinion 25 in accounting for its stock option plans. Under this standard, compensation expense is only recognized for grants of options which include an exercise price less than the market price of the stock on the date of grant. Accordingly, based on the Company's grants for 1996, for the year ended December 31, 1997 and for the nine months ended September 30, 1998, the Company recognized $0 and approximately $310,000 and $0, respectively, of deferred compensation and $0 and approximately $52,000 and $39,000, respectively, of compensation expense. For grants of options which include an exercise price equal to or greater than the market price of the stock on the date of grant, the Company has disclosed the pro forma effects of recording compensation based on fair value in Note N to the financial statements as allowed by Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation."

NOTE C -- ACQUISITIONS

     On May 1, 1997, the Company completed the acquisition of the common stock of Trend ("Trend Acquisition") for $18 million in cash and 250,000 shares of common stock which equates to $10.64 per share based on the appraisals of the fair market value of the property and equipment acquired of $21,532,000. The Company incurred costs of approximately $307,000 in connection with this acquisition.

     The Trend Acquisition was accounted for as a purchase. The following is an analysis of the allocation of the purchase price:

                                                               (IN THOUSANDS)
Current assets..............................................      $ 2,734
Property and equipment......................................       21,532
Goodwill....................................................        6,330
Current liabilities.........................................       (2,265)
Long-term liabilities.......................................       (1,340)
Deferred income tax liability...............................       (6,330)
                                                                  -------
Purchase price..............................................      $20,661
                                                                  =======

     On May 30, 1997, the Company acquired WD Equipment, L.L.C. (which owned six drilling rigs, but had no operations) from Ward Drilling Company, Inc. ("Ward Acquisition") for approximately $8 million in cash and 400,000 shares of common stock which equates to $8.95 per share based on the appraisal of the fair market value of the assets acquired of $11,931,000. The Company also issued warrants to purchase 200,000 shares of common stock at $10.00 per share. The warrant had an estimated fair market value of $294,000 at the agreement closing date and was recorded as an increase in property and equipment and additional paid in capital.

     On October 16, 1997, the Company completed the acquisition of Bonray ("Bonray Acquisition"), subject to certain working capital adjustments, for 3,015,000 shares of Common Stock, which equates to $11.86 per share based on the appraisals of the fair market value of the property and equipment acquired of $34,976,000.

                       BAYARD DRILLING TECHNOLOGIES, INC.

     The Bonray Acquisition was accounted for as a purchase. The following is a preliminary analysis of the allocation of the purchase price:

                                                              (IN THOUSANDS)
Current assets..............................................     $ 4,020
Property and equipment......................................      34,976
Goodwill....................................................       6,750
Current liabilities.........................................      (3,162)
Long-term liabilities.......................................         (74)
Deferred income tax liability...............................      (6,750)
                                                                 -------
Purchase price..............................................     $35,760
                                                                 =======

     The following is the unaudited pro forma combined results of operations as if Trend, Ward and Bonray had been acquired January 1, 1996 and 1997, respectively (in thousands):

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                1996          1997
                                                              ---------     ---------
Revenues....................................................   $47,952       $81,373
                                                               =======       =======
Net income (loss)...........................................   $(1,848)      $ 3,174
                                                               =======       =======
Net income (loss) per common share, basic...................   $  (.33)      $   .35
                                                               =======       =======
Net income (loss) per common share, diluted.................   $  (.32)      $   .28
                                                               =======       =======

     On June 26, 1998, the Company completed the acquisition of 25 drilling rigs and certain related equipment and other assets from TransTexas Gas Corporation ("TransTexas") for $75 million in cash (the "TransTexas Acquisition"), which was allocated to the cost basis of the rigs and equipment. The rigs will be depreciated pursuant to the Company's depreciation policy. TransTexas utilized the rigs solely for their own drilling activities and did not contract the rigs to third parties. Therefore, there were no third party drilling revenues. TransTexas accounted for the rigs and related costs and expenses as a cost center. All of the acquired rigs are mechanical rigs capable of drilling to depths of 12,000 feet or greater, with twelve of the rigs capable of drilling to depths of 20,000 feet or greater. Four of the drilling rigs are awaiting refurbishment when market conditions warrant. In addition, the Company and TransTexas have entered into an Alliance Agreement that provides that for a period of 30 months, if TransTexas engages in any land drilling activities in Alabama, Louisiana, Mississippi, Oklahoma, New Mexico or Texas, TransTexas will engage the Company to provide up to 15 of the Company's rigs for wells on which TransTexas serves as operator.

                       BAYARD DRILLING TECHNOLOGIES, INC.

NOTE D -- PROPERTY AND EQUIPMENT

     Major classes of property and equipment consist of the following:

                                                                            NINE MONTHS
                                                         DECEMBER 31,          ENDED
                                                      ------------------   SEPTEMBER 30,
                                                       1996       1997         1998
                                                      -------   --------   -------------
                                                                (IN THOUSANDS)
Drilling rigs and components........................  $42,303   $173,674     $305,354
Automobiles, trucks, and trailers...................      431      2,041        5,023
Buildings and property..............................       --        461        2,061
Furniture, fixtures, and other......................        7        532          777
                                                      -------   --------     --------
                                                       42,741    176,708      313,215
Less accumulated depreciation.......................   15,768     21,035       29,556
                                                      -------   --------     --------
                                                      $26,973   $155,673     $283,659
                                                      =======   ========     ========

NOTE E -- CHANGE IN ESTIMATED LIVES

     Effective January 1, 1995, the Company changed the estimated remaining lives of its drilling rigs and other related drilling equipment to 84 months from remaining lives which ranged from 31 months to 113 months. The Company also changed the estimated remaining life of drill collars from 20 months to 36 months. These changes were made to more closely approximate the remaining useful lives of such assets. The effect of this change was to decrease the historical net loss by approximately $539,000 and to reduce the pro forma net loss by approximately $539,000 or $.05 per share (Note B(7)) for the year ended December 31, 1995.

     Effective January 1, 1996, the Company changed the estimated remaining lives of certain drilling component equipment from 84 months to 120 months and changed the estimated remaining life of drill collars and pipe from 36 months to 60 months. After review and study by the Company, the useful lives of drilling rigs acquired after January 1, 1996 were changed from 84 months to 144 months. These changes were made to more closely approximate the remaining useful lives of such assets. The effect of these changes was to increase the historical net earnings by approximately $405,000 and to increase pro forma net earnings by approximately $251,000, net of pro forma income taxes of $154,000, or $.02 per share for the year ended December 31, 1996.

     Effective July 1, 1997, the Company changed the estimated remaining lives of its drilling rigs and other related drilling equipment to 180 months from remaining lives of 144 months. These changes were made to more closely approximate the remaining useful lives of such assets. The effect of these changes was to increase earnings for the year ended December 31, 1997 by approximately $505,000, net of income taxes of $310,000, or $.04 per share, on a diluted basis.

NOTE F -- INCOME TAXES

     On October 28, 1996, Anadarko conveyed its operating assets to its wholly-owned subsidiary, BDC, which caused a change in tax status of the drilling operations from a partnership to a taxable corporation. A deferred tax asset was recognized for the temporary differences which existed at the date of conveyance together with a related valuation allowance. At December 31, 1997, the Company has net operating loss carry forwards of approximately $2 million, of which $418,000 and $1,582,000 will expire in 2011 and 2012, respectively, if unused.

                       BAYARD DRILLING TECHNOLOGIES, INC.

     Income tax expense for the years ended December 31, 1995, 1996 and 1997 is summarized as follows:

                                                          1995      1996       1997
                                                          ----      ----      ------
                                                                (IN THOUSANDS)
Current.................................................  $ --      $ --      $   --
Deferred................................................    --        17       1,428
                                                          ----      ----      ------
                                                          $ --      $ 17      $1,428
                                                          ====      ====      ======

     Components of net deferred income tax liabilities are as follows:

                                                   OCTOBER 28,   DECEMBER 31,   DECEMBER 31,
                                                      1996           1996           1997
                                                   -----------   ------------   ------------
                                                                (IN THOUSANDS)
Deferred tax assets (liabilities)
  Operating loss carryforwards...................    $    --        $ 167         $    760
  Property and equipment.........................      1,818         (515)         (14,314)
  Total valuation allowance......................     (1,818)          --               --
                                                     -------        -----         --------
          Net deferred tax liabilities...........    $    --        $(348)        $(13,554)
                                                     =======        =====         ========

     The Company's actual income tax expense, before extraordinary item, differed from the federal statutory expense (based on a federal statutory rate of 34%) for the years ended December 31, as follows:

                                                         1995      1996        1997
                                                         ----      -----      ------
                                                               (IN THOUSANDS)
Income tax expense (benefit) at federal statutory
  rate.................................................  $(75)     $ 146      $1,069
State income taxes.....................................    --         --         201
Amortization of goodwill...............................    --         --         142
Other items............................................    --         --          16
Exclusion of partnership income taxes..................    75       (129)         --
                                                         ----      -----      ------
                                                         $ --      $  17      $1,428
                                                         ====      =====      ======

     The Company's valuation allowance on tax assets was established October 28, 1996 due to a change in taxable status and decreased $1,818,000 during the period from October 28, 1996 to December 31, 1996. The Company was not a taxable entity in 1995. Effective December 1, 1996, the Company acquired assets with deferred tax liabilities of approximately $2 million in which the purchase price allocation resulted in the reduction of the Company's tax asset valuation allowance of approximately $1,724,000. In 1997 the Company acquired assets with deferred tax liabilities of approximately $13,080,000, which eliminated the Company's tax asset valuation.

NOTE G -- LONG-TERM DEBT AND SUBORDINATED NOTES

     Long-term debt at December 31, 1996 consisted of borrowings under loan agreements (the "Loan Agreements") which provide for a term loan (the "Term Loan") and a revolving loan (the "Revolving Loan"). The Term Loan of $7,000,000 bore interest at the Company's choice of LIBOR plus 4.25% (9.65% at December 31, 1996) or the prime rate of Chase Manhattan Bank, N.A. and requires monthly payments of principal and interest in amounts sufficient to repay borrowings at maturity on March 31, 2002. The Loan Agreements permit borrowings to a maximum of $20 million under the Term Loan if defined collateral provisions are met. The loan was collateralized by drilling equipment. The Loan Agreements also permit borrowings up to $4 million under the Revolving Loan through December 31, 1998 subject to a $2 million limitation if the borrowings under the Term Loan exceed $17 million.

                       BAYARD DRILLING TECHNOLOGIES, INC.

     Starting in 1997, the Loan Agreements require the maintenance of defined collateral values, cash flow and liquidity ratios, financial reporting requirements, and the maintenance of total liabilities to tangible net worth not greater than 1.25 and imposes certain limitations on capital expenditures and incurrence of additional debt.

     In May 1997, the Company amended and increased the availability under the Loan Agreements. The Term Loan provides the Company up to $30.5 million for the purchase of additional land drilling rigs, the refurbishment of such rigs and equipment and for working capital purposes. The Revolving Loan provides the revolving credit loans of up to $10 million ($2 million of which is available for the issuance of letters of credit) for general corporate purposes. Amounts outstanding under the Revolving Loan (none at December 31, 1997) bear interest based on Fleet National Bank's prime rate plus 1.5% (approximately 10% at December 31) and mature in April 2000. Amounts outstanding under the Term Loan of approximately $27.1 million at December 31, 1997, bear interest, at the election of the Company, at floating rates equal to Chase Manhattan Bank's prime rate plus 2.0% or LIBOR plus 4.25% (approximately 10% at December 31) and mature in March 2002. The Loan Agreements are collateralized by substantially all of the assets of the Company, including drilling rigs, equipment and drilling contracts, and contain customary restrictive covenants (including covenants restricting the ability of the Company to pay dividends or encumber assets) and an affirmative covenant to maintain Total Available Liquidity (as defined in the Loan Agreements) of at least $4.5 million through December 31, 1997 and $3 million through December 31, 1998. Pursuant to the Loan Agreements, the Company must maintain certain financial ratios, including a Cash Flow Coverage ratio (as defined in the Loan Agreements) of at least 1.25 to 1 until December 1997, 1.5 to 1 in 1998 and 1.75 to 1 thereafter, and a ratio of Total Liabilities (as defined in the Loan Agreements) to Tangible Net Worth no greater than 1.25 to 1 in 1997 and 1 to 1 in 1998. Under the Loan Agreements the Company is obligated to pay certain fees, including an annual commitment fee in an amount equal to 0.5% of the unused portion of the commitment.

     Additionally, the Company issued Subordinated Notes due May 1, 2003 in the original principal amounts of $18 million and $2.52 million (the "Subordinated Notes") to Chesapeake Energy Corporation ("Chesapeake") and Energy Spectrum Partners LP ("Energy Spectrum"), respectively. The Subordinated Notes bear interest at either (i) 11% per annum, payable in cash or (ii) 12.875% per annum, payable in the form of additional Subordinated Notes, which interest is payable quarterly in arrears. On each quarterly interest payment date, the Company may make an election as to the interest rate to be applied for the previous quarter. The Subordinated Notes are redeemable, solely at the option of the Company, in whole or in part, at any time after May 31, 1998 at varying redemption prices. The Company must offer to redeem the Subordinated Notes upon the occurrence of certain events constituting a "Change of Control" (as defined in the Subordinated Notes) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption. The Subordinated Notes are convertible into Common Stock at the option of the Company, in whole or in part, in conjunction with a "Convertible Event" (as defined in the Subordinated Notes), which includes certain underwritten public offerings (including the Initial Public Offering), mergers, consolidations and other business combination transactions. The Subordinated Notes are general unsecured subordinated obligations of the Company that are subordinated in rights of payment to all existing and future senior indebtedness of the Company, pari passu with all existing and future subordinated indebtedness of the Company and senior in right of payment to all future junior subordinated indebtedness of the Company. At December 31, 1997, the amount of Subordinated Notes outstanding was approximately $2.5 million as the $18 million Subordinated Note to Chesapeake was extinguished in November 1997 with proceeds from the Initial Public Offering. See Note "J" for further discussion on the discount that was recorded related to this subordinate debt.

     The Company also has three notes totaling approximately $3.4 million at December 31, 1997 and $2.5 million at September 30, 1998, with a capital financing corporation. The debt bears interest at 9.5%

                       BAYARD DRILLING TECHNOLOGIES, INC.

and is collateralized by certain equipment (top drives) of the Company and letters of credit totaling approximately $700,000. The debt matures in July, October and November of 2000. The note agreement does not specify any restrictive financial covenants that must be met but contains a cross default provision that states any default on the Company's Term or Revolving Notes constitutes a default on this note as well.

     The Company recorded an extraordinary loss of $4.0 million (net of income tax effect of $1.3 million) in the fourth quarter relating to the early extinguishment of certain subordinate debt in the amount of approximately $2.1 million and other payments in the amount of approximately $3.2 million by utilizing proceeds from the Company's Initial Public Offering completed in November 1997.

     At December 31, 1997, the aggregate yearly maturities on long-term obligations are as follows:

YEAR ENDING
DECEMBER 31
-----------
1998........................................................  $ 7,450,000
1999........................................................    7,647,000
2000........................................................    7,331,000
2001........................................................    6,385,000
2002........................................................    1,706,000
Thereafter..................................................    2,520,000
                                                              -----------
                                                              $33,039,000
                                                              ===========

     On June 26, 1998, the Company issued $100 million of Senior Notes and used $75 million of such proceeds to fund the TransTexas Acquisition. The Company used the remaining proceeds for general corporate purposes, including acquisitions of drilling equipment and the refurbishment of rigs. The Senior Notes mature on June 30, 2005. Interest on the Senior Notes is payable semi-annually on June 30 and December 31 of each year, commencing on December 31, 1998. The Senior Notes are not redeemable prior to June 30, 2003, on or after which the Senior Notes will be redeemable, in whole or in part, at the option of the Company, at the redemption prices set forth in the Indenture relating to the Senior Notes (the "Indenture"), plus accrued and unpaid interest and certain other charges, if any, thereon to the date of redemption. In addition, at any time on or before June 30, 2001, the Company may redeem up to 35% of the original aggregate principal amount of the Senior Notes with the net proceeds of certain qualifying equity offerings at a redemption price equal to 111% of the principal amount thereof, plus accrued and unpaid interest and certain other charges, if any, thereon to the date of redemption, provided that at least $65 million in aggregate principal amount of Senior Notes remains outstanding immediately after the occurrence of such redemption. Upon a transaction resulting in a change of control, each holder of the Senior Notes will have the right to require the Company to repurchase all or any part of such holder's Senior Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and certain other charges, if any, thereon to the date of repurchase. The Senior Notes are senior unsecured obligations of the Company and rank pari passu in right of payment with all existing and future senior indebtedness and other senior obligations of the Company, and senior in right of payment to all future subordinated indebtedness of the Company.

     Each of the Company's wholly owned domestic subsidiaries (each, a "Guarantor") has issued a guarantee (a "Guarantee") of the Company's obligations under the Notes. The Guarantees are senior unsecured obligations of each respective Guarantor and rank pari passu in right of payment with all other indebtedness and liabilities of such Guarantor that are not subordinated by their terms to other indebtedness of such Guarantor, and senior in right of payment to all subordinated indebtedness of such Guarantor.

                       BAYARD DRILLING TECHNOLOGIES, INC.

     The Company had outstanding at September 30, 1998 $16.7 million of long term debt under the Term Loan Agreement. The Term Loan was incurred to finance the purchase of certain land drilling rigs, the refurbishment of such rigs and equipment and for working capital purposes. On May 14, 1998, in connection with the Company's corporate reorganization into a holding company structure, (i) the Company prepaid $6.2 million of the Term Loan, obtained a release of all collateral for the Term Loan, except 12 drilling rigs and related equipment, and transferred to Bayard Drilling, L.P., the Company's wholly owned operating subsidiary ("Bayard Drilling"), substantially all of its assets, subject to such liens, and (ii) Bayard Drilling and Bayard Drilling, L.L.C., another wholly owned subsidiary of the Company ("Bayard L.L.C."), agreed to guarantee the Term Loan. Prior to such prepayment and collateral release, the Term Loan was secured by substantially all of the assets of Bayard and Trend. In connection with the Senior Notes Offering, the Term Loan was further amended to add Bonray as a guarantor of the Company's obligations.

     The Term Loan Agreement requires the Company and its subsidiaries to maintain collateral security for the Term Loan based on appraised fair market value and orderly liquidation value of the Company's drilling rigs and associated rig equipment equivalent to the balance of the Term Loan, and adhere to specified cash flow, leverage and liquidity ratios and minimum net worth and liquidity requirements. The Term Loan Agreement contains restrictions on, among other things, the ability of the Company and its subsidiaries to pay dividends, make investments, incur indebtedness and liens, and make capital expenditures and requires the maintenance of liquidity of $3 million through December 31, 1998. The Term Loan Agreement also contains affirmative covenants typical of secured loan arrangements with finance companies, such as requiring financial reports, insurance maintenance, legal, environmental and permit compliance. The Company is prohibited from prepaying the Term Loan until after December 31, 1999.

     The Term Loan bears interest at the Company's choice of LIBOR plus 4.25% per annum (9.89% at September 30, 1998) or the prime rate of The Chase Manhattan Bank plus 2.00% per annum and requires equal monthly payments of principal, together with accrued interest, in amounts sufficient to repay borrowings at maturity on March 31, 2002.

     The Revolving Loan Agreement provides revolving credit loans, subject to a borrowing base comprised of a portion of the Company's accounts receivable, of up to $10 million ($2 million of which is available for letters of credit) for general corporate purposes. The Company has not borrowed under the Revolving Loan Agreement since November 1997 but has approximately $1.3 million of letters of credit outstanding thereunder.

     Any borrowings under the Revolving Loan Agreement would bear interest based on Fleet National Bank's prime rate plus 1.5% (approximately 10.0% at September 30, 1998). A portion of the proceeds from the Initial Public Offering was used to repay all outstanding amounts under the Revolving Loan Agreement. The Company pays certain fees under the Revolving Loan Agreement, including a commitment fee equal to 0.5% of the unused portion of the maximum commitment. Fleet's commitment to lend under the Revolving Loan Agreement ends in April 2000. The Company may terminate the Revolving Loan Agreement upon 60 days' prior written notice to Fleet and the payment of a termination fee of 2% of the facility.

     The Revolving Loan Agreement is collateralized by certain assets of Bayard and Trend that were transferred to Bayard Drilling pursuant to the Company's corporate reorganization into a holding company structure, including accounts receivable, certain equipment and inventory, the Company's El Reno, Oklahoma yard and the same 12 drilling rigs that collateralize the Term Loan Agreement, together with equipment and drilling contracts related to such rigs. The Revolving Loan Agreement is also secured by the receivables and certain other assets of Bayard, Bayard Drilling, Bayard LLC, Trend and Bonray. Until May 14, 1998, the Revolving Loan Agreement was also collateralized by all drilling rigs of Bayard and

                       BAYARD DRILLING TECHNOLOGIES, INC.

Trend, upon which date Fleet released all but such 12 rigs and related assets. Bayard Drilling, Bayard LLC, Trend and Bonray have agreed to guarantee the obligations under the Revolving Loan Agreement. The Revolving Loan Agreement contains customary restrictive covenants that are substantially similar to the covenants contained in the Term Loan Agreement.

NOTE H -- RELATED PARTY TRANSACTIONS

     Before the corporate capitalization, AnSon Gas Corporation a wholly owned affiliate of APLP served as the managing general partner responsible for all management and operational functions of the Company and charged the Company for such expenses. The Company expensed approximately $198,000 and $390,000 for such services received in 1996 and 1995, respectively.

     Prior to December 31, 1996, the Company and its affiliates made advances to each other from time to time which generally had no specific repayment terms.

     In December 1996, Anadarko granted the Company a transferable option, exercisable at any time prior to June 30, 1998, to either purchase from Anadarko a storage yard located in Weatherford, Oklahoma (the "Weatherford Storage Yard") for a price of $1,000 in cash or lease from Anadarko, for any period specified by the Company through a date not later than December 31, 1999, the Weatherford Storage Yard for a lease price of $100 per year. In August 1997, the Company acquired from Anadarko approximately 5 acres of land also in Weatherford, Oklahoma, in consideration for the relinquishment by the Company of the option to acquire or lease the Weatherford Storage Yard.

     In May 1997, the Company paid Energy Spectrum a fee in the amount of $220,000 for financial advisory and other services rendered to the Company in connection with the completion of the Trend Acquisition, including the evaluation and negotiation of the Trend Acquisition and for assistance in the arrangement of alternative financial sources and structuring, negotiating and closing the amended financing arrangements with CIT and Fleet. The Company also reimbursed Energy Spectrum for expenses incurred in connection with the rendering of such services.

     The Company purchased drilling equipment and supplies from an affiliate totaling $2,862,000 and $779,000 in 1996 and 1995, respectively. The Company also transferred drilling equipment to an affiliate at the Company's basis totaling $29,000, net of accumulated depreciation, which resulted in a decrease in payable to affiliate. The Company has in the past purchased rigs and related equipment from U.S. Rig & Equipment, Inc., an affiliate of Roy T. Oliver, who served as a director of the Company until his resignation on August 13, 1997. During 1997, the Company purchased approximately $5.0 million from U.S. Rig & Equipment, Inc. Additionally, in August 1997, the Company sold one of its rigs to an affiliate of Mr. Oliver for $500,000. Additionally, in November 1997, the Company agreed to acquire six rigs and related drilling equipment for $14 million and such rigs will require additional refurbishment prior to placement into service. In connection therewith, the Company made a cash down payment of $3.5 million and closed the transaction in January 1998.

     The Company has engaged affiliates of APLP and other related affiliates for trucking services related to the movement of the Company's rigs on numerous occasions. During 1997 and the nine months ended September 30, 1998, the Company utilized these affiliates in consideration for such trucking services of approximately $2.7 million.

     From December 13, 1996 through December 31, 1997, APLP made available to the Company certain of APLP's employees, office space and administrative equipment, such as computer and telephone systems. In consideration for such assistance, the Company has reimbursed APLP an aggregate of approximately $236,000.

                       BAYARD DRILLING TECHNOLOGIES, INC.

     Interest expense incurred during the year ended December 31, 1997 and for the nine months ended September 30, 1998 included approximately $680,000 and $71,000, respectively, to current or former affiliates.

NOTE I -- SIGNIFICANT CUSTOMERS

     During the year ended December 31, 1997, approximately 30% of revenues were generated from current or former affiliated customers. Except for six rigs under long term contracts with Chesapeake, dayrates billed to affiliated customers approximated those billed to nonaffiliated customers. During 1996, sales to two customers were, respectively, 75% (inclusive of $798,000 attributable to Chesapeake, which became an affiliate in December 1996) and 18% of drilling revenues. During 1995, sales to one customer totaled 36% of drilling revenue.

NOTE J -- STOCKHOLDER'S EQUITY AND OPTIONS

     In December 1996, the Company issued 2,000,000 shares of Common Stock to Anadarko for the operating assets of BDC, Anadarko's subsidiary. Further, the Company issued 2,000,000 shares of Common Stock to Energy Spectrum for $10 million cash. The Company also acquired six drilling rigs and related equipment by the issuance of 1,600,000 shares of Common Stock and put options on the Company's common stock. The drilling rigs were recorded in accordance with appraisals of the estimated fair value of the assets acquired ($9.5 million) and the net deferred income tax liability assumed. The estimated fair value of the put options are recorded as additional contributed capital to the Company.

     The Company executed in December 1996 certain drilling agreements to supply six drilling rigs to Chesapeake at rates equal to defined comparable market rates but not less than $5,000 per day per rig. The Company granted the operator an option to purchase 2,000,000 shares of Common Stock at $6 per share, subject to performance of the operator under the drilling agreement. The estimated fair value of the options of $1,100,000 was recorded as additional paid-in capital and a deferred charge to be amortized over a twelve month period consistent with the annual negotiations of contract terms. At December 31, 1997, the deferred charge was fully amortized, and the Company and Chesapeake were unable to agree on an appropriate rate adjustment related to these drilling agreements, therefore the Company exercised its option to terminate the Chesapeake Drilling Agreements.

     In February 1997, the Company sold 100,000 shares of Common Stock at $2.50 per share to the President of the Company, which are subject to the terms of a Restricted Stock Award Agreement. Deferred compensation in the amount of $250,000 was recorded related to this stock grant as the purchase price was below the fair market value of the Company's Common Stock at the date of grant. See -- Note "N".

     On December 10, 1996, the Company granted the issuer of the Term Loan (Note
G) warrants to immediately purchase up to 290,000 shares of the Company's Common Stock at $8 per share or up to 300,000 shares at $8 per share when total outstanding Common Stock exceeds 6,000,000 shares. The warrants expire at the earlier of December 13, 2001 or eighteen months after completion of the initial public stock offering by the Company. The warrant holder can also elect to receive in stock the excess of the stock market value over the warrant exercise price. These warrants have an estimated fair value of $219,000, which has been recorded as debt issue costs and is being amortized over the term of the loan.

     The Company purchased during May 1997, two drilling rigs from U.S. Rig & Equipment, Inc. for cash and granted options to purchase 100,000 shares of Common Stock at $8 per share.

     In connection with the issuance of Subordinated Notes executed in May 1997, the Company issued 1,140,000 shares of Common Stock at $7 per share. Additionally, the Company issued two series of detachable Warrants, designated as Series A Warrants and Series B Warrants. The Series A Warrants are

                       BAYARD DRILLING TECHNOLOGIES, INC.

exercisable at a price of $.01 per share and the Series B Warrants are exercisable at $7.50 per share. Both Warrants expire 72 months from issuance. The Company issued Series A Warrants and Series B Warrants representing the right to purchase 798,000 shares and 912,000 shares of Common Stock, respectively. The fair market value of these warrants at the agreement closing date was $6 million, $4,024,000 of which was attributable to the Subordinated Notes. The warrant value applicable to the Subordinated Notes was allocated between the Subordinated Notes and warrants and recorded as a discount to the Subordinated Notes and additional paid in capital. The remaining discount to be amortized at December 31, 1997 is approximately $429,000. The amortization of this discount has been included in interest expense.

     In June 1997, the Company granted options to employees to purchase 59,600 shares of Common Stock at $8 per share. Deferred compensation in the amount of $59,600 was recorded related to these stock options as the exercise price was below the fair market value of the Company's Common Stock at the date of grant. See -- Note "N". In November 1997, the Company granted options to employees and executive officers to purchase 397,000 shares of Common Stock at $23 per share. During 1996 and 1997, the Company issued stock options to three executive officers pursuant to the 1997 Stock Option and Stock Award Plan to purchase 200,000, 50,000 and 50,000 shares of Common Stock, respectively, at an exercise price of $5, $5 and $10 per share, respectively. Except for 10,000 options exercised in April 1998, at an exercise price of $5 per share none of such options has been exercised, and all of such options remain outstanding.

     In October 1997, the Company consummated the Chesapeake Transactions, resulting in the cancellation of the Chesapeake Option, the payment to the Company of $9 million in cash by Chesapeake, the redemption of the $18 million principal amount of Subordinated Notes held by Chesapeake for an aggregate cash payment by the Company of $18.2 million and the issuance of 3,194,000 shares of Common Stock to Chesapeake.

     At the August 19, 1997 Board of Directors meeting, the number of authorized shares of Common Stock was increased from 10,000,000 to 100,000,000 and the number of authorized shares of preferred stock was increased from 2,000,000 to 20,000,000. Additionally, a two-for-one stock split effected as a stock dividend on August 22, 1997 was approved. All stock option data, per share earnings and references to common stock have been restated to give effect to the stock split.

     On July 31, 1997, Energy Spectrum exercised in full its Series A Warrants, at a price of $0.01 per share, for 98,000 shares of Common Stock.

     In April 1998, the Company redeemed in full the $2.52 million principal amount of Subordinated Notes issued to Energy Spectrum together with accrued interest of $47,740. In connection therewith, Energy Spectrum waived its rights to require the Company to redeem the Subordinated Notes at 110% of par value. This redemption coupled with the redemption of $18 million principal amount of Subordinated Notes from Chesapeake at the time of the Initial Public Offering, leaves no Subordinated Notes outstanding.

NOTE K -- COMMITMENTS AND CONTINGENCIES

     The Company has entered into two year employment agreements with three executive officers, which provide for the payment of the remaining term of each agreement upon a change of control. As of September 30, 1998, benefits under such agreements, assuming a change of control, would aggregate approximately $134,580.

     As of September 30, 1998, the Company had construction commitments totaling approximately $500,000 for rigs in various stages of refurbishment.

                       BAYARD DRILLING TECHNOLOGIES, INC.

     A shortage of drill pipe exists in the contract drilling industry in the United States. This shortage has caused the price of drill pipe to increase significantly over the past 30 months and has required orders for new drill pipe to be placed at least one year in advance of expected use. The price increase and the delay in delivery has caused the Company to substantially increase capital expenditures for drill pipe in recent months. In the event the shortage continues, the Company may be unable to obtain the drill pipe required to expand its contract drilling operations. The Company has committed approximately $1.5 million for drill pipe orders at September 30, which is subject to cancellation without penalty 90 days prior to the scheduled delivery date.

NOTE L -- SUBSEQUENT EVENTS

     A purported class action lawsuit is pending against the Company, certain directors and officers of the Company, the managing underwriters of the Initial Public Offering, and certain current and former stockholders of the Company, alleging violations of federal securities laws in connection with the Initial Public Offering. The lawsuit, Yuan v. Bayard Drilling Technologies, Inc., et al. ("Yuan"), was filed on February 3, 1998 in the United States District Court for the Western District of Oklahoma. The principal plaintiff in Yuan is Tom Yuan. The defendants in this case include the Company, Chesapeake, Energy Spectrum LLC, James E. Brown, David E. Grose, Carl B. Anderson, III, Merrill A. Miller, Jr., Sidney L. Tassin, Lew O. Ward, Mike Mullen, Roy T. Oliver, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers, Inc., Prudential Securities, Inc., Rauscher Pierce Refsnes, Inc. (a predecessor to Dain Rauscher Incorporated) and Raymond James & Associates, Inc.

     The plaintiffs in this lawsuit purport to sue on their own behalf and on behalf of all persons who purchased shares of Common Stock on or traceable to the Initial Public Offering. In the lawsuit, plaintiffs allege claims against all defendants under the Securities Act. The plaintiffs allege that the registration statement and prospectus for the Initial Public Offering contained materially false and misleading information and omitted to disclose material facts. In particular, the plaintiffs allege that such registration statement and prospectus failed to disclose financial difficulties of Chesapeake, the Company's largest customer, and the effects of such difficulties on Chesapeake's ability to continue to provide the Company with substantial drilling contracts. The petitions further allege that the Company failed to disclose pre-offering negotiations with R.T. Oliver Drilling, Inc., whom the plaintiffs allege was a related party, for the purchase of drilling rigs. In addition, the petitions allege that the Company failed to disclose that its growth strategy required costly refurbishment of older drilling rigs that would dramatically increase the Company's costs, which could not be sustained by internally generated cash flows. Plaintiffs are seeking rescission and damages.

     Two other suits, Khan v. Bayard Drilling Technologies, Inc., et al. ("Khan") and Burkett v. Bayard Drilling Technologies, Inc., et al. ("Burkett"), which were filed in District Court in and for Oklahoma County, State of Oklahoma on January 14, 1998 and February 2, 1998, respectively, and alleged essentially the same claims as Yuan, were dismissed without prejudice in May 1998 on a joint application filed by all parties. The plaintiffs in Khan and Burkett, along with others, have been appointed as lead plaintiffs in the Yuan federal court suit, now styled to include the other lead plaintiffs, as Yuan, et al. A motion to dismiss the claims in this lawsuit has been filed by the Company and the other defendants and is currently pending before the court.

     The Company is also involved in other litigation arising from time to time in the ordinary course of its business, including workers' compensation claims and disputes arising out of its drilling activities. Such disputes include a claim filed against the Company and Marathon Oil Company on November 13, 1998 in the District Court of Washita County in the State of Oklahoma. Eldred L. and Patricia A. Schneberger, the plaintiffs in this lawsuit, seek an order of abatement and actual, consequential and punitive damages for losses allegedly incurred in connection with a drilling project that utilized one of the Company's rigs.

                       BAYARD DRILLING TECHNOLOGIES, INC.

     The Company believes the allegations in the lawsuits referenced above are without merit and is defending vigorously the claims brought against it. The Company is unable, however, to predict the outcome of these lawsuits or the costs to be incurred in connection with their defense and there can be no assurance that this litigation will be resolved in the Company's favor. An adverse result or prolonged litigation could have a material adverse effect on the Company's financial position or results of operations.

     Since the Consolidation Transactions and the Initial Public Offering of 11,040,000 shares of Common Stock, par value $0.01 per share of the Company, which was completed in November 1997, and prior to December 31, 1997, the Company agreed to purchase six additional rigs from R.T. Oliver for approximately $14 million in cash. The Oliver Acquisition was completed on January 9, 1998. The Company expects to refurbish and purchase complementary equipment, including drill pipe, for these rigs at an aggregate cost of approximately $28 million.

NOTE M -- EMPLOYEE BENEFIT PLAN

     The Company has a profit sharing plan for certain eligible employees who have attained the age of 21 and completed at least one year of service. Participants may contribute up to 15% (20% prior to October 1997) of compensation for any plan year. The Company's discretionary contribution is based on the participants' total years of service. The Company has made contributions of approximately $283,000 through September 30, 1998.

NOTE N -- BENEFIT AND COMPENSATION PLAN

     In April 1997, the Board of Directors approved the adoption of an Employee Stock Plan ("the Plan") whereby 1,600,000 shares of Common Stock are authorized for issuance under the Plan to officers and employees. The Plan permits the issuance of qualified or nonqualified stock options, as well as granting of certain other awards, including shares of restricted stock. Options granted become vested at the rate of 20% per year one year after being granted, with the options expiring six years from the original grant date. The exercise price for options granted through December 31, 1997 was based on the Company's estimate of the fair market value on the date of the grant. Through December 31, 1997, 756,600 options and 100,000 shares of restricted stock (denoted below) were issued under the Plan, 40,000 of which were exercisable at December 31, 1997 at a weighted average exercise price of $5.

     Activity pertaining to the Plan is as follows:

                                                                             WEIGHTED
                                                              NUMBER OF      AVERAGE
                                                               SHARES     EXERCISE PRICE
                                                              ---------   --------------
Outstanding at December 10, 1996............................        --            --
  Granted...................................................   200,000        $ 5.00
  Exercised.................................................        --            --
                                                               -------
Outstanding at January 1, 1997..............................   200,000        $ 5.00
  Granted...................................................   656,600        $16.16
  Exercised.................................................        --            --
                                                               -------        ------
  December 31, 1997.........................................   856,600        $13.55
                                                               =======

                       BAYARD DRILLING TECHNOLOGIES, INC.

                                                                WEIGHTED AVERAGE     FAIR MARKET
                          WEIGHTED AVERAGE                       FAIR VALUE OF         VALUE OF         DEFERRED
 EXERCISE     NUMBER OF      REMAINING       WEIGHTED AVERAGE   STOCK OPTIONS ON     COMMON STOCK     COMPENSATION
PRICE RANGE    SHARES     CONTRACTUAL LIFE    EXERCISE PRICE     DATE OF GRANT     AT DATE OF GRANT       COST
-----------   ---------   ----------------   ----------------   ----------------   ----------------   ------------
$ 2.50         100,000(1)         --              $ 2.50             $ 5.00             $ 5.00          $205,000
  5.00         250,000          4.95                5.00               2.09               5.00                --
  8.00          59,600          5.46                8.00               4.18               9.00            53,000
 10.00          50,000          5.54               10.00               3.59               9.00                --
 23.00         397,000          5.84               23.00              10.12              23.00                --

---------------

(1) Unvested restricted stock.

     The Company applies APB Opinion 25 in accounting for the Plan. Had compensation been determined on the basis of fair value pursuant to FASB Statement No. 123, net income and earnings per share would have been reduced as follows:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                               1996         1997
                                                              ------      ---------
                                                              (IN THOUSANDS, EXCEPT
                                                                 PER SHARE DATA)
Net income (loss) (in thousands):
  As reported...............................................   $267        $(2,086)
  Pro forma (net of effective tax of 38%)...................    261         (2,677)
Earnings per share, basic and fully diluted:
  As reported, basic........................................    .05           (.23)
  Pro forma, basic..........................................    .05           (.30)
  As reported, diluted......................................    .05           (.18)
  Pro forma, diluted........................................    .05           (.23)

     The fair value of each option granted is estimated using the Black-Scholes model. This model includes, among others, a variable of stock volatility. As the Company has not established a significant trading history, the volatility used in the model was .40 for options granted through June 30, 1997 and .43 for options granted since July 1, 1997 based on volatility of the stock price of a similar entity that has been publicly traded for several years. Dividend yield was estimated to remain at zero with risk free interest rates ranging between
5.72 and 6.31 percent. As there is no prior experience available to use in estimating an expected life for the options, an average of the time between the vesting and expiration dates of the options was used in determining the expected lives of the options ranging from 3.5 to 5.5 years. Fair value of options granted during 1997 and 1996 under the Plan were $4.6 million and $416,000, respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Bayard Drilling Technologies, Inc.

     We have audited the accompanying balance sheets of Trend Drilling Company as of December 31, 1996 and 1995, and the related statements of operations, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respect, the financial position of Trend Drilling Company as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND, L.L.P.

Oklahoma City, Oklahoma
April 28, 1997

                             TREND DRILLING COMPANY

                                 BALANCE SHEETS

                                     ASSETS

                                                             AS OF DECEMBER 31,        AS OF
                                                           -----------------------   APRIL 30,
                                                              1995         1996         1997
                                                           ----------   ----------   ----------
CURRENT ASSETS:
  Cash and cash equivalents..............................  $  448,857   $  570,873   $  149,352
  Accounts receivable....................................   2,398,231    3,474,043    2,544,526
  Other current assets...................................      34,899       40,661       40,661
  Deferred tax asset.....................................     175,593           --           --
                                                           ----------   ----------   ----------
          Total current assets...........................   3,057,580    4,085,577    2,734,539
  Property, plant and equipment, net.....................   4,781,019    4,176,964    4,133,639
  Goodwill, net of accumulated amortization of $60,000,
     $84,000 and $92,000, respectively...................      60,000       36,000       28,000
  Deferred tax asset.....................................     186,688      379,850      379,850
                                                           ----------   ----------   ----------
          Total assets...................................  $8,085,287   $8,678,391   $7,276,028
                                                           ==========   ==========   ==========

                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable.......................................  $2,358,575   $1,424,415   $  583,405
  Accrued liabilities....................................     626,883    1,049,338      280,049
  Income taxes payable...................................          --      986,834    1,157,103
  Current portion of long-term debt......................   1,457,976      415,445      232,394
  Deferred tax liability.................................          --       11,939       11,939
                                                           ----------   ----------   ----------
          Total current liabilities......................   4,443,434    3,887,971    2,264,890
                                                           ----------   ----------   ----------
Long-term debt...........................................   1,755,437    1,339,992    1,339,992
                                                           ----------   ----------   ----------
Commitments and contingencies
STOCKHOLDERS' EQUITY:
  Common stock, $1 par value, 25,000 shares authorized;
     500 shares issued and outstanding...................         500          500          500
  Additional paid-in capital.............................   2,483,880    2,483,880    2,483,880
  Retained earnings (accumulated deficit)................    (597,964)     966,048    1,186,766
                                                           ----------   ----------   ----------
          Stockholders' equity...........................   1,886,416    3,450,428    3,671,146
                                                           ----------   ----------   ----------
          Total liabilities and stockholders' equity.....  $8,085,287   $8,678,391   $7,276,028
                                                           ==========   ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                             TREND DRILLING COMPANY

                            STATEMENTS OF OPERATIONS

                                              FOR THE YEARS ENDED DECEMBER 31,        FOUR MONTHS
                                           ---------------------------------------       ENDED
                                              1994          1995          1996       APRIL 30, 1997
                                           -----------   -----------   -----------   --------------
                                                                                      (UNAUDITED)
REVENUES:
  Drilling contracts.....................  $12,563,991   $12,283,649   $15,692,056     $6,389,703
                                           -----------   -----------   -----------     ----------
OPERATING EXPENSES:
  Drilling...............................   10,070,842     9,218,081    11,752,135      4,844,669
  General and administrative.............    1,415,842     1,878,347     1,647,330        514,937
  Depreciation and amortization..........    1,077,292     1,344,835     1,602,832        627,350
                                           -----------   -----------   -----------     ----------
          Total operating expenses.......   12,563,976    12,441,263    15,002,297      5,986,956
                                           -----------   -----------   -----------     ----------
Operating income (loss)..................           15      (157,614)      689,759        402,747
                                           -----------   -----------   -----------     ----------
OTHER INCOME (EXPENSE):
  Interest expense.......................     (183,768)     (280,741)     (261,331)       (46,750)
  Interest income........................        5,880        17,380         8,035             --
  Other..................................      140,021        43,673        53,523             --
  Gain on disposition of equipment.......       71,366        42,573     2,055,230             --
                                           -----------   -----------   -----------     ----------
          Total other income (expense)...       33,499      (177,115)    1,855,457        (46,750)
                                           -----------   -----------   -----------     ----------
Income (loss) before income taxes........       33,514      (334,729)    2,545,216        355,997
Income tax benefit (expense).............      (17,177)      112,906      (981,204)      (135,279)
                                           -----------   -----------   -----------     ----------
Net Income (loss)........................  $    16,337   $  (221,823)  $ 1,564,012     $  220,718
                                           ===========   ===========   ===========     ==========

    The accompanying notes are an integral part of the financial statements.

                             TREND DRILLING COMPANY

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                         RETAINED
                                                          CAPITAL IN     EARNINGS
                                                 COMMON   EXCESS OF    (ACCUMULATED
                                                 STOCK    PAR VALUE      DEFICIT)       TOTAL
                                                 ------   ----------   ------------   ----------
Balance, December 31, 1993.....................   $500    $2,483,880    $ (392,478)   $2,091,902
  Net income...................................     --            --        16,337        16,337
                                                  ----    ----------    ----------    ----------
Balance, December 31, 1994.....................    500     2,483,880      (376,141)    2,108,239
  Net loss.....................................     --            --      (221,823)     (221,823)
                                                  ----    ----------    ----------    ----------
Balance, December 31, 1995.....................    500     2,483,880      (597,964)    1,886,416
  Net income...................................     --            --     1,564,012     1,564,012
                                                  ----    ----------    ----------    ----------
Balance, December 31, 1996.....................   $500    $2,483,880    $  966,048    $3,450,428
                                                  ====    ==========    ==========    ==========

    The accompanying notes are an integral part of the financial statements.

                             TREND DRILLING COMPANY

                            STATEMENTS OF CASH FLOWS

                                                   FOR THE YEARS ENDED DECEMBER 31,       FOUR MONTHS
                                                --------------------------------------       ENDED
                                                   1994          1995          1996      APRIL 30, 1997
                                                -----------   -----------   ----------   --------------
                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...........................  $    16,337   $  (221,823)  $1,564,012    $   220,718
  Adjustments to reconcile net income (loss)
     to net cash provided by operating
     activities:
     Depreciation and amortization............    1,077,292     1,344,836    1,602,832        627,350
     Gain on disposition of property, plant
       and equipment..........................      (71,366)      (42,573)  (2,055,230)            --
     Deferred tax expense (benefit)...........       17,177      (112,906)      (5,630)            --
     Change in assets and liabilities:
       Accounts receivable....................   (1,436,642)     (120,759)  (1,075,812)       929,517
       Prepaid expenses.......................        2,867       (19,349)      (5,762)            --
       Accounts payable and accrued
          liabilities.........................      903,866       929,719     (511,705)    (1,610,299)
       Income taxes payable...................           --            --      986,834        170,269
       Deferred revenue.......................     (172,250)           --           --             --
                                                -----------   -----------   ----------    -----------
          Net cash provided by operating
            activities........................      337,281     1,757,145      499,539        337,555
                                                -----------   -----------   ----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from the sale of equipment.........      264,219        42,573    2,872,647             --
  Capital expenditures........................   (3,645,969)   (1,552,257)  (1,792,194)      (576,027)
                                                -----------   -----------   ----------    -----------
          Net cash provided by (used in)
            investing activities..............   (3,381,750)   (1,509,684)   1,080,453       (576,027)
                                                -----------   -----------   ----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of debt..............    3,000,000       850,000      775,000             --
  Principal payments under debt obligations...     (299,809)     (658,104)  (2,232,976)      (183,049)
                                                -----------   -----------   ----------    -----------
          Net cash provided by (used in)
            financing activities..............    2,700,191       191,896   (1,457,976)      (183,049)
                                                -----------   -----------   ----------    -----------
Net increase (decrease) in cash and cash
  equivalents.................................     (344,278)      439,357      122,016       (421,521)
Cash and cash equivalents, beginning of
  period......................................      353,778         9,500      448,857        570,873
                                                -----------   -----------   ----------    -----------
Cash and cash equivalents, end of period......  $     9,500   $   448,857   $  570,873    $   149,352
                                                ===========   ===========   ==========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid during the period for:
     Interest.................................  $   136,857   $   232,553   $  254,110    $    46,750
                                                ===========   ===========   ==========    ===========
     Income taxes.............................  $        --   $        --   $       --    $   275,000
                                                ===========   ===========   ==========    ===========

    The accompanying notes are an integral part of the financial statements.

                             TREND DRILLING COMPANY

                       NOTES TO THE FINANCIAL STATEMENTS
   INFORMATION RELATING TO THE FOUR MONTHS ENDED APRIL 30, 1997 IS UNAUDITED

(A) NATURE OF OPERATIONS

     Trend Drilling Company (the "Company"), an Oklahoma corporation, began operations in 1981. The Company provides contract drilling services in the Mid-Continent region of the United States. The Company's customers are primarily independent oil and gas companies.

     On February 13, 1997, the owner of the Company and sole stockholder, entered into a stock purchase agreement (the "Agreement"), with Bayard Drilling Technologies, Inc. ("Bayard") for the sale of the Company (the "Bayard Acquisition"). The executed agreement states a purchase price of $18 million plus shares of Bayard stock, adjusted for changes in working capital as of the closing date compared to December 31, 1996.

(B) SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

REVENUE RECOGNITION

     The Company recognizes revenue and expenses on dayrate contracts as the drilling progresses (percentage-of-completion method). For footage and turnkey contracts, the Company recognizes the revenue and expenses upon completion of the well (completed-contract method).

     Revenue earned of $279,390, but not billed, is included in accounts receivable at December 31, 1996.

CASH AND CASH EQUIVALENTS

     For purposes of the balance sheet, the Company considers cash equivalents to be all instruments that had a remaining maturity of three months or less at the date of purchase.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is recorded at cost. Depreciation of property, plant and equipment is determined primarily on the straight-line method over the estimated useful lives of the assets at the following rates:

                                                              YEARS
                                                              -----
Buildings...................................................  15-39
Drilling rigs and related equipment.........................   5-14
Vehicles....................................................      5
Furniture and office equipment..............................   5-10

     Upon retirement or disposal, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Repairs and maintenance, which extend the useful life of property, plant and equipment, are capitalized.

GOODWILL

     The excess of the purchase price over the fair value of assets acquired is amortized on the straight-line method over five years. Amortization expense was $24,000 for the years-ended December 31, 1996, 1995 and 1994.

                             TREND DRILLING COMPANY

INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Accordingly, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rate in effect in the years in which the differences are expected to reverse. Deferred tax expense represents the change in the deferred tax liability balance.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables with oil and natural gas companies. For the years ended December 31, 1996 and 1995 over ninety-five percent of the Company's trade receivables were from ten or less customers. These customers also represented 63%, 51% and 54% of total revenues for 1996, 1995 and 1994, respectively.

     At December 31, 1996 and 1995, the Company had deposits in domestic banks in excess of federally insured limits of approximately $467,000 and $348,000, respectively.

ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS AND DISCLOSURES

     In the opinion of management, the unaudited interim financial statements for the period ended April 30, 1997 and unaudited interim financial statement disclosures subsequent to December 31, 1996 include all adjustments, consisting of normal recurring accruals, necessary to present fairly the Company's results of operations for the four months ended April 30, 1997.

(C) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following at December 31,

                                                                1995          1996
                                                             -----------   -----------
Building...................................................  $   295,946   $   295,946
Drilling rigs and related equipment........................   12,323,939    12,887,107
Vehicles...................................................      233,018       227,018
Furniture and office equipment.............................      153,984       141,131
Leasehold costs............................................           --         9,290
                                                             -----------   -----------
                                                              13,006,887    13,560,492
Less accumulated depreciation..............................    8,225,868     9,383,528
                                                             -----------   -----------
                                                             $ 4,781,019   $ 4,176,964
                                                             ===========   ===========

                             TREND DRILLING COMPANY

(D) LONG-TERM DEBT

     Long-term debt consisted of the following at December 31,

                                                                 1995         1996
                                                              ----------   ----------
Notes payable to banks......................................  $3,213,413   $1,755,437
Less current portion........................................   1,457,976      415,445
                                                              ----------   ----------
          Total long-term debt..............................  $1,755,437   $1,339,922
                                                              ==========   ==========

     On March 26, 1996, the Company entered into a term loan (the "Note") of $3,098,058, which consolidated all of the Company's bank borrowings into one term loan. At December 31, 1996, long-term debt consisted of borrowings under this note of $1,755,437 which bears an interest rate at the prime rate, adjusted quarterly (8.25% at December 31, 1996). The Note contains a subjective acceleration clause which allows the lender to demand payment of the Note when the lender, at its sole discretion, determines that the Note is impaired. However, the Note has been classified based on the scheduled maturities in the accompanying balance sheet as management does not believe such impairment has occurred. The Note requires the maintenance of financial reporting requirements and annual personal financial statements from the owner of the Company.

     The Note requires monthly payments of principal and interest in amounts sufficient to repay borrowings at maturity on March 26, 2001. The Note is collateralized by Accounts Receivable and Property, Plant and Equipment and is personally guaranteed by the owner of the Company.

     At December 31, 1995, long-term debt consisted of borrowings under four bank notes with an aggregate amount of $3,213,413 which bore interest at a rate of 1% over prime (which was 8.75% on December 31, 1995).

     At December 31, 1996, the aggregate scheduled yearly maturities on long-term obligations are as follows:

YEAR ENDING DECEMBER 31,
------------------------
1997........................................................  $  415,445
1998........................................................     373,762
1999........................................................     406,799
2000........................................................     442,757
2001........................................................     116,674
                                                              ----------
                                                              $1,755,437
                                                              ==========

(E) INCOME TAXES

     Income tax expense (benefit) for the years ended December 31, 1994, 1995 and 1996 is summarized as follows:

                                                        1994       1995        1996
                                                       -------   ---------   --------
Current:
  Federal............................................  $    --   $      --   $882,957
  State..............................................       --          --    103,877
Deferred:
  Federal............................................   15,369    (101,021)    (5,037)
  State..............................................    1,808     (11,885)      (593)
                                                       -------   ---------   --------
                                                       $17,177   $(112,906)  $981,204
                                                       =======   =========   ========

                             TREND DRILLING COMPANY

     Total income tax expense (benefit) differs from the amount computed by multiplying income (loss) before income taxes by the U.S. federal income tax statutory rate. The reasons for this difference are as follows:

                                                        1994       1995        1996
                                                       -------   ---------   --------
Computed expected tax expense (benefit)..............  $11,394   $(113,807)  $865,373
State income taxes...................................    1,340     (13,389)   101,808
Non-deductible business meals and entertainment
  expense............................................    4,443      14,290     14,023
                                                       -------   ---------   --------
                                                       $17,177   $(112,906)  $981,204
                                                       =======   =========   ========

     The components of the deferred tax assets and (liabilities) consisted of the following at December 31:

                                                                1995       1996
                                                              --------   --------
Deferred tax assets:
  Net operating loss and tax credit carry-forwards..........  $ 38,549   $     --
  Excess of book basis over tax basis of current
     liabilities............................................   112,054         --
  Excess of tax basis over book basis of current assets.....    24,990         --
  Depreciation of property, plant and equipment.............   190,488    383,650
Deferred tax liabilities:
  Excess of tax basis over book basis of current
     liabilities............................................        --    (11,939)
  Amortization of goodwill..................................    (3,800)    (3,800)
                                                              --------   --------
Net deferred tax asset......................................  $362,281   $367,911
                                                              ========   ========

(F) RELATED PARTIES

     The Company has several affiliates in the oil and gas industry with which the Company does business throughout the year. The type of transactions with these related parties varies from the Company drilling wells for affiliates to affiliates moving rigs from one well site to another, as well as receiving certain administrative support for which the Company was not billed (i.e., computer support).

     As of December 31, 1996 and 1995, the Company had trade receivables with related parties in the amount of $375,016 and $32,633, respectively, and trade payables with related parties of $168,169 and $505,426, respectively.

     For the period ended December 31, 1996, 1995 and 1994 the Company had revenues of $462,535, $917,743 and $1,422,658, respectively and expenses of $2,121,975, $2,003,356 and $1,660,169, respectively, with related parties.

     The Company leases office space from an affiliate. For the years ended December 31, 1996, 1995 and 1994, the Company paid rent of approximately $10,000.

     The Company has an agreement for 1997 to continue renting this office space for approximately $1,000 per month.

                             TREND DRILLING COMPANY

(G) EMPLOYEE BENEFIT PLAN

     The Company has a profit sharing plan ("the Plan") for certain eligible employees who have attained the age of 21 and completed at least six months of service. Participants may contribute up to 15% of compensation for any Plan year. The Company's discretionary contribution is allocated to each participant's account in the proportion which that participant's compensation bears to the total compensation of all eligible participants. The Company made contributions of approximately $130,000, $35,000 and $20,000 to the Plan in 1996, 1995 and 1994, respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Bayard Drilling Technologies, Inc.

     We have audited the accompanying balance sheet of Ward Drilling Company, Inc. as of December 31, 1996, and the related statement of operations and retained earnings, and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ward Drilling Company as of December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND, L.L.P.

Oklahoma City, Oklahoma
August 22, 1997
Bon

                          WARD DRILLING COMPANY, INC.

                                 BALANCE SHEET

                                     ASSETS

                                                              DECEMBER 31,     MAY 31,
                                                                  1996          1997
                                                              ------------   -----------
CURRENT ASSETS:
  Cash......................................................  $     7,038    $        --
  Accounts receivable.......................................    1,733,647      1,287,069
  Prepaids and other assets.................................      781,470        520,204
                                                              -----------    -----------
          Total current assets..............................    2,522,155      1,807,273
                                                              -----------    -----------
EQUIPMENT:
  Drilling equipment........................................   14,701,019     14,843,582
  Other equipment...........................................      444,606        448,918
  Other.....................................................      373,263        376,882
                                                              -----------    -----------
                                                               15,518,888     15,669,382
  Less accumulated depreciation.............................    8,569,372      8,509,445
                                                              -----------    -----------
     Net equipment..........................................    6,949,516      7,159,937
                                                              -----------    -----------
          Total assets......................................  $ 9,471,671    $ 8,967,210
                                                              ===========    ===========

                          LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Book overdraft............................................  $   118,765    $     5,295
  Accounts payable..........................................    1,246,022        383,329
  Accrued expenses..........................................      590,161        474,582
  Advances from affiliate and stockholder...................    3,265,480      3,899,629
                                                              -----------    -----------
          Total current liabilities.........................    5,220,428      4,762,835
                                                              -----------    -----------
Note payable to bank........................................      500,000             --
                                                              -----------    -----------
Commitments and contingencies
STOCKHOLDER'S EQUITY:
  Common stock of $1 par value. Authorized 25,000 shares;
     issued and outstanding 1,000 shares....................        1,000          1,000
  Additional paid-in capital................................       99,014         99,014
  Retained earnings.........................................    3,651,229      4,104,361
                                                              -----------    -----------
          Total stockholder's equity........................    3,751,243      4,204,375
                                                              -----------    -----------
            Total liabilities and stockholder's equity......  $ 9,471,671    $ 8,967,210
                                                              ===========    ===========

                See accompanying notes to financial statements.

                          WARD DRILLING COMPANY, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                              DECEMBER 31,   FIVE MONTHS ENDED
                                                                  1996         MAY 31, 1997
                                                              ------------   -----------------
                                                                                (UNAUDITED)
DRILLING REVENUES...........................................  $11,384,944       $4,956,971
                                                              -----------       ----------
OPERATING EXPENSES:
  Drilling..................................................    9,890,597        3,914,240
  Depreciation..............................................      966,328          413,249
  General and administrative................................      484,748          196,747
                                                              -----------       ----------
          Total operating expenses..........................   11,341,673        4,524,236
                                                              -----------       ----------
          Operating income..................................       43,271          432,735
                                                              -----------       ----------
OTHER INCOME (EXPENSE):
  Interest income...........................................       34,536           16,810
  Interest expense..........................................      (72,056)         (27,224)
  Gain on sale of assets....................................        7,895               --
  Miscellaneous income......................................       66,678           30,810
                                                              -----------       ----------
          Total other income................................       37,053           20,396
                                                              -----------       ----------
          Net income (loss).................................  $    80,324       $  453,131
                                                              ===========       ==========
Retained earnings at beginning of year......................  $ 3,570,905
                                                              ===========
Retained earnings at end of year............................  $ 3,651,229
                                                              ===========

                See accompanying notes to financial statements.

                          WARD DRILLING COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                                                              DECEMBER 31,   FIVE MONTHS ENDED
                                                                  1996         MAY 31, 1997
                                                              ------------   -----------------
                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $    80,324        $ 453,131
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation...........................................      966,328          413,249
     Gain on sale of assets.................................       (7,895)              --
     Change in assets and liabilities:
       (Increase) decrease in accounts receivable...........     (485,735)         446,578
       (Increase) decrease in prepaids and other assets.....     (330,577)         261,266
       Decrease in cost incurred or contracts in progress...      463,588               --
       Decrease in accounts payable.........................      (75,797)        (862,693)
       Increase (decrease) in accrued expenses..............      250,400         (115,579)
                                                              -----------        ---------
     Net cash provided by operating activities..............      860,636          595,952
                                                              -----------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment, including major
     repairs and betterments................................   (1,564,162)        (623,669)
  Proceeds from sale of assets..............................       21,034               --
                                                              -----------        ---------
     Net cash used in investing activities..................   (1,543,128)        (623,669)
                                                              -----------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds on revolving line of credit......................       50,000
  Payments on revolving line of credit......................           --         (500,000)
  Advances from affiliate and stockholder...................    1,301,282          634,149
  Payments to affiliates....................................     (616,136)              --
  Decrease in book overdraft................................      (52,671)        (113,470)
                                                              -----------        ---------
     Net cash provided by financing activities..............      682,475           20,679
                                                              -----------        ---------
Net decrease in cash........................................          (17)          (7,038)
Cash at beginning of year...................................        7,055            7,038
                                                              -----------        ---------
Cash at end of year.........................................  $     7,038        $      --
                                                              ===========        =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $    57,244        $  20,000
                                                              ===========        =========

                See accompanying notes to financial statements.

                          WARD DRILLING COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS
    INFORMATION RELATING TO THE FIVE MONTHS ENDED MAY 31, 1997 IS UNAUDITED

(A) NATURE OF OPERATIONS

     Ward Drilling Company (the "Company"), an Oklahoma corporation, began operations in 1981. The Company provides contract drilling services in the Mid-Continent region of the United States for independent oil and gas companies.

     In May 1997, the Company's parent, L.O. Ward Revocable Trust transferred all the fixed assets of the Company into WD Equipment L.L.C. in anticipation of the sale of these assets to Bayard Drilling Technologies, Inc. ("Bayard"), which was consummated on May 31, 1997 (the "Bayard Acquisition"). The Company and Bayard agreed to a purchase price of approximately $8 million plus 400,000 shares of Bayard stock plus warrants to purchase up to 200,000 shares of Bayard stock in exchange for the purchase of WD Equipment L.L.C.

(B) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

     The Company recognizes revenue and expenses on dayrate contracts as the drilling progresses (percentage-of-completion method). For turnkey and footage contracts, the Company recognizes the revenue and expenses upon completion of the well (completed-contract method).

CASH AND CASH EQUIVALENTS

     The Company considers cash equivalents to be all instruments that had a remaining maturity of three months or less at the date of purchase.

EQUIPMENT

     Equipment is recorded at cost. Depreciation on drilling equipment is determined using the units-of-production method based upon management's estimates of remaining drilling days by rig. Depreciation on all other equipment is determined using the straight-line method over the estimated useful lives of the assets ranging from three to seven years. Upon retirement or disposal, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

     The costs of major repairs and overhauls which extend the useful life of drilling equipment are capitalized by charges to the allowance for accumulated depreciation. Other additions and improvements are charged to the applicable equipment account.

INCOME TAXES

     The Company is an electing S corporation for federal and state income tax purposes. The Company's taxable income or loss will be included in its stockholder's income tax return. Accordingly, no provision for income taxes has been included in these financial statements.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables with oil and natural gas companies. At December 31, 1996 over ninety-eight percent of the Company's trade receivables were from four customers. For the year ended December 31, 1996 the ten largest customers account for over 96% of total revenues.

     At December 31, 1996 the Company had deposits in domestic banks in excess of federally insured limits of approximately $156,000.

                          WARD DRILLING COMPANY, INC.

ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C) NOTE PAYABLE TO BANK

     The Company has available a line of credit with a bank for $500,000 which expires in March 1998. The line of credit is collateralized by inventory, accounts receivable, and other miscellaneous assets. Interest is at the bank's base rate plus one percent (9.25% and 9.5% at December 31, 1996 and 1995, respectively.) Upon consummation of the sale of the Company on May 31, 1997, this line of credit was extinguished.

(D) RELATED PARTIES

     The Company conducts drilling activities for companies owned or controlled by L.O. Ward, one of the trustees of the L.O. Ward Revocable Trust (the Related Parties); however no drilling activities were conducted for the Related Parties in 1996.

     General and administrative expense in the accompanying statement of operations is net of management fee income received from one of the Related Parties aggregating $10,320 in 1996.

     The Company allocates office space and administrative expenses directly to Related Parties. Amounts allocated under this arrangement aggregated approximately $25,000 for 1996.

     The Company paid approximately $75,000 in 1996 to one of the Related Parties for services which includes finding drilling contracts for the Company and certain other administrative services. Certain expenses incurred by the Related Parties and attributable to the Company's operations are not billed to the Company.

     Accounts receivable at December 31, 1996 included $8,446 of receivables from affiliated entities. Accounts payable at December 31, 1996 included $241,233 owed to affiliated entities.

(E) EMPLOYMENT AGREEMENTS

     The Company has issued stock appreciation rights to certain employees which may entitle them to receive bonuses. These bonuses are based on net income and the ratio of stock appreciation rights owned by the employees to total outstanding shares of common stock at year end. Ninety-nine stock appreciation rights were outstanding at December 31, 1996. A bonus payment of approximately $37,500 was payable to employees at December 31, 1996.

(F) SAVINGS PLAN

     The Company participates in a salary deferral retirement plan which is available to substantially all employees. Participants in the plan may make contributions to the plan, with the Company matching up to 25% of the employee's basic contribution. The basic contribution cannot exceed 5% of the employee's base salary. Total contributions by the Company were approximately $10,000 in 1996.

                          WARD DRILLING COMPANY, INC.

(G) CONTINGENCIES

     The Company maintains a self insurance plan for workers' compensation and is liable for claims up to $400,000 per-occurrence. The Company is involved in legal actions arising out of workers' compensation claims. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position. Total expense for workers' compensation was approximately $335,000 in 1996, and accrued liabilities included a reserve for unpaid and incurred but not reported claims of $310,000 at December 31, 1996.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Bonray Drilling Corporation

     We have audited the accompanying balance sheets of Bonray Drilling Corporation as of December 31, 1996 and June 30, 1996, and the related statements of operations and accumulated deficit and cash flows for the six-month period ended December 31, 1996 and the years ended June 30, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bonray Drilling Corporation at December 31, 1996 and June 30, 1996, and the results of its operations and its cash flows for the six-month period ended December 31, 1996 and the years ended June 30, 1996 and 1995, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Oklahoma City, Oklahoma
April 17, 1997

THE ACQUISITION OF BONRAY DRILLING CORPORATION BY DLB WAS ACCOUNTED FOR USING THE PURCHASE METHOD OF ACCOUNTING. ACCORDINGLY, THE PURCHASE PRICE WAS "PUSHED-DOWN" AND RECORDED IN THE ACCOMPANYING FINANCIAL STATEMENTS WHICH AFFECTS THE COMPARABILITY OF THE SEPTEMBER 30, 1997 FINANCIAL POSITION, RESULTS OF OPERATIONS AND CASH FLOWS.

                          BONRAY DRILLING CORPORATION
                                 BALANCE SHEETS

                                     ASSETS

                                                              JUNE 30,    DECEMBER 31,    SEPTEMBER 30,
                                                                1996          1996            1997
                                                              --------    ------------    -------------
                                                                                           (UNAUDITED)
                                                                       (DOLLARS IN THOUSANDS)
Current assets:
  Cash and cash equivalents.................................  $   187       $    58          $   667
  Temporary Investments.....................................       --            --              150
  Accounts receivable (Note 5)..............................    2,172         2,100            4,131
  Accounts receivable -- parent.............................       --            --              (55)
  Drilling contracts in progress............................       20            --              115
  Prepaid expenses..........................................       89           166              184
                                                              -------       -------          -------
         Total current assets...............................    2,468         2,324            5,302
Properties and equipment:
  Drilling equipment (Notes 1 and 3)........................   20,411        20,927           19,400
  Land......................................................      110           110              110
  Buildings.................................................      356           356               73
  Other equipment...........................................    1,145         1,006              546
                                                              -------       -------          -------
                                                               22,022        22,399           20,129
  Less accumulated depreciation (Note 1)....................   14,179        14,210            1,519
                                                              -------       -------          -------
Net properties and equipment................................    7,843         8,189           18,610
                                                              -------       -------          -------
Note receivable -- parent (Note 3)..........................       --            --           21,820
                                                              -------       -------          -------
Loan origination fees.......................................       --            --              545
                                                              -------       -------          -------
         Total assets.......................................  $10,311       $10,513          $46,277
                                                              =======       =======          =======
                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   689       $   871          $ 1,529
  Notes payable (Note 3):
    Short-term line of credit...............................      555            --               --
    Other...................................................      189           343               --
  Accrued liabilities:
    Salaries and wages......................................      246           268              271
    Payroll and other taxes.................................       57            17               62
    Workers' compensation insurance (Note 4)................      446           768              879
    Income taxes payable....................................       --             4               19
    Other...................................................      120           120               34
                                                              -------       -------          -------
         Total current liabilities..........................    2,302         2,391            2,794
Obligations due after one year:
  Note payable (Note 3).....................................       --            --           23,000
  Workers' compensation insurance (Note 4)..................       75            75               70
  Other.....................................................       28            14               --
  Deferred income taxes.....................................       --            --            2,030
Stockholders' equity:
  Common stock, $1.00 par value; 800,000 shares authorized;
    432,740 shares issued at December 31, 1996 and June 30,
    1996; 423,540 shares issued at September 30, 1997.......      433           433              424
  Capital in excess of par value............................   12,497        12,497           17,146
  Retained earnings (accumulated deficit) (Note 1)..........   (4,932)       (4,805)             813
                                                              -------       -------          -------
                                                                7,998         8,125           18,383
  Less 9,200 shares of treasury stock, at cost..............       92            92               --
                                                              -------       -------          -------
         Total stockholders' equity.........................    7,906         8,033           18,383
                                                              -------       -------          -------
         Total liabilities and stockholders' equity.........  $10,311       $10,513          $46,277
                                                              =======       =======          =======

                            See accompanying notes.

THE ACQUISITION OF BONRAY DRILLING CORPORATION BY DLB WAS ACCOUNTED FOR USING THE PURCHASE METHOD OF ACCOUNTING. ACCORDINGLY, THE PURCHASE PRICE WAS "PUSHED-DOWN" AND RECORDED IN THE ACCOMPANYING FINANCIAL STATEMENTS WHICH AFFECTS THE COMPARABILITY OF THE SEPTEMBER 30, 1997 FINANCIAL POSITION, RESULTS OF OPERATIONS AND CASH FLOWS.

                          BONRAY DRILLING CORPORATION

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                        YEAR ENDED         SIX-MONTH      NINE-MONTH
                                                    -------------------   PERIOD ENDED   PERIOD ENDED
                                                    JUNE 30,   JUNE 30,   DECEMBER 31,   SEPTEMBER 30,
                                                      1995       1996         1996           1997
                                                    --------   --------   ------------   -------------
                                                                  (DOLLARS IN THOUSANDS,  (UNAUDITED)
                                                                EXCEPT PER SHARE AMOUNTS)
Revenues:
  Contract drilling operations (Note 5)...........  $  8,486   $ 10,257     $  6,004       $ 14,279
  Gain (loss) on sales of assets..................     1,029        (66)          27            (57)
  Interest and other income.......................       172         89           27            456
                                                    --------   --------     --------       --------
          Total revenues..........................     9,687     10,280        6,058         14,678
Costs and expenses (Note 4):
  Contract drilling operations....................     6,865      8,189        4,836         10,240
  General and administrative......................       752        864          473            860
  Interest and other expense......................        39         85           43            548
  Depreciation....................................     1,130      1,284          569          1,707
                                                    --------   --------     --------       --------
                                                       8,786     10,422        5,921         13,355
                                                    --------   --------     --------       --------
Income (loss) before provision for income taxes...       901       (142)         137          1,323
Provision for income taxes (Note 2)...............        35         --           10            563
                                                    --------   --------     --------       --------
Net income (loss).................................       866       (142)         127            760
Accumulated deficit at beginning of period........    (5,656)    (4,790)      (4,932)        (4,805)
Elimination of accumulated deficit from purchase
  adjustment (Note 1).............................        --         --           --          4,858
                                                    --------   --------     --------       --------
Retained earnings (accumulated deficit) at end of
  period..........................................  $ (4,790)  $ (4,932)    $ (4,805)      $    813
                                                    ========   ========     ========       ========
Net income (loss) per share.......................  $   2.05   $  (0.34)    $   0.30       $   1.79
                                                    ========   ========     ========       ========
Weighted average shares outstanding...............   423,540    423,540      423,540        423,540
                                                    ========   ========     ========       ========

                            See accompanying notes.

THE ACQUISITION OF BONRAY DRILLING CORPORATION BY DLB WAS ACCOUNTED FOR USING THE PURCHASE METHOD OF ACCOUNTING. ACCORDINGLY, THE PURCHASE PRICE WAS "PUSHED-DOWN" AND RECORDED IN THE ACCOMPANYING FINANCIAL STATEMENTS WHICH AFFECTS THE COMPARABILITY OF THE SEPTEMBER 30, 1997 FINANCIAL POSITION, RESULTS OF OPERATIONS AND CASH FLOWS.

                          BONRAY DRILLING CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                         YEAR ENDED         SIX-MONTH      NINE-MONTH
                                                     -------------------   PERIOD ENDED   PERIOD ENDED
                                                     JUNE 30,   JUNE 30,   DECEMBER 31,   SEPTEMBER 30,
                                                       1995       1996         1996           1997
                                                     --------   --------   ------------   -------------
                                                                (DOLLARS IN THOUSANDS)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers.......................  $ 10,910   $10,628      $ 6,457        $ 13,123
Cash paid to suppliers and employees...............   (10,178)   (9,662)      (5,325)        (12,233)
Interest received..................................        36         5           --             408
Interest paid......................................       (27)      (66)         (27)           (436)
Income taxes paid..................................       (30)       (5)          (6)             --
Other cash receipts................................       152        85           61              35
                                                     --------   -------      -------        --------
Net cash provided by operating activities..........       863       985        1,160             897
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of assets......................     1,659        27           43              --
Capital expenditures...............................    (2,120)     (987)        (931)         (6,051)
                                                     --------   -------      -------        --------
Net cash used by investing activities..............      (461)     (960)        (888)         (6,051)
CASH FLOWS FROM FINANCING ACTIVITIES
Contributed capital................................        --        --           --           4,582
Borrowings on notes payable........................        --        --          395          23,000
Note receivable -- parent..........................        --        --           --         (21,820)
Short term investment..............................        --        --           --            (150)
Payments on notes payable..........................       (86)     (553)        (241)           (171)
Net increase (decrease) in borrowings on short-term
  line of credit...................................      (165)      555         (555)            322
                                                     --------   -------      -------        --------
Net cash provided (used) by financing activities...      (251)        2         (401)          5,763
                                                     --------   -------      -------        --------
Net increase (decrease) in cash and cash
  equivalents......................................       151        27         (129)            609
Cash and cash equivalents at beginning of period...         9       160          187              58
                                                     --------   -------      -------        --------
Cash and cash equivalents at end of period.........  $    160   $   187      $    58        $    667
                                                     ========   =======      =======        ========
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES
Net income (loss)..................................  $    866   $  (142)     $   127        $    760
Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
  Depreciation.....................................     1,130     1,284          569           1,707
  (Gain) loss on sales of assets...................    (1,029)       66          (27)            (57)
  Deferred income taxes............................        --        --           --             563
  Change in assets and liabilities:
     Decrease (increase) in current assets:
       Accounts receivable.........................      (434)      (33)          72          (2,086)
       Drilling contracts in progress..............        13         1           20            (115)
       Prepaid expenses............................         9         5          (77)            (18)
       Loan origination fees.......................        --        --           --            (545)
     Increase (decrease) in current liabilities:
       Accounts payable............................        68      (276)         182             658
       Accrued liabilities.........................       (48)      479          308              49
       Accrued workers' compensation insurance and
          other due after one year.................       288      (399)         (14)            (19)
                                                     --------   -------      -------        --------
          Total adjustments........................        (3)    1,127        1,033             137
                                                     --------   -------      -------        --------
          Net cash provided by operating
            activities.............................  $    863   $   985      $ 1,160        $    897
                                                     ========   =======      =======        ========

DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITY

     During the year ended June 30, 1995, the Company acquired property, plant and equipment by issuing a note payable of $828,050.

                            See accompanying notes.

THE ACQUISITION OF BONRAY DRILLING CORPORATION BY DLB WAS ACCOUNTED FOR USING THE PURCHASE METHOD OF ACCOUNTING. ACCORDINGLY, THE PURCHASE PRICE WAS "PUSHED-DOWN" AND RECORDED IN THE ACCOMPANYING FINANCIAL STATEMENTS WHICH AFFECTS THE COMPARABILITY OF THE SEPTEMBER 30, 1997 FINANCIAL POSITION, RESULTS OF OPERATIONS AND CASH FLOWS.

                          BONRAY DRILLING CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
 NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1997 AND SIX-MONTH PERIOD ENDED DECEMBER
                31, 1996 AND YEARS ENDED JUNE 30, 1996 AND 1995

   INFORMATION RELATING TO THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1997 IS
                                   UNAUDITED

1. BASIS OF FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

     Bonray Drilling Corporation (the "Company") is engaged in domestic onshore contract drilling of oil and gas wells. The Company currently owns and has available for operation fifteen drilling rigs located in Oklahoma, having depth capabilities ranging from 7,000 to 25,000 feet.

     On February 10, 1997, substantially all of the Company's shares of outstanding common stock were purchased by DLB Oil & Gas, Inc. ("DLB") for $30 per share or approximately $12,700,000. As a result of the completed transaction, the Company became a subsidiary of DLB. Effective on the date of the acquisition, the Company changed its fiscal year end from June 30 to December 31 to correspond with the year end of DLB.

     The transaction was accounted for as a purchase using push down accounting treatment. This resulted in a step up in the basis of the acquired assets of approximately $6.3 million, the establishment of approximately $1.5 million of deferred income taxes and the elimination of the previously recorded balance of accumulated depreciation and amortization. Additionally, the accumulated deficit of $4,858,000 was eliminated as a result of a new basis established for the acquired assets and liabilities.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash deposits in banks and short-term investments with original maturities of three months or less from the date of purchase by the Company.

  Contract Drilling Operations

     Revenue earned from footage and turnkey contracts is recognized by the completed contract method, while revenue earned from daywork contracts is recognized by the percentage-of-completion method. Provision is made for the entire amount of expected losses on contracts, if any, in the period in which such losses are first determined.

  Valuation of Properties and Equipment

     Drilling equipment is stated at amounts representing historical cost prior to the February 10, 1997 acquisition by DLB (pushed-down cost thereafter) adjusted by prior year write-downs based on the expected future economic value of such equipment. This value was determined by projecting the estimated future undiscounted cash flows generated by drilling equipment based on the Company's historical utilization rates and profit margins as well as consideration of the economic conditions of the industry. The Company continues to review these assets for possible impairment based on expected future cash flows and other available information and has determined that no impairment in the value of the assets exists at September 30, 1997, December 31, 1996 or June 30, 1996 or 1995. However, due to the uncertainty of such factors it is reasonably possible that the estimated future cash flows may change. Additions to drilling equipment, land, buildings and other equipment are reported at cost.

THE ACQUISITION OF BONRAY DRILLING CORPORATION BY DLB WAS ACCOUNTED FOR USING THE PURCHASE METHOD OF ACCOUNTING. ACCORDINGLY, THE PURCHASE PRICE WAS "PUSHED-DOWN" AND RECORDED IN THE ACCOMPANYING FINANCIAL STATEMENTS WHICH AFFECTS THE COMPARABILITY OF THE SEPTEMBER 30, 1997 FINANCIAL POSITION, RESULTS OF OPERATIONS AND CASH FLOWS.

                          BONRAY DRILLING CORPORATION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Depreciation

     Depreciation of drilling equipment is computed on an operating day basis (net of estimated salvage value), except for drilling rigs and related equipment which are "mothballed" or otherwise not expected to be used for an extended period of time. During the year ended June 30, 1996, there was a decrease in the estimated salvage value of these inactive drilling rigs and equipment. As a result, depreciation on this equipment was increased during the year ended June 30, 1996 to reduce the net book value of these assets to their estimated salvage value. Depreciation recorded on these inactive rigs and equipment was $269,000 and $36,000 for the years ended June 30, 1996 and 1995, respectively (none for the six-month period ended December 31, 1996). The net book value of such drilling equipment is $457,000, which approximates the estimated salvage value of the equipment at December 31, 1996.

     Depreciation of buildings and other equipment is computed by the straight-line method over the estimated useful lives of the assets.

  Income (Loss) Per Share

     Income (loss) per share is computed on the basis of weighted average number of shares of common stock and dilutive common stock equivalents outstanding.

  Credit Risk

     The Company operates its rigs in the state of Oklahoma and grants credit, which is generally unsecured, to its customers (Note 5). At December 31, 1996, approximately 90% of the Company's accounts receivable were from five customers. The Company has not experienced any significant credit losses in the six-month period ended December 31, 1996 or the nine-month period ended September 30, 1997, or the years ended June 30, 1996 or 1995 and is not aware of any significant uncollectible accounts at December 31, 1996.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     The following methods and assumptions were used by the Company in estimating their fair values of financial instruments: Cash and cash equivalents are estimated to have a fair value approximating the carrying amount due to the short maturity of those instruments. Notes payable have variable interest rates with carrying values approximating fair values.

  Interim Financial Statements and Disclosures

     In the opinion of management, the unaudited interim financial statements as of and for the nine-month period ended September 30, 1997 and unaudited interim financial statement disclosures subsequent to December 31, 1996 include all adjustments, consisting of normal recurring accruals and push-down adjustments, necessary to present fairly the Company's financial position as of September 30, 1997 and

THE ACQUISITION OF BONRAY DRILLING CORPORATION BY DLB WAS ACCOUNTED FOR USING THE PURCHASE METHOD OF ACCOUNTING. ACCORDINGLY, THE PURCHASE PRICE WAS "PUSHED-DOWN" AND RECORDED IN THE ACCOMPANYING FINANCIAL STATEMENTS WHICH AFFECTS THE COMPARABILITY OF THE SEPTEMBER 30, 1997 FINANCIAL POSITION, RESULTS OF OPERATIONS AND CASH FLOWS.

                          BONRAY DRILLING CORPORATION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

results of operations and cash flows for the nine-month period ended September 30, 1997. Results for the period ended September 30, 1997 are not necessarily indicative of the results to be expected for the entire year.

2. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1996 and June 30, 1996 are as follows (dollars in thousands):

                                                              JUNE 30,   DECEMBER 31,
                                                                1996         1996
                                                              --------   ------------
Deferred tax liability --
  Tax depreciation over book depreciation and write-downs...   $  658       $  629
                                                               ======       ======
Deferred tax assets:
  Net revenues and expenses recognized for tax purposes
     which are deferred for financial purposes..............   $   25       $   25
  Net operating loss carryforwards..........................    2,073        1,999
                                                               ------       ------
Total deferred tax assets before valuation allowance........    2,098        2,024
  Less valuation allowance recognized.......................    1,440        1,395
                                                               ------       ------
Net deferred tax assets.....................................   $  658       $  629
                                                               ======       ======

     The deferred tax assets and liability are offset and, therefore, no deferred tax asset or liability is reflected in the Company's balance sheets at December 31, 1996 and June 30, 1996.

     The difference between the amount of the provision for income taxes and the amount which would result from the application of the statutory rate to income
(loss) before provision for income taxes is analyzed as follows (dollars in thousands):

                                                            YEAR ENDED     SIX-MONTH
                                                             JUNE 30,     PERIOD ENDED
                                                           ------------   DECEMBER 31,
                                                           1995    1996       1996
                                                           -----   ----   ------------
Provision (credit) for income taxes at a statutory
  rate...................................................  $ 306   $(48)      $ 47
Difference resulting from:
  Increase (decrease) in valuation allowance for net
     deferred tax assets.................................   (330)    24        (45)
  Alternative minimum tax................................     35     --         --
  Other..................................................     24     24          8
                                                           -----   ----       ----
Provision for income taxes...............................  $  35   $ --       $ 10
                                                           =====   ====       ====

     At December 31, 1996, the Company has net operating loss carryforwards for federal tax purposes of approximately $4,600,000 which will expire beginning in the year 2001 if not used. At December 31, 1996, the net operating loss carryforwards for state tax purposes amounted to approximately $12,100,000.

THE ACQUISITION OF BONRAY DRILLING CORPORATION BY DLB WAS ACCOUNTED FOR USING THE PURCHASE METHOD OF ACCOUNTING. ACCORDINGLY, THE PURCHASE PRICE WAS "PUSHED-DOWN" AND RECORDED IN THE ACCOMPANYING FINANCIAL STATEMENTS WHICH AFFECTS THE COMPARABILITY OF THE SEPTEMBER 30, 1997 FINANCIAL POSITION, RESULTS OF OPERATIONS AND CASH FLOWS.

                          BONRAY DRILLING CORPORATION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3. NOTES PAYABLE

     In July 1997, the Company entered into a $23 million credit agreement in connection with which substantially all of the Company's assets were pledged as collateral. Additionally, the company's parent, DLB, pledged as collateral all of the outstanding common stock of the Company. Upon consummation of the acquisition of the Company by Bayard, the shares of common stock of the Company were released by the lender and the shares of common stock of Bayard acquired by DLB in the acquisition were pledged in lieu thereof. In connection with the acquisition, the note payable to Lehman Commercial Paper, Inc. was transferred to DLB, thereby eliminating the note receivable from DLB.

     During the six-month period ended December 31, 1996, the Company acquired drilling equipment with the proceeds from two notes with a bank in the amounts of $245,000 and $150,000, respectively. The notes are payable in monthly installments of principal and interest in the amounts of $21,415 and $13,102, respectively, until paid in full with interest at a rate of 1/2% above the national prime lending rate (aggregate rate of 8.75% at December 31, 1996) and are secured by the equipment purchased as well as other specific drilling equipment owned by the Company. The balances of the two notes at December 31, 1996 are $205,000 and $138,000, respectively, all of which is due within one year. During 1997, all of these outstanding note balances were retired by DLB.

     The Company has a revolving line of credit agreement (the "credit agreement") with a bank. Credit availability is subject to a monthly borrowing base determination calculated as 75% of the Company's accounts receivable less than 90 days old, not to exceed $750,000. At December 31, 1996, no borrowings were outstanding under the revolving line of credit ($555,000 outstanding at June 30, 1996). The credit agreement, which expired November 3, 1997, provided for monthly interest payments, which accrued at a rate of 1/2 of 1% over the lender's national prime rate (aggregate rate of 8.75% at December 31, 1996). Outstanding advances and accrued interest are due in full upon expiration of the credit agreement. The credit agreement is secured by the Company's accounts receivable.

     During the year ended June 30, 1995, the Company acquired drilling and other equipment by issuing a note payable to the seller of the equipment. The $189,000 balance on the note at June 30, 1996 was paid by the Company during the six-month period ended December 31, 1996.

4. WORKERS' COMPENSATION

     The Company is covered by a workers' compensation insurance plan for its employees under which the Company is responsible for claims up to $100,000 per incident.

     At December 31, 1996 and June 30, 1996, the Company has an estimated net liability for accrued workers' compensation costs totaling $843,000 and $521,000 respectively. Under the plan, the Company is to reimburse the administrator for costs as the administrator pays those costs, normally over a five-year period. Accordingly, at both December 31, 1996 and June 30, 1996, $75,000 is classified as due after one year, in the accompanying balance sheets.

     Total workers' compensation costs incurred by the Company were $538,000 for the six-month period ended December 31, 1996 and $597,000 and $979,000 for the years ended June 30, 1996 and 1995, respectively, and were based on actual and estimated claims incurred. For the six-month period ended December 31, 1996 and the year ended June 30, 1996, workers' compensation expense was reduced by $38,000 and $48,000 ($0.09 and $0.11 per share, respectively) for changes in estimates of claims relating

THE ACQUISITION OF BONRAY DRILLING CORPORATION BY DLB WAS ACCOUNTED FOR USING THE PURCHASE METHOD OF ACCOUNTING. ACCORDINGLY, THE PURCHASE PRICE WAS "PUSHED-DOWN" AND RECORDED IN THE ACCOMPANYING FINANCIAL STATEMENTS WHICH AFFECTS THE COMPARABILITY OF THE SEPTEMBER 30, 1997 FINANCIAL POSITION, RESULTS OF OPERATIONS AND CASH FLOWS.

                          BONRAY DRILLING CORPORATION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

to prior fiscal years. Workers' compensation expense for the year ended June 30, 1995 was increased by $40,000 ($0.09 per share), for changes in the estimated costs of claims that occurred in prior fiscal years.

     The Company accrues losses for workers' compensation based on management's estimate of the expected cost of claims incurred. The estimates are based upon known information, historical experiences and consideration of risk reduction techniques, when applicable, such as stop loss insurance on individual claims. Due to uncertainties inherent in the estimation process, it is reasonably possible that these estimates will be revised in the near-term; however, management does not expect that such changes will be material to the financial position or results of operations of the Company.

5. MAJOR CUSTOMERS

     Contract drilling operations revenues include revenues from certain customers, which individually account for 10% or more of contract drilling operations revenues as follows (dollars in thousands):

                                                       YEAR ENDED                 SIX-MONTH
                                              -----------------------------     PERIOD ENDED
CUSTOMER                                      JUNE 30, 1995   JUNE 30, 1996   DECEMBER 31, 1996
--------                                      -------------   -------------   -----------------
  A.........................................     $  879          $3,333            $1,301
  B.........................................      2,561           1,881             1,166
  C.........................................         --              --               728
  D.........................................      2,082           1,042               721
  E.........................................         --              --               695
                                                 ------          ------            ------
                                                 $5,522          $6,256            $4,611
                                                 ======          ======            ======

6. SUBSEQUENT EVENTS

     On October 16, 1997, the Company was acquired by Bayard for 3,015,000 shares of common stock, par value $0.01 per share, of Bayard, subject to certain working capital adjustments.

7. CONTINGENCIES

     During the normal course of business, the Company enters into agreements and executes transactions that may result in a contingent liability to the Company. At September 30, 1997, management does not believe such contingencies would be material to the financial statements.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            NABORS INDUSTRIES, INC.,

                          NABORS ACQUISITION CORP. VII

                                      and

                       BAYARD DRILLING TECHNOLOGIES, INC.

                         Dated as of October 19, 1998,
                         as amended on January 15, 1999
                             and February 12, 1999

                              (COMPOSITE VERSION)

                               TABLE OF CONTENTS

ARTICLE I     THE MERGER..................................................    A-1
       1.1.   The Merger..................................................    A-1
       1.2.   Closing/Effective Time......................................    A-1
       1.3.   Effect of the Merger........................................    A-2
       1.4.   Certificate of Incorporation; Bylaws........................    A-2
       1.5.   Directors and Officers of Merger Sub........................    A-2
ARTICLE II    CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES..........    A-2
       2.1.   Conversion of Securities....................................    A-2
       2.2.   Exchange of Certificates....................................    A-3
       2.3.   Stock Transfer Books........................................    A-5
       2.4.   Dissenting Shares...........................................    A-5
       2.5.   Company Stock Options; Company Warrants.....................    A-5
ARTICLE III   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....    A-6
       3.1.   Organization, Qualification, Etc............................    A-6
       3.2.   Capital Stock...............................................    A-7
       3.3.   Corporate Authority Relative to this Agreement; No
              Violation...................................................    A-7
       3.4.   Reports and Financial Statements............................    A-8
       3.5.   No Undisclosed Liabilities..................................    A-8
       3.6.   No Violation of Law.........................................    A-9
       3.7.   Environmental Laws and Regulations..........................    A-9
       3.8.   No Undisclosed Employee Benefit Plan Liabilities or
              Severance Arrangements......................................    A-9
       3.9.   Absence of Certain Changes or Events........................    A-9
       3.10.  Litigation..................................................    A-9
       3.11.  Lack of Ownership of Company Common Stock...................   A-10
       3.12.  Tax Matters.................................................   A-10
       3.13.  Required Vote...............................................   A-11
       3.14.  Insurance...................................................   A-11
       3.15.  Intellectual Property.......................................   A-11
       3.16.  Material Contracts..........................................   A-11
       3.17.  Ownership of Merger Sub; No Prior Activities................   A-12
       3.18.  Brokers.....................................................   A-12
ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............   A-12
       4.1.   Organization, Qualification, Etc............................   A-12
       4.2.   Capital Stock...............................................   A-13
       4.3.   Corporate Authority Relative to this Agreement; No
              Violation...................................................   A-13
       4.4.   Reports and Financial Statements............................   A-14
       4.5.   No Undisclosed Liabilities..................................   A-15
       4.6.   No Violation of Law.........................................   A-15
       4.7.   Environmental Laws and Regulations..........................   A-15
       4.8.   No Undisclosed Employee Benefit Plan Liabilities or
              Severance Arrangements......................................   A-15
       4.9.   Absence of Certain Changes or Events........................   A-15
       4.10.  Litigation..................................................   A-16
       4.11.  Company Rights Plan.........................................   A-16
       4.12.  Lack of Ownership of Parent Common Stock....................   A-16
       4.13.  Tax Matters.................................................   A-16
       4.14.  Required Vote...............................................   A-17
       4.15.  Insurance...................................................   A-17

       4.16.  Intellectual Property.......................................   A-17
       4.17.  Material Contracts..........................................   A-18
       4.18.  Brokers.....................................................   A-19
       4.19.  Opinion of Financial Advisor................................   A-19
ARTICLE V     COVENANTS...................................................   A-19
       5.1.   Affirmative Covenants of the Company........................   A-19
       5.2.   Negative Covenants of the Company...........................   A-19
       5.3.   Negative Covenants of Parent................................   A-21
       5.4.   Access and Information......................................   A-21
       5.5.   Registration Rights.........................................   A-21
       5.6.   No Solicitation.............................................   A-22
       5.7.   Confidentiality.............................................   A-23
ARTICLE VI    ADDITIONAL AGREEMENTS.......................................   A-23
       6.1.   Special Meeting of Company Stockholders.....................   A-23
       6.2.   Registration Statement; Proxy Statement.....................   A-23
       6.3.   Appropriate Action; Consents; Filings.......................   A-25
       6.4.   Tax Treatment; Affiliates...................................   A-25
       6.5.   Public Announcements........................................   A-26
       6.6.   AMEX Listing................................................   A-26
       6.7.   Indemnification of Directors and Officers...................   A-26
       6.8.   Agreement to Defend.........................................   A-27
       6.9.   Obligations of Merger Sub...................................   A-27
       6.10.  Accounting for Merger.......................................   A-28
       6.11.  Executive Employment Agreement..............................   A-28
       6.12.  Takeover Statutes...........................................   A-28
       6.13.  Employee Matters............................................   A-28
       6.14.  Stockholder Agreements......................................   A-28
ARTICLE VII   CLOSING CONDITIONS..........................................   A-28
       7.1.   Conditions to Obligations of Each Party Under this
              Agreement...................................................   A-28
       7.2.   Additional Conditions to Obligations of Parent..............   A-29
       7.3.   Additional Conditions to Obligations of the Company.........   A-30
ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER...........................   A-30
       8.1.   Termination.................................................   A-30
       8.2.   Effect of Termination.......................................   A-31
       8.3.   Amendment...................................................   A-31
       8.4.   Waiver......................................................   A-32
       8.5.   Fees; Expenses and Other Payments...........................   A-32
ARTICLE IX    GENERAL PROVISIONS..........................................   A-32
       9.1.   Effectiveness of Representations, Warranties and
              Agreements..................................................   A-32
       9.2.   Notices.....................................................   A-33
       9.3.   Certain Definitions.........................................   A-33
       9.4.   Headings....................................................   A-34
       9.5.   Severability................................................   A-34
       9.6.   Entire Agreement............................................   A-34
       9.7.   Assignment..................................................   A-34
       9.8.   Parties in Interest.........................................   A-34
       9.9.   Failure or Indulgence Not Waiver; Remedies Cumulative.......   A-34
       9.10.  Governing Law...............................................   A-34
       9.11.  Jurisdiction................................................   A-35
       9.12.  Counterparts................................................   A-35

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER dated as of October 19, 1998 as amended on January 15, 1999 and February 12, 1999 (this "Agreement"), is entered into among NABORS INDUSTRIES, INC., a Delaware corporation ("Parent"), NABORS ACQUISITION CORP. VII, a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Parent, and BAYARD DRILLING TECHNOLOGIES, INC., a Delaware corporation (the "Company").

     WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), Merger Sub will merge with and into the Company (the "Merger");

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined the Merger to be advisable and in the best interests of their respective corporations and stockholders and to be consistent with, and in furtherance of, their respective business strategies and goals, and, by resolutions duly adopted, have approved and adopted this Agreement;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code;

     WHEREAS, as a condition of the willingness of Parent to enter into this Agreement, the Company and Parent will, simultaneously with the execution of this Agreement, enter into a stock option agreement (the "Company Stock Option Agreement", pursuant to which the Company will grant Parent the option (the "Company Option") to purchase shares of Company Common Stock (as defined in
Section 2.1(a)), upon the terms and subject to the conditions set forth therein; and

     WHEREAS, as a condition of the willingness of Parent to enter into this Agreement, certain stockholders of the Company will, simultaneously with the execution of this Agreement, enter into Stockholder Agreements with Parent, dated as of the date hereof (the "Stockholder Agreements"), which provide, among other things, that, subject to the terms and conditions thereof, such stockholders will vote their shares of Company Common Stock in favor of the Merger and approval and adoption of this Agreement and the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2. Closing/Effective Time. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Baker & McKenzie, Two Allen Center, Houston, Texas, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article VII shall be fulfilled or waived in accordance with this Agreement or (b) at such other time, date or place as Parent and the Company may agree. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date." As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing of the certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Delaware Law, or at such later time that the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

     1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4. Certificate of Incorporation; Bylaws. At the Effective Time, each of the Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company shall be amended and restated in its entirety to read as set forth in Exhibit 1.4A and Exhibit 1.4B, respectively, and as so amended shall be the Restated Certificate of Incorporation and Bylaws of the Surviving Corporation.

     1.5. Directors and Officers of Merger Sub. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Restated Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

          (a) Each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (excluding any treasury shares held by the Company or any of its Subsidiaries, shares held by Parent or any of its Subsidiaries and Dissenting Shares (as defined in Section 2.4)), shall be converted into the right to receive (i) 0.3375 fully paid, non-assessable shares of common stock (the "Exchange Ratio"), par value $.10 per share, of Parent ("Parent Common Stock") and (ii) $0.30 in cash (the "Cash Consideration").

          (b) If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or if a "Flip-In Event" or "Flip-Over Event" (each as defined under the Company Rights Plan (as defined in Section 4.2)) shall have occurred under the Company Rights Plan, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or event.

          (c) All such shares of Company Common Stock shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.2(b)). The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by law. Such certificates previously evidencing shares of Company Common Stock shall be exchanged for certificates evidencing whole shares of Parent Common Stock and payment of the Cash

     Consideration in accordance with the allocation procedures of this Section
     2.1 upon the surrender of such certificates in accordance with the provisions of Section 2.2, without interest. No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

          (d) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (e) Each share of common stock, par value $.10 per share, of Merger Sub issued and outstanding at the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

     2.2. Exchange of Certificates.

          (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with First Chicago Trust Company of New York or such other bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II through the Exchange Agent (i) certificates evidencing such number of whole shares of Parent Common Stock equal to the Exchange Ratio multiplied by the number of shares of Company Common Stock outstanding (other than (x) shares described in Section 2.1(d) and (y) Dissenting Shares), (ii) an amount in cash equal to the Cash Consideration multiplied by the number of shares of Company Common Stock outstanding (other than (x) shares described in Section 2.1(d) and (y) Dissenting Shares) and (iii) additional cash in consideration of fractional shares as provided in
     Section 2.2(e) (such Parent Common Stock and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock and cash out of the Exchange Fund. Except as contemplated by Section 2.2(e) and (f) hereof, the Exchange Fund shall not be used for any other purpose.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange (A) an amount in cash and certificates evidencing that number of whole shares of Parent Common Stock, which such holder has the right to receive in respect of the shares of Company Common Stock formerly evidenced by such Certificate in accordance with Section 2.1, and (B) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) (such shares of Parent Common Stock and cash being collectively, the "Merger Consideration"), and the Certificate so surrendered shall be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of Parent Common Stock may be issued in accordance with this Article II to a transferee if the Certificate evidencing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate (other than Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger

     Consideration. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of the persons entitled thereto.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate, at which time, subject to the effect of applicable laws, there shall be issued to the holder (i) certificates evidencing whole shares of Parent Common Stock issued in exchange therefor, the amount of cash payable with respect to the Cash Consideration and the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time then paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions (without interest thereon), with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock. No interest shall be paid on any such amounts.

          (d) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued and cash paid upon conversion of the shares of Company Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

          (e) No Fractional Shares.

             (i) No certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

             (ii) Each holder of a Certificate having a fractional interest arising upon the conversion of such Certificate shall, at the time of surrender of the Certificate, be paid by the Exchange Agent an amount in cash equal to the value of such fractional interest based on the average closing price per share of Parent Common Stock as reported by The Wall Street Journal (Northeast edition) for the ten consecutive trading days ending on and including the fifth trading day prior to the Closing Date, appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions. No interest shall be paid on any such amounts. All fractional shares to which a single record holder would be entitled shall be aggregated.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not then complied with this Article II shall thereafter look only to Parent for the Merger Consideration to which they are entitled.

          (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any shares of Parent Common Stock or cash (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, the Cash Consideration and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock as provided above, deliverable in respect thereof pursuant to this Agreement.

     2.3. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be canceled and exchanged for the Merger Consideration.

     2.4. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have properly exercised appraisal rights with respect thereto under Section 262 of Delaware Law (the "Dissenting Shares") shall not be converted into the right to receive the consideration therefor specified in Section 2.1, but the holders of Dissenting Shares shall be entitled to receive such payment as shall be determined pursuant to Section 262 of Delaware Law; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose the right to appraisal and payment under Delaware Law, each such holder's shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the consideration therefor specified in
Section 2.1, without any interest thereon, as provided in Section 2.2, and such shares shall no longer be Dissenting Shares.

     2.5. Company Stock Options; Company Warrants.

          (a) At the Effective Time each outstanding Company Stock Option (as defined in Section 4.2) to purchase shares of Company Common Stock, by virtue of the Merger and without further action on the part of the Company or the holder of any Company Stock Option, shall be converted into an option to purchase Parent Common Stock ("Parent Stock Option") exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock covered by Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio rounded up to the nearest whole number of shares of Parent Common Stock, and the per share exercise price for the shares of Parent Common Stock issuable upon the exercise of such Parent Stock Options shall be equal to the quotient determined by dividing (i) the amount obtained by subtracting (A) the Cash Consideration from (B) the exercise price per share of Company Common Stock specified for such Company Stock Option under the applicable Company Stock Option plan or agreement immediately prior to the Effective Time, by (ii) the Exchange Ratio (rounding the resulting exercise price up to the nearest whole cent). The date of grant of the Parent Stock Option shall be the date on which Company Stock Option was originally granted. Parent shall reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of Parent Stock Options pursuant to this Section 2.5. The Parent Stock Options granted pursuant hereto shall have the same schedule of vesting and same period for exercise as applies to Company Stock Options granted prior to the date of this Agreement; provided, however, that, with respect to the employee holders of Company Stock Options identified in Section 4.2, paragraph 1 of the Company Disclosure Schedule (as defined in the first clause of Article IV) who are still employed by the Company immediately prior to the Effective Time, should such an employee holder be terminated by the Surviving Corporation without cause during the one-year period immediately following the Effective Time, then the number of Parent Stock Options received by such employee holder in exchange for such employee holder's Company Stock Options in accordance with this Section 2.5(a) shall immediately and fully vest upon such termination. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor form), or another appropriate form with respect to the shares of Parent Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such options remain outstanding. Except as otherwise expressly provided herein, the Parent Stock Options shall be subject to the terms and conditions of Parent's 1998 Employee Stock Option Plan or a similar plan, and except as otherwise contemplated by Parent and consistent with this
     Section 2.5(a), the form of stock option agreement shall be Parent's standard form as in effect on the date hereof. If Parent requests, Parent and the Company will negotiate in good faith to modify this Section 2.5(a) so that, in lieu of converting Company Stock Options into Parent Stock Options, Parent will adopt the Company Stock Option plans, subject to the changes in the terms of the Company Stock Options described above.

          (b) The Company shall (i) take all necessary action pursuant to the Company's stock option plans or otherwise and (ii) to the extent necessary under the terms of the applicable stock option plans and agreements, shall use its best reasonable efforts to cause the holders of Company Stock Options to execute any documents necessary, in each case, to effectuate the provisions of this Section 2.5.

          (c) At the Effective Time each outstanding Company Warrant (as defined in Section 4.2) to purchase shares of Company Common Stock, by virtue of the Merger and without further action on the part of the Company or the holder of any Company Warrant, shall remain outstanding on the same terms as in effect immediately prior to the Effective Time, but shall thereafter only be exercisable for (i) that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock covered by the Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio rounded up to the nearest whole number of shares of Parent Common Stock, and (ii) that amount of cash equal to the product of the number of shares of Company Common Stock covered by the Company Warrant immediately prior to the Effective Time multiplied by the Cash Consideration. Parent shall reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of the Company Warrants pursuant to this Section 2.5.

          (d) The Company shall (i) take all necessary action pursuant to the Company's warrant agreements or otherwise and (ii) to the extent necessary under the terms of the applicable Company Warrants, shall use its best reasonable efforts to cause the holders of Company Warrants to execute any documents necessary, in each case, to effectuate the provisions of this
     Section 2.5.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except as set forth on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), each of Parent and Merger Sub jointly and severally represents and warrants to the Company that:

     3.1. Organization, Qualification, Etc. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Parent. As used in this Agreement, any reference to a state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to Parent or the Company, as the case may be, means (except as provided in the immediately following sentence) a state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of the applicable entity and its Subsidiaries (as defined in Section 9.3(g)), taken as a whole, except for any such state of facts, events, changes or effects that are attributable to changes or developments in general economic conditions or the oil and gas or contract drilling industries in general. In addition, it is expressly understood and agreed that a Material Adverse Effect shall not be deemed to include (A) any state of facts, events, changes or effects, or any anticipated state of facts, events, changes or effects (including, but not limited to, any estimated or anticipated operating losses or other adverse operating results), which prior to or on

February 12, 1999 have been disclosed to or are known by the Company (in the case of any state of facts, events, changes or effects affecting the Parent) or the Parent (in the case of any state of facts, events, changes or effects affecting the Company) or (B) any state of facts, events, changes or effects which do not cause or are not reasonably expected to cause or result in actual monetary loss which exceeds $75.0 million (in the case of Parent), or $7.5 million (in the case of the Company). The copies of Parent's Restated Certificate of Incorporation and By-laws which have been delivered to the Company are complete and correct and in full force and effect on the date hereof. Each of Parent's Significant Subsidiaries (as defined in Section 9.3(f)) is a corporation duly organized, validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is (if applicable) in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing (if applicable) would not, individually or in the aggregate, have a Material Adverse Effect on Parent. All the outstanding shares of capital stock of, or other ownership interests in, Parent's Significant Subsidiaries are validly issued, fully paid and non-assessable and are owned by Parent, directly or indirectly, free and clear of all liens, claims, charges or encumbrances, except for restrictions contained in credit agreements and similar instruments to which Parent is a party under which no event of default has occurred or arisen. There are no existing options, rights of first refusal, preemptive rights, calls or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Significant Subsidiary of Parent.

     3.2. Capital Stock. The authorized stock of Parent consists of 200,000,000 shares of common stock, par value $.10 per share ("Parent Common Stock"), 10,000,000 shares of preferred stock, par value $.10 per share ("Parent Preferred Stock"), and 8,000,000 shares of Class B Stock, par value $.10 per share ("Parent Class B Stock"). As of August 4, 1998, 100,860,903 shares of Parent Common Stock were issued and outstanding and no shares of Parent Preferred Stock or Parent Class B Stock were issued or outstanding. All the outstanding shares of Parent Common Stock have been validly issued and are fully paid and non-assessable. As of August 4, 1998, there were no outstanding subscriptions, convertible or exchangeable securities, options, warrants, calls, rights or other arrangements or commitments obligating Parent to issue, deliver or sell any shares of its capital stock or debt securities, or any securities of any kind convertible into its capital stock, or obligating Parent to grant, extend or enter into any such subscription, option, warrant, call, right or other arrangement or commitment other than: (a) options and other rights to receive or acquire 21,155,747 shares of Parent Common Stock granted on or prior to August 4, 1998, pursuant to employee incentive or benefit plans, programs and arrangements and non-employee director plans; (b) warrants to purchase 200,000 shares of Parent Common Stock issued to the former stockholders of an acquired entity; and (c) rights to acquire shares of Parent Common Stock upon conversion of Parent's 5% Convertible Subordinated Notes due May 15, 2006. Except for the issuance of shares of Parent Common Stock pursuant to the options and other rights referred to in clauses 3.2(a), (b) and (c), since August 4, 1998, no shares of Parent Common Stock, Parent Preferred Stock or Parent Class B Stock have been issued and no options, warrants or other securities convertible into shares of capital stock of Parent have been issued or granted. The shares of Parent Common Stock to be issued as consideration in the Merger are duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. Parent has not granted any registration rights with respect to its securities that are currently exercisable.

     3.3. Corporate Authority Relative to this Agreement; No Violation. Parent has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize the consummation of the transactions contemplated hereby. The Boards of Directors of Parent and Merger Sub have determined that the transactions contemplated by this Agreement are in the best interests of such entities and their respective stockholders. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding agreement of the Company, this Agreement constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against them in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Neither Parent nor Merger Sub is subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or carrying out the transactions contemplated by this Agreement, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Other than in connection with or in compliance with the provisions of Delaware Law, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"),
Section 4043 of ERISA (as defined in Section 3.8) and the securities or blue sky laws of the various states (collectively, the "Parent Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by Parent of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on Parent or substantially impair or delay the consummation of the transactions contemplated hereby.

     3.4. Reports and Financial Statements. Parent has previously furnished to the Company true and complete copies of: (a) Parent's Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for each of the years ended September 30, 1995 through 1997; (b) Parent's Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended December 31, 1997, March 31, 1998 and June 30, 1998; (c) each definitive proxy statement filed by Parent with the SEC since September 30, 1995; (d) each final prospectus filed by Parent with the SEC since September 30, 1995, except any final prospectus on Form S-8; and (e) all Current Reports on Form 8-K filed by Parent with the SEC since October 1, 1997. As of their respective dates, such reports, proxy statements and prospectuses (collectively, the "Parent SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Report has been revised or superseded by a later filed Parent SEC Report, none of the Parent SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Parent SEC Reports (including any related notes and schedules) have been prepared in accordance with and fairly present the financial position of Parent and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except (i) as otherwise disclosed in the notes thereto, (ii) in the case of unaudited interim financial statements, such differences in presentation or omissions as are permitted by Rule 10-01 of Regulation S-X promulgated by the SEC and (iii) the unaudited interim financial statements do not contain all notes required by
GAAP). Since October 1, 1996, Parent has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

     3.5. No Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except (a) liabilities or obligations reflected in the Parent SEC Reports filed after September 30, 1997 but prior to the date hereof ("Parent Filed SEC Reports"), (b) liabilities and obligations incurred under this Agreement and fees and expenses related thereto, (c) liabilities and obligations incurred in the ordinary course of business after June 30, 1998 and (d) liabilities or obligations which are not reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on Parent.

     3.6. No Violation of Law. The businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 3.6 with respect to Environmental Laws (as defined in Section 3.7)) except (a) as described in the Parent Filed SEC Reports and (b) for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     3.7. Environmental Laws and Regulations. Except as described in the Parent Filed SEC Reports, (a) Parent and each of its Subsidiaries is in compliance with all applicable international, federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by Parent and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (b) neither Parent nor any of its Subsidiaries has received written notice of, or, to the knowledge of Parent, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any Person asserting an obligation to conduct investigations or clean-up activities under Environmental Law or alleging liability under or noncompliance with any Environmental Law (collectively, "Environmental Claims") which would, individually or in the aggregate, have a Material Adverse Effect on Parent; and (c) to the knowledge of Parent, there are no facts, circumstances or conditions in connection with the operation of its business or any currently or formerly owned, leased or operated facilities that are reasonably likely to lead to any such Environmental Claims in the future, except for any such Environmental Claims which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     3.8. No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements. Except as described in the Parent Filed SEC Reports, all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by Parent or its Subsidiaries are in compliance with all applicable provisions of ERISA and the Code, and Parent and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether accrued, contingent or otherwise, except (a) as described in the Parent Filed SEC Reports, and (b) for instances of noncompliance or liabilities or obligations that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. No employee of Parent will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any employee incentive or benefit plan, program or other arrangement as a result of the transactions contemplated by this Agreement.

     3.9. Absence of Certain Changes or Events. Other than as disclosed in the Parent Filed SEC Reports, since October 1, 1997 the businesses of Parent and its Subsidiaries have been conducted in all material respects in the ordinary course consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would have, a Material Adverse Effect on Parent.

     3.10. Litigation. Except as described in the Parent Filed SEC Reports, there are no actions, suits or proceedings pending (or, to Parent's knowledge, threatened) against or affecting Parent or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign governmental body or authority, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent. On or before October 31, 1998, Parent will provide to the Company a complete list of all pending or threatened actions, suits or proceedings involving amounts in excess of $250,000.

     3.11. Lack of Ownership of Company Common Stock. Except for the Company Option, neither Parent nor any of its Subsidiaries owns any shares of Company Common Stock or other securities convertible into shares of Company Common Stock.

     3.12. Tax Matters.

          (a) All federal, state, local and foreign Tax Returns (as defined in Section 3.12(d)) required to be filed by or on behalf of Parent, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Parent or any of its Subsidiaries (i) is a member (a "Current Parent Group") or (ii) has been a member within six years prior to the date hereof but is not currently a member, but only insofar as any such Tax (as defined in Section 3.12(d)) relates to a taxable period ending on a date within the last six years (a "Past Parent Group", and together with Current Parent Groups, a "Parent Affiliated Group") have been timely filed, and all returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Material Adverse Effect on Parent (it being understood that the representations made in this Section 3.12, to the extent that they relate to Past Parent Groups, or to any Subsidiary of Parent for periods prior to the time such Subsidiary was acquired by Parent, are made to the knowledge of Parent). All Tax Returns include any required disclosure of all positions taken therein that could give rise to a substantial underpayment penalty within Section 6662 of the Code or similar provision of state, local, foreign or other law. All Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Affiliated Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on Parent. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on Parent. All assessments for Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. As soon as practicable after the public announcement of the execution of this Agreement, Parent will provide the Company with written schedules of (i) the taxable years of Parent for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Parent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

          (b) None of Parent nor any of its Subsidiaries knows of any fact or has taken any action that could reasonably be expected to prevent the Merger from constituting transactions described in Section 368(a) of the Code.

          (c) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Parent or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation
     Section 1.280G-1) under any employee benefit plan or other compensation arrangement currently in effect would not be characterized as an "excess parachute payment" or a "parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code).

          (d) For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     3.13. Required Vote. No vote of the stockholders of Parent is required by law, the charter or by-laws of Parent or otherwise in order to consummate the Merger and the transactions contemplated hereby.

     3.14. Insurance. The Parent Disclosure Schedule sets forth all material policies of insurance or programs of self-insurance by which Parent or any of its Subsidiaries or any of their respective properties or assets are covered against present losses, all of which are now in full force and effect. Parent agrees to maintain such policies (or policies of substantially the same nature) in full force and effect at all times until the Effective Time. On or before October 31, 1998, Parent will provide the Company a schedule which shall set forth for the current policy year and each of the preceding five policy years
(i) a summary of the loss experience under each policy; (ii) a statement describing each claim under an insurance policy which sets forth the name of the claimant, a description of the policy, and the amount and a brief description of the claim; and (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims. Neither Parent nor any of its Subsidiaries have received any refusal of coverage or any notice that a defense will be afforded with reservation of rights.

     3.15. Intellectual Property. Parent and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective business as currently being conducted, except where the failure to own or possess such licenses and other rights would not have, individually or in the aggregate, a Material Adverse Effect on Parent, and there are no assertions or claims challenging the validity of any of the foregoing which are likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. The conduct of Parent's and its Subsidiaries' businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. The systems, processes, and computer software and hardware used, operated, sold or licensed by Parent or its Subsidiaries that is material to its business or its internal operations is capable of providing or is being or will be adapted, or is capable of being replaced, to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality as such systems, processes, software and hardware records, stores, processes and presents such calendar dates falling on or before December 31, 1999, except as would not have a Material Adverse Effect on Parent. The costs of the adaptations and replacements referred to in the prior sentence will not have a Material Adverse Effect on Parent.

     3.16. Material Contracts. The Parent Disclosure Schedule lists the following contracts and other agreements to which Parent or any of its Subsidiaries is a party (other than intercompany arrangements) as of the date hereof (collectively, the "Parent Contracts"):

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments in excess of $5,000,000 per annum and a term of more than one year;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which has a term more than six months, and involves consideration in excess of $5,000,000.

          (c) any partnership or joint venture agreement;

          (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000,000, or under which it has imposed a lien, security interest or other encumbrance on any of its assets, tangible or intangible, to secure such indebtedness or obligations;

          (e) any agreement which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, is conducted;

          (f) any agreement with any of the stockholders of Parent and their affiliates relating to the voting, transfer or disposition of Parent's securities;

          (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other material plan or arrangement (including any employee benefit plan) for the benefit of its current or former directors, officers and employees;

          (h) any collective bargaining agreement;

          (i) all turnkey and footage drilling contracts and all daywork drilling contracts for amounts in excess of $2,000,000 or that are not terminable or subject to completion within 90 days;

          (j) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on Parent; or

          (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000,000 other than agreements entered into in the ordinary course.

Except as disclosed in the Parent Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole. Neither Parent nor any of its Subsidiaries is in violation or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause a violation or default under) any Parent Contract, other than such violations or defaults as would not have a Material Adverse Effect on Parent. To the knowledge of Parent, none of the other parties to the Parent Contracts are in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause a violation or default under) any Parent Contract, other than such violations or defaults as would not have a Material Adverse Effect on Parent.

     3.17. Ownership of Merger Sub; No Prior Activities. Merger Sub is a direct, wholly owned subsidiary of Parent. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     3.18. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule" and together with the Parent Disclosure Schedule, the "Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub that:

     4.1. Organization, Qualification, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The copies of the Company's Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws which have been delivered to Parent are complete and correct and in full force and effect on the date hereof. Each of the Company's Significant Subsidiaries is duly organized, validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is (if applicable) in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or (if applicable) in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of, or other ownership interests in, the Company's Significant Subsidiaries are validly issued, fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of all liens, claims, charges or encumbrances, except for restrictions contained in credit agreements and similar instruments to which the Company is a party under which no event of default has occurred or arisen. There are no existing options, rights of first refusal, preemptive rights, calls or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Significant Subsidiary of the Company.

     4.2. Capital Stock. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, and 20,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"), of which 1,000,000 shares have been designated as Series A Junior Participating Preferred Stock ("Company Series A Preferred Stock"). As of August 21, 1998, 18,193,945 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding, and no shares of Company Common Stock were held in the Company's treasury. All the outstanding shares of Company Common Stock have been validly issued and are fully paid and nonassessable. As of August 21, 1998, there were no outstanding subscriptions, convertible or exchangeable securities, options, warrants, or other rights, arrangements or commitments obligating the Company to issue, deliver or sell any shares of its capital stock or debt securities, or any securities of any kind convertible into its capital stock, or obligating the Company to grant, extend or enter into any such subscription, option, warrant, or other right, arrangement or commitment, other than: (a) rights ("Company Rights") to acquire shares of the Company Series A Preferred Stock pursuant to the Rights Agreement, dated as of August 21, 1998, between the Company and Norwest Bank Minnesota, N.A. (the "Company Rights Plan"); (b) options and other similar rights (the "Company Stock Options") to receive or acquire 1,296,600 shares of the Company Common Stock granted on or prior to August 21, 1998, pursuant to employee incentive or benefit plans, programs and arrangements and nonemployee director plans; and (c) warrants to purchase an aggregate of 397,000 shares of Company Common Stock (the "Company Warrants"). Except for the issuance of shares of the Company Common Stock pursuant to the options, warrants and other rights referred to in clauses 4.2(a), (b) and (c), since August 21, 1998, no shares of Company Common Stock or Company Preferred Stock have been issued and no options, warrants or other securities convertible into shares of capital stock of the Company have been issued or granted. Section 4.2 of the Company Disclosure Schedule sets forth a true and complete list of all Company Stock Options and Company Warrants, showing for each holder the number and type of Company Stock Options and Company Warrants held, the exercise prices thereof, and the dates of grant, expiration and vesting thereof. The Company has made available to Parent complete and correct copies of all agreements evidencing the Company Stock Options and Company Warrants. The Company has not granted any registration rights with respect to its securities that are currently exercisable.

     4.3. Corporate Authority Relative to this Agreement; No Violation. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Company Stock Option Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company and, except for the adoption of this Agreement by its stockholders, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby and thereby. The Board of Directors of the Company has taken all appropriate action so that none of the Company, Parent or Merger Sub will be subject to the limitations on "business combinations" set forth in Section 203 of Delaware Law by virtue of (a) the Company, Parent and Merger Sub entering into this Agreement, (b) the Company and Parent entering into the Company Stock Option Agreement, (c) Parent and the parties thereto entering into the Stockholder Agreements and (d) the consummation by the parties to the agreements referred to in clauses (a), (b) and (c) of the transactions contemplated hereby and thereby. The Board of Directors of the Company has determined that the transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders and to recommend to such stockholders that they adopt this Agreement. Neither the Company nor any affiliate or associate of the Company has, at any time during the last three years, owned in excess of 15% of the Parent Common Stock. This Agreement and the Company Stock Option Agreement have been duly and validly executed and delivered by the Company and, assuming this Agreement and the Company Stock Option Agreement, as applicable, constitutes a valid and binding agreement of the other parties hereto and thereto, this Agreement and the Company Stock Option Agreement constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The Company is not subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or, subject to the adoption of this Agreement by its stockholders, carrying out the transactions contemplated by this Agreement and the Company Stock Option Agreement, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Other than in connection with or in compliance with the provisions of Delaware Law, the Securities Act, the Exchange Act, the HSR Act, Section 4043 of ERISA and the securities or blue sky laws of the various states (collectively, the "Company Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or substantially impair or delay the consummation of the transactions contemplated hereby.

     4.4. Reports and Financial Statements. The Company has previously furnished to Parent true and complete copies of: (a) the Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 1997; (b) the Company's Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 1998 and June 30, 1998; (c) the definitive proxy statement filed by the Company on April 13, 1998; (d) each final prospectus filed by the Company with the SEC since November 1, 1997, except any final prospectus on Form S-8; and (e) all Current Reports on Form 8-K filed by the Company with the SEC since January 1, 1998. As of their respective dates, such reports, proxy statements and prospectuses (collectively, "Company SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Report has been revised or superseded by a later filed Company SEC Report, none of Company SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Company SEC Reports (including any related notes and schedules) have been prepared in accordance with and fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except (i) as otherwise disclosed in the notes thereto, (ii) in the case of unaudited interim financial statements, such differences in presentation or omissions as are permitted by Rule 10-01 of Regulation S-X promulgated by the SEC and (iii) the unaudited interim financial statements do not contain all notes required by GAAP). Since November 4, 1997, the Company has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

     4.5. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except (a) liabilities or obligations reflected in Company SEC Reports filed after December 31, 1997 but prior to the date hereof ("Company Filed SEC Reports"), (b) liabilities and obligations incurred under this Agreement and fees and expenses related thereto,
(c) liabilities and obligations incurred in the ordinary course of business after June 30, 1998 and (d) liabilities or obligations which are not reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

     4.6. No Violation of Law. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 4.6 with respect to Environmental Laws) except (a) as described in the Company Filed SEC Reports and
(b) for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     4.7. Environmental Laws and Regulations. Except as described in the Company Filed SEC Reports, (a) the Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (b) neither the Company nor any of its Subsidiaries has received written notice of, or, to the knowledge of the Company, is the subject of, any Environmental Claims which would, individually or in the aggregate, have a Material Adverse Effect on the Company; and (c) to the knowledge of the Company, there are no facts, circumstances or conditions in connection with the operation of its business or any currently or formerly owned, leased or operated facilities that are reasonably likely to lead to any such Environmental Claims in the future, except for any such Environmental Claims which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     4.8. No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements. Except as described in the Company Filed SEC Reports, all "employee benefit plans," as defined in Section 3(3) of ERISA, maintained or contributed to by the Company or its Subsidiaries are in compliance with all applicable provisions of ERISA and the Code, and the Company and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether accrued, contingent or otherwise, except (a) as described in the Company Filed SEC Reports and (b) for instances of non-compliance or liabilities or obligations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No employee of the Company will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any employee incentive or benefit plan, program or arrangement as a result of the transactions contemplated by this Agreement.

     4.9. Absence of Certain Changes or Events. Other than as disclosed in the Company Filed SEC Reports, since January 1, 1998 the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would have, a Material Adverse Effect on the Company.

     4.10. Litigation. Except as described in the Company Filed SEC Reports or previously disclosed in writing to Parent, there are no actions, suits or proceedings pending (or, to the Company's knowledge, threatened) against or affecting the Company or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign governmental body or authority which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company. On or before October 31, 1998, the Company will provide to Parent a complete list of all pending or threatened actions, suits or proceedings involving amounts in excess of $250,000.

     4.11. Company Rights Plan. Under the terms of the Company Rights Plan, as amended prior to the execution of this Agreement, the execution and delivery of this Agreement, the Company Stock Option Agreement and the Stockholder Agreements, the performance of the transactions contemplated by this Agreement or such other agreements in accordance with the terms hereof and thereof will not (except to the extent caused by Parent's becoming the beneficial owner of any Company Common Stock other than in accordance with this Agreement, the Company Stock Option Agreement or the Stockholder Agreements) cause (i) Company Rights to become exercisable under the Company Rights Plan or (ii) a "Distribution Date", "Stock Acquisition Date", "Flip-In Trigger Date", "Flip-In Event" or "Flip-Over Event" (as such terms are defined in the Company Rights
Plan) to occur upon the consummation of any such transactions. In addition, the Company Rights Plan has been amended so that the Company Rights will expire immediately prior to the Effective Time.

     4.12. Lack of Ownership of Parent Common Stock. Neither the Company nor any of its Subsidiaries owns any shares of Parent Common Stock or other securities convertible into shares of Parent Common Stock.

     4.13. Tax Matters.

          (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries (i) is a member (a "Current Company Group") or (ii) has been a member within six years prior to the date hereof but is not currently a member, but only insofar as any such Tax relates to a taxable period ending on a date within the last six years (a "Past Company Group" and together with Current Company Groups, a "Company Affiliated Group") and Anadarko Drilling Company have been timely filed, and all returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Material Adverse Effect on the Company (it being understood that the representations made in this Section 4.13, to the extent that they relate to Past Company Groups and Anadarko Drilling Company, or to any Subsidiary of the Company for periods prior to the time such Subsidiary was acquired by the Company, are made to the knowledge of the Company). All Tax Returns include any required disclosure of all positions taken therein that could give rise to a substantial underpayment penalty within Section 6662 of the Code or similar provision of state, local, foreign or other law. All Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group and Anadarko Drilling Company have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on the Company. All assessments for Taxes due and owing by the Company, any Subsidiary of the Company or any Company consolidated group with respect to completed and settled examinations or concluded litigation have been paid. As soon as practicable after the public announcement of the execution of this Agreement, the Company will provide Parent with written schedules of (i) the taxable years of the Company for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. The Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary is (nor has it ever been) a party to any tax sharing agreement and has not assumed the tax liability of any other person under a contract; has ever filed a consent under Section 341(f) of the Code; is required to make any adjustment under Section 481(a) of the Code for any tax year ending after the Effective Time by reason of a change in method of accounting or otherwise; or is required to make a payment with respect to the remuneration of an employee which would result in non-deductible expense pursuant to Section 162(m) of the Code. Neither the Company nor any Subsidiary is (nor has it ever been) a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii).

          (b) None of the Company nor any of its Subsidiaries knows of any fact or has taken any action that could reasonably be expected to prevent the Merger from constituting transactions described in Sections 368(a) of the Code.

          (c) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation
     Section 1.280G-1) under any employee benefit plan or other compensation arrangement currently in effect would not be characterized as an "excess parachute payment" or a "parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code).

     4.14. Required Vote. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock (the "Company Stockholder Approval") is required to adopt the Merger Agreement. No other vote of the stockholders of the Company is required by law, the charter or by-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and by the Company Stock Option Agreement.

     4.15. Insurance. The Company Disclosure Schedule sets forth all material policies of insurance or programs of self-insurance by which the Company or any of its Subsidiaries or any of their respective properties or assets are covered against present losses, all of which are now in full force and effect. The Company agrees to maintain such policies (or policies of substantially the same nature) in full force and effect at all times until the Effective Time. On or before October 31, 1998, the Company will provide Parent a schedule which shall set forth for the current policy year and each other policy year since November 1996 (i) a summary of the loss experience under each policy; (ii) a statement describing each claim under an insurance policy; and (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims. Neither the Company nor any of its Subsidiaries have received any refusal of coverage or any notice that a defense will be afforded with reservation of rights.

     4.16. Intellectual Property. The Company and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective business as currently being conducted, except where the failure to own or possess such licenses and other rights would not have, individually or in the aggregate, a Material Adverse Effect on the Company, and there are no assertions or claims challenging the validity of any of the foregoing which are likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. The conduct of the Company's and its Subsidiaries' businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. The systems, processes, and computer software and hardware used, operated, sold or licensed by the Company or its Subsidiaries that is material to its business or its internal operations is capable of providing or is being or will be adapted, or is capable of being replaced, to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality as such systems, processes, software and hardware records, stores, processes and presents such calendar dates falling on or before December 31, 1999, except as would not have a Material Adverse Effect on the Company. The costs of the adaptations and replacements referred to in the prior sentence will not have a Material Adverse Effect on the Company.

     4.17. Material Contracts. The Company Disclosure Schedule lists the following contracts and other agreements to which the Company or any of its Subsidiaries is a party (other than intercompany arrangements) as of the date hereof (collectively, the "Company Contracts"):

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments in excess of $500,000 per annum and a term of more than one year;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which has a term more than six months, and involves consideration in excess of $500,000;

          (c) any partnership or joint venture agreement;

          (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $500,000, or under which it has imposed a lien, security interest or other encumbrance on any of its assets, tangible or intangible, to secure such indebtedness or obligations;

          (e) any agreement which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, is conducted;

          (f) any agreement with any of the stockholders of the Company and their affiliates relating to the voting, transfer or disposition of the Company's securities;

          (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement (including any employee benefit plan) for the benefit of its current or former directors, officers, and employees;

          (h) any collective bargaining agreement;

          (i) all turnkey and footage drilling contracts and all daywork drilling contracts for amounts in excess of $2,000,000 or that are not terminable or subject to completion within 90 days;

          (j) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the Company; or

          (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $500,000, other than agreements entered into in the ordinary course.

Except as disclosed in the Company Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is in violation or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause a violation or default under) any Company Contract, other than such violations or defaults as would not have a Material Adverse Effect on the Company. To the knowledge of the Company, none of the other parties to the Company Contracts are in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause a violation or default under) any Company Contract, other than such violations or defaults as would not have a Material Adverse Effect on the Company.

     4.18 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     4.19 Opinion of Financial Advisor. The Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation (a copy of which has been delivered to Parent) to the effect that the consideration to be received in the Merger is fair to the holders of Company Common Stock from a financial point of view.

                                   ARTICLE V

                                   COVENANTS

     5.1. Affirmative Covenants of the Company. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, the Company will and will cause its Subsidiaries to:

          (a) operate its business only in the usual and ordinary course consistent with past practices.

          (b) use its commercially reasonable efforts to preserve substantially intact its business organizations, maintain its rights and franchises, retain the services of its officers and key employees and maintain its material relationships with its customers and suppliers.

          (c) use its commercially reasonable efforts to maintain and keep its properties and assets in as good repair and condition in all material respects as at present, ordinary wear and tear excepted.

          (d) use its commercially reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained; provided, however, that, in the event the Company deems it necessary to take certain actions that would otherwise be proscribed by clauses 5.1(a) through (c), the Company shall consult with Parent and Parent shall consider in good faith the Company's request to take such actions and not unreasonably withhold its consent.

     5.2. Negative Covenants of the Company. Except as expressly contemplated by this Agreement, as set forth in the Company Disclosure Schedule or otherwise consented to in writing by Parent, from the date of this Agreement until the Effective Time, the Company will not directly or indirectly, and will not permit any of its Subsidiaries to directly or indirectly, do any of the following:

          (a) (i) increase the compensation payable to, or to become payable to, any director or executive officer; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of the Company or its Subsidiaries as in effect on the date of this Agreement) to, or enter into any employment or severance agreement with, any director, officer or employee; or (iii) establish, adopt, enter into or amend any employee benefit plan or arrangement except as may be required by applicable law.

          (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a Subsidiary of the Company to the Company or another Subsidiary of the Company.

          (c) (i) redeem, purchase or otherwise acquire any shares of its or any of its Subsidiaries' capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its or its Subsidiaries' capital stock including, but not limited to, options, warrants and other rights to acquire securities (other than any such acquisition directly from any wholly owned Subsidiary of the Company in exchange for capital contributions or loans to such Subsidiary), (ii) effect any recapitalization; or (iii) split, combine or reclassify any of its or its respective Subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its respective Subsidiaries' capital stock.

          (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges or other encumbrances) of, any shares of any class of its or its Subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any other shares, or any rights, warrants or options to acquire, any such shares (except for the issuance of shares upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their terms or issuances by any Subsidiary of the Company to the Company or any other Subsidiary of the Company); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof (including, without limitation, declaring a "change of control" or similar event thereunder); or (iii) take any action to accelerate the vesting of any Company Stock Options.

          (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest valued in excess of $1 million or portion of the assets (for a purchase price in excess of $1 million) of, or by any other manner, any corporation, partnership, association or other business, organization or division (other than a wholly owned Subsidiary) thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice) which are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.

          (f) other than (i) dispositions or proposed dispositions set forth on the Company Disclosure Schedule, (ii) as may be necessary or required by law to consummate the transactions contemplated hereby or (iii) dispositions in the ordinary course of business consistent with past practice not to exceed $50,000 individually or $250,000 in the aggregate, sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of the Company's Significant Subsidiaries.

          (g) propose or adopt any amendments to its Restated Certificate of Incorporation, as amended, or, as to its Amended and Restated Bylaws, any amendments that would have an adverse impact on the consummation of the transactions contemplated by this Agreement.

          (h) (i) change any of its methods of accounting in effect at December 31, 1997 or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $250,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1997, except, in the case of clause (i) or clause (ii), as may be required by Law or generally accepted accounting principles.

          (i) (A) spend or commit to spend more than $1 million in the aggregate on the purchase of new or used equipment, supplies (including drill pipe and other capital expenditures not referred to in (ii) below) (provided that the Company shall inform Parent prior to committing to make capital expenditures in excess of $500,000 in the aggregate), except for (i) capital expenditures heretofore approved by the Company's Board of Directors and described in the Company Disclosure Schedule; and (ii) sustaining capital expenditures for drilling equipment in the ordinary course of business consistent with past practice; or (B) except for draw downs on the existing working capital line of credit, incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice.

          (j) take or agree to take any action that would or is reasonably likely to result in any of the Company's representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger not being satisfied.

          (k) commit to do any of the foregoing;

provided, however, that, in the event the Company deems it necessary to take certain actions that would otherwise be proscribed by this Section 5.2, the Company shall consult with Parent and Parent shall consider in good faith the Company's request to take such actions.

     5.3. Negative Covenants of Parent. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, Parent will not, and will not permit Merger Sub to, do any of the following:

          (a) amend any of the material terms or provisions of the Parent Common Stock.

          (b) knowingly take any action which would result in a failure to maintain the trading of Parent Common Stock on the American Stock Exchange.

          (c) declare or pay any dividends or other distribution (whether in cash, stock or other property) on outstanding shares of capital stock.

          (d) take or agree to take any action that would or is reasonably likely to result in any of Parent's or Merger Sub's representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger not being satisfied.

          (e) commit to do any of the foregoing.

     5.4. Access and Information. Subject to confidentiality agreements to which the Company or Parent or any of their respective Subsidiaries is a party, each of the Company and Parent shall, and shall cause its Subsidiaries to, (a) afford to the other party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives") reasonable access at reasonable times upon reasonable prior notice to its officers, employees, agents, properties, offices and other facilities and its Subsidiaries and to the books and records thereof and (b) furnish promptly to the other party and its Representatives such information concerning its business, properties, contracts, records and personnel (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, such other party. Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto will make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Each of Parent and the Company agrees that (i) it will, and will cause its Representatives to, treat any information obtained hereunder in strict accordance with Section 5.8 and (ii) it will not, and will cause its respective Representatives not to, use any information obtained pursuant to this Section
5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

     5.5. Registration Rights. Parent hereby covenants and agrees to grant certain registration rights as described herein to each stockholder of the Company who shall be subject to the resale restrictions of Rule 145 and Rule 144 of the Securities Act as a result of the transactions contemplated hereby (individually, a "Rule 145 Stockholder," and collectively, the "Rule 145 Stockholders"). The grant of registration rights contemplated hereby shall be evidenced by a written agreement between Parent and the Rule 145 stockholders, in form and substance reasonably satisfactory to Parent and such stockholders, to be entered into prior to the Effective Time. Such agreement shall, among other things, provide the Rule 145 Stockholders collectively, the right to demand a single registration under the Securities Act of not less than 1,000,000 shares of Parent Common Stock received by them in the Merger, commencing on the 90th day after the Effective Time and ending on the second anniversary date of the Effective Time and upon receipt of any such demand Parent shall (a) as soon as practicable use its best efforts to register shares of the Parent Common Stock under the Securities Act which are the subject of the demand, (b) provide an indemnity relating to such registration pursuant to which Parent agrees to indemnify the Rule 145 stockholders for claims or causes of action arising from information about Parent included in the registration statement and (c) defray all costs and expenses of such registration including the fees and expenses of one counsel to the selling stockholders and all fees and expenses incurred by Parent but excluding underwriting discounts or commissions applicable to shares sold by such stockholders. The demand registration right shall be exercisable, at the option of the selling stockholders, with regard to either an underwritten offering or a shelf registration. In the event such stockholders elect a shelf registration, Parent agrees to maintain the effectiveness of such registration for a minimum of 180 days or until all shares covered thereby have been sold, whichever first occurs.

     5.6 No Solicitation.

          (a) Except as expressly contemplated by this Agreement or otherwise consented to in writing by Parent, from the date of this Agreement until the earlier of the Effective Time or the date of termination of this Agreement in accordance with its terms, the Company will not directly or indirectly, and will not permit any of its Subsidiaries to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any Company Acquisition Proposal (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such Company Acquisition Proposal, or enter into an agreement with respect to any Company Acquisition Transaction (as defined below) or agree to or endorse any Company Acquisition Proposal, or authorize or permit any of the officers, directors or employees of the Company or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Subsidiaries to take any such action, and the Company shall notify Parent of all relevant terms of any Company Acquisition Proposal received by the Company or any of its Subsidiaries or by any such officer, director, investment banker, financial advisor or attorney within two business days after receipt thereof, and if such inquiry or proposal is in writing, the Company shall deliver or cause to be delivered to Parent a copy of such inquiry or proposal; provided, however, that nothing contained in this Agreement shall prohibit the Board of Directors of the Company from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal; or
     (ii) at any time prior to the satisfaction of the condition set forth in
     Section 7.1(b), furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited, bona fide, written Company Acquisition Proposal, recommending the same to the Company's stockholders or otherwise communicating with the Company's stockholders regarding such proposal in a manner permitted by law, if, and only to the extent that (A) the Board of Directors of the Company, after consultation with legal counsel (which may include its regularly engaged legal counsel), determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to stockholders imposed by Delaware Law; (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity the Company (x) provides two business days' written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) obtains from such person or entity a customary confidentiality agreement; and (C) the Company determines in good faith (after consultation with its financial advisor) that, in light of the information furnished to it relating to such Company Acquisition Proposal, the Company Acquisition Transaction contemplated thereby would, if consummated, result in a more favorable transaction than the transaction contemplated by this Agreement, taking into account the long-term prospects and interests of the Company and its stockholders. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties heretofore conducted which are prohibited pursuant to this Section 5.6(a). The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 5.6(a) of the obligations undertaken in this
     Section 5.6(a).

          (b) "Company Acquisition Proposal" means an inquiry or proposal which relates to or contemplates a Company Acquisition Transaction.

          (c) "Company Acquisition Transaction" means any of the following transactions:

             (i) any merger, consolidation, share exchange or other business combination involving the Company or any Subsidiary of the Company (other than any such arrangement between the Company and any of its Subsidiaries or among any of its Subsidiaries);

             (ii) any sale, exchange, transfer or other disposition (whether in the form of an asset sale, merger or otherwise) to any person (other than Parent or any of its Subsidiaries) of properties or assets of the Company or any of its Subsidiaries which constitute (A) all or substantially all of the properties and assets of the Company, (B) all or substantially all of the properties and assets of any Significant Subsidiary, or a material division or other business unit of the Company or any Significant Subsidiary, or (C) properties and assets which are material to the business or operations of the Company at its Subsidiaries, taken as a whole.

             (iii) any tender offer or exchange offer by any person (other than the Parent or any of its Subsidiaries) for 15% or more of the outstanding shares of Company Common Stock; or

             (iv) any acquisition of shares of Company Common Stock by any person or group (other than Parent or any of its Subsidiaries) which would require an amendment, waiver, termination or alteration of the Company Rights Plan so that such acquisition would not result in such person becoming an "Acquiring Person" under the terms of the Company Rights Plan.

     5.7. Confidentiality. Between the date of this Agreement and the Effective Time, the parties hereto will maintain in confidence, and will cause its Representatives to maintain in confidence, and not use to the detriment of a party to this Agreement any information obtained from a party to this Agreement or its Subsidiaries in connection with this Agreement or the transactions contemplated hereby (regardless of whether such information was obtained prior to, on or after the date of this Agreement), unless (a) such information is already known to such receiving party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such receiving party, (b) use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or (c) the furnishing or use of such information is required by legal proceedings or applicable law or requirement of the American Stock Exchange. Upon any termination of this Agreement, each party will return or destroy all confidential information provided to it by the other party.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1. Special Meeting of Company Stockholders. The Company shall promptly after the date of this Agreement take all action necessary in accordance with applicable law and its Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws to convene a meeting of its stockholders to consider and vote upon the approval of this Agreement and the Merger, and the Company shall consult with Parent in connection therewith; provided that the Company shall use its reasonable best efforts to hold the special meeting of stockholders within 40 days after effectiveness of the Registration Statement. The Company, through its Board of Directors, shall recommend approval of such matters, subject to the terms and conditions set forth in Section 5.6.

     6.2.  Registration Statement; Proxy Statement.

          (a) Parent promptly shall prepare and shall file with the SEC and the American Stock Exchange a registration statement on Form S-4 under the Securities Act (the registration statement, together with the amendments thereto, being the "Registration Statement"), containing a proxy statement/prospectus, in connection with the registration of the Parent Common Stock to be issued in the Merger. The Company promptly shall prepare and file with the SEC a proxy statement that will be the same proxy statement/prospectus contained in the Registration Statement, and a form of proxy with respect to the meeting of the stockholders of the Company in connection with the Merger and the other transactions contemplated by this Agreement (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to such stockholders, being the "Proxy Statement"). Each of Parent and the Company shall use its best efforts to (i) cause the Registration Statement to become effective as promptly as practicable after such filing and (ii) cause the Proxy Statement to be mailed to stockholders of the Company at the earliest practicable date. Parent shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger subject to the terms and conditions set forth in Section 5.6.

          (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Proxy Statement to be sent to the Company's stockholders in connection with the special meeting of stockholders to consider the Merger shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the special stockholders' meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, occurs or exists which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent and the Company shall cooperate with Parent in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Registration Statement and, as required by law, in disseminating the information contained in such amendment or supplement to the stockholders of the Company. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (c) The information supplied by Parent for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Parent for inclusion in the Proxy Statement to be sent to the Company's stockholders in connection with the special stockholders' meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstances relating to Parent or any of its respective affiliates, or to its or their respective officers or directors, occurs or exists which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent shall promptly inform the Company and Parent shall cooperate with the Company in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Registration Statement and, as required by law, in disseminating the information contained in such amendment or supplement to the stockholders of the Company. All documents that Parent is responsible for filing with the SEC in connection with the transaction contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (d) (i) The Company shall use its reasonable efforts to cause to be delivered to Parent letters of PricewaterhouseCoopers LLP and, if applicable, Grant Thornton LLP dated as of a date within five business days before the date on which the Registration Statement shall become effective and addressed to Parent in form and substance reasonably satisfactory to Parent and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and Proxy Statement; and (ii) Parent shall use its reasonable efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP dated as of a date within five business days before the date on which the Registration Statement shall become effective and addressed to the Company in form and substance reasonably satisfactory to the Company and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and Proxy Statement.

     6.3. Appropriate Action; Consents; Filings.

          (a) The Company and Parent each shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain the Parent Required Approvals and the Company Required Approvals; and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act (in the case of Parent) and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act and (C) any other applicable law; provided that Parent and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. The Company and Parent shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

          (b) (i) Each of the Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and shall use, and cause their respective Subsidiaries to use, its reasonable best efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement,
     (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule, (C) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated herein or (D) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or a Parent Material Adverse Effect from occurring after the Effective Time.

             (ii) In the event that either party shall fail to obtain any third party consent described in Section 6.3(b)(i), such party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

     6.4. Tax Treatment; Affiliates.

          (a) From and after the date hereof and until the Effective Time, none of Parent, the Company or any of their respective Subsidiaries shall knowingly (i) take any action, or fail to take any reasonable action, as a result of which the Merger would fail to qualify as a reorganization within the meaning of Section 368(a) of the Code or (ii) enter into any contract, agreement, commitment or arrangement to take or fail to take any such action. Each of the parties shall use its reasonable best efforts to obtain the opinion of counsel referred to in Section 7.1(d).

          (b) Following the Effective Time, neither Parent nor any of its Subsidiaries shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code (and any comparable provisions of applicable state or local law).

          (c) The Company shall use its best efforts to obtain from any person who may be deemed to have become an affiliate of the Company after the date of this Agreement and on or prior to the Effective Time a written agreement substantially in the form of Exhibit 6.4 as soon as practicable after attaining such status.

          (d) The Company shall deliver to Parent a statement dated no more than 30 days prior to the Effective Time in form and substance as is described in Treas. Reg. sec. 1.1445-2(c)(3)(i).

     6.5. Public Announcements. Parent and the Company will agree upon the timing and content of the initial press release to be issued describing the transactions contemplated by this Agreement, and will not make any public announcement thereof prior to reaching such agreement unless required to do so by applicable law or regulation. Thereafter, unless otherwise required by applicable law or stock exchange requirements (and in that event, only if time does not permit), Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation.

     6.6. AMEX Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the American Stock Exchange prior to the Effective Time.

     6.7. Indemnification of Directors and Officers.

          (a) The Restated Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Law.

          (b) From and after the Effective Time, the Surviving Corporation and Parent (each, an "Indemnifying Party") shall jointly and severally indemnify, defend and hold harmless the present and former officers and directors of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of (with the approval of Parent and the Surviving Corporation (which approval shall not unreasonably be withheld or delayed)), or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was a director or officer of the Company or any of its Subsidiaries and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the full extent permitted under Delaware Law (and shall pay expenses (including fees and disbursements of counsel), as incurred, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Delaware
     Law).

          (c) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time) after the Effective Time (i) the Indemnified Parties may retain the Company's regularly engaged independent legal counsel, or other independent legal counsel satisfactory to them provided that such other counsel shall be reasonably acceptable to the Surviving Corporation, (ii) the Indemnifying Parties shall jointly and severally pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) the Indemnifying Parties will use their reasonable best efforts to assist in the vigorous defense of any such matter, provided that no Indemnifying Party shall be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. Any Indemnified Parties wishing to claim indemnification under this Section 6.7, upon learning of any such Claim, shall notify the Indemnifying Parties (although the failure so to notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any liability which the Indemnifying Parties may have under this Section
     6.7 except to the extent such failure prejudices the Indemnifying Parties), and shall, if requested, deliver to the Indemnifying Parties the undertaking contemplated by Delaware Law. The Indemnified Parties as a group may retain one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as determined by counsel to the Indemnified Parties), a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event, such additional counsel as may be required may be retained by the Indemnified Parties.

          (d) Commencing at the Effective Time, the directors and officers of Surviving Corporation shall be insured under the policies of directors and officers insurance currently or hereafter maintained by Parent. In addition, for a period of four years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms that are no less advantageous in any material respect to the persons covered thereby) with respect to claims arising from facts or events which occurred before the Effective Time; provided that Parent shall not be required to pay an annual premium for such insurance in excess of two times the last annual premium paid by the Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

          (e) This Section 6.7 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on Parent, Merger Sub and the Surviving Corporation and their representative successors and assigns. No termination or modification of the obligations of the Indemnifying Parties under this Section 6.7 that adversely affects the rights of any Indemnified Party shall be effective against such Indemnified Party without his or her prior written consent.

          (f) The rights granted to the Indemnified Parties hereunder shall be in addition to, and not in limitation of, any other rights that the Indemnified Parties may have by contract, Delaware Law, or otherwise.

          (g) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.7.

     6.8. Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, whether before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

     6.9. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to approve and adopt the Agreement, to perform its obligations hereunder and to consummate the Merger on the terms and conditions set forth in this Agreement.

     6.10. Accounting for Merger. The Merger shall be accounted for under the purchase method.

     6.11. Executive Employment Agreement. As of or prior to the Effective Time, Parent shall cause Nabors Drilling USA, Inc. to enter into a new employment agreement with James E. Brown, the Chairman and Chief Executive Officer of the Company, in substantially the form of Exhibit 6.11A.

     6.12. Takeover Statutes. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of Parent and the Company and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     6.13. Employee Matters. The Surviving Corporation shall be responsible for all severance obligations payable to its employees terminated after the Effective Time, in accordance with its severance policies, if any, as in effect at the time of such termination. Notwithstanding the foregoing, in the event an employee of the Company listed in Exhibit 6.13 and still employed by the Company immediately prior to the Effective Time is terminated by the Surviving Corporation (or an affiliate) within one year of the Effective Time, Parent shall cause the Surviving Corporation (or such affiliate) to pay such terminated employee the amounts specified opposite such employee's name on Exhibit 6.13, in lieu of any severance otherwise payable by the Surviving Corporation (or such affiliate) under any severance agreement, policy or program in effect at the time of such termination.

     6.14. Stockholder Agreements.

          (a) From and after the date of this Agreement and ending on the date of termination of this Agreement, the Company agrees not to register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the shares beneficially owned by the stockholders signatory to the Stockholder Agreements (excluding shares with respect to which such stockholder does not possess sole power to dispose or direct the disposition) unless such transfer is permitted under the terms of the applicable Stockholders Agreement.

          (b) The Company represents to Parent and Merger Sub that, except as disclosed in Schedule 4.5, paragraph 2 of the Company Disclosure Schedule, none of the execution and delivery of the Stockholder Agreements by the parties thereto, the consummation of the transactions contemplated thereby or compliance by the stockholders signatory thereto with any of the provisions thereof will trigger a "change in control" or similar provision of any contract, agreement or understanding to which the Company or any of Company's Subsidiaries is a party, or by which any of their respective properties or assets are bound.

                                  ARTICLE VII

                               CLOSING CONDITIONS

     7.1. Conditions to Obligations of Each Party Under this Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

          (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the holders of a majority of the outstanding shares of the Company Common Stock.

          (c) No Order. No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d) Tax Opinion. The Company shall have received an opinion of Baker & Botts, L.L.P., and Parent shall have received an opinion of Baker & McKenzie, each dated the Effective Time, subject to the assumptions and conditions set forth therein, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent, Merger Sub and the Company will be a party to reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized by the Company, Parent or Merger Sub as a result of the Merger; and (iv) no gain or loss will be recognized by a stockholder of the Company as a result of the Merger, except that gain (if any) realized by a stockholder of the Company as a result of the Merger will be recognized to the extent of the amount of cash received by such stockholder and income or gain may be recognized by stockholders in special circumstances (such as a stockholder who acquired Company Common Stock through exercise of employee stock options or otherwise as compensation for employment). In rendering such opinions, Baker & Botts, L.L.P. and Baker & McKenzie may receive and rely upon representations contained in certificates of the Company, Parent, Merger Sub and others.

          (e) HSR Act. The applicable waiting period under the HSR Act shall have expired or been terminated.

          (f) AMEX. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the American Stock Exchange, subject to notice of issuance.

     7.2. Additional Conditions to Obligations of Parent. The obligations of Parent to effect the Merger and the other transactions contemplated in this Agreement, unless otherwise waived in writing, are also subject to the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct when made and on and as of the Effective Time as if made on and as of such date, except where failure to be so true and correct would not have a Material Adverse Effect on the Company, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Material Adverse Effect on the Company. Solely for purposes of this Section 7.2(a) and in determining compliance with the condition(s) set forth herein, any representation and warranty made by the Company in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or the Material Adverse Effect on the Company were not contained therein. Parent shall have received a certificate of the President of the Company to such effect.

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the President or Chief Financial Officer of the Company to such effect.

          (c) Other Agreements. The affiliate agreements to be entered into prior to the Effective Time, as contemplated by Section 6.4 shall be in full force and effect.

          (d) Company Material Adverse Effect. Since the date of this Agreement, the Company shall not have suffered a Material Adverse Effect.

     7.3. Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement, unless otherwise waived in writing, is also subject to the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct when made and on and as of the Effective Time as if made on and as of such date, except where the failure to be so true and correct would not have a Material Adverse Effect on Parent, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Material Adverse Effect on Parent. Solely for purposes of this Section 7.3(a) and in determining compliance with the condition(s) set forth herein, any representation and warranty made by the Parent in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or Material Adverse Effect on Parent were not contained therein. The Company shall have received a certificate of the President of Parent to such effect.

          (b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of the President of Parent to that effect.

          (c) Parent Material Adverse Effect. Since the date of this Agreement, Parent shall not have suffered a Material Adverse Effect.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1. Termination.

          (a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company, only in the following ways:

             (i) by mutual written consent of Parent and the Company;

             (ii) by Parent, upon an intentional breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any material representation or warranty of the Company shall be or shall have become untrue, in either case such that the conditions set forth in
        Section 7.2(a) or Section 7.2(b) would not be satisfied (a "Terminating Company Breach"), provided that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this Section 8.1(a)(ii);

             (iii) by the Company, upon an intentional breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any material representation or warranty of Parent or Merger Sub shall be or shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied (a "Terminating Parent Breach"), provided that if such Terminating Parent Breach is curable by Parent or Merger Sub through the exercise of its reasonable best efforts and for so long as Parent or Merger Sub continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 8.1(a)(iii);

             (iv) by either Parent or the Company, if there shall be any order, decree or ruling of any United States federal or state court of competent jurisdiction, or any United States federal or state governmental, regulatory or administrative authority, which is final and nonappealable, restraining, enjoining or otherwise preventing the consummation of the Merger;

             (v) by either Parent or the Company, if the Merger shall not have been consummated before September 30, 1999 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

             (vi) by either Parent or the Company, if the stockholders' meeting provided for in Section 6.1 shall have been held and the Agreement shall fail to receive the stockholder approval required by Section 7.1(b) at such meeting (including any adjournments and postponements thereof);

             (vii) by Parent, if, (A) the Board of Directors of the Company withdraws, or materially modifies or materially changes, its recommendation of this Agreement or the Merger in a manner adverse to Parent or Merger Sub or shall have resolved to do any of the foregoing;
        (B) the Board of Directors of the Company (i) shall have recommended to the stockholders of the Company a Company Acquisition Proposal or (ii) after the expiration of ten business days following the public announcement (or, in the case of a tender offer, following the commencement of such tender offer) of any Company Acquisition Proposal, shall have (1) failed to recommend against accepting such Company Acquisition Proposal or (2) taken no position with respect thereto or
        (iii) resolved to do any of the foregoing; or (C) the Company shall have effected an amendment, waiver, termination or other alteration of the provisions of the Company Rights Plan in such a manner that any person (other than Parent or Merger Sub) shall have been permitted to acquire "beneficial ownership" or the right to acquire beneficial ownership of, or any "group" (as such terms are defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, more than 15% of the then outstanding shares of capital stock of the Company, in each case without triggering the Company Rights Plan; or

             (viii) by the Company, if the Board of Directors of the Company determines that proceeding with the Merger would be inconsistent with its fiduciary obligations by reason of a Company Acquisition Proposal as to which the Company has made the determinations and taken the actions described in clauses (A), (B) and (C) of the proviso contained in
        Section 5.6(a), and elects to terminate this Agreement effective prior to the satisfaction of the condition set forth in Section 7.1(b); provided that the Company may not effect such termination pursuant to this Section 8.1(a)(viii) unless and until (A) Parent receives at least five business days' prior written notice from the Company of its intention to effect such termination pursuant to this Section 8.1(a)(viii); (B) during such period, the Company shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Parent may propose; and provided, further, that any termination of this Agreement pursuant to this Section 8.1(a)(viii) shall not be effective until the Company has made the termination payment required by Section 8.5(b).

          (b) Notwithstanding any of the foregoing, the right of any party hereto to terminate this Agreement pursuant to Section 8.1(a) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     8.2. Effect of Termination. Except as provided in Section 8.5 or Section 9.1, in the event of the termination of this Agreement pursuant to Section 8.1(a), this Agreement shall forthwith become void, there shall be no liability on the part of Parent, Merger Sub or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party for any breach of this Agreement.

     8.3. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment shall be made which by Delaware Law requires the further approval of stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     8.4. Waiver. At any time prior to the Effective Time, any party hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     8.5. Fees; Expenses and Other Payments.

          (a) Except as provided in Section 8.5(b) and Section 8.5(c), each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby provided, however, that the allocable share of each of Parent and the Company for all costs and expenses related to printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement shall be one-half. Notwithstanding anything to the contrary, all of the costs and expenses in connection with this Agreement and the transactions contemplated hereby incurred by the Company and the Parent shall, upon the consummation of the Merger, be borne by the Surviving Corporation.

          (b) If this Agreement is terminated for any reason pursuant to Section 8.1(a)(vi), (vii) or (viii), then the Company shall pay Parent a fee of $5 million, plus all reasonable third party costs incurred by Parent (including, but not limited to costs for attorneys, accountants and other advisors) prior to the time of such termination in cash by wire transfer to an account designated by Parent; provided that such third party costs shall not exceed $500,000.

          (c) If this Agreement is terminated by either the Parent or the Company pursuant to Section 8.1(a)(ii) or (iii) (as the case may be), then the other party shall pay the party that terminated the Agreement a fee of $7.5 million (in the case of a termination by Parent pursuant to Section 8.1(a)(ii)) or a fee of $15.0 million (in the case of a termination by the Company pursuant to Section 8.1(a)(iii)).

          (d) The parties agree that the amounts provided in Section 8.5(b) and
     (c) payable upon the occurrence of the events specified therein have been determined by negotiation and reflect their best estimate and judgment of the monetary value of the losses and damages to be incurred in connection with, and time, effort, expense and cost of opportunity associated with, the transactions contemplated in this Agreement, and the parties agree to accept payment of such amount as liquidated damages in full and complete satisfaction of all claims and expenses arising from the occurrence of such events (including, but not limited to, claims for specific performance). Any payment required to be made pursuant to Section 8.5(b) or (c) shall be made not later than two business days after delivery to the party required to make such payment of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated in such notice. Nothing in this Section 8.5(d) shall affect the rights of either party under the Company Stock Option Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1. Effectiveness of Representations, Warranties and Agreements.

          (a) Except as set forth in Section 9.1(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

          (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in
     Article I and II, and Sections 5.5, 6.7, 6.10 and 6.13 shall survive the

     Effective Time and those set forth in Sections 5.7, 8.2, 8.5 and Article IX shall survive the termination of this Agreement.

     9.2. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, sent by expedited courier or messenger service, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

          (a) If to Parent or Merger Sub:

              Nabors Industries, Inc.
              515 West Greens Road, Suite 1200
              Houston, Texas 77067
              Attention: Anthony G. Petrello
              Telecopier No.: (281) 775-8188

              with a copy to:

              Nabors Corporate Services, Inc.
              515 West Greens Road, Suite 1200
              Houston, Texas 77067
              Attention: Legal Department
              Telecopier No.: (281) 775-8431

          (b) If to the Company:

              Bayard Drilling Technologies, Inc.
              4005 NW Expressway
              Suite 550E
              Oklahoma City, Oklahoma 73116-1679
              Attention: James E. Brown
              Telecopier No.: (405) 840-9553

              with a copy to:

              Baker & Botts, L.L.P.
              2001 Ross Avenue
              Dallas, Texas 75201-2916
              Attention: Geoffrey L. Newton
              Telecopier No.: 214/953-6503

Notice to a "copy to" address shall be provided as a courtesy, but shall not be deemed to be actual notice received by a party for any purpose. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     9.3. Certain Definitions. For purposes of this Agreement, the term:

          (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

          (b) "business day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed.

          (c) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, by contract or credit arrangement or otherwise.

          (d) "knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer of the Company or Parent, as the case may be, has actual knowledge of such matter.

          (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

          (f) "Significant Subsidiary" or "Significant Subsidiaries" means any Subsidiary of the Company or Parent, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC.

          (g) "Subsidiary" or "Subsidiaries" of the Company, Parent, the Surviving Corporation or any other person, means any corporation, partnership, limited liability company, joint venture or other legal entity of which the Company, Parent, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     9.4. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.5. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     9.6. Entire Agreement. This Agreement (together with the Exhibits) and the Company Stock Option Agreement and the constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     9.7. Assignment. This Agreement shall not be assigned by operation of law or otherwise except Merger Sub may, without the Company's approval, assign its interests to any wholly owned Subsidiary of Parent.

     9.8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than the provisions of Article II and Sections 6.7 and 6.11), is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     9.9. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Except as set forth in Section 8.5(d), all rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

     9.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     9.11. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware or any court of the State of Delaware located in the City of Wilmington in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 9.11 and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of Delaware other than for such purpose. PARENT AND THE COMPANY HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING.

     9.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           NABORS INDUSTRIES, INC

                                           By:   /s/ ANTHONY G. PETRELLO
                                             -----------------------------------
                                                     Anthony G. Petrello
                                                President and Chief Operating
                                                            Officer

                                           NABORS ACQUISITION CORP. VII

                                           By:   /s/ ANTHONY G. PETRELLO
                                             -----------------------------------
                                                     Anthony G. Petrello
                                                          President

                                           BAYARD DRILLING TECHNOLOGIES, INC.

                                           By:      /s/ JAMES E. BROWN
                                             -----------------------------------
                                                       James E. Brown
                                                          President

                                                                         ANNEX B

         Opinion of Donaldson, Lufkin & Jenrette Securities Corporation

                               February 12, 1999

Board of Directors
Bayard Drilling Technologies, Inc.
4005 NW Expressway, Suite 550
Oklahoma City, OK 73116

Dear Sirs:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share ("Company Common Stock"), of Bayard Drilling Technologies, Inc. (the "Company") of the Consideration (as defined below) to be received pursuant to the terms of the Agreement and Plan of the Merger (the "Merger Agreement"), dated as of October 19, 1998 and as amended, by and among Nabors Industries, Inc. ("Nabors"), Nabors Acquisition Corp. VII ("Merger Sub"), a wholly owned subsidiary of Nabors, and the Company, pursuant to which Nabors Acquisition Corp. VII will be merged (the "Merger") with and into the Company.

     Pursuant to the Merger Agreement, each share of Company Common Stock will be converted, subject to certain exceptions, into the right to receive (i)
0.3375 shares of common stock, $0.10 par value per share ("Nabors Common Stock"), of Nabors and (ii) $0.30 in cash (collectively, the "Consideration").

     In arriving at our opinion, we have reviewed the Merger Agreement, Stock Option Agreement dated October 19, 1998 (the "Stock Option Agreement") by and among Nabors and the Company, and the Stockholder Agreements dated October 19, 1998 (the "Stockholder Agreements") between Nabors, Merger Sub and certain stockholders (the Stockholder Agreements, together with the Stock Option Agreement and the Merger Agreement, the "Agreements"). We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Nabors, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company for the period beginning January 1, 1998 and ending December 31, 2002 prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company and Nabors with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Company Common Stock and Nabors Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring the Company.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Nabors or their respective representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of management of the Company of the operating synergies achievable as a result of the Merger and upon our discussion of such synergies with the management of Nabors. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. We have not assumed any responsibility for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters on advice of counsel to the Company.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion as to the prices at which Nabors Common Stock will actually trade at any time. Our opinion does not address (i) the relative merits of the Merger and the other business strategies being considered by the Company's Board of Directors, (ii) the business decision of the Company's Board of Directors to proceed with the Merger or (iii) the fairness of any terms of the Agreements, other than the Consideration to be received by the holders of the Company Common Stock in the Merger. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ acted as lead managing underwriter for the initial public offering of the Company Common Stock in November 1997. DLJ and the Company are currently involved in class action litigation relating to such offering. In addition, DLJ acted as lead managing underwriter for the issuance of the Company's 11% Senior Notes in June 1998 and has advised the Company with respect to its adoption of the shareholders rights plan in August 1998.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Consideration to be received in the Merger is fair to the holders of Company Common Stock from a financial point of view.

                                            Very truly yours,

                                            DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION

                                            By:     /s/ D. DWIGHT SCOTT
                                              ----------------------------------
                                                       D. Dwight Scott
                                                      Managing Director

                                                                         ANNEX C

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

     Appraisal Rights. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                       BAYARD DRILLING TECHNOLOGIES, INC.

     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 16, 1999

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The signatory of this Proxy, by executing on the reverse side of this Proxy, hereby appoints and constitutes James E. Brown and David E. Grose, III, and each of them, with full power of substitution, with the powers the signatory of this Proxy would possess if personally present, to vote all shares of Bayard Drilling Technologies, Inc. Common Stock entitled to be voted by the signatory at the Special Meeting of Stockholders to be held at 10:00 a.m., local time, on March 16, 1999, or at any reconvened meeting after any adjournment or postponement thereof, on the matter set forth on the reverse side in accordance with any directions given by the signatory and, in their discretion, on all other matters that may properly come before the Special Meeting or any reconvened meeting after any adjournment or postponement thereof.

IMPORTANT - PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1.

THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ITEM 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.

                       BAYARD DRILLING TECHNOLOGIES, INC.
                         SPECIAL MEETING OF STOCKHOLDERS

Please mark your vote like this [X]

1. Adoption of the Merger Agreement as described in the accompanying Proxy Statement/Prospectus.

         [ ] For                 [ ]Against               [ ]Abstain

                          [ ] I (WE) PLAN TO ATTEND THE SPECIAL MEETING OF
                              STOCKHOLDERS ON MARCH 16, 1999.

                              Please sign exactly as your name appears hereon. Executors, administrators, guardians, and others signing in a fiduciary capacity should indicate such capacity when signing. If shares are held jointly, each holder should sign. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                              Date
                                  ---------------------------------------------
                              Signature(s)
                                           -------------------------------------

                              --------------------------------------------------

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Nabors Industries, Inc.

     We have audited the accompanying consolidated balance sheets of Nabors Industries, Inc. and Subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Nabors Industries, Inc. and Subsidiaries as of September 30, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.

                                             /s/ PRICEWATERHOUSECOOPERS LLP
                                            ------------------------------------
                                                  Coopers & Lybrand L.L.P.

Houston, Texas
November 12, 1997